August 22, 1997


Board of Directors
Union Federal Savings and Loan Association
221 East Main Street
Crawfordsville, Indiana  47933

Gentlemen:

     At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion of Union Federal Savings and Loan Association, Crawfordsville, Indiana ("Union Federal" or the "Association"). The common stock issued in connection with the Association's conversion will simultaneously be acquired by a holding company, Union Community Bancorp (the "Holding Company"). Pursuant to the Plan of Conversion, the Common Stock is first being offered in the Subscription Offering with nontransferable subscription rights being granted to Eligible Account Holders, the ESOP, Supplemental Eligible Account Holders and Other Members. To the extent shares remain available for purchase after filling all orders received in the Subscription Offering, the Common Stock will be offered in a Community Offering to the general public, with preference given to Montgomery County residents.

     This Appraisal is furnished pursuant to the conversion regulations promulgated by the Office of Thrift Supervision ("OTS"). This Appraisal has been prepared in accordance with the written valuation guidelines promulgated by the OTS, most recently updated as of October 21, 1994. Specifically, this Appraisal has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the OTS, as successor to the Federal Home Loan Bank Board ("FHLBB"), dated as of October 21, 1994; and applicable regulatory interpretations thereof.


Description of Reorganization

     The Board of Directors of the Association has adopted a Plan of Conversion pursuant to which the Association will convert from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association and issue all of its outstanding shares to the Holding Company. The Holding Company will sell in the Subscription Offering and, if necessary, in the Community Offering Holding Company stock in the amount equal to the appraised value of the Association.

RP Financial, LC.
Board of Directors
August 22, 1997
Page 2


Immediately following the conversion, the only significant assets of the Holding Company will be the capital stock of the Association and the net conversion proceeds remaining after purchase of the Association's common stock by the Holding Company. The Holding Company will use 50 percent of the net conversion proceeds to purchase the Association's common stock. A portion of the remaining 50 percent of the net conversion proceeds will be used to fund a loan to the ESOP with the remainder to be used as general working capital.


RP Financial, LC.

     RP Financial, LC. ("RP Financial") is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal and assisting the Association in the preparation of its business plan, we are independent of the Association and the other parties engaged by the Association to assist in the stock conversion process.


Valuation Methodology

     In preparing our appraisal, we have reviewed Union Federal's application for Approval of Conversion, including the Proxy Statement, as filed with the OTS, and the Holding Company's Form S-1 registration statement as filed with the Securities Exchange Commission. We have conducted a financial analysis of the Association that has included due diligence related discussions with the Association's management; Geo. S. Olive & Co. LLC, the Association's independent auditor; Barnes & Thornburg, the Association's conversion counsel; and Trident Securities, Inc., which has been retained by the Association as a financial and marketing advisor in connection with the Holding Company's stock offering. All conclusions set forth in the appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

     We  have  investigated  the  competitive   environment   within  which  the
Association operates and have assessed the Association's relative strengths and weaknesses. We have kept

RP Financial, LC.
Board of Directors
August 22, 1997
Page 3


abreast of the changing regulatory and legislative environment and analyzed the potential impact on the Association and the industry as a whole. We have analyzed the potential effects of conversion on the Association's operating characteristics and financial performance as they relate to the pro forma market value of Union Federal. We have reviewed the economy in the Association's primary market area and have compared the Association's financial performance and condition with selected publicly-traded thrift institutions with similar characteristics as the Association's, as well as all publicly-traded thrifts. We have reviewed conditions in the securities markets in general and in the market for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts.

     Our appraisal is based on the Association's representation that the information contained in the regulatory applications and additional information furnished to us by the Association and its independent auditors are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Association and its independent auditors, nor did we independently value the assets or liabilities of the Association. The valuation considers the Association only as a going concern and should not be considered as an indication of the liquidation value of Union Federal.

     Our appraised value is predicated on a continuation of the current operating environment for the Association and for all thrifts. Changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the Association's value alone. It is our understanding Union Federal intends to remain an independent institution and there are no current plans for selling control of the Association as a converted institution. To the extent that such factors can be foreseen, they have been factored into our analysis.

     Pro forma market value is defined as the price at which Union Federal's stock, immediately upon completion of the conversion offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

RP Financial, LC.
Board of Directors
August 22, 1997
Page 4


Valuation Conclusion

     It is our opinion that, as of August 22, 1997, the aggregate pro forma market value of the shares to be issued was $20,000,000 at the midpoint, equal to 2,000,000 shares offered at a per share value of $10.00. Pursuant to the conversion guidelines, the 15 percent offering range indicates a minimum value of $17,000,000 and a maximum value of $23,000,000. Based on the $10.00 per share offering price, this valuation range equates to an offering of 1,700,000 shares at the minimum to 2,300,000 shares at the maximum. In the event that the Association's appraised value is subject to an increase, up to 2,645,000 shares may be sold at an issue price of $10.00 per share, for an aggregate market value of $26,450,000, without a resolicitation.


Limiting Factors and Considerations

     Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

     RP Financial's valuation was determined based on the financial condition and operations of the Association as of June 30, 1997, the date of the financial data included in the Holding Company's prospectus.

     RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

     The valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the Association's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes

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RP Financial, LC.
Board of Directors
August 22, 1997
Page 5


be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.


                                        Respectfully submitted,

                                        RP FINANCIAL, LC.


                                        /s/William E. Pommerening
                                        ---------------------------------
                                        William E. Pommerening
                                        Chief Executive Officer


                                        /s/Gregory E. Dunn
                                        ---------------------------------
                                        Gregory E. Dunn
                                        Senior Vice President

RP Financial, LC.



                        TABLE OF CONTENTS
           UNION FEDERAL SAVINGS AND LOAN ASSOCIATION
                     Crawfordsville, Indiana


                                                            PAGE
         DESCRIPTION                                      NUMBER


  CHAPTER ONE       OVERVIEW AND FINANCIAL ANALYSIS

     Introduction                                          1.1
     Strategic Overview                                    1.1
     Balance Sheet Trends                                  1.4
     Income and Expense Trends                             1.7
     Interest Rate Risk Management                         1.11
     Lending Activities and Strategy                       1.12
     Asset Quality                                         1.15
     Funding Composition and Strategy                      1.15
     Subsidiary                                            1.16
     Legal Proceedings                                     1.17



  CHAPTER TWO       MARKET AREA

     Introduction                                          2.1
     Market Area Demographics                              2.1
     National Economic Factors                             2.3
     Local Economy                                         2.6
     Competition                                           2.7



  CHAPTER THREE     PEER GROUP ANALYSIS

     Selection of Peer Group                               3.1
     Financial Condition                                   3.5
     Income and Expense Components                         3.8
     Loan Composition                                      3.12
     Interest Rate Risk                                    3.14
     Credit Risk                                           3.14
     Summary                                               3.17

RP Financial, LC.



                        TABLE OF CONTENTS
            UNION FEDERAL AVINGS AND LOAN ASSOCIATION
                     Crawfordsville, Indiana
                           (continued)


                                                            PAGE
         DESCRIPTION                                      NUMBER


  CHAPTER FOUR      VALUATION ANALYSIS

     Introduction
     4.1
     Appraisal Guidelines                                  4.1
     RP Financial Approach to the Valuation                4.1
     Valuation Analysis                                    4.2
       1. Financial Condition                              4.2
       2. Profitability, Growth and Viability of Earnings  4.4
       3. Asset Growth                                     4.6
       4. Primary Market Area                              4.6
       5. Dividends                                        4.8
       6. Liquidity of the Shares                          4.9
       7. Marketing of the Issue                           4.9
            A. The Public Market                           4.9
            B. The New Issue Market                        4.13
            C. The Acquisition Market                      4.16
       8. Management                                       4.16
       9. Effect of Government Regulation and Regulatory Reform
     4.17
     Summary of Adjustments                                4.17
     Valuation Approaches                                  4.18
       1. Price-to-Earnings ("P/E")                        4.19
       2. Price-to-Book ("P/B")                            4.20
       3. Price-to-Assets ("P/A")                          4.20
     Valuation Conclusion                                  4.21

RP Financial, LC.



                         LIST OF TABLES
           UNION FEDERAL SAVINGS AND LOAN ASSOCIATION
                     Crawfordsville, Indiana


  TABLE
NUMBER         DESCRIPTION                                 PAGE


  1.1       Summary Balance Sheet Data                     1.5
  1.2       Historical Income Statement                    1.8


  2.1       Summary Demographic Data                       2.2
  2.2       Unemployment Trends                            2.7
  2.3       Deposit Summary                                2.8


  3.1       Peer Group of Publicly-Traded Thrifts          3.3
  3.2       Balance Sheet Composition and Growth Rates     3.6
  3.3       Income as a Percent of Average Assets and Yields,
Costs, Spreads                                             3.9
  3.4       Loan Portfolio Composition Comparative Analysis3.13
  3.5       Interest Rate Risk Comparative Analysis        3.15
  3.6       Credit Risk Comparative Analysis               3.16


  4.1       Market Area Unemployment Rates                 4.7
  4.2       Conversion Pricing Characteristics             4.14
  4.3       Market Pricing Comparatives                    4.15
  4.4       Public Market Pricing                          4.22

RP Financial, LC.
Page 1.1


                       I. OVERVIEW AND FINANCIAL ANALYSIS



Introduction


      Union Federal Savings and Loan Association ("Union Federal"

or  the   "Association"),  organized  in  1913,  is  a  federally

chartered mutual  savings and  loan association  headquartered in

Crawfordsville, Indiana.  Through its sole office facility, Union

Federal primarily  serves Crawfordsville  and surrounding markets

in Montgomery  County.   Crawfordsville is  the largest  city  in

Montgomery County,  which  is  located  in  west-central  Indiana approximately 40  miles northwest of Indianapolis.  Union Federal is a member of the Federal Home Loan Bank ("FHLB") system and its deposits are  insured up  to the  maximum allowable amount by the

Savings  Association  Insurance  Fund  ("SAIF")  of  the  Federal

Deposit Insurance  Corporation ("FDIC").  At June 30, 1997, Union

Federal had  $84.3 million  in assets,  $62.1 million in deposits and equity of $14.5 million or 17.2 percent of total assets.


     Union Community  Bancorp (the "Holding Company"), an Indiana

corporation, was  recently organized to facilitate the conversion

of Union  Federal.   In the course of the conversion, the Holding

Company  will   acquire  all   of  the  capital  stock  that  the

Association will  issue upon  its conversion  from the  mutual to stock form  of ownership.  Going forward, Union Community Bancorp

will  own   100 percent  of  the  Association's  stock,  and  the

Association will be Union Community Bancorp's sole subsidiary.

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Page 1.2



Approximately 50  percent of  the net  proceeds received from the sale of  common stock will be used to purchase all of the then to be issued  and outstanding capital stock of the Association, with the balance  of  the  proceeds  being  retained  by  the  Holding

Company.   At this time, no other activities are contemplated for

Union  Community   Bancorp  other   than  the  ownership  of  the

Association, a  loan to the newly-formed employee stock ownership plan ("ESOP")  and investment of the cash retained at the holding company in  investment securities.  In the future Union Community

Bancorp may acquire or organize other operating subsidiaries.



Strategic Overview


     Union Federal is a community-oriented thrift, with a primary strategic objective of meeting the borrowing and savings needs of

its local  customer base.   The Association's historically strong

core earnings have been supported by the Association's high level of  capital,  which  provides  Union  Federal  with  a  favorable interest-earning assets/interest-bearing  liabilities ("IEA/IBL")

ratio, and  effective control  of operating  expenses.    As  the

result of  those attributes,  Union Federal has been able to fund growth through offering attractive deposit rates, without notably impairing earnings  as the  result of  maintaining  a  relatively

narrow interest  rate spread.   Control  of operating expenses is

facilitated by  the Association's  one office  operation and non-

RP Financial, LC.
Page 1.3



diversified operating strategy, both of which have served to keep staffing levels relatively low for an $84 million institution.


     Throughout  its   history,  Union   Federal  has  pursued  a

traditional thrift  operating  strategy  and,  thus,  1-4  family permanent mortgage  loans and  retail deposits  have consistently been the  principal components  of the  Association's assets  and

liabilities, respectively.   In recent years, the Association has

emphasized lending diversification into multi-family loans.  Such diversification has  been supported by the Association's purchase of multi-family  loan  participations  from  other  Indiana-based

institutions.   To a  lesser degree,  Union Federal's purchase of

loan  participations   include  loans   secured   by   commercial

properties.     Notwithstanding   the   Association's   increased

diversification  into   higher  risk   types  of  lending,  Union

Federal's credit  quality measures  have remained  favorable  and indicative of  limited credit  risk exposure.  Comparatively, the

Association maintains  a greater  degree of  interest  rate  risk exposure, as  Union Federal's  emphasis  on  fixed  rate  lending funded by short- and intermediate-term deposits has resulted in a balance sheet that is liability-sensitive.


     As a  traditional thrift,  Union Federal's  earnings base is largely dependent  upon net interest income and operating expense

levels.   Maintenance  of  a  liability-sensitive  balance  sheet

reflects the  Association's philosophy  that earnings can be more

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RP Financial, LC.
Page 1.4



fully maximized by incurring some interest rate risk, while Union

Federal's favorable  IEA/IBL ratio  and low  level  of  operating expenses will  sustain earnings  at lower  but profitable  levels

during periods  of rising  and  higher  interest  rates.    Union

Federal's ability  to take  on a  certain degree of interest rate risk in  the net  margin is  further enhanced by the limited risk that earnings  will be  negatively impacted  to  any  significant

extent  by   credit  quality  related  losses.    Overall,  Union

Federal's operating strategy has provided for a relatively strong net interest  margin during  the past  five and  one-half  fiscal years, although,  reflecting the  impact of  a narrowing interest rate spread,  the net  interest margin  has  declined  in  recent years.


     The other  major  component  of  Union  Federal's  earnings,

operating expenses,  has consistently  been maintained  at  below

industry  norms.    While  the  Association's  present  operating

strategy has  served to contain operating expenses, leveraging of the balance  sheet  through  loan  and  deposit  growth  will  be difficult to  achieve without  expanding operations and, thereby,

increasing operating  expenses.   Such  expansion  is  viewed  as

posing a major challenge for the Association, as it represents an untested area of strategic direction for Union Federal.


     Retail deposits  have consistently  served  as  the  primary

interest-bearing funding  source  for  the  Association.    Union

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Page 1.5



Federal has  recorded positive  deposit growth  in recent  years,

which has been largely achieved through offering attractive rates

on  CDs.     Transaction  and  savings  accounts  have  typically

constituted a  relatively  minor  portion  of  the  Association's deposit composition,  amounting to  slightly less than 23 percent

of total  deposits at  June 30,  1997.   As  the  result  of  the

Association's deposit  composition and  pricing strategy for CDs,

Union Federal's  deposit costs have been maintained at relatively

high  levels.     To   support  control  of  deposit  costs,  the

Association  has  utilized  a  limited  amount  of  FHLB  advance borrowings in recent years to fund asset growth.


     Over  the   past  five  and  one-half  fiscal  years,  Union

Federal's operating  strategy  has  resulted  in  positive  asset growth, an increasing capital position and healthy core earnings.

An emphasis  on originating  1-4  family  fixed  rate  loans  for portfolio has  served to  limit  the  Association's  credit  risk exposure, while  the Association's interest rate exposure is more notable as  indicated by  its negative  short-term gap  position.

Earnings have  been supported  by a  generally favorable interest rate environment,  in which  the Association's  maintenance of  a negative short-term  gap position  has been beneficial to the net

interest margin.   Notwithstanding  the favorable  interest  rate

environment, the  Association in  general has maintained a strong net interest  margin as  the result  of its  high IEA/IBL  ratio.

Earnings were  depressed for the most recent twelve month period,

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RP Financial, LC.
Page 1.6



primarily as  the result  of the  one time  special assessment to recapitalize the SAIF.


     The Association's  Board of Directors has elected to convert to the  stock  form  of  ownership  to  improve  the  competitive position of  Union Federal.  The additional capital realized from conversion proceeds will increase liquidity to support funding of future loan  growth and other interest-earning assets, and reduce interest rate  risk by enhancing the Association's IEA/IBL ratio,

which, will  in turn  reduce the  repricing mismatch  between the

Association's interest  rate-sensitive assets  and interest rate-

sensitive liabilities.   The  additional funds  realized from the

stock offering  will also  serve as an alternative funding source to deposits  in meeting  the Association's  future funding needs,

which will  allow for  competitive pricing  in the  Association's deposit rates.  Additionally, Union Federal's significant equity-

to-assets ratio will also better position the Association to take

advantage  of  expansion  opportunities  as  they  arise.    Such

expansion would  most likely  occur through acquiring branches or other financial  institutions in  areas that  would  provide  for further penetration  in  the  markets  currently  served  by  the

Association or nearby surrounding markets.  Expansion may also be

pursued  through   acquiring  financial  services  that  are  not

currently  offered  by  the  Association.    At  this  time,  the

Association has  no  specific  plans  for  expansion  other  than

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RP Financial, LC.
Page 1.7



internal growth.   The  Association's projected  internal use  of

proceeds are highlighted below.


     o Holding Company. Approximately 50 percent of the net conversion proceeds will be retained by Union Community Bancorp. Such funds will initially be used to provide a loan to the Association's ESOP trust, and the balance will be invested into short-term investments. Over time, the Holding Company funds may be utilized for various corporate purposes, including payment of dividends and possible repurchase of common stock consistent with OTS limitations.

     o Union Federal. Approximately 50 percent of the net proceeds of the conversion will be infused into the Association in exchange for all of the Association's newly issued stock. Proceeds infused into the Association will initially be invested into short-term investments. Over time, the proceeds are expected to be redeployed into the Association's loan growth, normal investment activities and to possibly paydown borrowings.


     Overall, it  is the Association's objective to pursue growth that will  serve to  increase returns,  while, at  the same time,

growth will not be pursued that compromises the credit quality or increases  the  overall  risk  associated  with  Union  Federal's

operations.   The Association has acknowledged that it intends to

operate with  excess capital  in the  near term, operating with a below market return on equity, until such time as the new capital can be  leveraged in  a safe  and sound  manner over  an extended period of time.



Balance Sheet Trends

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Page 1.8



     From December  31, 1992 through June 30, 1997, Union Federal exhibited annual  asset growth of positive 6.6 percent (see Table

1.1).   During this  period, the  Association's  interest-earning

asset composition  exhibited a  shift towards loans, as the loans receivable balance  increased from  74.1  percent  of  assets  at fiscal year  end 1992 to 86.8 percent of assets at June 30, 1997.

The increase  in the concentration of loans maintained as percent of assets  resulted from  both growth  of the  loan portfolio, as

well  as   shrinkage  in   the  investment   and  mortgage-backed

securities balances.   Assets growth has been primarily funded by

deposits, and,  to  a  lesser  degree,  borrowings  and  retained earnings.


     Union Federal's  loan portfolio  increased at a 10.5 percent annual rate  from fiscal  year end  1992 through  June 30,  1997,

exhibiting positive  growth throughout  the  period.    The  most

notable loan  growth occurred  during fiscal  1996, with net loan

growth  approximating   $11.4  million.     Consistent  with  the

Association's traditional  emphasis on  originating and retaining

1-4 family  permanent mortgage loans, loan growth recorded during fiscal 1996 and over the entire five and one-half year period was

primarily  attributable   to  growth   in  the  1-4  family  loan

portfolio.   While 1-4  family  loans  accounted  for  the  major

portion of the Association's loan growth, the concentration of 1-

4  family   loans  comprising   Union  Federal's  loan  portfolio

composition declined from 81.4 percent at fiscal year end 1992 to

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Page 1.9



77.9 percent  at June 30, 1997.  The decline in the concentration of 1-4  family loans was mostly due to growth of the multi-family loan portfolio,  which increased  from 9.0 percent of total loans outstanding at  fiscal year  end 1992  to 13.6  percent of  total loans outstanding  at June  30,  1997  and  has  represented  the

Association's most prominent area of lending diversification over

the past  five and  one-half fiscal  years.   The balance  of the

mortgage loan  portfolio consists  of commercial  real estate and construction loans,  where limited  growth has been recorded over the past  five and one-half fiscal years.  Commercial real estate and construction  loans equaled  4.7 percent  and 3.7  percent of total loans  outstanding, respectively,  at June 30, 1997.  Union

Federal's        diversification         into        non-mortgage

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Page 1.10





                                   Table 1.1
                   Union Federal Savings and Loan Association
                            Historical Balance Sheets
                         (Amount and Percent of Assets)


                                                                                  At Fiscal Year End December 31,
                                --------------------------------------------------------------------------------------------------
                                         1992                     1993                     1994                      1995
                                ---------------------    ---------------------    ----------------------    ----------------------
                                Amount       Pct            Amount      Pct          Amount      Pct           Amount    Pct
                                ($000)       (%)            ($000)      (%)          ($000)      (%)           ($000)    (%)

Total Amount of:
Assets                        $63,107        100.0%       $66,833       100.0%     $72,540       100.0%      $73,631     100.0%
Cash and cash equivalents       1,999          3.2%           963         1.4%       1,329         1.8%        1,993       2.7%
Investment securities           4,322          6.8%         3,514         5.3%       3,906         5.4%        4,000       5.4%
FHLB stock                        475          0.8%           503         0.8%         562         0.8%          563       0.8%
Mortgage-backed securities      8,716         13.8%         5,841         8.7%       4,079         5.6%        3,423       4.6%
Loans receivable, net          46,783         74.1%        55,256        82.7%      60,059        82.8%       61,279      83.2%
Deposits                       52,802         83.7%        55,076        82.4%      54,886        75.7%       57,407      78.0%
Borrowings                          0          0.0%             0         0.0%       4,943         6.8%        2,642       3.6%
Total equity                    9,719         15.4%        10,878        16.3%      12,033        16.6%       13,024      17.7%

Full service branches               1                           1                        1                         1



                                                                                               Annual
                                                                           At                  Growth
                                          1996                        June 30, 1997             Rate
                                 --------------------------  ----------------------------
                                 Amount          Pct             Amount           Pct         Pct
                                 ($000)          (%)             ($000)           (%)         (%)

Total Amount of:
Assets                         $82,789           100.0%         $84,291           100.0%         6.64%
Cash and cash equivalents        1,465             1.8%           2,258             2.7%         2.74%
Investment securities            2,995             3.6%           3,496             4.1%        -4.60%
FHLB stock                         580             0.7%             708             0.8%         9.27%
Mortgage-backed securities       2,752             3.3%           2,424             2.9%       -24.75%
Loans receivable, net           72,697            87.8%          73,167            86.8%        10.45%
Deposits                        60,436            73.0%          62,055            73.6%         3.65%
Borrowings                       7,880             9.5%           7,073             8.4%        NM
Total equity                    13,910            16.8%          14,473            17.2%         9.25%

Full service branches                1                                1

---------------------
(1)   Ratios are as a percent of ending assets.

Source:  Union Federal's prospectus and audited financial statements.

RP Financial, LC.
Page 1.11



lending has  been very  limited, consisting of modest balances of consumer loans  which have accounted for less than 1.0 percent of the loan portfolio throughout the past five and one-half years.


     Over  the   past  five   and  one-half   fiscal  years,  the

Association's balance  of cash,  investment securities  and  FHLB stock has  been fairly stable, although declining as a percent of assets from  10.8 percent  at fiscal year end 1992 to 7.7 percent of assets  at June 30, 1997.  As of June 30, 1997, the investment securities portfolio  totaled $3.5 million and consisted entirely of U.S. Government and federal agency securities.  The investment

securities  portfolio   is  classified   as  held   to  maturity,

reflecting the  Association's general  philosophy of  not selling

securities.   Exhibit  I-4  provides  historical  detail  of  the

Association's investment  portfolio.   The  investment  portfolio

consists primarily  of securities  with maturities  of less  than

five  years,   and  to  a  much  lesser  extent  securities  with

maturities ranging  between five  and ten  years.  In addition to

investment  securities,   the  Association  held  cash  and  cash

equivalents of  $2.3 million  at June  30, 1997, which was fairly typical of the level of liquidity that has been maintained by the

Association over  the past five and one-half fiscal years.  Union

Federal's FHLB  stock balance  equaled $708,000 or 0.8 percent of assets at June 30, 1997.


     Mortgage-backed  securities  comprise  the  balance  of  the

Association's interest-earning  assets composition, serving as an

RP Financial, LC.
Page 1.12



investment alternative  to 1-4  family permanent  mortgage loans.

Over the  past five  and one-half fiscal years, the Association's mortgage-backed securities  balance has  trended steadily  lower,

declining from  a high  of $8.7  million,  or  13.8  percent,  of assets, at  fiscal year end 1992 to a low of $2.4 million, or 2.9 percent, of assets, at June 30, 1997.  Mortgage-backed securities held by  the Association  consists of participation certificates,

which have  been issued  by FHLMC,  FNMA and GNMA.  The mortgage-

backed securities portfolio is classified as held to maturity and consists primarily of fixed rate securities.


     Over  the   past  five  and  one-half  fiscal  years,  Union

Federal's funding  needs  have  been  substantially  met  through retail deposits,  internal cash  flows, borrowings  and  retained

earnings.   From fiscal  year end 1992 through June 30, 1997, the

Association's  deposits  increased  at  an  annual  rate  of  3.7

percent.   After experiencing a decline in deposits during fiscal

1994, the  Association has  recorded positive deposit growth over the past  two and one-half fiscal years.  Most of the increase in deposits has  consisted of  CDs, which  is  consistent  with  the

Association's deposit  composition.   The  Association's  deposit

composition has  exhibited little  change over  the past five and one-half fiscal  years, with  CDs accounting for 78.8 percent and

77.2 percent of Union Federal's deposits at December 31, 1992 and

June 30,  1997, respectively.   Transaction  and savings accounts

comprise the  balance of the Association's deposits, amounting to

RP Financial, LC.
Page 1.13



22.8 percent  of deposits  at June  30, 1997  and 21.2 percent of

total  deposits  at  December  31,  1992.    Money  market  funds

represent the  largest component of the Association's transaction and savings  account balance,  approximating 65  percent  of  the balance at June 30, 1997.


     Borrowings for  the Association totaled $7.1 million, or 8.4 percent of  assets at  June 30,  1997, versus  a comparative zero balance maintained  at fiscal year end 1992.  The Association has maintained a limited amount of borrowings over the past three and one-half fiscal  years, consisting  primarily of FHLB advances to

support control  of funding  costs.   FHLB advances accounted for

$5.8 million  of the  Association's borrowings  at June 30, 1997,

with the  balance consisting  of a $1.2 million note payable to a limited partnership  which is 99 percent owned by Union Federal's

wholly-owned subsidiary  UFS Service  Corp  ("UFS").    The  note

payable is being paid down over a ten year period, with the final payment due in 2004.


     Positive earnings  during the  past five and one-half fiscal years translated  into an  annual  capital  growth  rate  of  9.3

percent  for  the  Association.    Capital  growth  outpaced  the

Association's asset  growth rate,  as Union  Federal's equity-to-

assets ratio  increased from  15.4 percent  at the  end of fiscal

1992 to  17.2 percent at June 30, 1997.  All of the Association's capital is  tangible  capital,  and  the  Association  maintained

RP Financial, LC.
Page 1.14



significant capital  surpluses relative  to all of its regulatory

capital  requirements   at  June  30,  1997.    The  addition  of

conversion  proceeds  will  serve  to  further  strengthen  Union

Federal's capital  position and  competitive posture  within  its primary market,  as well  as support  expansion into other nearby markets if  favorable growth opportunities are presented.  At the same time, as the result of the Association's relatively high pro forma capital position , which will likely exceed 30.0 percent of assets, Union  Federal's return on equity ("ROE") can be expected to be well below industry averages following its conversion.

Income and Expense Trends

     The Association has reported positive earnings over the last five and  one-half fiscal  years (see  Table 1.2), ranging from a low of 1.13 percent of average assets for fiscal 1996 and for the twelve months  ended June  30, 1997  to a high of 1.94 percent of average assets  in fiscal  1992.  Earnings during the most recent twelve month  period and during fiscal 1996 were depressed by the

one time  special assessment  to  recapitalize  the  SAIF.    The

relatively high  level of  earnings posted during fiscal 1992 was supported  by  a  gain  realized  from  the  sale  of  investment securities.  Consistent with the Association's traditional thrift operating mode,  net interest  income and operating expenses have

been the  dominant factors  in Union  Federal's earnings.    Non-

interest operating  income, exclusive  of the limited partnership

RP Financial, LC.
Page 1.15



investment, has  been a  limited contributor to the Association's

earnings.   Losses have  been recorded on the limited partnership

investment, which  are essentially offset by tax credits realized from the limited partnership's investment in a low- and moderate-

income housing  project.   Loss  provisions  established  by  the

Association have  typically been  limited, given  Union Federal's generally favorable  credit quality measures.  With the exception of the  gain on the sale of investment securities recorded during fiscal 1996, gains and losses realized from the sale of loans and investments have  not had an impact on the Association's earnings during the past five and one-half fiscal years.

RP Financial, LC.
Page 1.16


                                    Table 1.2
                   Union Federal Savings and Loan Association
                          Historical Income Statements
                     (Amount and Percent of Avg. Assets)(1)



                                                                      For the Fiscal Year Ended December 31,
                                         -------------------------------------------------------------------------------------------
                                                     1992                           1993                           1994
                                         ---------------------------    ---------------------------    ---------------------------
                                            Amount          Pct            Amount          Pct            Amount          Pct
                                            ($000)          (%)            ($000)          (%)            ($000)          (%)

Interest Income                            $5,507             8.86%       $5,334             8.15%       $5,249             7.41%
 Interest Expense                          (3,006)           -4.84%       (2,594)           -3.96%       (2,507)           -3.54%
 Net Interest Income                       $2,501             4.02%       $2,740             4.18%       $2,742             3.87%
 Provision for Loan Losses                    (12)           -0.02%          (15)           -0.02%          (24)           -0.03%
  Net Interest Income after Provisions     $2,489             4.00%       $2,725             4.16%       $2,718             3.84%

 Other Income                                  22             0.04%           13             0.02%           14             0.02%
 Operating Expense                           (814)           -1.31%         (836)           -1.28%         (884)           -1.25%
  Net Operating Income                     $1,697             2.73%       $1,902             2.90%       $1,848             2.61%

Non-Operating Income
Net gain(loss) on sales of securities        $306             0.49%           $0             0.00%           $0             0.00%
Equity in losses of limited partnership         0             0.00%            0             0.00%          (54)           -0.08%
Other non-operating income(loss)                0             0.00%            0             0.00%            0             0.00%
   Net Non-Operating Income                   306             0.49%            0             0.00%          (54)           -0.08%

 Net Income Before Tax                     $2,003             3.22%       $1,902             2.90%       $1,794             2.53%
 Income Taxes                                (797)           -1.28%         (755)           -1.15%         (639)           -0.90%
Change in Acctg. Principle                     --               --            12             0.02%          ---             0.00%
 Net Income (Loss)                         $1,206             1.94%       $1,159             1.77%       $1,155             1.63%


Core Earnings
Net Income Before Ext. Items               $1,206             1.94%       $1,147             1.75%       $1,155             1.63%
Addback: Non-Operating Losses                   0             0.00%            0             0.00%           54             0.08%
Deduct: Non-Operating Gains                  (306)           -0.49%            0             0.00%            0             0.00%
Tax Effect Non-Op. Items(2)                   121             0.19%            0             0.00%          (21)           -0.03%
Core Net Income                            $1,021             1.64%       $1,147             1.75%       $1,188             1.68%


                                                      For the Fiscal Year Ended December 31,
                                           ----------------------------------------------------------          For the 12 Months
                                                       1995                            1996                     Ended  6/30/97
                                           ---------------------------     --------------------------     -------------------------
                                              Amount          Pct            Amount          Pct             Amount        Pct
                                              ($000)          (%)            ($000)          (%)             ($000)        (%)

Interest Income                              $5,729             7.85%       $6,112             7.80%         $6,467          8.00%
 Interest Expense                            (3,148)           -4.32%       (3,424)           -4.37%         (3,619)        -4.48%
 Net Interest Income                         $2,581             3.54%       $2,688             3.43%         $2,848          3.52%
 Provision for Loan Losses                      (24)           -0.03%          (48)           -0.06%           (135)        -0.17%
  Net Interest Income after Provisions       $2,557             3.51%       $2,640             3.37%         $2,713          3.35%

 Other Income                                    32             0.04%           57             0.07%             55          0.07%
 Operating Expense                           (1,022)           -1.40%         (940)           -1.20%           (945)        -1.17%
  Net Operating Income                       $1,567             2.15%       $1,757             2.24%         $1,823          2.25%

Non-Operating Income
Net gain(loss) on sales of securities            $0             0.00%           $0             0.00%             $0          0.00%
Equity in losses of limited partnership        (249)           -0.34%         (173)           -0.22%           (208)        -0.26%
Other non-operating income(loss)                  0             0.00%         (362)           -0.46%           (362)        -0.45%
   Net Non-Operating Income                    (249)           -0.34%         (535)           -0.68%           (570)        -0.70%

 Net Income Before Tax                       $1,318             1.81%       $1,222             1.56%         $1,253          1.55%
 Income Taxes                                  (326)           -0.45%         (336)           -0.43%           (340)        -0.42%
Change in Acctg. Principle                        0             0.00%           --           ---                 --        ---
 Net Income (Loss)                             $992             1.36%         $886             1.13%           $913          1.13%


Core Earnings
Net Income Before Ext. Items                   $992             1.36%         $886             1.13%           $913          1.13%
Addback: Non-Operating Losses                     0             0.00%          535             0.68%            778          0.96%
Deduct: Non-Operating Gains                       0             0.00%            0             0.00%              0          0.00%
Tax Effect Non-Op. Items(2)                       0             0.00%         (212)           -0.27%           (308)        -0.38%
Core Net Income                                $992             1.36%       $1,209             1.54%         $1,384          1.71%

-----------------
(1)   Ratios are as a percent of average assets.
(2)   Assumes tax rate of 39.6 percent.

Sources:  Union Federal's prospectus and audited financial statements.

RP Financial, LC.
Page 1.17



     Union  Federal's   level  of   net  interest  income  before

provisions for  loan losses  peaked at  4.18 percent  of  average assets during  fiscal 1993  and then  trended lower over the next three fiscal  years to  equal a low of 3.43 percent during fiscal

1996.  For the twelve months ended June 30, 1997, Union Federal's net interest income to average assets ratio increased slightly to

3.52 percent.  The stronger net interest margins exhibited by the

Association during  fiscal years 1991 through 1993 were supported by a  number of  factors, including  the declining  interest rate environment, an  improving capital  position, and  a shift in the

Association's deposit  composition towards  lower costing savings accounts.  Comparatively, the lower net interest margins recorded

by  the   Association  since  fiscal  1993  have  been  primarily

attributable  to   higher  funding  costs,  reflecting  the  more

immediate  impact  that  interest  rate  movements  have  on  the

Association's  interest-bearing   liabilities  relative   to  its

interest-earning  assets.    However,  the  decline  in  the  net

interest income  ratio during  fiscal 1994  was the result of the interest income  ratio declining  more sharply  than the interest expense ratio,  reflecting the  loss of yield income attributable to 1-4 family loans being refinanced into lower rate loans during fiscal years  1992 and 1993.  The slight increase posted in Union

Federal's net interest income ratio during the most recent twelve month period was supported by a higher IEA/IBL ratio and a slight widening of the interest rate spread.

RP Financial, LC.
Page 1.18



     The  impact  of  interest  rates  on  Union  Federal's'  net interest margin  is further  revealed through  examination of the

Association's historical  yields and costs and resulting interest rate spreads  as set  forth in Exhibits I-3 and I-5.  In general,

trends in  the Association's  net interest  margin paralleled the

widening and  narrowing of  its  interest  rate  spread.    After

peaking at  3.45 percent  during  fiscal  1993,  Union  Federal's interest rate spread declined steadily over the next three fiscal

years to  equal 2.54  percent  during  fiscal  1996.    The  most

significant decline  in the  Association's interest  rate  spread occurred during  fiscal 1995,  which was  the result  of a  sharp increase in  Union Federal's  funding costs.  From fiscal 1994 to fiscal 1995,  the weighted  average  cost  of  the  Association's interest-bearing liabilities  increased from 4.42 percent to 5.46 percent, with  most of  the increase being attributable to higher

rates paid  on CDs.   To  a lesser  extent, higher  rates paid on

transaction and  savings  accounts  and  higher  borrowing  costs contributed to  the increase  in Union  Federal's  funding  costs

during fiscal  1995.   Overall, the  Association's interest  rate

spread declined  from 3.25 percent in fiscal 1994 to 2.69 percent

in fiscal  1995.   Comparatively, the  more modest  reduction  in

Union Federal's  fiscal 1996 interest rate spread (declining from

2.69 percent  in fiscal  1995 to 2.54 percent in fiscal 1996) was primarily attributable  to a decline in yield on interest-earning assets, with  most of  the decline in yield occurring in the loan

portfolio.   Union Federal's  interest rate  spread increased  to

RP Financial, LC.
Page 1.19



2.62 percent  during the  six months  ended June  30, 1997,  with

lower CD  costs accounting  for most  of  the  increase.    Union

Federal's net  interest margin  will likely  be enhanced  by  the stock offering,  due to the reinvestment of interest-free capital into interest-earning  assets and  the higher  IEA/IBL ratio that will result from the Association's increased capital position.


     Consistent with the Association's adherence to a traditional

thrift    operating     philosophy    and    resultant    limited

diversification, sources  of non-interest  operating income  have not been a significant contributor to the Association's earnings.

Throughout the period shown in Table 1.2, sources of non-interest

operating  income,   exclusive   of   the   limited   partnership

investment, ranged  from 0.02  percent to 0.07 percent of average

assets.   For the  twelve  months  ended  June  30,  1997,  Union

Federal's non-interest  operating income  equaled 0.07 percent of average assets.  Sources of non-interest operating income consist

substantially  of   fees  and   charges.     Beyond  its  limited

diversification in  general, the relatively low level of checking accounts comprising  deposits has been a constraining factor with respect to  the amount of non-interest operating income generated

by the  Association.   Checking accounts have been offered by the

Association for  only about three years and, as of June 30, 1997,

checking accounts  comprised only  1.8 percent  of Union  Federal deposits.

RP Financial, LC.
Page 1.20



     When factoring in the limited partnership investment by UFS,

the Association's non-interest operating income has been negative

for the  past three  and one-half  fiscal  years.    The  limited

partnership investment consists of a 48-unit apartment complex in

Crawfordsville, Indiana, which is operated as a low- to moderate-

income housing project.  The losses are primarily attributable to the accelerated  depreciation of assets and, as previously noted,

are substantially offset by tax credits the project qualifies for as a  low- and  moderate-income housing  project.  For the twelve months ended  June 30,1997,  the loss  resulting from the limited partnership investment  was $208,000, or negative 0.26 percent of

average assets.   At  this time,  the Association has no plans to

further diversify  into activities that would generate additional non-interest operating income and, thus, Union Federal's earnings can be  expected to remain highly dependent upon the net interest margin.


     Operating  expenses  have  been  effectively  maintained  at relatively low  levels throughout  the period shown in Table 1.2,

ranging from  a high  of 1.40 percent of average assets in fiscal

1995 to  a low  of 1.17  percent of average assets for the twelve

months ended  June 30,  1997.   The lower operating expense ratio

reflected for  the most  recent twelve month period was supported by the  reduction in  the deposit insurance premium paid by SAIF-

insured  thrifts.     Steady  asset  growth,  combined  with  the

Association's limited  diversification and  one office operation,

RP Financial, LC.
Page 1.21



have served to contain the Association's operating expense ratio.

As  highlighted   by  the  Association's  assets  per  full  time

equivalent employee  measure of  $7.0 million,  a key  factor  in

Union Federal's ability to control operating expense has been the efficiency of  its operation  in terms  of staffing requirements.

Comparatively, assets  per full  time equivalent employee equaled

$4.5  million   for  all  publicly-traded  SAIF-insured  thrifts.

Upward pressure  will be  placed on  the Association's  operating

expense  ratio   following  the   conversion,  due   to  expenses

associated with operating as a publicly-traded company, including expenses related  to the  stock benefit  plans.  Additionally, to the extent  Union Federal seeks to more aggressively leverage the balance  sheet  following  conversion,  it  would  likely  entail incurring higher  operating expenses  to support expansion of its

operations.   Overall, the  Association's low  level of operating

expenses and healthy net interest have supported maintenance of a favorable expense  coverage ratio (net interest income divided by

operating expenses)   over the past five and one-half years.  For

the twelve  months ended  June 30,  1997, Union Federal's expense coverage ratio  equaled 3.01  times,  indicating  favorable  core earnings strength for the Association.


     Loss  provisions   established  by   the  Association   were

relatively minor during fiscal years 1992 through 1996, which can be attributed  to  the  Association's  maintenance  of  favorable credit quality  measures and  emphasis  on  1-4  family  lending.

RP Financial, LC.
Page 1.22



Union Federal  established  higher  loss  provisions  during  the twelve months  ended June 30, 1997, to address a charge-off taken on a  multi-family loan  and  the  overall  growth  of  the  loan portfolio, including  growth of  higher risk  multi-family loans.

Loss provisions  established by the Association during the twelve months ended  June 30,  1997 totaled $135,000, or 0.17 percent of

average assets.   The  charge-off taken  on the multi-family loan

was recorded  during the  six months  ended  June  30,  1997  and amounted to $72,000, or approximately 45 percent of the loan loss reserve balance maintained by the Association at the beginning of

the six  month period.   As  of June  30, 1997,  the  Association

maintained  valuation  allowances  of  $198,000,  equal  to  0.27 percent  of  net  loans  receivable  and  97.5  percent  of  non-

performing assets.  Exhibit I-6 sets forth the Association's loan loss allowance activity during the past three and one-half fiscal years.


     The one  time assessment  to recapitalize  the SAIF has been

the  only   significant  non-recurring   item   to   impact   the

Association's earnings  in recent  years.   Union Federal's  SAIF

assessment was  $362,000, equaling 0.45 percent of average assets for the twelve months ended June 30, 1997.  With the exception of fiscal  1992,  gains  and  losses  resulting  from  the  sale  of

investments  have   not  been   a  significant   factor  in   the

Association's earnings.   In  fiscal 1992,  the Association  sold

FHLMC stock  for a  gain of  $306,000 or  0.49 percent of average

RP Financial, LC.
Page 1.23



assets.   Given the  Association's current  general philosophy of

classifying all investments as held to maturity and retaining all loan originations  for its  own portfolio,  gains are expected to remain an  immaterial factor  in the Association's earnings going forward.



Interest Rate Risk Management


     Union Federal's balance sheet is liability-sensitive, as the

Association's interest-earning  assets are  primarily funded with deposits that mature or are subject to repricing within one year.

Comparatively,  a   relatively  higher   concentration  of  Union

Federal's interest-earning  assets mature or reprice in more than

one  year;   particularly,  with  respect  to  the  Association's

portfolio of  1-4 family  loans.  As of December 31, 1996, of the total loans due after one year from December 31, 1996, fixed rate loans comprised 66.5 percent of those loans (see Exhibit I-7).


     Union Federal  pursues management of interest rate risk from both the  asset and  liability sides  of the  balance,  with  the intent of maintaining a certain degree of interest rate risk that will provide for enhanced profitability during periods of low and

declining  interest   rates.     Strategies  implemented  by  the

Association to support control of interest rate risk on the asset side include  increasing the interest rate sensitivity of the 1-4 family loan  portfolio through  originating fixed rate loans with

RP Financial, LC.
Page 1.24



terms of  20 years  or less and balloon loans which balloon in 15 years or  less, diversifying  into other  types of  lending which consists primarily  of short-term  and adjustable rate loans, and maintaining the  bulk of  the investment  portfolio in securities

which mature  in less  than five  years.   On the liability side,

management of  interest rate  risk  is  largely  pursued  through offering attractive  rates on  certain longer term CDs from time-

to-time.


     The short-term  repricing mismatch between the Association's interest-rate sensitive assets and liabilities indicates that net interest income will be somewhat inconsistent in various interest

rate  environments,   with  declining   and  low   interest  rate

environments  being   more  beneficial  to  Union  Federal's  net

interest margin.   Comparatively,  the Association's net interest

margin is adversely impacted by rising and higher interest rates,

as highlighted  by the  narrowing of  Union Federal's  yield-cost spread during  the past  three fiscal  years.  However, given the

Association's current  IEA/IBL ratio of 118.8 percent, which will become stronger  following the  infusion of  conversion proceeds,

Union Federal  has the  capacity to  take on  a certain degree of interest rate  risk and  sustain positive,  although lower,  core earnings during  periods of moderately rising interest rates.  As of June  30, 1997,  the  Net  Portfolio  Value  ("NPV")  analysis provided by  the OTS  indicated that  a 2.0 percent instantaneous

RP Financial, LC.
Page 1.25



and sustained  increase in  interest rates  would result  in a 23 percent decline in the Association's NPV (see Exhibit I-8).



Lending Activities and Strategy


     The  Association's  lending  activities  have  traditionally concentrated on  the origination  and  retention  of  1-4  family permanent mortgage  loans  (see  Exhibits  I-9  and  I-10,  which reflect loan composition and lending activity, respectively).  As of June  30, 1997,  $58.7 million,  or  77.9  percent,  of  Union

Federal's total  loan portfolio was comprised of loans secured by

1-4 family  permanent mortgage loans.  Lending diversification by the Association has emphasized multi-family loans, which amounted to $10.2  million, or 13.6 percent, of total loans outstanding at

June 30,  1997.   The balance  of Union  Federal's mortgage  loan

portfolio consists  of commercial  real estate  and  construction loans, equaling  $3.5 million,  or 4.7 percent, and $2.8 million,

or 3.7  percent, of  total loans outstanding, respectively, as of

June 30, 1997.  Union Federal's diversification into non-mortgage lending has  been very  limited, consisting  of small balances of

consumer loans.   As  of June 30, 1997, the consumer loan balance

equaled $143,000,  or 0.2  percent, of  total loans  outstanding.

Exhibit  I-11   provides  the   contractual   maturity   of   the

Association's loan  portfolio, by  loan type,  as of December 31,

1996.

RP Financial, LC.
Page 1.26



     Union Federal originates both fixed rate and adjustable rate

1-4 family  loans,  retaining  all  originations  for  portfolio.

Standard fixed  rate loans  offered by the Association have terms for 15  or 20  years, while  balloon loans have terms of up to 15

years and  are amortized  over a  30-year period.   Union Federal

offers a  1-year ARM  loan product, which is amortized over a 25-

year period.  ARM loans are indexed to the one-year U.S. Treasury securities  yields  adjusted  to  a  constant  maturity  and  are currently subject  to annual  and life time repricing caps of 1.0

percent and  5.0 percent,  respectively.   Initial rates  on  ARM

loans are  typically discounted  from  the  fully  indexed  rate,

although the  borrower is  qualified at  the fully  indexed rate.

The origination  of ARM  loans has  not been  an  active  lending market for  the Association  in recent  years, as the substantial

proportion  of   Union  Federal's  1-4  family  loan  demand  has

consisted of  fixed rate  loan originations.   Union Federal will

originate 1-4 family loans up to a loan-to-value ("LTV") ratio of

95.0 percent,  although private  mortgage  insurance  ("PMI")  is typically required for loans with LTV ratios above 80.0 percent.


     On  a   limited  basis,   the  Association  also  originates

construction loans  to finance  the construction  of  1-4  family

residences.   To a lesser extent, construction loans are extended

on  multi-family   and  commercial   properties.    Most  of  the

Association's construction lending activities consist of loans to finance the  construction of pre-sold single-family houses, which

RP Financial, LC.
Page 1.27



are    extended     as     a     construction/permanent     loan.

Construction/permanent loans  require payment  of  interest  only during the  construction period  and are originated under similar

terms to  the comparative  permanent mortgage  loan.   Land loans

serve as  a complement  to the  Association's 1-4  family lending activities, as  they consist  of single-family lot loans extended to individuals  for building  their primary  residence.  Terms of land loans  offered by  the Association  generally require  a LTV ratio of  75.0 percent  or less and have terms of up to 15 years.

Both construction  and land  lending are  expected to  remain  as minor areas of lending diversification for the Association.


     Commercial real  estate and multi-family loans represent the most notable area of lending diversification for the Association,

and has been an area of lending growth for Union Federal.  Growth of the commercial real estate and multi-family loan portfolio has been facilitated  by the  purchase of  loan participations, which the Association has been doing since the late-1980s.  Most of the

participations  consist   of  loans   secured   by   multi-family

properties, but  do include  some commercial  properties as well.

Loan  participations   are  purchased  from  other  Indiana-based

institutions and  are generally  secured by  Indiana  properties,

although a  minor amount  of the  participation loan portfolio is

secured by  Ohio properties.   Loan participations are subject to

the same  underwriting criteria applied to commercial real estate and multi-family loans that are originated by the Association.

RP Financial, LC.
Page 1.28



     Commercial real  estate and multi-family loans are generally extended up  to a LTV ratio of 80.0 percent and are originated as either adjustable  or  fixed  rate  loans  with  up  to  20  year

amortization terms.   Consistent  with  the  higher  credit  risk

associated with  commercial real  estate and  multi-family loans,

loan rates  offered on  those loans  are  at  a  premium  to  the

Association's 1-4  family loan  rates.   Properties securing  the

commercial real  estate and  multi-family loan  portfolio include apartments, churches,  office buildings,  a nursing  home, and  a mobile home park.  As of June 30, 1997, the Association's largest loan outstanding  was secured  by a  multi-family loan and had an outstanding balance of $1.1 million.  The largest commercial real estate loan  held by the Association at June 30, 1997 was secured by a  nursing home  and had  an outstanding  balance of $500,000.

Both loans were performing in accordance with their terms.

Commercial real  estate and  multi-family lending  is  a  desired growth area for the Association, with most of the growth expected to be realized though originations of multi-family loans.  Future growth through the purchase of loan participations is expected to be limited.


     Diversification into  non-mortgage  lending  has  been  very limited for  the Association,  consisting of  a nominal amount of

consumer loans.   The  consumer loan  portfolio consists of loans

secured by  passbook deposits  and home  improvement loans.  Home improvement loans  are generally offered as fixed rate loans with

RP Financial, LC.
Page 1.29



terms of  up to  seven years  and a  maximum LTV  ratio  of  80.0 percent of  the combined balance of the home improvement loan and the first  lien, subject  to a  maximum loan  balance of  $7,500.

Growth in  the  consumer  loan  portfolio  is  being  pursued  by

Association,  although   such  growth   is  not  expected  to  be

significant.   Consumer loan growth may include growth into other

types of  lending such as direct auto loans and home equity lines of credit.


     Exhibit   I-10,   which   shows   the   Association's   loan

originations and  repayments over  the past  three  and  one-half fiscal years,  further highlights  Union  Federal's  emphasis  on originating 1-4 family permanent mortgage loans.  Originations of

1-4 family permanent mortgage loans accounted for 75.1 percent of the Association's  total lending volume during the past three and

one-half  fiscal  years.    Construction  and  multi-family  loan

originations  represented   the  most  active  areas  of  lending

diversification for  Union Federal  over the  past three and one-

half fiscal  years, while limited originations were reflected for

commercial real  estate and  consumer loans.   Purchases  of loan

participations  were   most  significant   during  fiscal   1996,

amounting to  $1.4 million.   Union Federal has recorded positive

loan growth  over the  past three and one-half fiscal years, with

the most  notable growth  occurring during  fiscal 1996.    Gross

loans receivable  increased from $63.0 million at fiscal year end

1995 to  $73.6  million  at  fiscal  year  end  1996,  which  was

RP Financial, LC.
Page 1.30



supported by  an increase  in 1-4  family loan  originations from

$9.7 million  during fiscal  1995 to  $19.3 million during fiscal

1996.  Union Federal retains all loan originations for portfolio.

Going forward,  the Association's  lending strategy is to place a greater  emphasis  on  the  origination  of  multi-family  loans,

although the  origination of  1-4 family permanent mortgage loans is expected to remain as the Association's most prominent lending activity.

RP Financial, LC.
Page 1.31


Asset Quality


     The Association's historical 1-4 family lending emphasis has generally supported  favorable credit quality measures.  Over the past three  and  one-half  fiscal  years,  Union  Federal's  non-

performing assets-to-assets  ratio has ranged from a high of 0.59 percent at  fiscal year  end 1996  to a  low of  0.20 percent  at

fiscal year  ends 1994.   As  of June  30, 1997,  Union Federal's

balance  of  non-performing  assets  totaled  $203,000,  or  0.24

percent, of  total assets.    As  shown  in  Exhibit  I-12,  non-

performing assets  held by  the  Association  at  June  30,  1997 consisted of  $122,000 of  non-accruing loans and $81,000 of real estate owned.  Non-accruing loans held by the Association at June

30, 1997 consisted only of 1-4 family permanent mortgage loans.


     The Association  reviews and  classifies assets on a regular basis and  establishes loan  loss provisions based on the overall quality, size  and composition  of the  loan portfolio,  as  well other factors such as historical loss experience, industry trends and local  real estate  market and  economic conditions.  At June

30, 1997,  the Association  had $203,000  of assets classified as

Substandard, which constituted the non-performing assets balance.

The Association  maintained valuation  allowances of  $198,000 at

June 30,  1997, equal to 0.27 percent of net loans receivable and

97.5 percent of non-performing assets.



Funding Composition and Strategy

RP Financial, LC.
Page 1.32



     Deposits have  consistently been  the Association's  primary source of  funds, and  at June 30, 1997 deposits constituted 89.8 percent of Union Federal's interest-bearing liabilities.  Exhibit

I-13 sets  forth the Association's historical deposit composition

and  Exhibit   I-14  reflects  the  interest  rate  and  maturity

composition  of   the  CD  portfolio  at  June  30,  1997.    The

Association's   deposit   composition   has   consistently   been

concentrated in  CDs, with Union Federal's current CD composition reflecting a  higher concentration  of short-term CDs (maturities

of one  year or  less).   As of  June 30,  1997, the CD portfolio

totaled $47.9 million,  or 77.2  percent, of total deposits, with

55.2 percent of  those CDs having maturities of one year or less.

As of  June 30,  1997, jumbo  CDs (CD  accounts with  balances of

$100,000 or  more) amounted  to $7.5 million, or 15.7 percent, of

total CDs.   Union  Federal typically  pays a  slight premium for

higher balance CDs.  Deposit rates offered by the Association are generally in  the middle  to upper  end of  the  range  of  rates offered by local competitors.


     Lower costing  savings and transaction accounts comprise the

remainder   of    Union   Federal's    deposits,   amounting   to

$14.2 million, or  22.8, percent of  total deposits  at June  30,

1997.   Over the  past  three  and  one-half  fiscal  years,  the

Association's concentration  of transaction  and savings accounts comprising total  deposits has declined slightly (24.6 percent at fiscal year  1994 versus  22.8 percent at June 30, 1997).  Growth

RP Financial, LC.
Page 1.33



in CDs  has accounted  for the declining ratio of transaction and

savings  accounts   maintained  by   the  Association,  as  Union

Federal's balance  of savings  and transaction accounts increased slightly from  fiscal year  end 1994  to  June  30,  1997  ($13.5 million versus $14.2 million).


     Borrowings have  been utilized  to a  limited degree  by the

Association  in   recent  years,  primarily  consisting  of  FHLB

advances to  support control of deposit costs.  The Association's borrowings totaled  $7.1 million  at June 30, 1997, of which $5.9 million consisted of FHLB advances.  Exhibit I-15 provides detail of the Association's use of FHLB advances over the past three and

one-half fiscal  years.   Most of the Association's FHLB advances

have  short-term   repricing  periods.     The   balance  of  the

Association's borrowings  at June  30, 1997,  consisted of a $1.2 million note payable to a limited partnership which is 99 percent owned by  Union Federal's  wholly-owned subsidiary UFS.  The note payable is  a non-interest  bearing note  that is being paid down over a  ten year  period, with the final payment due in 2004.  To the extent additional borrowings are utilized by the Association,

such  borrowings  are  expected  to  consist  primarily  of  FHLB advances.



Subsidiary

RP Financial, LC.
Page 1.34



     Union Federal maintains one wholly-owned subsidiary, U.F.S.

Service Corporation  ("UFS"), which  is a  limited partner  in  a joint venture  affordable housing project known as Shady Knoll II

apartments,   a    48-unit   apartment    complex   located    in

Crawfordsville, Indiana.   The  partnership,  Pedcor  Investments

1993-XVI, L.P.  ("Pedcor") is  99 percent  owned by  UFS and  the remaining 1  percent is  owned by  the  general  partner,  Pedcor

Investments.   The apartment  complex is completed and performing

as planned.   As  a result  of its investment in the project, UFS

receives low  income housing tax credits from the Indiana Housing

Financial Authority,  which  are  transferred  by  UFS  to  Union

Federal.   UFS is  required to  make annual  installment  capital

contributions to  the partnership, which will total approximately

$1.8 million  over an  eleven year  period through the year 2004.

The capital  contributions will  be used  for operating and other

expenses  of   the  partnership,  including  making  annual  debt

payments on  the $1.2  million "bridge"  loan obtained from Union

Federal.


     For the  year ended  1996 and  the six months ended June 30,

1997, Union  Federal  recorded  equity  losses  from  the  Pedcor investment of  $173,000 and $62,000, respectively.  Union Federal also recorded  the benefit  of low  income  housing  tax  credits realized from  the Pedcor  investment of  $178,000 for  the  year ended December 31, 1996 and $89,000 for the six months ended June

30, 1997.   UFS  does not  engage in  any activity  or  hold  any

RP Financial, LC.
Page 1.35



assets, other  than its  investment in  Pedcor.   At this time no

other subsidiary activities are being planned by the Association.

RP Financial, LC.
Page 1.36



Legal Proceedings


     Union Federal  is  involved  in  routine  legal  proceedings occurring in  the ordinary  course  of  business  which,  in  the aggregate, are  believed by  management to  be immaterial  to the financial condition and results of operations of Union Federal.

RP Financial, LC.
Page 2.1


                        II.  MARKET AREA



Introduction


     Union Federal  conducts operations  out of  its sole  office facility in  Crawfordsville, Indiana,  which is  located in west-

central Indiana approximately 40 miles northwest of Indianapolis.

Crawfordsville is  the largest city in Montgomery County, Indiana and serves as the hub of economic activity for Montgomery County.

In addition  to its  own economy, growth in Montgomery County has been fostered  by its  central location  between Indianapolis and

Lafayette.    The  primary  market  area  for  Union  Federal  is

considered to  be Montgomery  County, supplemented  by additional business generated  in the nearby surrounding counties of Putnam,

Parke, Fountain,  Hendricks and  Boone.   Exhibit  II-1  provides

information on the Association's office facility.


     A  community-oriented   institution,   Union   Federal   has

conducted business  in Montgomery County since it was established

in 1913.   In  this regard,  the Association has developed strong

ties to  the local  community and  benefits from a loyal customer

base.   However, while  somewhat rural in nature, the competition

for financial  services in  Montgomery County  is notable for the size of the population base served.  As of June 30, 1996, a total of 22 branches were maintained by commercial banks and thrifts in

Montgomery County,  which served  a population  of  approximately

37,000.

RP Financial, LC.
Page 2.2



     Future growth opportunities for Union Federal depend in part on national  economic factors,  the future  growth in  the market area, which  has been  measured by indicators such as demographic growth trends, the health and stability of the regional and local

economy,  and   the  nature  and  intensity  of  the  competitive

environment for  financial institutions.  These factors have been briefly examined  to help  determine the  growth  potential  that exists for  the Association,  and the relative economic health of the Association's market area.



Market Area Demographics


     Demographic and  economic growth trends, measured by changes in population,  number of households, age distribution and median household income,  provide key  insight into  the health  of  the

Association's market  area (see  Table 2.1).   In  the 1990s, the

Association's  market   area   has   exhibited   similar   growth

characteristics relative  to  the  comparative  growth  rates  of

Indiana and  the U.S.  From 1990 to 1997, Montgomery County's 1.1

percent annual population growth rate slightly outpaced Indiana's growth rate  and was  equal to the U.S. growth rate over the same time period.  Likewise, Montgomery County's household growth rate was comparable  to the  Indiana  and  U.S.  measures,  from  1990

through 1997.   Over  the next five years, the rate of population

growth for Montgomery County is projected to slow modestly, which is consistent  with projected population growth rates for Indiana

and  the   U.S.  as   well.      However,   Montgomery   County's

RP Financial, LC.
Page 2.4


                                    Table 2.1
                   Union Federal Savings and Loan Association
                            Summary Demographic Data



                                                 Year
                           ----------------------------------------      Growth Rate    Growth Rate
Population (000)                    1990         1997         2002         1990-97      1997-2002

United States                    248,710      267,805      281,209            1.1%         1.0%
Indiana                            5,544        5,886        6,123            0.9%         0.8%
Montgomery County                     34           37           38            1.1%         0.8%

Households (000)

United States                     91,947       99,020      104,001            1.1%         1.0%
Indiana                            2,065        2,221        2,330            1.0%         1.0%
Montgomery County                     13           14           15            1.0%         1.0%

Median Household Income ($)

United States                    $29,199      $36,961      $42,042            3.4%         2.6%
Indiana                           26,507       37,600       45,103            5.1%         3.7%
Montgomery County                 27,474       38,644       47,493            5.0%         4.2%

Per Capita Income -   ($)

United States                    $13,179      $18,100         ----            4.6%       N/A
Indiana                           11,490       17,711         ----            6.4%       N/A
Montgomery County                 11,912       17,885         ----            6.0%       N/A

1997 Age Distribution(%)           0-14 Years  15-24 Years  25-44 Years  45-64 Years  65+ Years   Median Age

United States                         21.7         13.6         31.4         20.5         12.7         34.8
Indiana                               21.5         14.6         29.8         21.2         12.9         35.0
Montgomery County                     20.9         14.5         28.3         21.9         14.4         36.0

                                 Less Than      $15,000 to   $25,000 to   $50,000 to  $100,000 to
1997 HH Income Dist.(%)            $15,000       25,000      $50,000     $100,000     $150,000     $150,000+

United States                         17.7         14.4         33.5         26.5          5.4          2.6
Indiana                               15.3         14.5         36.4         27.5          4.6          1.6
Montgomery County                     14.2         13.6         38.9         28.7          4.1          0.5


Source: CACI.

RP Financial, LC.
Page 2.5



household growth rate is projected to remain stable over the next five years,  equaling the  projected growth rates for Indiana and the U.S.


     Median household  income for  Montgomery County exceeded the

Indiana and  U.S. comparative  measures in  1997, while  1997 per capita income  for Montgomery County was slightly above and below

the  comparative   Indiana  and   U.S.  measures,   respectively.

Montgomery County's median household income and per capita income increased at  slightly lower  rates than  the comparative Indiana growth rates  from 1990  to 1997,  with both the County's and the

State's  growth  rates  exceeding  the  comparative  growth  rate

measures for  the U.S.   Consistent  with the  U.S. and  Indiana,

growth in  household income  is projected  to slow  in Montgomery

County over  the next  five years; however, the projected decline for Montgomery County's household income growth is less than what has been  projected for  Indiana and  the U.S.  Age and household income distribution  measures further highlight the similarity of

the    Association's     primary    market    area    demographic

characteristics, relative  to those  of  the  U.S.  and  Indiana.

Montgomery County's  population is  slightly older as compared to

Indiana and  the U.S.,  as indicated by its higher median age and higher concentration  of residents  that are  more than  65 years

old.     Comparative  household   income  distribution  data  for

Montgomery County,  Indiana and  the U.S.  reflected  a  slightly higher concentration  of Montgomery County's household income was

RP Financial, LC.
Page 2.6



in the  $25,000 to  $100,000, while household income for the U.S.

and  Indiana   reflected  slightly   higher   concentrations   of

households earning  both above  and below  that range.   Overall,

Montgomery  County  appears  to  maintain  relatively  attractive growth potential  characteristics for a community banking concern like Union  Federal, with  the most  notable limitation being the high degree  of competition faced for the size of the market area served.



National Economic Factors


     Over the past year, national economic growth has been mixed.

Economic data  released during  July and  August 1996 indicated a

fairly robust  pace of  economic  growth.    Such  economic  data

included a  stronger than expected increase in July durable goods orders, the consumer confidence index hitting a six year high and a decline  in the  August unemployment  rate.  Comparatively, for the balance  of the  third quarter,  economic  data,  such  as  a decline in  August durable goods orders and smaller than expected increases in  August retail  sales and consumer prices, suggested

that the  economy was  cooling off.   A  slight increase  in  the

September unemployment rate further signaled a slowing economy.


     Economic data  released  at  the  beginning  of  the  fourth

quarter  generally   confirmed  that  the  national  economy  was

slowing.   October unemployment remained at 5.2 percent, although

RP Financial, LC.
Page 2.7



the number  of new  jobs being  added to  the economy  was  lower compared to  job growth  recorded during  the late-spring and the

summer.   Third quarter  GDP growth  fell to a 2.2 percent annual

rate, versus  a  comparative  4.7  percent  rate  in  the  second

quarter.   Wage data  also indicated  that  inflation  was  under

control, as wages remained flat for production and nonsupervisory workers in  October, despite a $0.50 increase in the minimum wage

rate that  became effective  on  October  1,  1996.    While  the

November unemployment  rate  climbed  to  5.4  percent  from  5.2 percent in  October, inflation  concerns were heightened somewhat by an  unexpectedly sharp  $0.09 jump in average hourly earnings.

However, most of the economic data released at the close of 1996,

which included  jobless claims  rising to  a five  month high  in

November  and   a  decline  in  November  durable  goods  orders,

suggested that the economy was sluggish and non-inflationary.


     While fourth  quarter GDP  growth came in at a stronger than expected 4.7  percent annual growth rate (subsequently revised to

3.9 percent),  most of  the economic  data  released  during  the beginning of  the first  quarter of 1997 indicated a continuation

of moderate  economic growth.   Such  measures as  a 1.9  percent

decline in  December durable  goods orders and a modest uptick in the January  1997 unemployment  rate to  5.4 percent,  versus 5.3 percent in  December 1996,  eased concerns  that the  economy was

overheating.   However, the increase in the unemployment rate was

attributable to  more people  entering the  job force,  and  some

RP Financial, LC.
Page 2.8



markets began  to experience  labor shortages.   In congressional

testimony at  the end  of  February  1997,  the  Federal  Reserve

Chairman indicated  that he anticipated recent signs of lower job insecurity among  workers would lead to upward pressure in wages,

which  could  possibly  trigger  the  Federal  Reserve  to  boost

interest rates.   Signs  of inflation  became more notable during

March and  April, with most economic indicators posting month-to-

month increases  from January  to February.  Most notably, during

February, industrial  production increased  0.5 percent,  housing starts rose  12.2 percent  and the  sale of existing homes jumped

9.0 percent.   Accelerating economic growth was further indicated

by a  decline in  the March  unemployment rate  to  5.2  percent,

versus 5.3  percent for February, and a higher than expected rise in the  March "core"  producer  price  index,  which  posted  its

largest increase  in 18  months.    However,  inflation  measures

showed that the "Goldilocks Economy" remained in effect, based on lower producer  prices and  a lower than expected increase in the

employment cost  index.   Some of  the reasons  cited for the low

inflation were  a larger  labor force,  a measurable  increase in productivity, and  an increasingly global economy.  First quarter

1997 GDP  growth was  measured  at  5.9  percent,  far  exceeding analysts' projections.


     Second quarter economic data began to show signs of economic

weakening, based  on a  number  of  indicators.    A  lower  than

anticipated National  Association of Purchasing Managers index in

RP Financial, LC.
Page 2.9



April indicated  a slowdown  of expansion  in  the  manufacturing

sector.   New home  sales also  dropped by  7.7 percent  in April

1997, the  sharpest decline  in six months.  Automobile sales for

April and  May  1997  declined  from  year  earlier  levels,  and discounting became more common by automakers.  A rise in the June unemployment rate and GDP growth slowing to an annual rate of 2.2 percent in  the second  quarter, which was well below the revised

4.9 percent  rate recorded in the first quarter, further signaled that  the  economy  was  slowing  to  a  more  sustainable  pace.

Economic data  released  in  August  provided  mixed  signals  of economic growth,  as a  decline in the July unemployment rate and an unexpectedly  sharp decline in the U.S. trade deficit provided

indications of  a robust  economy.   At the  same time,  a modest

increase in  the July  consumer price index and a decline in July

wholesale  prices   suggested  that   inflation   remained   non-

threatening.


     Consistent with  the mixed  economic activity, interest rate trends have  been varied  as well  over the past year.  In early-

July 1996,  the release  of a strong June employment report had a significant negative  impact on bond prices, as the large drop in unemployment provided  for one of the largest one day declines in bond  prices  with  the  yield  on  the  30-year  benchmark  bond

increasing from  6.93 percent to  7.18 percent.   After  trending

lower for  a brief  period during early- and mid-August, interest

rates  moved   higher  in   late-August  and  early-September  as

RP Financial, LC.
Page 2.10



inflation concerns  were raised  by the  stronger  than  expected economic growth.


     The Federal  Reserve's decision  not to raise interest rates at its  September and  October 1996 meetings, along with economic data providing  indications of a cooling economy, translated into a declining  interest rate  environment during late-September and through most  of October.  Interest rates continued to edge lower through November,  as the  October economic  data suggested  that

inflationary  pressures   were  non-threatening.     Bond  prices

declined slightly  in early-December,  as  investors  focused  on

weakness in  the dollar  and rising  oil prices.    Concern  over

Japanese investors  slowing their  buying of  U.S. Treasury notes caused bond  prices to  slide in  mid-December, despite  economic data which  continued to indicate mild inflation.  Interest rates were somewhat  trendless at  the close  of 1996,  as the  Federal

Reserve elected  not to  change interest  rates at  its  December meeting.


     With few  inflationary signs,  interest rates held steady at the beginning  of 1997,  which was  followed by  a mild easing in interest rates during the first half of February.  Indications of slowing economic  growth and  the Federal  Reserve's decision  to leave rates  unchanged at  its early-February meeting spurred the downward trend  in interest rates.  However, interest rates edged higher  in  late-February,  following  renewed  concerns  by  the

RP Financial, LC.
Page 2.11



Federal Reserve  Chairman over the sharp rise in the stock market

during the  past two  years.    After  stabilizing  briefly,  the

strengthening economy and growing expectations of a rate increase by the  Federal Reserve  propelled interest rates higher in late-

March.   The Federal  Reserve increased short-term interest rates

by 0.25  percent in  late-March, which  was followed  by a  sharp sell-off in  the bond  market.  For the first time in six months,

the rate on the 30-year benchmark bond moved above 7.0 percent in late-March.


     Inflation concerns  pushed interest  rates higher during the first half  of April 1997, which was followed by a slight decline in interest rates on rumors of a national budget accord.  News of the budget  agreement and  favorable inflation data sustained the

rally  in   bond  prices   through  early-May.    Interest  rates

stabilized in  mid-May, as the Federal Reserve opted not to raise

interest rates  at its  May meeting.   The high level of consumer

confidence indicated  by the  May reading caused the 30-year bond

yield to  edge above  7.0 percent  in  late-May.    However,  the

increase was  short-lived, as  signs of  slowing economic  growth provided for a lower interest rate environment during June.


     The downward  trend in interest rates became more pronounced during July  1997, following  the Federal  Reserve's decision  to leave rates  unchanged at  its early-July meeting and the release of new  economic data that indicated inflation was under control.

RP Financial, LC.
Page 2.12



Slower economic growth indicated by the second quarter GDP growth rate of 2.2 percent sustained the rally in bond prices at the end

of July.   However,  in early-August,  the stronger than expected

job growth  reflected in  the July  employment data and a falling

U.S. dollar  against the  yen and  mark  caused  bond  prices  to tumble.  After recovering briefly on the favorable inflation data indicated by  July  wholesale  and  retail  prices,  bond  prices declined in  late-August on  news of  the narrower  than expected

June trade  deficit.  As of August 22, 1997, one- and thirty-year

U.S.  Government  bonds  were  yielding  5.56  percent  and  6.65 percent, respectively.  Exhibit II-2 provides historical interest rate trends from 1991 through August 22, 1997.



Local Economy


     Manufacturing serves  as the  basis of the Montgomery County economy, with  manufacturing employment being diversified among a number of  industries.  In contrast to the general national trend

of   declining    employment   in   the   manufacturing   sector,

manufacturing jobs  increased  in  Montgomery  County  from  1989 through 1994.  Growth in the manufacturing sector has facilitated new job  growth in  other industries  as well,  most notably with respect to  the services  industry.  Based on 1994 data (the most recent data  available), the  manufacturing sector  accounted for

37.0 percent  of Montgomery  County's employment and 53.1 percent of total  employee earnings  in Montgomery  County.  Service jobs

RP Financial, LC.
Page 2.13



represented the  second largest  employment sector  in Montgomery

County (19.8  percent  of  jobs  and  13.9  percent  of  employee earnings), followed  by wholesale/retail  trade (18.1  percent of jobs and  11.4  percent  of  employee  earnings)  and  government services (8.3 of jobs and 7.9 percent of employee earnings).


     In  addition   to  local   industry,  Montgomery  County  is

supported  by  its  central  location  between  Indianapolis  and

Lafayette, thereby, serving as a bedroom community to many of the

County's residents  who commute  daily to  one  of  those  larger

metropolitan areas.   As  the largest  city in Montgomery County,

Crawfordsville is  the hub  of economic  activity  in  Montgomery

County, and  many of  the largest  employers in Montgomery County

are based  in Crawfordsville.   The  current largest  employer in

Crawfordsville is  R.R. Donnelly  & Sons,  which is  a commercial printing concern  and employs approximately 2,500 locally.  Other

major  employers   in  Montgomery  County  include  manufacturing

companies such as Raybestos Products (frictional parts for brakes

- 800  employees), Lithonia  Hi-Tek Lighting  Company (lighting -

600 employees) and Nucor Steel (steel - 480 employees).


     Montgomery County's  favorable economic  climate is  further

evidenced by  its low  unemployment.   As shown in Table 2.2, the

June  1997  unemployment  data  indicated  that  unemployment  in

Montgomery County was lower than the comparative U.S. and Indiana

RP Financial, LC.
Page 2.14



measures.   Consistent with the U.S. and Indiana, unemployment in

Montgomery County declined from a year ago.



                            Table 2.2
           Union Federal Savings and Loan Association
                     Unemployment Trends(1)


                              June 1996       June 1997
          Region             Unemployment    Unemployme
          nt

          United States         5.5%            5.2%
          Indiana               4.1             3.2
          Montgomery County     3.2             3.0


          (1)  Unemployment  rates   have  not   been  seasonally
          adjusted.

          Source:  U.S. Bureau of Labor Statistics.




Competition


     Competition   among    financial   institutions    in    the

Association's market is fierce, particularly given the relatively high number  of financial institution branches maintained for the

size of  the population  served.   As larger institutions compete

for market  share to  achieve  economies  of  scale,  the  market environment  for  the  Association's  products  and  services  is expected  to  become  increasingly  competitive  in  the  future.

Smaller institutions  such as Union Federal will be forced either to compete  with larger  institutions on  pricing, or to identify

RP Financial, LC.
Page 2.15



and operate in a "niche" that will allow for operating margins to be maintained at profitable levels.


     Union Federal's  retail deposit  base is closely tied to the economic fortunes  of Montgomery  County, where the Association's

only branch  is maintained.   Table  2.3 displays  deposit market

trends for  Montgomery County, with additional data presented for the State  of Indiana.  The data indicates that deposit growth in the Association's  primary market area increased at a 2.8 percent annual rate  from June  30, 1994 through June 30, 1996, which was slightly less  than  the  Indiana  deposit  growth  rate  of  3.4 percent.  Montgomery  County's deposit

RP Financial, LC.
Page 2.16



            ---------------------------------------------------------
                                    Table 2.3
                   Union Federal Savings and Loan Association
                                 Deposit Summary
            ---------------------------------------------------------



                                                               As of June 30,
                                 ------------------------------------------------------------------
                                              1994                               1996
                                 -------------------------------    -------------------------------    Deposit
                                               Market   Number of                 Market   No. of    Growth Rate
                                   Deposits    Share     Branches     Deposits    Share    Branches   1994-1996
                                                            (Dollars In Thousands)                      (%)
A. Deposit Summary
   State of Indiana               $60,065,116   100.0%    2,202      $64,273,989   100.0%    2,409       3.4%
       Commercial Banks            48,754,041    81.2%    1,845       52,937,864    82.4%    2,051       4.2%
       Savings and Loans           11,311,075    18.8%      357       11,336,125    17.6%      358       0.1%

    Montgomery County                $451,697   100.0%       28         $477,379   100.0%       22       2.8%
      Commercial Banks                287,592    63.7%       17          307,664    64.4%       17       3.4%
      Savings and Loans               164,105    36.3%       11          169,715    35.6%        5       1.7%
        Union FS&LA (1)                55,587    33.9%        1           58,518    34.5%        1       2.6%
        Union FS&LA (2)                          12.3%                              12.3%

-----------

 (1) Percent of S&L deposits.
 (2) Percent of total deposits.


 Source: FDIC, OTS, SNL Securities

RP Financial, LC.
Page 2.17



growth was  primarily the  result of  growth in  commercial  bank deposits, while  thrift deposits  posted a  more modest increase.

The positive  deposit growth  for thrifts  was achieved despite a decline in  branches maintained  by thrifts in Montgomery County,

reflecting  the   national  trend   of  consolidation  in  thrift

industry.


     Union Federal's  deposit balance  increased at a 2.6 percent annual rate  from June  30, 1994  through June  30,  1996,  which served to preserve its market share of Montgomery County deposits

at  12.3   percent.    As  a  percent  of  thrift  deposits,  the

Association's  market   share  of   Montgomery  County   deposits

increased from  33.9 percent  at June 30, 1994 to 34.5 percent at

June 30,  1996.   Accordingly, commercial  banks  are  viewed  as

representing the  most notable source of competition for deposits in the market area served by Union Federal.


     Future deposit  growth should be enhanced by the conversion,

as  the   additional  capital   will  improve   Union   Federal's

competitive position  and leverage  capacity.    The  Association

should also  continue to  benefit from  its favorable  image as a

locally-owned and  community-oriented institution.   At  the same

time, competitive  forces and  the relatively small population of the primary  market area  served by  Union Federal may negatively impact future  deposit growth  opportunities for the Association.

To augment  the growth that is possible internally, Union Federal may seek opportunities to expand the Association's deposit growth

RP Financial, LC.
Page 2.18



potential  through   acquiring  branches   or  another  financial

institution in  current or  nearby surrounding markets.  However,

at this  time, the  Association has  no definite plans to acquire additional branches or other financial institutions.

RP Financial, LC.
Page 3.1


                    III.  PEER GROUP ANALYSIS



     This  chapter   presents  an  analysis  of  Union  Federal's

operations versus a group of comparable savings institutions (the

"Peer Group")  selected from  the universe of all publicly-traded

savings  institutions.    The  basis  of  the  pro  forma  market

valuation of  Union Federal  is provided  by these  institutions.

Factors affecting  the Association's  pro  forma  value  such  as financial  condition,  credit  risk,  interest  rate  risk,  loan composition and  recent operating results can be readily assessed

in relation  to the  Peer Group.   Current  market pricing of the

Peer Group,  subject to  appropriate adjustments  to account  for differences between  Union Federal  and the Peer Group, will then be used as a basis for the pro forma valuation of Union Federal's to-be-issued common stock.



Selection of Peer Group


     We consider  the appropriate  Peer Group  to be comprised of only those  publicly-traded  savings  institutions  whose  common stock is  either listed  on a  national  exchange  or  is  NASDAQ listed, since the market for companies trading in this fashion is

regular and  reported.   We believe  non-listed institutions  are

inappropriate since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not  be a  reliable indicator  of market value.  We have also excluded from  the Peer  Group those companies under acquisition,

RP Financial, LC.
Page 3.2



mutual holding  companies and  recent  conversions,  since  their pricing ratios  are subject  to distortion  and/or do  not have a seasoned trading history.


     From the  universe of  publicly-traded thrifts,  we selected eleven institutions  with characteristics  similar  to  those  of

Union Federal.   In the selection process, we applied two primary

"screens" to the universe of all public companies:

     o Screen #1. Indiana institutions with assets between $75 million and $350 million, equity-to-assets ratios of at least 12.0 percent, core earnings of 0.75 percent or above of average assets, and non-performing assets of less than 2.0 percent of assets. Seven companies met the criteria for Screen #1 and all were included for the Peer Group: AMB Financial Corp., Home Bancorp of Fort Wayne, Logansport Financial Corp., MFB Corp. of Mishawaka, Marion Capital Holdings, Northeast Indiana Bancorp, and Peoples Bancorp of Auburn. Exhibit III-2 details the financial characteristics of all publicly-traded Indiana thrifts.

     o Screen #2. Ohio and Illinois institutions with assets between $75 million and $350 million, equity-to-assets ratios of at least 12.0 percent, core earnings of 0.75 percent or above of average assets, and non-performing assets of less than 2.0 percent of assets. Eleven institutions met the selection criteria for Screen #2 (see Exhibit III-3), and four were included as part of Union Federal's Peer Group: FFD Financial Corp. of OH, Industrial Bancorp of OH, WestCo Bancorp of IL, and Westwood Homestead Financial Corp. of OH.

Of the seven institutions excluded from the Peer Group, three were excluded due to the recency of their conversions: PS Financial of IL (converted November
1996), Delphos Citizens Bancorp of OH (converted November 1996), and Peoples Sidney Financial Corp. of OH (converted April 1997). One company (Park Bancorp of IL) was excluded on the basis of maintaining a relatively low concentration of loans as a percent of assets, which was in contrast to Union Federal's interest-earning asset composition. Park Bancorp's loans-to-assets ratio equaled
38.7 percent, as of June

RP Financial, LC.
Page 3.3


30, 1997. Two companies were excluded on the basis of maintaining comparatively low equity/assets ratios: Wood Bancorp of OH (equity/assets ratio of 12.3 percent) and Enterprise Federal of OH (equity/assets ratio of 12.3 percent). ASB Financial Corp. of OH was the other company excluded from the Peer Group, as the result of maintaining a comparatively high level of non-performing assets (NPAs/assets ratio of 1.58 percent).


     Table  3.1   on  the   following  page   shows  the  general

characteristics of  each of  the Peer Group companies and Exhibit

III-4 provides  summary demographic  data for  the primary market areas served  by each  of the  Peer Group companies.  In general,

the Peer  Group is  comprised of  relatively  small  institutions operating with  strong capital  ratios that  are facing  the same leverage challenge that will be faced by Union Federal as a newly

converted company.   At  the same  time,  while  the  Peer  Group

companies have  strong capital  ratios, Union Federal's pro forma capital position  will be  well above  the Peer  Group's  average equity-to-assets ratio.  While there are some differences between the Peer  Group companies  and Union Federal, we believe that the

Peer Group  provides a  good  representation  of  publicly-traded thrifts with  operations comparable  to those  of the Association

and, thus,  will  provide  a  good  basis  for  valuation.    The

following  sections  present  a  comparison  of  Union  Federal's

financial  condition,   income   and   expense   measures,   loan

composition, interest  rate risk  and credit risk versus the Peer

Group.   The conclusions  drawn from the comparative analysis are

RP Financial, LC.
Page 3.4



then factored  into the valuation analysis discussed in the final chapter.


     A summary  description of the key characteristics of each of the Peer  Group companies,  which we  determined warranted  their inclusion as  a  comparable  institution  to  Union  Federal,  is detailed below.


o AMB Financial Corp. of IN. Selected due to Indiana market area, traditional thrift operating strategy, comparable asset size, strong capital position, comparable funding composition, similar diversification of loan portfolio composition into higher risk types of lending, and favorable credit quality measures.


o FFD Financial Corp. of OH. Selected due to traditional thrift operating strategy, high level of capital, comparable funding composition, limited earnings contribution from sources of non-interest operating income, low level of operating expenses, similar concentration of 1-4 family permanent mortgage loans comprising the MBS and loan portfolio, and favorable credit quality measures.


o Home Bancorp of Fort Wayne IN. Selected due to Indiana market area, traditional thrift operating strategy, similar concentration of loans comprising interest-earning assets, limited earnings

RP Financial, LC.
Page 3.5


 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                       Table 3.1
                                         Peer Group of Publicly-Traded Thrifts
                                                 September 2, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  -------

 INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift     347 J     10   12-31   08/95  15.12     80
 HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift     335 J      9   09-30   03/95  21.37     54
 WCBI   WestCo Bancorp of IL                OTC    Chicago IL         Thrift     312 J      1   12-31   06/92  26.00     64
 PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift     288 J      6   09-30   07/87  24.75     56
 MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     248 J      4   09-30   03/94  21.00     35
 NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     176 J      3   12-31   06/95  16.75     30
 MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift     173 J      2   06-30   03/93  23.00     41
 WEHO   Westwood Hmstd Fin Corp of OH       OTC    Cincinnati OH      Thrift     135 J      2   12-31   09/96  15.37     43
 AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift      94 J      4   12-31   04/96  15.00     14
 FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift      85 M      1   06-30   04/96  15.00     22
 LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      83 J      1   12-31   06/95  14.25     18


NOTES:

(1) Or most recent date available (M=March, S=September, D=December, J=June, E=Estimated, and P=Pro Forma)

(2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.

(3)  FDIC savings bank institution.

     Source: Corporate  offering   circulars,   data  derived  from  information
             published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

     Date of Last Update: 09/02/97

RP Financial, LC.
Page 3.6


     contribution from sources of non-interest operating income, low level of operating expenses, and favorable credit quality measures.


o Industrial Bancorp of OH. Selected due to traditional thrift operating strategy, strong capital position, similar composition of interest-earning assets, similar funding composition, limited earnings contribution from sources of non-interest operating income, and favorable credit quality measures.


o Logansport Financial Corp. of IN. Selected due to Indiana market area, traditional thrift operating strategy, comparable asset size, one office operation, high level of capital, similar funding composition, limited earnings contribution from sources of non-interest operating income, low level of operating expenses, and favorable credit quality measures.


o MFB Corp. of Mishawaka IN. Selected due to Indiana market area, traditional thrift operating strategy, comparable funding composition, limited earnings contribution from sources of non-interest operating income, and favorable credit quality measures.


o Marion Capital Holdings of IN. Selected due to Indiana market area, traditional thrift operating strategy, limited earnings contribution from sources of non-interest operating income, and favorable credit quality measures.


o Northeast Indiana Bancorp of IN. Selected due to Indiana market area, traditional thrift operating strategy, strong capital position, similar interest-earning asset composition, comparable net interest margin, limited earnings contribution from sources of non-interest operating income, low level of operating expenses, similar concentration of 1-4 family permanent mortgage loans comprising loan and MBS portfolio, and favorable credit quality measures.


o Peoples Bancorp of Auburn IN. Selected due to Indiana market area, traditional thrift operating strategy, strong capital position, low level of operating expenses, and favorable credit quality measures.

RP Financial, LC.
Page 3.7


o WestCo Bancorp of IL. Selected due to traditional thrift operating strategy, strong capital position, comparable net interest margin, low level of operating expenses, similar concentration of MBS and 1-4 family permanent mortgage loans comprising the MBS and loan portfolio, similar diversification of loan portfolio composition into higher risk types of lending, and favorable credit quality measures.



o Westwood Homestead Financial Corp. of OH. Selected due to traditional thrift operating strategy, strong capital position, limited earnings contribution from sources of non-interest operating income, similar diversification of loan portfolio composition into higher risk types of lending, and favorable credit quality measures.



     In aggregate,  the Peer  Group  companies  are  more  highly capitalized than  the industry  average (18.28  percent of assets versus 12.92  percent for  the all SAIF average), generate higher earnings (1.22  percent core ROAA versus 0.75 percent for the all

SAIF average),  and generate  a lower  ROE (6.65 percent core ROE versus 7.54 percent for the all SAIF average).  Overall, the Peer

Group's average  P/B ratio  and core  P/E multiple were below the respective comparable  SAIF averages  (see next  page).  The Peer

Group's below  market P/B  ratio is  viewed as  being  largely  a function of the Peer Group's high capital ratio and resulting low

ROE.   Likewise, the  Peer Group's  lower  P/E  multiple  may  be attributed to  maintenance of a relatively low ROE.  RP Financial concluded that  the same attributes will apply to Union Federal's conversion stock,  further confirming  the applicability  of  the

Peer Group  selection for  deriving the  Association's pro  forma market value.

RP Financial, LC.
Page 3.8


                                                As of August
     22, 1997
                                           Peer         All
     SAIF
     Group                                Insured

     Equity-to-Assets                    18.28%        12.92
     Core Return on Assets ("ROA")        1.22          0.75
     Core Return on Equity ("ROE")        6.65          7.54

     Price-to-Book ratio ("P/B")        114.70%       138.46%
     Core Price-to-Earnings multiple ("P/E")           17.06x
     18.43x
     Price-to-Assets ratio ("P/A")       20.76%        17.42%


     Source:  Table 4.4 - Chapter IV Valuation Analysis.



     Ideally, the  Peer Group  companies would  be comparable  to

Union Federal  in terms of all of the selection criteria, but the universe of  publicly-traded thrifts  does  not  provide  for  an appropriate number  of such  companies.  However, in general, the companies selected  for the  Peer Group were fairly comparable to

Union  Federal,   as  will   be  highlighted   in  the  following

comparative analysis.



Financial Condition


     Table 3.2 shows comparative balance sheet measures for Union

Federal and  the Peer Group, reflecting the expected similarities and some  differences given  the  selection  procedures  outlined

above.   The Association's  and the  Peer Group's  ratios reflect

balances as  of June 30, 1997.  Union Federal's net worth base of

17.2 percent  was slightly  below the  Peer Group's  average  net worth ratio  of 18.3 percent.  Accordingly, with the consummation

RP Financial, LC.
Page 3.9



of the  conversion and  infusion of  the net conversion proceeds,

the Association  will maintain  a notably higher equity-to-assets ratio than  the Peer Group.  Union Federal's pro forma equity-to-

assets ratio  is expected  to exceed  30.0 percent.  All of Union

Federal's and  the Peer  Group's capital  consisted  of  tangible

capital.   Union Federal's higher pro forma capital position will

be favorable  from a  risk perspective  and in  terms  of  future earnings potential  that could  be realized  through leverage and

lower  funding   costs.     However,  at   the  same   time,  the

Association's high pro forma capitalization will likely result in a relatively low return on equity for an extended period of time.

Both the  Association's  and  the  Peer  Group's  capital  ratios reflected

RP Financial, LC.
Page 3.10




     RP FINANCIAL, LC.
     ------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                    Table 3.2
                   Balance Sheet Composition and Growth Rates
                         Comparable Institution Analysis
                               As of June 30, 1997

                                                                     Balance Sheet as a Percent of Assets
                                         ----------------------------------------------------------------------------------------
                                          Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                         Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                         ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------

     Union Federal Savings and Loan
     ------------------------------
       June 30, 1997                            7.7   86.8    2.9     73.6      8.4     0.0     17.2      0.0    17.2       0.0





     SAIF-Insured Thrifts                      18.1   67.0   11.6     70.9     14.7     0.2     12.6      0.2    12.3       0.0
     State of IN                               14.5   74.0    7.8     70.4     16.2     0.2     12.2      0.1    12.1       0.0
     Comparable Group Average                  16.2   77.9    3.5     71.2      9.3     0.0     18.3      0.0    18.3       0.0
       Mid-West Companies                      16.2   77.9    3.5     71.2      9.3     0.0     18.3      0.0    18.3       0.0


     Comparable Group
     ----------------

     Mid-West Companies
     ------------------
     AMFC  AMB Financial Corp. of IN           18.2   75.3    4.1     69.5     14.3     0.0     15.0      0.0    15.0       0.0
     FFDF  FFD Financial Corp. of OH(1)        15.2   62.2   21.0     64.1     10.1     0.0     24.7      0.0    24.7       0.0
     HBFW  Home Bancorp of Fort Wayne IN       17.1   81.4    0.0     85.9      0.0     0.0     13.3      0.0    13.3       0.0
     INBI  Industrial Bancorp of OH            10.9   86.8    0.1     76.4      5.2     0.0     17.7      0.0    17.7       0.0
     LOGN  Logansport Fin. Corp. of IN         14.2   71.5    9.7     72.6      5.4     0.0     19.2      0.0    19.2       0.0
     MFBC  MFB Corp. of Mishawaka IN           21.9   75.2    1.5     67.5     17.7     0.0     13.7      0.0    13.7       0.0
     MARN  Marion Capital Holdings of IN        7.2   85.4    0.0     70.3      4.7     0.0     22.5      0.0    22.5       0.0
     NEIB  Northeast Indiana Bncrp of IN        9.6   88.3    0.0     49.8     34.6     0.0     15.2      0.0    15.2       0.0
     PFDC  Peoples Bancorp of Auburn IN        18.9   79.6    0.2     83.4      1.0     0.0     15.2      0.0    15.2       0.0
     WCBI  WestCo Bancorp of IL                23.6   74.8    0.0     82.2      0.0     0.0     15.2      0.0    15.2       0.0
     WEHO  Westwood Hmstd Fin Corp of OH       21.3   76.3    1.8     61.3      9.1     0.0     29.4      0.0    29.4       0.0




                                                  Balance Sheet Annual Growth Rates                          Regulatory Capital
                                          ------------------------------------------------------------    -------------------------
                                                 Cash and   Loans           Borrows.   Net    Tng Net
                                         Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                         ------ ----------- ------ -------- -------- -------- -------    -------- -------- --------

     Union Federal Savings and Loan
     ------------------------------
       June 30, 1997                        3.63    56.41     0.38      5.36   -20.49    8.10    8.10        17.20  17.20    34.60





     SAIF-Insured Thrifts                  12.05     8.30    13.38      8.27    17.26    0.48   -0.05        10.91  10.97    22.56
     State of IN                            7.51     1.57     8.94      7.49     2.76   -3.68   -4.30        11.14  11.14    21.41
     Comparable Group Average              11.34    -7.88    13.46      3.79    26.93   -7.27   -7.27        15.48  15.48    29.55
       Mid-West Companies                  11.34    -7.88    13.46      3.79    26.93   -7.27   -7.27        15.48  15.48    29.55


     Comparable Group
     ----------------

     Mid-West Companies
     ------------------
     AMFC  AMB Financial Corp. of IN       18.60    24.90    17.81      9.16       NM  -13.09  -13.09        12.50  12.50    24.40
     FFDF  FFD Financial Corp. of OH(1)    11.98   -39.04    34.68    -18.53       NM      NM      NM        15.80  15.80    34.10
     HBFW  Home Bancorp of Fort Wayne IN    6.00   -19.40    13.62      8.84       NM   -9.15   -9.15        10.18  10.18    22.30
     INBI  Industrial Bancorp of OH        10.53     3.03    12.05      6.18       NM    0.91    0.91        16.11  16.11    31.50
     LOGN  Logansport Fin. Corp. of IN      7.72   -11.94    10.00     10.28       NM  -19.48  -19.48        19.26  19.26    35.88
     MFBC  MFB Corp. of Mishawaka IN       17.90    24.26    16.36      8.80       NM  -10.08  -10.08        13.00  13.00    27.78
     MARN  Marion Capital Holdings of IN   -2.51   -44.48     3.38     -3.56    31.85   -5.89   -5.89        20.56  20.56    32.25
     NEIB  Northeast Indiana Bncrp of IN   14.39     0.74    16.25     18.16    22.01   -8.07   -8.07        12.68  12.68    21.49
     PFDC  Peoples Bancorp of Auburn IN     3.46     3.68     3.45      2.72       NM    0.98    0.98        12.85  12.85    26.83
     WCBI  WestCo Bancorp of IL            -0.17   -20.59     8.43     -0.08       NM   -1.53   -1.53        12.90  12.90    28.00
     WEHO  Westwood Hmstd Fin Corp of OH   36.80       NM    12.03     -0.31       NM      NM      NM        24.49  24.49    40.57


     (1) Financial information is for the quarter ending March 31, 1997.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.11



significant capital  surpluses with  respect  to  the  regulatory capital requirements,  with the  Association's  ratios  currently indicating slightly greater capital surpluses.


     The interest-earning  asset compositions for the Association and  the  Peer  Group  were  somewhat  similar,  with  loans  and mortgage-backed securities  constituting the  bulk  of  interest-

earning assets  for Union  Federal and  the Peer  Group.    Union

Federal's combined  level of loans and mortgage-backed securities was higher  than the Peer Group's ratio (89.7 percent versus 81.4 percent for  the Peer  Group), with the Association maintaining a higher concentration  of  loans  and  a  lower  concentration  of mortgage-backed securities relative to the comparative Peer Group

ratios.   Comparatively, the Peer Group's cash and investments to

assets ratio  was  higher  than  the  comparable  ratio  for  the

Association  (16.2   percent   versus   7.7   percent   for   the

Association).   Overall, Union  Federal's interest-earning assets

amounted to  97.4 percent of  assets, which was comparable to the

Peer Group ratio of 97.6 percent.


     Union Federal's  funding  liabilities  reflected  a  funding strategy similar to that of the Peer Group's funding composition.

The Association's  deposits equaled 73.6 percent of assets, which was comparable  to  the  Peer  Group  average  of  71.2  percent.

Borrowings  maintained  by  Union  Federal  and  the  Peer  Group amounted to  8.4 percent and 9.3 percent of assets, respectively.

Accordingly,  both   Union  Federal   and  the  Peer  Group  were

RP Financial, LC.
Page 3.12



considered to  have ample  borrowing capacities.  Total interest-

bearing liabilities  maintained by  the Association  and the Peer

Group, as  a percent  of assets,  equaled 82.0  percent and  80.5 percent, respectively,  with the  Peer Group's  lower ratio being supported by maintenance of a higher capital position.


     A key  measure  of  balance  sheet  strength  for  a  thrift

institution is  its IEA/IBL  ratio.   Presently, the Peer Group's

IEA/IBL ratio  is slightly  higher than  the Association's ratio,

based on  respective ratios  of 121.2  percent and 118.8 percent.

The additional  capital realized from stock proceeds should serve to provide  Union  Federal  with  a  higher  IEA/IBL  ratio  than currently maintained  by the  Peer Group,  as the  interest  free capital realized  in  Union  Federal's  stock  offering  will  be deployed into interest-earning assets.


     The growth  rate section  of Table  3.2 shows  annual growth rates for  key balance sheet items.  Union Federal's growth rates are based  on annualized growth for the six months ended June 30,

1997, while  the Peer  Group's growth  rates are  based on annual growth for  the twelve  months ended June 30, 1997.  Asset growth rates of  positive 3.7  percent and  positive 11.3  percent  were posted by  the Association  and  the  Peer  Group,  respectively.

Union  Federal's   relatively  limited   asset  growth   resulted

primarily from  growth in  liquidity and  loans.  The high growth rate reflected  for cash  and investments  was the  result of the

RP Financial, LC.
Page 3.13



relatively low  balance of cash and investments maintained by the

Association, as  Union Federal's  cash  and  investments  balance increased by  $1.4 million  during the  six months ended June 30,

1997.   Growth in  loans and mortgage-backed securities accounted

for the  Peer Group's  asset  growth,  as  a  negative  cash  and investments growth  rate was  posted by the Peer Group.  Overall,

the Peer  Group's asset  growth measures  would tend  to  support greater earnings growth relative to the Association's measures.


     Deposit   growth    and   retained   earnings   funded   the

Association's asset  growth, as well as a slight decline in Union

Federal's balance  of borrowings.   The Peer Group's asset growth

was funded  by deposits  and borrowings,  with the  Peer  Group's lower balance  of borrowings  exhibiting a  significantly  higher

growth rate.   In  fact, the  Peer Group's borrowings growth rate

was understated  by the  Peer  Group  companies  with  borrowings growth rates  in excess of 100 percent, which accounted for seven of the  nine "NM" borrowing growth rates shown for the Peer Group companies in  Table 3.2.  The other two Peer Group companies with

"NMs" indicated  as borrowings growth rates recorded no change in their balance  of balance  of borrowings  for  the  twelve  month period.


     Capital growth  rates posted by the Association and the Peer

Group equaled  positive 8.1  percent and  negative  7.3  percent,

respectively.    Union  Federal's  capital  growth  was  realized

RP Financial, LC.
Page 3.14



through the  retention  of  earnings.    Comparatively,  dividend

payments and stock repurchases, as well as possible negative SFAS

115 adjustments,  were likely  factors that  more than offset the

Peer Group's earnings and accounted for the Peer Group's negative

capital growth  rate.   The Peer  Group's capital growth rate was

understated by  two companies  which recorded  more  than  a  100 percent increase in capital, as the result of conversion proceeds

being added  to capital  during the  twelve month  period.    FFD

Financial and  Westwood Homestead  completed their conversions in

April 1996  and September  1996,  respectively.    Following  the

increase  in  capital  realized  from  conversion  proceeds,  the

Association's capital growth rate will be depressed by its higher pro forma  capital position,  as well  as  by  possible  dividend payment and stock repurchases.



Income and Expense Components


     Union Federal  and the  Peer Group  reported net  income  to

average  assets   ratios  of   1.13 percent  and   0.90  percent,

respectively (see  Table 3.3),  based on  earnings for the twelve months ended  June 30, 1997.  Both the Association's and the Peer

Group's earnings  were depressed  by the  one time  assessment to

recapitalize  the   SAIF.     With  the  exception  of  the  SAIF

assessment, the  Association's and the Peer Group's earnings were fairly representative  of their  core  earnings,  as  other  non-

recurring items  were not significant factors in their respective

RP Financial, LC.
Page 3.15



earnings.    The  Association's  higher  earnings  were  realized

primarily through  maintenance of  a  lower  level  of  operating expenses and  a lower  effective tax  rate, which  was  partially

negated  by   the  Peer  Group's  higher  level  of  non-interest

operating income.

RP Financial, LC.
Page 3.16



     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                    Table 3.3
        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                    For the Twelve Months Ended June 30, 1997



                                                             Net Interest Income                   Other Income
                                                         ----------------------------           -------------------
                                                                               Loss     NII                            Total
                                                  Net                         Provis.  After    Loan   R.E.   Other    Other
                                                Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                                ------  ------ ------- ------ ------- -------   ----  -----   ------  ------

     Union Federal Savings and Loan
     ------------------------------
       June 30, 1997                              1.13    8.00    4.48   3.52   0.17    3.35    0.00  -0.26    0.07    -0.19





     SAIF-Insured Thrifts                         0.56    7.38    4.10   3.28   0.14    3.15    0.12   0.01    0.31     0.43
     State of IN                                  0.63    7.52    4.28   3.24   0.14    3.10    0.08   0.00    0.36     0.44
     Comparable Group Average                     0.90    7.53    3.97   3.56   0.03    3.53    0.03  -0.01    0.16     0.18
       Mid-West Companies                         0.90    7.53    3.97   3.56   0.03    3.53    0.03  -0.01    0.16     0.18


     Comparable Group
     ----------------

     Mid-West Companies
     ------------------
     AMFC  AMB Financial Corp. of IN              0.73    7.53    3.74   3.79   0.04    3.75    0.11   0.03    0.36     0.50
     FFDF  FFD Financial Corp. of OH(1)           0.77    6.84    3.54   3.30   0.00    3.30    0.00   0.00    0.06     0.06
     HBFW  Home Bancorp of Fort Wayne IN          0.56    7.36    4.46   2.90   0.00    2.90    0.00   0.00    0.07     0.07
     INBI  Industrial Bancorp of OH               0.73    7.98    3.89   4.09   0.06    4.03    0.00   0.00    0.14     0.14
     LOGN  Logansport Fin. Corp. of IN            1.17    7.45    3.67   3.78   0.02    3.76    0.00   0.00    0.16     0.16
     MFBC  MFB Corp. of Mishawaka IN              0.57    7.36    4.21   3.15   0.01    3.14    0.00   0.00    0.18     0.18
     MARN  Marion Capital Holdings of IN          1.39    7.84    3.83   4.01   0.03    3.98    0.05  -0.16    0.16     0.05
     NEIB  Northeast Indiana Bncrp of IN          1.03    7.80    4.25   3.55   0.13    3.42    0.09   0.00    0.20     0.28
     PFDC  Peoples Bancorp of Auburn IN           1.12    7.68    4.01   3.67   0.01    3.66    0.00   0.00    0.22     0.22
     WCBI  WestCo Bancorp of IL                   1.12    7.56    4.00   3.56   0.00    3.56    0.09   0.00    0.16     0.25
     WEHO  Westwood Hmstd Fin Corp of OH          0.69    7.46    4.10   3.36   0.07    3.29    0.00   0.00    0.09     0.09

                                              G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                            ----------------   --------------     -------------------------
                                                                                                                  MEMO:     MEMO:
                                               G&A  Goodwill      Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                             Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                             ------- -------   ------- -------     --------- -------- ------ ----------  --------

 Union Federal Savings and Loan
 ------------------------------
   June 30, 1997                               1.17    0.00      -0.45   0.00        8.04      5.45     2.59     7,024      27.11





 SAIF-Insured Thrifts                          2.33    0.03      -0.31   0.00        7.42      4.65     2.77     4,582      36.92
 State of IN                                   2.30    0.00      -0.26   0.00        7.48      4.74     2.75     3,641      38.45
 Comparable Group Average                      1.87    0.00      -0.48   0.00        7.72      4.99     2.73     4,845      37.22
   Mid-West Companies                          1.87    0.00      -0.48   0.00        7.72      4.99     2.73     4,845      37.22


 Comparable Group
 ----------------

 Mid-West Companies
 ------------------
 AMFC  AMB Financial Corp. of IN               3.00    0.00      -0.11   0.00        7.73      4.62     3.11     3,364      36.00
 FFDF  FFD Financial Corp. of OH(1)            1.75    0.00      -0.45   0.00        6.95      4.64     2.31     5,330      33.54
 HBFW  Home Bancorp of Fort Wayne IN           1.46    0.00      -0.51   0.00        7.48      5.26     2.22     4,134      43.91
 INBI  Industrial Bancorp of OH                1.99    0.00      -1.05   0.00        8.16      4.84     3.32     4,126      55.68
 LOGN  Logansport Fin. Corp. of IN             1.58    0.00      -0.54   0.00        7.70      4.79     2.91     6,396      36.07
 MFBC  MFB Corp. of Mishawaka IN               1.93    0.00      -0.43   0.00        7.47      5.06     2.41     3,705      39.83
 MARN  Marion Capital Holdings of IN           1.99    0.00      -0.41   0.00        8.44      5.13     3.31     5,590      14.12
 NEIB  Northeast Indiana Bncrp of IN           1.74    0.00      -0.27   0.00        7.96      5.12     2.84     4,408      38.76
 PFDC  Peoples Bancorp of Auburn IN            1.53    0.00      -0.53   0.00        7.78      4.76     3.02     3,687      38.63
 WCBI  WestCo Bancorp of IL                    1.65    0.00      -0.44   0.00        7.67      4.88     2.80     5,467      34.88
 WEHO  Westwood Hmstd Fin Corp of OH           1.95    0.00      -0.54   0.00        7.59      5.78     1.81     7,087      37.94


     (1) Financial information is for the quarter ending March 31, 1997.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.17



     The Association  and  the  Peer  Group  posted  similar  net interest income  to average  assets ratios,  as  Union  Federal's higher interest  income ratio  was more  than offset  by the Peer

Group's lower interest expense ratio.  As indicated in the yield-

cost section  of Table  3.3, the  Association's  higher  interest income ratio  was realized  through earning  a  higher  yield  on

interest-earning   assets,   reflecting   the   higher   yielding

composition of  Union Federal's  interest-earning assets  (higher concentration of  loans  and  lower  concentration  of  cash  and

investments).   Likewise, the Peer Group's lower interest expense

ratio was  realized through  maintaining a  lower cost  of  funds

(4.99 percent  versus 5.45 percent for the Association), in light

of Union  Federal's relatively  high deposit  costs.    The  Peer

Group's lower  interest expense  ratio was  also supported by its lower level  of interest-bearing  liabilities  (80.5  percent  of assets versus  82.0 percent  for  the  Association),  which  will become a  comparative advantage for the Association following the

increase  in   capital  to  be  realized  from  the  infusion  of

conversion proceeds.   Overall,  Union Federal and the Peer Group

reported net  interest income  to average  assets ratios  of 3.52 percent and 3.56 percent, respectively.


     In  another   key  area   of  core  earnings  strength,  the

Association maintained  a lower  level of operating expenses than

the Peer  Group.   For the  period  covered  in  Table  3.3,  the

Association and  the Peer  Group recorded  operating  expense  to

RP Financial, LC.
Page 3.18



average  assets   ratios  of   1.17  percent  and  1.87  percent,

respectively.   It  should  be  noted  that  the  one  time  SAIF

assessment expense has been reflected as a non-operating item for the Association  and the  Peer Group companies.  Accordingly, the operating expense  ratios posted  by the Association and the Peer

Group were  considered to  be representative  of their  recurring

operating expenses.   Union  Federal's  lower  operating  expense

ratio is  supported by  maintaining only  a one office operation,

which, in  turn, contributes  to  the  Association's  ability  to employ a  relatively low  number of  employees for its asset size

and the  size  of  its  deposit  base.    Assets  per  full  time

equivalent employee  equaled $7.0  million for  the  Association,

versus a  comparative measure of $4.8 million for the Peer Group.

On a  post-conversion basis, the Association's operating expenses can be  expected to  increase with the addition of public company reporting expenses  and stock  benefit plans,  with such expenses already impacting the Peer Group's operating expenses.


     When viewed  together, net  interest  income  and  operating expenses provide  considerable insight  into a  thrift's earnings

strength,  since   those  sources  of  income  and  expenses  are

typically the  most prominent  components  of  earnings  and  are generally more  predictable than  losses and  gains realized from the sale  of assets  or other  non-recurring activities.  In this regard,  as  measured  by  their  expense  coverage  ratios  (net interest income  divided by  operating expenses), Union Federal's

RP Financial, LC.
Page 3.19



earnings strength  was more  favorable  than  the  Peer  Group's.

Expense coverage  ratios posted  by Union  Federal and  the  Peer

Group equaled 3.01x and 1.90x, respectively.  An expense coverage ratio of  greater than 1.0x indicates that an institution is able to sustain  pre-tax profitability  without having to rely on non-

interest sources of income.


     Sources of  non-interest operating income, exclusive of real estate operations,  made minor  contributions to  Union Federal's and the Peer Group's earnings, with such income amounting to 0.07 percent and  0.19 percent of Union Federal's and the Peer Group's

average  assets,   respectively.     The  modest  amount  of  the

Association's and  the Peer  Group's earnings  realized from non-

interest operating  income is  consistent with  their traditional thrift operating strategies, which typically provides for limited

diversification  into   services   that   generate   non-interest

operating income.   Further  constraining non-interest  operating

income for  the Association  is a  deposit base  which contains a relatively low balance of checking accounts, as Union Federal has been offering  checking accounts for a relatively short period of time (approximately  3 years).  The Association recorded negative non-interest operating  income  when  factoring  in  real  estate operations, reflecting  the equity  loss realized from the Pedcor investment.  However, the equity loss of the Pedcor investment is substantially offset  by  tax  credits  provided  by  the  Pedcor investment, which  accounts for the Association's lower effective

RP Financial, LC.
Page 3.20



tax rate.   Comparatively, real estate operations had only a very

modest impact  on the Peer Group's earnings.  Taking non-interest operating income  into account in comparing the Association's and the Peer  Group's  earnings,  Union  Federal's  efficiency  ratio

(operating expenses as a percent of non-interest operating income and net  interest income)  of 35.1  percent compared favorably to the Peer Group's efficiency ratio of 50.0 percent.


     Loss provisions  established by  the Association were higher than Peer  Group average  (0.17 percent  of average assets versus

0.03 percent  for the  Peer Group),  as Union Federal established additional loss  provisions to  address  the  $72,000  charge-off recorded to  loss reserves  during the  six months ended June 30,

1997 and  recent growth  in higher  risk types  of loans.   Going

forward,  the  Association's  annual  loan  loss  provisions  are expected to  decline but  may still  exceed  the  level  of  loss

provisions established  by  the  Peer  Group.    Net  gains  were

negative for  both the  Association and the Peer Group, with such losses amounting  to 0.45  percent and  0.48 percent  of  average assets for  Union Federal  and the Peer Group, respectively.  The net loss  recorded by  the Association was solely attributable to

the SAIF  assessment.   In general,  the comparability  of  Union

Federal's and  the Peer  Group's net  losses were consistent with their similar  ratios of  deposits-to-assets and  would  tend  to indicate that,  except for the SAIF assessment expense, gains and losses resulting  from the sale of loans and investments were not

RP Financial, LC.
Page 3.21



a significant factor in the Peer Group's earnings as well.  Given the non-recurring  nature of  the special  SAIF  assessment,  the

Association's and  the Peer Group's net losses from non-operating items will be discounted in evaluating the relative strengths and

weaknesses of  their respective  earnings.   Extraordinary  items

were not a factor in either the Association's or the Peer Group's earnings.


     As the  result of  tax  credits  realized  from  the  Pedcor limited partnership,  Union Federal's effective tax rate was well below the  average effective  tax rate  for the Peer Group (27.11 percent versus  37.22 percent  for the  Peer Group).  Tax credits from the  Pedcor limited partnership are expected to be available to Union  Federal through  2003.  To the extent the Association's pre-tax earnings  increase, Union  Federal's effective  tax  rate will increase,  in light  of the fixed amount of tax credits that can be  realized from  the Pedcor limited partnership investment.

Overall, net  of  the  one  time  SAIF  assessment  expense,  the

Association's  and   the  Peer  Group's  reported  earnings  were

considered to be fairly representative of their core earnings.



Loan Composition


     Table 3.4  presents data  related to the loan composition of

Union Federal  and the  Peer Group.   An  emphasis  on  low  risk

residential lending  was apparent  in both  the Association's and

RP Financial, LC.
Page 3.22



the Peer  Group's loan  compositions, with  1-4 family  permanent mortgage loans  and  mortgage-backed  securities  accounting  for

78.6 percent and  82.6 percent  of Union  Federal's and  the Peer

Group's loan  and MBS portfolios, respectively.  The Peer Group's higher ratio  was  the  result  of  maintaining  slightly  higher concentrations of  both 1-4  family permanent  mortgage loans and

mortgage-backed securities.   Given  the Association's philosophy

of retaining  all originations  for portfolio, loans serviced for others necessarily  represented a  more  significant  off-balance sheet item  for the Peer Group; however, the Peer Group's average

balance  of   loans  serviced  for  others  ($4.1  million)  also

indicated that  most of the Peer Group companies were originating

loans primarily  for portfolio.   Only  one  of  the  Peer  Group

companies maintained a modest amount of servicing intangibles.


     As indicated  by the  higher percentage  of 1-4 family loans maintained by  the Peer  Group, Union Federal exhibited a greater degree of  lending diversification  into  higher  risk  types  of

loans.   Multi-family/commercial real  estate loans accounted for

both Union Federal's and the Peer Group's primary area of lending diversification, amounting  to 17.7  percent and  10.6 percent of their respective loan and MBS portfolios.  Other areas of lending

diversification  for   the  Association   were  fairly   limited,

consisting primarily   of construction loans.  The balance of the

Peer Group's  lending diversification  was  comprised  mostly  of commercial business  and construction loans, while consumer loans

RP Financial, LC.
Page 3.23



constituted a  relatively modest  area of lending diversification for the Peer Group.  Consumer loans represented a nominal area of lending diversification for the Association.  Notwithstanding the

Association's greater  diversification into  higher risk types of lending,  the  Peer  Group  maintained  a  slightly  higher  risk weighted assets-to-assets  ratio than Union Federal (51.8 percent

versus 50.3  percent for  Union  Federal).    Overall,  both  the

Association's and  the Peer  Group's risk  weighted assets ratios were indicative  of relatively  low risk operating strategies, as both ratios  did not  vary significantly  from  the  SAIF-insured average of 51.9 percent.

RP Financial, LC.
Page 3.24




     RP FINANCIAL, LC.
     ------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                    Table 3.4
               Loan Portfolio Composition and Related Information
                         Comparable Institution Analysis
                               As of June 30, 1997



                                         Portfolio Composition as a Percent of MBS and Loans
                                      ---------------------------------------------------------
                                                  1-4     Constr.   5+Unit    Commerc.             RWA/     Serviced     Servicing
 Institution                            MBS     Family    & Land    Comm RE   Business  Consumer  Assets    For Others   Assets
 -----------                          ------    ------    ------    ------    ------    --------  ------    ----------   ------
                                        (%)       (%)       (%)       (%)       (%)        (%)      (%)         ($000)   ($000)

 Union Federal Savings and Loan          3.12     75.46      3.58     17.66      0.00      0.18     50.26            0        0
 SAIF-Insured Thrifts                   15.39     61.59      5.33     11.63      6.50      1.71     51.93      365,027    2,905
 State of IN                            11.41     64.05      5.28      7.95     10.00      2.58     55.33       78,201      315
 Comparable Group Average                4.22     78.37      3.78     10.59      4.17      0.80     51.83        4,131        2


 Comparable Group
 ----------------


 AMFC  AMB Financial Corp. of IN         6.18     68.50      4.92     16.48      3.01      2.66     52.03            0        0
 FFDF  FFD Financial Corp. of OH(1)     23.02     72.12      2.41      3.43      0.84      0.00     42.97            0        0
 HBFW  Home Bancorp of Fort Wayne IN     0.00     94.60      4.93      0.54      2.94      0.00     46.26        2,620        0
 INBI  Industrial Bancorp of OH          0.22     90.73      6.20      6.07      1.39      0.14     52.72        5,300        0
 LOGN  Logansport Fin. Corp. of IN       9.85     64.70      2.21      7.98     15.31      0.00     54.44            0        0
 MFBC  MFB Corp. of Mishawaka IN         3.20     93.53      3.37      0.66      0.05      0.72     47.19            0        0
 MARN  Marion Capital Holdings of IN     0.02     61.11      5.43     33.55      2.43      0.00     65.01       33,172        0
 NEIB  Northeast Indiana Bncrp of IN     0.00     71.86      6.54     10.00      9.35      5.08     61.42        2,068        0
 PFDC  Peoples Bancorp of Auburn IN      0.29     90.44      2.63      3.02      5.27      0.00     47.93            0        0
 WCBI  WestCo Bancorp of IL              0.00     80.33      2.69     13.11      4.98      0.00     45.83            0        0
 WEHO  Westwood Hmstd Fin Corp of OH     3.66     74.19      0.24     21.65      0.26      0.18     54.38        2,276       22


(1)  Financial information is for the quarter ending March 31, 1997.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.25



Interest Rate Risk


     Table 3.5  reflects  various  key  ratios  highlighting  the relative interest  rate risk  exposure of  the Association versus the Peer Group companies.  In terms of balance sheet composition,

Union  Federal's   interest  rate   risk   characteristics   were

considered to be similar to the Peer Group's, as indicated by the

comparability  of   their  equity-to-assets  ratios  and  IEA/IBL

ratios.   Likewise, the Association and the Peer Group maintained

comparable levels  of  non-interest  earning  assets,  indicating similar earnings  capacities that  can be realized from the yield

earned on  interest-earning assets.   On  a pro  forma basis, the

infusion  of   stock  proceeds   should  serve   to  provide  the

Association with  a comparative  advantage over  the Peer Group's

balance  sheet   characteristics,  particularly   in   terms   of

increasing Union  Federal's equity-to-assets  ratio  and  IEA/IBL ratio.


     To analyze  interest  rate  risk  associated  with  the  net interest margin,  we reviewed  quarterly changes  in net interest income as  a percent  of average assets for Union Federal and the

Peer Group.   In  general, the  relative fluctuations in both the

Association's and the Peer Group's net interest income to average assets ratios  were considered  to be  fairly limited  and, thus,

neither Union  Federal or  the Peer  Group were  viewed as having significant interest  rate risk  exposure in their respective net

interest  margins.    The  stability  of  the  Association's  net

RP Financial, LC.
Page 3.26



interest margin  should be  enhanced by  the  infusion  of  stock proceeds, as  interest-rate sensitive liabilities will be funding a lower portion of Union Federal's assets.



Credit Risk


     Overall, Union Federal's credit risk exposure did not appear to be  materially different  than the Peer Group's, with both the

Association's and  the Peer Group's credit quality measures being

representative of  limited credit  risk exposure.   As  shown  in

Table 3.6,  Union Federal's  ratio of non-performing assets (REO,

non-accruing loans and accruing loans more than 90 days past due)

to assets  was lower than Peer Group's ratio (0.24 percent versus

0.41 percent  for the  Peer Group).   Similarly,  Union Federal's

non-performing loans  to loans  ratio was slightly lower than the

Peer Group's ratio (0.27 percent versus 0.50 percent for the Peer

Group).  Comparatively, loss reserve ratios were stronger for the

Peer Group,  as the  Peer Group maintained a higher level of loss reserves as  a percent  of non-performing  assets (195.4  percent versus 97.5  percent for the Association) and as percent of loans

(0.50 percent versus 0.27 percent for the Association).  Net loan charge-offs were  a slightly  larger factor  in the Association's earnings, reflecting  the $72,000  charge-off of  a  multi-family loan during the period.

RP Financial, LC.
Page 3.27

                              Table II-5 Table 3.5
          Union Federal Savings and Loan Association and the Peer Group
                     Interest Rate Risk Comparative Analysis


                                                           Interest-Earning         Non Interest-
                                                              Assets/                Earning
                                         Equity/           Interest-Bearing         Assets(2)/
                                          Assets           Liabilities(1)            Assets
                                       -------------       --------------           ----------
                                           (%)                  (%)                    (%)

Union Federal Savings and Loan(3)          17.2%               118.8%                 2.8%

Peer Group Average                         18.3%               121.7%                 2.6%

Peer Group(4)
AMB Financial Corp. of IN                  15.0%               116.5%                 3.1%
FFD Financial Corp. of OH                  24.7%               132.6%                 1.7%
Home Bancorp of Fort Wayne IN              13.3%               114.7%                 1.7%
Industrial Bancorp of OH                   17.7%               119.9%                 2.3%
Logansport Fin. Corp. of IN                19.2%               122.3%                 3.3%
MFB Corp. of Mishawaka IN                  13.7%               115.7%                 1.3%
Marion Capital Holdings of IN              22.5%               123.5%                 7.9%
Northeast Indiana Bncrp of IN              15.2%               116.0%                 2.5%
Peoples Bancorp of Auburn IN               15.2%               116.9%                 1.6%
WestCo Bancorp of IL                       15.2%               119.7%                 2.2%
Westwood Hmst Fin. Corp. of OH             29.4%               141.2%                 1.4%


                           Net Interest Income Analysis


                Change                 Change          Change        Change
    During      in Assoc.'s         in Peer Group's     in 1 Year    in 30 Year
Quarter Ended   Net Int. Inc.(5)    Net Int. Inc.(5)   T-Bill        T-Bond
                                     (Basis Points)

   6/30/96          16                   16             30           20
   9/30/96          12                   -3              1            5
   12/31/96         12                    2            -20          -28
   3/31/97           3                    3             51           46
   6/30/97          22                   -4            -34          -32




(1)  Interest-earning   assets  includes  cash;   interest-bearing   liabilities
     includes non-interest bearing deposits but excludes escrows.

(2) Comprised of REO, non-accruing loans, and other non interest-earning assets.

(3)  Union Federal's data is as of June 30, 1997.

(4)  Peer Group data is as of June 30, 1997 or most recent date available.

(5) Calculated as quarterly change in net interest income as a percent of average assets, annualized.

Sources:  SNL Securities and Union Federal's financial statements.

RP Financial, LC.
Page 3.28



     RP FINANCIAL, LC.
     ------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                    Table 3.6
                  Credit Risk Measures and Related Information
                         Comparable Institution Analysis
                As of June 30, 1997 or Most Recent Date Available



                                               NPAs &                                   Rsrves/
                                      REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan         NLCs/
Institution                          Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs       Loans
-----------                          ------    ------    ------    ------    ------    --------  ---------    ----------
                                       (%)       (%)       (%)       (%)       (%)        (%)      ($000)          (%)

Union Federal Savings and Loan          0.10      0.24      0.17      0.27    162.30     97.54       72        0.10
SAIF-Insured Thrifts                    0.28      0.79      0.86      0.82    177.09    130.18      386        0.16
State of IN                             0.13      0.71      0.95      0.65    124.66    142.03      118        0.14
Comparable Group Average                0.04      0.41      0.53      0.50    117.91    195.42        6        0.02


Comparable Group
----------------


AMFC  AMB Financial Corp. of IN         0.11      0.81      0.94      0.53     56.74     49.41       10       -0.02
FFDF  FFD Financial Corp. of OH(1)      0.00        NA      0.01      0.27        NA        NA        1        0.01
HBFW  Home Bancorp of Fort Wayne IN     0.00      0.05        NA      0.51        NA    835.54        0        0.00
INBI  Industrial Bancorp of OH          0.00      0.30      0.25      0.55    217.50    156.98        0        0.00
LOGN  Logansport Fin. Corp. of IN       0.01      0.61      0.84      0.38     45.60     44.88       16        0.11
MFBC  MFB Corp. of Mishawaka IN         0.00      0.08        NA      0.19        NA    177.07        0        0.00
MARN  Marion Capital Holdings of IN     0.00      0.81      0.94      1.35    144.01    144.01        0        0.00
NEIB  Northeast Indiana Bncrp of IN     0.03      0.40      0.42      0.71    170.55    159.54       24        0.06
PFDC  Peoples Bancorp of Auburn IN      0.09      0.36      0.31      0.38    121.58     83.87       17        0.03
WCBI  WestCo Bancorp of IL              0.19      0.60      0.54      0.38     69.42     47.07        0        0.00
WEHO  Westwood Hmstd Fin Corp of OH     0.00      0.06        NA      0.21        NA    255.81        0        0.00


     (1) Financial information is for the quarter ending March 31, 1997.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.29



Summary


     Based on  the above analysis and the criteria employed by RP

Financial in  the selection  of the companies for the Peer Group,

RP Financial  concluded that  the Peer  Group forms  a reasonable basis for  determining  the  pro  forma  market  value  of  Union

Federal.   Such general  characteristics as  asset size,  capital

position,    interest-earning    asset    composition,    funding

composition, core  earnings measures,  loan  composition,  credit quality and  exposure to  interest rate  risk all tend to support the reasonability of the Peer Group from a financial standpoint.

RP Financial, LC.
Page 4.1



                     IV.  VALUATION ANALYSIS



Introduction


     This  chapter  presents  the  valuation  analysis,  prepared pursuant to the approved valuation methodology promulgated by the

OTS, and  valuation factors  used to  determine the estimated pro forma market  value of  the common  stock of the Holding Company.

The  common   stock  will  be  issued  in  conjunction  with  the

conversion of  Union Federal  from the  mutual-to-stock  form  of

ownership.   The valuation  has been  prepared utilizing  the pro

forma valuation methodology promulgated by the OTS, most recently set forth in their 1994 valuation guidelines.



Appraisal Guidelines


     The OTS appraisal guidelines, originally released in October

1983, specify the methodology for estimating the pro forma market

value  of   an  institution.     The  methodology  provides  for:

(1) selection of  a  peer  group  of  comparable  publicly-traded

institutions,  subsequent   guidance   from   the   OTS   limited

eligibility to  only seasoned public companies in the peer group;

(2) a financial and operational comparison of the subject company to the  peer group; and (3) a valuation analysis in which the pro forma market  value of the subject company is determined based on the market pricing of the peer group as of the date of valuation,

incorporating valuation  adjustments for  key  differences.    In

RP Financial, LC.
Page 4.2



addition, the pricing characteristics of recent conversions, both at conversion and in the aftermarket, must be considered.



RP Financial Approach to the Valuation


     RP  Financial's   valuation  analysis   complies  with   the

appraisal guidelines  as revised  and issued  as of  October  21,

1994.     Accordingly,  the  valuation  incorporates  a  detailed

analysis based  on the  Peer  Group  discussed  in  Chapter  III,

incorporating "fundamental  analysis" techniques.   Additionally,

the valuation  incorporates a  "technical analysis"  of  recently

completed  stock   conversions,  including  closing  pricing  and

aftermarket trading of such conversions.  It should be noted that such analysis  cannot possibly  fully account  for all the market forces which  impact trading activity and pricing characteristics of a stock on a given day.


     The  pro   forma  market   value  determined   herein  is  a

preliminary value  for the  Holding Company's to-be-issued stock.

Throughout the conversion process, RP Financial will:  (1) review changes in  the Association's operations and financial condition;

(2) monitor the  Association's operations and financial condition relative to  the Peer  Group to identify any fundamental changes;

(3) monitor the  external factors  affecting value including, but not limited  to, local and national economic conditions, interest rates, and the stock market environment, including the market for

RP Financial, LC.
Page 4.3



thrift  stocks;  and  (4) monitor  pending  conversion  offerings

(including those  in the  offering  phase)  both  regionally  and

nationally.     If  material  changes  should  occur  during  the

conversion process,  RP Financial  will prepare updated valuation reports reflecting  such changes  and  their  related  impact  on value, if  any, over  the course  of the  conversion process.  RP

Financial will  also prepare  a final  valuation  update  at  the

closing  of   the  conversion   offering  to   determine  if  the

preliminary range of value continues to be appropriate.


     The appraised  value  determined  herein  is  based  on  the current market  and operating environment for the Association and

for all  thrifts.   Subsequent changes  in the local and national

economy, the  legislative and  regulatory environment,  the stock market, interest  rates,  and  other  external  forces  (such  as natural disasters  or major  world events),  which may occur from time to  time (often  with great unpredictability) may materially impact the  market value  of all  thrift stocks,  including Union

Federal, or  Union Federal's value alone.  To the extent a change in factors  impacting the  Association's value  can be reasonably anticipated and/or  quantified, RP Financial has incorporated the estimated impact into the valuation analysis.



Valuation Analysis

RP Financial, LC.
Page 4.4



     A   fundamental   analysis   discussing   similarities   and

differences relative  to the  Peer Group was presented in Chapter

III.   The following  sections focus  on differences  between the

Association and  the Peer  Group and how those differences affect

our pro  forma valuation.   Emphasis  is placed  on the  specific

strengths and  weaknesses of the Association relative to the Peer

Group in  such key  areas as  financial condition, profitability,

growth and  viability of  earnings, asset  growth, primary market area, dividends,  liquidity of the issue, marketing of the issue,

management, and  the  effect  of  government  regulations  and/or regulatory reform.  We have also considered the market for thrift stocks, and  in particular  new issues,  to assess  the impact on value of Union Federal coming to market at this time.



1.   Financial Condition


     The financial  condition of  an institution  is an important

determinant  in   pro  forma   market  value,  because  investors

typically look  to such  factors  as  liquidity,  capital,  asset

composition  and   quality,  and  funding  sources  in  assessing

investment attractiveness.   The  similarities and differences in

the Association's  and the  Peer Group's  financial strengths are noted as follows:

o Overall A/L Composition. Residential assets, including 1-4 family permanent mortgage loans and MBS, funded by retail deposits were the primary components of both Union Federal's and the Peer Group's balance sheets. Union Federal's interest-earning asset composition exhibited a higher concentration of loans and greater

RP Financial, LC.
Page 4.5


     diversification into higher risk types of loans. Maintenance of a higher concentration of loans translated into a more favorable yield on interest-earning assets for the Association, which was more than offset by the Peer Group's lower cost of funds. Credit quality measures indicated limited credit risk exposure for both the Association and the Peer Group. Likewise, Union Federal and the Peer Group exhibited fairly comparable interest rate risk exposure measures. There were no material differences in Union Federal's' and the Peer Group's funding compositions, with retail deposits meeting the major portion of their respective funding needs. Borrowings were utilized to a limited degree by both Union Federal and the Peer Group. For valuation purposes, RP Financial concluded no adjustment was warranted for the Association's overall asset/liability composition.

o Credit Quality. Both the Association's and the Peer Group's credit quality measures were indicative of limited credit risk exposure. Union Federal maintained a slightly lower non-performing assets-to-assets ratio than the Peer Group, while the Peer Group maintained higher reserves than Union Federal as a percent of non- performing assets and total loans outstanding. The low risk operating strategies maintained by the Association and the Peer Group were further indicated by risk weighted assets-to-assets ratios that were similar to the comparable ratio for all publicly-traded SAIF- insured thrifts, with Union Federal maintaining a slightly lower risk weighted assets-to-assets ratio than the Peer Group. Overall, we concluded that no
     adjustment  was  warranted  for  the  Association's   credit
     quality.

o Balance Sheet Liquidity. The Association operated with a lower balance of cash and investment securities than the Peer Group (7.7 percent of assets versus 16.2 percent for the Peer Group). However, following the infusion of stock proceeds, the Association's cash and investments ratio will be more comparable to the Peer Group average as the proceeds will likely be initially deployed into short-term investments. Union Federal and the Peer Group were considered to have ample borrowing capacities, as borrowings represented a relatively minor portion of the Association's and the Peer Group's interest-bearing funding compositions. Overall, balance sheet liquidity for the Association and the Peer Group were not viewed as being materially different and, thus, RP Financial concluded that no

RP Financial, LC.
Page 4.6


          adjustment was warranted for the Association's balance sheet liquidity.

     o Funding Liabilities. Retail deposits served as the primary interest-bearing source of funds for the Association and the Peer Group, with borrowings being utilized to a comparable degree by Union Federal and the Peer Group. Notwithstanding the Association's and the Peer Group's comparable interest-bearing funding compositions, Union Federal's overall cost of funds was somewhat higher than Peer Group's. Union Federal's higher cost of funds can be attributed to maintenance of a relatively low level of savings and transaction accounts, and payment of relatively high CD rates to sustain deposit growth. For purposes of the valuation, RP Financial concluded that in light of Union Federal's higher funding costs, Union Federal's funding composition warranted a slight downward adjustment.

     o Capital. The Association operates with a slightly lower pre-conversion capital ratio than the Peer Group,
          17.2 percent and 18.3 percent of assets, respectively. Accordingly, following the mutual-to-stock conversion, Union Federal's pro forma capital position will be well above the Peer Group's equity-to-assets ratio. The Association's higher pro forma capital position will result in greater leverage potential and reduce the level of interest-bearing liabilities utilized to fund assets. At the same time, the Association's more significant capital surplus will likely result in a depressed ROE for an extended period of time. Overall, RP Financial concluded that a slightly upward adjustment is warranted for the Association's capital position.


     On balance, the characteristics of the Association's and the

Peer Group's  financial conditions  were not materially different in most  respects for valuation purposes.  Union Federal's higher costing funding  composition  represented  a  negative  valuation consideration, while  its higher  pro forma  capital position was viewed as  being a  slightly  positive  valuation  consideration.

Overall, we  concluded that no valuation adjustment was warranted for the Association's financial strength.

RP Financial, LC.
Page 4.7



2.   Profitability, Growth and Viability of Earnings


     Earnings are  an important  factor in  determining pro forma market value,  as  the  level  and  risk  characteristics  of  an institution's earnings  stream and  the prospects  and ability to generate future  earnings are  typically heavily factored into an

investment decision.   The  historical income statements of Union

Federal  and   the  Peer   Group  were  generally  reflective  of

traditional thrift operating strategies, with net interest income and operating  expenses being  the major  determinants  of  their

respective earnings.   The  specific factors  considered  in  the

valuation include:

     o Reported Earnings. The Association recorded higher earnings on a ROAA basis than the Peer Group (1.13 percent versus 0.90 percent for the Peer Group). Both the Association's and the Peer Group's reported earnings were depressed by the one time assessment to recapitalize the SAIF, which had a comparable impact on their respective earnings. Absent the SAIF assessment expense, Union Federal's and the Peer Group's reported earnings were fairly representative of their core earnings. Core earnings posted by the Association and the Peer Group were indicative of a traditional thrift operating strategy, in which net interest income and operating expenses were the two dominant components of earnings, and non-interest operating income was a limited contributor to earnings. The Association's higher ROAA was realized through maintenance of a lower operating expense ratio and a lower effective tax rate, which was partially offset by the Peer Group's higher level of non-interest operating income and lower loss provisions. On a pro forma basis, the Association's ROAA should increase, while its ROE will decline and fall below the Peer Group's ROE Overall, no adjustment was warranted for this factor.

     o Core Earnings. Net of the SAIF assessment, both the Association's and the Peer Group's earnings were derived largely from recurring sources, including net interest income, operating expenses, and non-interest

RP Financial, LC.
Page 4.8


     operating  income.   In  these  measures,   the  Association
          operated with a comparable net interest margin, a lower operating expense ratio and a lower level of non-interest operating income. The Association's comparable net interest margin and lower level of operating expenses translated into a higher expense coverage ratio (3.01x versus 1.90x for the Peer Group). The Association's lower operating expense ratio also supported a more favorable efficiency ratio (35.1 percent versus 50.0 percent for the Association), despite the negative non-interest operating income recorded by the Association. Union Federal's negative non-interest operating income was attributable to a loss recorded in its limited partnership investment, which is essentially offset by tax credits. The tax credits account for the lower effective tax rate maintained by the Association, and, thus, there is a diminishing impact of the tax credits on the effective tax rate as Union Federal's earnings increase. Loss provisions had a larger impact on the Association's earnings, as Union Federal increased the amount of loss provisions established to address the charge-off of a multi-family loan and recent growth in higher risk types of loans. The Association's core earnings will realize the benefit of redeploying the conversion proceeds into interest-earning assets, which will somewhat be negated by expenses associated with stock benefit plans and operating as a publicly-traded company. Accordingly, we concluded that Association's core earnings were slightly more favorable than the Peer Group's and, thus, a upward valuation adjustment was warranted for the Association's core earnings.

     o Interest Rate Risk. Exposure to interest rate risk is considered to be somewhat limited for both the
          Association and  the Peer  Group,  in  light  of  their
          strong capital positions and resulting favorable IEA/IBL ratios. Following the infusion of stock proceeds, the Association will maintain more favorable equity-to-assets and IEA/IBL ratios than the Peer Group. Likewise, the stability of Union Federal's net interest margin should be enhanced by the reinvestment of stock proceeds into interest-earning assets. Accordingly, RP Financial concluded that the interest rate risk associated with the Association's earnings was less than the Peer Group's, and a slight upward adjustment was warranted for valuation purposes.

     o Credit Risk. Loan loss provisions were a larger factor in Union Federal's earnings due, in part, to address the relatively low level of loss reserves maintained as

RP Financial, LC.
Page 4.9


     a percent of problem assets and total loans. In terms of future exposure to credit quality related losses, both the Association's and the Peer Group's operating strategies and credit quality measures indicated relatively limited credit risk exposure. Union Federal's non-performing assets/assets ratio was less than the Peer Group's ratio, while the Peer Group's loss reserve coverage ratios were stronger than Union Federal's. Lending diversification into higher risk types of loans was more notable for the Association, which along with the higher concentration of loans maintained by Union Federal indicated a potentially greater degree of credit risk exposure for the Association. However, both the Association's and the Peer Group's risk weighted assets-to-assets ratios were similar to the average for all publicly-traded SAIF- insured thrifts and, thus, indicated low credit risk operating strategies. Overall, RP Financial concluded that the credit risk exposure associated with the Association's earnings was similar to the Peer Group's and no adjustment was warranted for valuation purposes.

     o Earnings Growth Potential. Several factors were considered in assessing earnings growth potential. First, the Peer Group's historical growth has been stronger than the Association's, even though Union Federal currently maintains similar leverage capacity as the Peer Group. Second, the infusion of stock proceeds will increase the Association's earnings growth potential with respect to leverage capacity and provide the Association with comparable liquidity as the Peer Group to fund loan growth. Thirdly, for the Association to realize stronger future growth, it will likely require expansion of staff and/or office facilities. Such expansion would likely negate Union Federal's current earnings advantage of maintaining a relatively low operating expense ratio, which is largely supported by the small size of its staff and one office operation. Lastly, as shown in Exhibit III-4, opportunities for lending growth in the market area where the Association maintains its largest presence (Montgomery County) is considered to be less favorable than in the primary market areas served by the Peer Group companies in terms of size of population served, although more favorable in terms of rate of population growth and level of per capita income. On balance, the Association's earnings growth potential was considered to be less favorable than the Peer Group's, based on Union Federal's lower growth historically and the unproven ability to realize stronger future growth without altering its low cost operating structure.

RP Financial, LC.
Page 4.10


          Accordingly, RP Financial concluded a moderate downward adjustment was warranted for this factor.

     o Return on Equity. The Association's return on equity will be below the Peer Group and industry averages, owing to Union Federal's significant pro forma capitalization that will provide an equity-to-assets ratio in excess of 30.0 percent. In view of the limited capital growth rate that will be imposed by Union Federal' extremely high equity position, it is expected that the market will consider the Association's stock to be less attractive until the Association can demonstrate its ability to profitably leverage its equity in a prudent manner. Therefore, RP Financial concluded that a moderate downward adjustment was warranted for the Association's ROE.


     Overall, Union  Federal's core  earnings and  interest  rate

risk   exposure    represented   slightly    positive   valuation

considerations, which  were more  than offset  by Union Federal's less favorable  earnings growth  potential and  lower  pro  forma

return on  equity.   Accordingly, RP  Financial concluded  that a

slight  downward   valuation   adjustment   was   warranted   for

profitability,  growth   and  viability   of  the   Association's

earnings.



3.   Asset Growth


     Union Federal  exhibited a  significantly lower asset growth rate than  the Peer  Group, during  the  period  covered  in  our comparative analysis  (positive 3.6  percent versus positive 11.3 percent for  the Peer  Group).  While the Association's pro forma capital position  will provide  for greater  capacity to leverage relative to  the Peer  Group's equity-to-assets  ratio, it is not

RP Financial, LC.
Page 4.11



viewed  as  a  material  advantage  for  the  Association.    The

Association's greater  leverage capacity  is viewed to be negated

by  the   more  limited   growth  recorded   by   Union   Federal

historically, despite  maintaining a  comparable level of capital as the  Peer Group,  and  the  Association's  relatively  limited

resources to  support stronger  future growth.   On  balance,  we

believe a  moderate downward  adjustment is  warranted  for  this factor.



4.   Primary Market Area


     The general  condition of  a financial  institution's market area has  an impact  on value,  as  future  success  is  in  part dependent upon  opportunities for  profitable activities  in  the

local  market  area.    A  diversified  and  stable  economy  has

supported  relatively  favorable  demographic  measures  for  the

Association's  primary  market  area,  as  indicated  by  healthy population and  household growth  rates.  The market area is also considered to  be relatively  prosperous, based  on household and per capita  income  measures  that  were  above  the  comparative

Indiana measures.   Overall,  a stable  local economy,  favorable

demographic growth  and moderate unemployment are viewed as being positive market  area characteristics  with respect  to  limiting credit risk exposure and supporting growth opportunities.  At the same time,  the population  based served  by the  Association  is relatively small  and, thus,  the population  growth in  absolute

RP Financial, LC.
Page 4.12



numbers is not viewed as representing a major source of potential growth for the Association.


     In general,  the Peer  Group companies operate in larger and more populous markets than served by the Association.  Population growth rates  in the  markets served  by the Peer Group companies were on  average less  favorable than  the  primary  market  area

served  by   the  Association.     On  average,  the  Association

maintained a  larger deposit  market share  than the  Peer  Group companies, indicating a competitive advantage for the Association in terms  of  the  degree  of  competition  faced  for  deposits.

Summary  demographic  and  deposit  market  share  data  for  the

Association and  the Peer  Group companies is provided in Exhibit

III-4.   As shown  in Table  4.1, June 1997 unemployment rates in

the  markets   served  by  the  Peer  Group  companies  were  not

dramatically different  from  the  comparative  measure  for  the

Association's  primary   market  area.     Overall,   the  larger

population bases  served by the Peer Group companies is viewed as being somewhat  negated by  the more  favorable growth  and  less competitive characteristics  of the  Association's primary market

area.   Therefore, we concluded no adjustment was appropriate for

the Association's market area.

RP Financial, LC.
Page 4.13


                            Table 4.1
                 Market Area Unemployment Rates
         Union Federal and the Peer Group Companies (1)



                                                   June 1997
                                  County          Unemployment

Union Federal - IN                Montgomery           3.0%

The Peer Group
AMB Financial Corp. - IN          Lake                 4.0%
FFD Financial Corp. - OH          Tuscarawas           4.3
Home Bancorp of Fort Wayne - IN   Allen                2.7
Industrial Bancorp. - OH          Sandusky             6.5
Logansport Fin. Corp. - IN        Cass                 3.9
MFB Corp. of Mishawaka - IN       St. Joseph           2.9
Marion Capital Holdings - IN      Grant                2.9
Northeast Indiana Bancorp - IN    Huntington           3.1
Peoples Bancorp of Auburn - IN    DeKalb               2.7
WestCo Bancorp - IL               Cook                 4.8
Westwood Hmstd. Fin. Corp. - OH   Hamilton             3.5


     (1)  Unemployment rates are not seasonally adjusted.

     Source:  U.S. Bureau of Labor Statistics.

RP Financial, LC.
Page 4.14



5.   Dividends


     As set  forth in the prospectus, the Holding Company intends to establish  an annual  dividend of $0.30 per share, which would provide for  a 3.0 percent  yield based  on the  $10.00 per share initial offering  price of the Holding Company's stock.  However,

future declarations  of dividends  by the Board of Directors will

depend  upon   a  number   of   factors,   including   investment

opportunities  available   to  the   Holding   Company   or   the

Association, capital  requirements, regulatory  limitations,  the

Holding Company's  and the  Association's financial condition and results of  operations, tax  considerations and  general economic conditions.


     Historically,  thrifts   typically  have   not   established

dividend policies  at the  time  of  their  conversion  to  stock

ownership.    Newly  converted  institutions,  in  general,  have

preferred to  gain market  seasoning, establish an earnings track

record  and   fully  invest   the  conversion   proceeds   before

establishing a  dividend policy.   However, during the late-1980s

and early-1990s,  with negative  publicity surrounding the thrift industry, there  was a  tendency for  more  thrifts  to  initiate moderate dividend  policies concurrent with their conversion as a means of  increasing the  attractiveness of  the stock  offering.

Today, fewer  institutions are  compelled to  initially establish dividend policies  at the  time of  their conversion  offering to increase the  attractiveness of  the stock  issue as (1) industry

RP Financial, LC.
Page 4.15



profitability has  improved, (2) the  number  of  problem  thrift institutions has  declined, and  (3) the stock  market cycle  for thrift stocks  is generally  more favorable  than in  the  early-

1990s.   At the same time, with ROE ratios under pressure, due to

high equity  levels, well-capitalized institutions are subject to increased competitive pressures to offer dividends.


     As publicly-traded thrifts' capital levels and profitability have improved  and as  weakened institutions  have been resolved,

the proportion  of institutions  with cash  dividend policies has

increased.   All eleven  of the  institutions in  the Peer  Group

presently pay  regular  cash  dividends,  with  implied  dividend yields ranging  from 0.94 percent  to 3.83  percent.  The average dividend yield  on the  stocks of the Peer Group institutions was

2.21 percent  as of  August 22,  1997,  representing  an  average earnings payout  ratio of  39.39 percent of core earnings.  As of

August 22,  1997, approximately 84 percent of all publicly-traded

SAIF-insured thrifts  had adopted  cash  dividend  policies  (see

Exhibit IV-1), exhibiting an average yield of 2.02 percent and an

average payout  ratio of  40.78 percent  of core  earnings.   The

dividend paying  thrifts generally  maintain higher  than average profitability ratios,  facilitating their  ability  to  pay  cash dividends.


     The Holding Company's dividend yield is slightly higher than

Peer Group  average; however,  based on the Peer Group's earnings

RP Financial, LC.
Page 4.16



and capital  position, the  Peer Group  has a similar capacity as

the  Association   to   pay   a   3.0 percent   dividend   yield.

Accordingly, no  adjustment has been applied to the Association's value for this factor.

RP Financial, LC.
Page 4.17



6.   Liquidity of the Shares


     The Peer  Group is  by definition composed of companies that are traded  in the  public markets,  all of  which trade  on  the

NASDAQ.   Typically, the  number of shares outstanding and market

capitalization provides an indication of how much liquidity there will be  in a particular stock.  The market capitalization of the

Peer Group  companies ranged  from $14.5 million to $79.8 million as of  August 22,  1997, with  an average  market value  of $41.6 million.  The shares outstanding of the Peer Group members ranged from 964,000  to 5.3  million, with average shares outstanding of approximately 2.2 million.  The Association's conversion offering will result  in a  market value  and shares  outstanding that are less than  and similar  to the  comparative Peer  Group averages.

While the  Association's pro  forma market value is less than the

Peer Group  average, it  is within  the range  of  market  values

exhibited by  the Peer  Group  companies.    Furthermore,  it  is

anticipated that  the Holding Company's stock will also be quoted on the NASDAQ National Market System.  Accordingly, in comparison to the  Peer Group  companies, we  do  not  anticipate  that  the liquidity characteristics  of the Holding Company's stock will be materially different  from most  of  the  Peer  Group  companies'

stocks.  Therefore, no adjustment was required for this factor.



7.   Marketing of the Issue

RP Financial, LC.
Page 4.18



     We believe  that three  separate markets  exists for  thrift stocks coming  to market  such as  Union Federal:  (1) the after-

market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition,

earnings, capital, ROE and dividends; (2) the new issue market in which converting  thrifts are  evaluated on  a  pro  forma  basis without the  benefit  of  prior  operations  as  a  publicly-held company and stock trading history; and (3) the acquisition market

for thrift  franchises in  Indiana.   All three  of these markets

were considered  in the  valuation of  the  Association's  to-be-

issued stock.


     A.   The Public Market


          The value  of publicly-traded  thrift stocks  is easily

measurable, and  is tracked by most investment houses and related

organizations.   In general,  thrift stock values react to market

stimuli such  as interest  rates, inflation,  perceived  industry health, projected rates of economic growth, regulatory issues and

stock market  conditions  in  general.    Exhibit  IV-2  displays

historical stock  market trends  for various indices and includes historical stock  price index  values for  thrifts and commercial

banks.   Exhibit IV-3 displays historical stock price indices for

thrifts only.


          In terms  of assessing general stock market conditions,

the stock market has generally trended higher over the past year.

RP Financial, LC.
Page 4.19



Stocks and  bonds rallied in late-July and early-August  1996, as

economic  data   indicated  a  healthy  but  moderating  economy.

However, higher  interest rates  pushed  stocks  lower  in  late-

August,  reflecting  increasing  expectations  that  the  Federal

Reserve would  tighten interest  rates in September.  The decline in the stock market was reversed in early-September, as investors reacted positively  to the inflation data contained in the August

employment report.   Oil stocks sustained the upward trend in the

stock market  in early-September,  as renewed tension between the

U.S. and  Iraq pushed  crude oil prices to their highest level in

five years.   Both  bond and  stock prices  surged higher in mid-

September, as most of the economic data for August indicated that the economy was slowing down and investors became more optimistic that the  Federal Reserve  would  not  raise  interest  rates  in

September.


          The Federal  Reserve's decision  not to  raise interest

rates at  its September 1996 meeting, and generally healthy third quarter earnings  results sustained  the upward  momentum in  the

stock  market   during  the  beginning  of  the  fourth  quarter.

Favorable inflation data and lower interest rates further spurred the upward  trend in  the stock  market prior  to  the  election.

Investors were  cheered by  the "status quo" election results, as stocks rallied  strongly following  the election  with  the  DJIA posting ten  consecutive advances through mid-November.  Economic stability and  a rising  bond market  sustained the  stock market

RP Financial, LC.
Page 4.20



rally through  the end  of November.   For  the entire  month  of

November, the DJIA increased 492.3 points, or 8.2 percent.

Following the  rapid rise  in the  stock market  during November,

stocks retreated  during the  first half  of  December.    Profit

taking, concern  about speculative  excesses in  the stock market and higher  interest rates  all contributed to the decline in the stock market.


          The stock market resumed an upward trend during the end

of 1996  and the  first  three  weeks  of  1997,  with  the  DJIA

establishing  several   new  highs   in  the  process.    Factors

contributing to  the rally  in  the  stock  market  included  the

Federal Reserve's  decision  to  leave  rates  unchanged  at  its

December meeting,  economic data  which reflected moderate growth

and  low   inflation,  and   favorable  fourth  quarter  earnings

particularly in  the technology sector.  However, a disappointing fourth quarter  earnings report  by IBM ignited a sell-off in the stock market in late-January.  Higher interest rates extended the downturn, as  the 30-year  bond approached 7.0 percent at the end

of January.   A  high degree  of market  volatility  was  evident

throughout  most   of  February  1997,  reflecting  concern  over

speculative excesses  in the  stock market;  particularly, as the

DJIA closed  above the 7000 mark in mid-February.  Profit taking,

growing expectations  of a correction and comments by the Federal

Reserve Chairman pulled the market lower in late-February.

RP Financial, LC.
Page 4.21



          Following a  downturn in late-February 1997, the market

recovered in  early-March.  Despite increasing expectations of an interest  rate  hike  by  the  Federal  Reserve,  the  Dow  Jones

Industrial Average  ("DJIA") closed  to  a  new  record  high  of

7085.16 on  March 11,  1997.   However, an upward revision to the

January retail  sales figure  triggered a  one  day  sell-off  in stocks and bonds on March 13, 1997, as the stronger than expected growth heightened  expectations of  an interest  rate increase by

the  Federal   Reserve.    Unease  over  higher  interest  rates,

profitability concerns  in the  technology sector  and litigation concerns for tobacco stocks pulled the stock market lower in mid-

March.   As expected,  the Federal  Reserve increased the rate on

short-term funds  by 0.25  percent  at  its  late-March  meeting.

Following the  rate increase,  the sell-off  in the  stock market became more severe amid further signs of an accelerating economy.

Stocks bottomed-out  on news  of a stronger than expected rise in core producer  prices for March, with the DJIA closing at 6391.69 on April  11, 1997,  or  9.8  percent  below  the  all-time  high recorded a month ago.


          Some favorable  first quarter earnings reports and news

of a  possible settlement  by tobacco  companies to  resolve  the threat of  liability lawsuits  provided for  a modest recovery in the stock  market in  mid-April 1997.  In late-April, the release of economic  data which  indicated  mild  inflationary  pressures furthered the  rally in  bond and stock prices.  News of a budget

RP Financial, LC.
Page 4.22



agreement and  a favorable  ruling for tobacco companies sent the

stock market  soaring  to  record  highs  in  early-May.    Mixed

economic data  and the  Federal Reserve's  decision to  leave its target for  the federal  funds rate  unchanged at its May meeting sustained a positive trend in the stock market through the end of

May.   Profit worries caused a sell-off in high technology stocks in early-June, while declining interest rates served to stabilize

the broader  market.   Technology stocks rallied the stock market

to new  highs in  mid-July, as  a number  of technology companies

posted favorable  second quarter  earnings.   Favorable inflation

data, including  second quarter  GDP growth  slowing to an annual rate of  2.2 percent versus 4.9 percent in the first quarter, and comments by  the Federal Reserve Chairman which indicated that an increase in  interest rates  was not  imminent, spurred  bond and stock prices strongly higher during the second half of July.


          A decline  in the  July 1997 unemployment rate reversed

the positive  bond and  stock market  trends in  early-August, as

inflation concerns  became more  prominent.   A declining  dollar

against the  yen and  mark sharpened  the decline in bond prices,

with the  30-year U.S. Treasury bond increasing from 6.32 percent at the  end of  July to  6.66 percent  as of August 8, 1997.  The sell-off pulled  stock prices  lower as  well.  While bond prices firmed in mid-August, notable volatility was evident in the stock market.  The DJIA moved 100 points for five consecutive days from

August 18,  1997 through  August 21, 1997, which set a record for

RP Financial, LC.
Page 4.23



volatility.   Profit worries  among some  of the  large blue chip

companies and  mixed inflation readings were factors contributing to the roller-coaster performance of the stock market.  On August

22, 1997,  the  DJIA  closed  at  7887.91,  translating  into  an increase of 37.8 percent from year a year ago.


          Similar to  the overall  stock market,  the market  for

thrift stocks has generally been favorable during the past twelve

months.   Lower interest  rates and the announced acquisitions of

two large  California thrifts,  American Savings with $20 billion in assets  and CalFed  Bancorp with $14 billion in assets, pushed the SNL  Index higher  in late-July  and through mid-August 1996.

Thrift stocks  settled into a narrow trading range in late-August and early-September,  as higher  interest rates dampened interest

in the  thrift sector.   For  the balance  of September,  trading

activity in  thrift stocks  was somewhat  mixed.   Higher  thrift

prices were  recorded in  mid-September, as  the yield on the 30-

year U.S.  Treasury  bond  briefly  dropped  below  7.0  percent.

However, the rally in financial services stocks faltered in late-

September, reflecting  renewed fears  about higher interest rates and rising bad debt on credit cards.


          Thrift prices  generally moved  higher  during  October

and November  1996.   The  upward  trend  in  thrift  prices  was

supported by lower interest rates, with the slow down in economic growth pushing  the 30-year  U.S. bond  rate  below  6.5  percent

RP Financial, LC.
Page 4.24



during the  second half  of November.    Investors  also  reacted

positively to  the SAIF  rescue  legislation,  in  light  of  the reduction in  deposit insurance  premiums to  be  paid  by  SAIF-

insured  thrifts  following  the  one  time  special  assessment.

Similar to  the overall  stock market, thrift prices traded lower

in early-December.   Profit  taking and  expectations  of  higher

interest rates  were factors  contributing to  the pull  back  in thrift issues.


          Bullish sentiment  for thrift  stocks heightened at the

beginning  of  1997,  as  investors  reacted  positively  to  the favorable inflation  data and  generally  strong  fourth  quarter

earnings.   The rally  in thrift  issues was  driven by the large

California institutions, reflecting expectations that there would be further consolidation among the large California thrifts.  The acquisition speculation for the large California thrifts became a reality in  mid-February, as H.F. Ahmanson's unsolicited offer to acquire Great  Western Financial  sent the  SNL Index  soaring in

mid-February.   Stable interest  rates and  acquisition  activity

supported higher  thrift prices in early-March; however, like the stock market  in general,  the peak in thrift prices was followed

by a  sharp  sell-off  in  mid-March.    In  fact,  interest-rate

sensitive issues  were among  the  sectors  hardest  hit  by  the

revised  January   retail  sales  report,  as  the  30-year  bond

approached 7.0 percent.  Interest-rate sensitive issues continued

to experience  selling pressure in late-March and early-April, as

RP Financial, LC.
Page 4.25



signs of  a strengthening  economy pushed  interest rates higher.

The sell-off  in thrift  stocks culminated  on April 11, 1997, as interest rates  increased sharply  on news  of  the  higher  than expected rise  in core  producer prices for March.  Thrift prices

edged  modestly   higher  in   mid-April,  reflecting   generally

favorable first quarter earnings and a slight decline in interest rates following  the release  of economic  data which showed that

inflation was  low.   Favorable inflation  data  and  the  budget

agreement provided  for a more substantial rally in thrift stocks in late-April  and early-May,  as interest-rate  sensitive issues were bolstered by declining interest rates.


          Thrift stocks  continued to  trend higher  through June

and early-July  1997, based on the improved interest rate outlook

and an  overall positive  outlook for  the  economy.    Generally

favorable second  quarter earnings  and the 30-year U.S. Treasury bond yield  declining below  6.50 percent served to further boost thrift prices  in mid-July,  with  the  declining  interest  rate environment serving to sustain the rally in thrift prices through

the end  of July.   Thrift  prices generally  declined during the

first half  of August,  due to  higher interest  rates and profit

taking.   From July  31, 1997  to August  15, 1997, the SNL Index

declined by  3.7 percent.   Thrift  prices recovered modestly the

following week,  as the  Federal Reserve left short-term interest

rates unchanged  at its  August meeting.   The  SNL Index for all

RP Financial, LC.
Page 4.26



publicly-traded thrifts  closed at  663.4 on  August 22, 1997, an increase of 62.4 percent from one year ago.


     B.   The New Issue Market


          In  addition  to  thrift  stock  market  conditions  in

general, the  new issue  market for converting thrifts is also an important consideration  in  determining  the  Association's  pro

forma  market  value.    Over  the  past  year,  the  market  for

converting thrift issues has generally been favorable.  Following somewhat of  a soft  market for  thrift  conversions  during  the second quarter  of 1996,  interest returned  to converting issues during the second half of 1996.  Fewer offerings, more attractive pricing, lower  interest rates, and the general positive trend in thrift prices  were among the most prominent factors contributing to the  renewed investor  interest shown  for  converting  thrift

issues.   The favorable  market environment for converting thrift

issues was  sustained during  the first  and second  quarters  of

1997, with  the most  recently completed conversions experiencing

very  strong  market  interest.    Since  late-June  1997,  seven

standard conversion issues have been completed and began trading,

exhibiting an average price increase of 53.5 percent on the first day of  trading, partially  reflecting  general  exuberant  stock market trends  and overall investor enthusiasm for initial public offerings (including non-financial services companies).  As shown in Table  4.2, the  median one  week change in price for standard

RP Financial, LC.
Page 4.27



conversion offerings  completed during  the  latest  three  month period ending August 22, 1997 equaled positive 47.5 percent.  The median pro forma price/tangible book and price/earnings ratios of the recent  conversions, excluding  second step  conversions, was

71.4 percent and 17.3 times, generally reflecting closings at the top of the super range.


          In examining  the current  pricing  characteristics  of

institutions completing  their conversions  during the last three months (see  Table 4.3), we  note  there  exists  a  considerable difference in  pricing ratios  compared to  the universe  of  all

publicly-traded thrifts.   Specifically,  the current average P/B

ratio of the conversions completed in the most recent three month period of 118.20 percent reflects a discount of 14.0 percent from the average P/B ratio of all publicly-traded SAIF-insured thrifts

(equal to  138.46 percent),  and the core P/E ratio of the recent conversions was  at a  notable premium  to the  all  SAIF-insured public average  core P/E  ratio of  18.56 times.  Only one of the recently converted  companies was  trading at a core P/E multiple

of less  than 30  times.    The  pricing  ratios  of  the  better

capitalized  but   lower  earning  (based  on  return  on  equity

RP Financial, LC.
Page 4.28



                                    Table 4.2
                     Recent Conversions (Last Three Months)
           Conversion Pricing Characteristics: Sorted Chronologically


Institutional Information                           Pre-Conversion Data                   Offering         Insider Purchases
                                                  Financial Info.  Asset Quality         Information
                                                                                                  Benefit Plans
                               Conversion                 Equity/   NPAs/   Res.    Gross % of   Exp./      Recog.  Mgmt.
Institution              State   Date   Ticker   Assets   Assets   Assets  Cov.    Proc. Mid.    Proc.  ESOP   Plans & Dirs.  P/TB
Bayonne Bancshares (8)    NJ     ####             $577      8.33%   0.81%    53%   48.7  132%    3.8%   8.0%   4.0%   10.0%  100.9%
FirstSpartan Fin. Corp.   SC  *  ####              388     11.81%   0.75%    44%   88.6  132%    1.6%   8.0%   4.0%    1.5%   72.4%
GSB Financial Corp.       NY     ####               96     12.68%   0.07%   188%  $22.5  132%    4.1%   8.0%   4.0%    2.6%   72.5%
FirstBank Corp.           ID  *  ####              138      8.00%   0.99%    68%   19.8  132%    3.5%   8.0%   4.0%    8.2%   71.4%
Montgomery Fin. Corp.(8)  IN     ####               94      9.83%   0.91%    20%   11.9  132%    4.5%   8.0%   4.0%    4.6%   89.1%
Community First Bankg. Co GA     ####              366      7.02%   1.68%    40%   48.3  132%    2.9%   8.0%   4.0%    1.0%   72.3%
First Robinson Fin. Corp. IL     ####               72      6.78%   0.63%    89%    8.6  132%    4.7%   8.0%   4.0%    9.8%   71.4%
Security Bancorp          TN     ####               46      5.46%   0.06%    NM     4.4  132%    6.9%   8.0%   4.0%    2.0%   72.0%
Sistersville Bancorp      WV     ####               27     17.91%   0.31%   198%    6.6  110%    6.8%   8.0%   4.0%    5.4%   65.0%
SFB Bancorp               TN     ####               47     10.04%   0.80%    82%    7.7  132%    3.2%   8.0%   4.0%    5.3%   70.1%
Rocky Ford Financial      CO     ####               21     13.92%   0.00%    NA     4.2  132%    8.3%   8.0%   4.0%   23.6%   67.9%

                                       Averages:  $129     10.35%   0.62%    91%  $22.3  130%    4.6%   8.0%   4.0%    6.4%   72.4%
                                        Medians:    83      9.94%   0.69%    75%   10.2  132%    4.3%   8.0%   4.0%    4.9%   71.7%

                       Averages, Excluding 2nd S  $133     10.40%   0.59%   101%  $23.4  130%    4.7%   8.0%   4.0%    6.6%   70.6%
                       Medians, Excluding 2nd St    72     10.04%   0.63%    82%    8.6  132%    4.1%   8.0%   4.0%    5.3%   71.4%


                                                                   Pro Forma Data
                                                         Pricing Ratios(Fin. Characteristics

                                                                                                IPO
                                                  P/E(5)    P/A     ROA    TE/A      ROE      Price
                                                    (x)     (%)      (%)    (%)      (%)        ($)
Bayonne Bancshares (8)    NJ     ####                 NM    14.6%    NM     14.4%     NM      $ 10.00
FirstSpartan Fin. Corp.   SC  *  ####               17.3    19.1%    1.1%   26.3%     4.2%      20.00
GSB Financial Corp.       NY     ####               22.5    19.6%    0.9%   27.1%     3.2%      10.00
FirstBank Corp.           ID  *  ####               22.8    12.9%    0.6%   18.0%     3.1%      10.00
Montgomery Fin. Corp.(8)  IN     ####               24.1    16.0%    0.7%   17.9%     3.7%      10.00
Community First Bankg. Co GA     ####               24.5    11.9%    0.5%   16.4%     2.9%      20.00
First Robinson Fin. Corp. IL     ####               16.7    10.9%    0.7%   15.2%     4.3%      10.00
Security Bancorp          TN     ####               14.1     8.8%    0.6%   12.2%     5.1%      10.00
Sistersville Bancorp      WV     ####               18.9    20.6%    1.1%   31.6%     3.4%      10.00
SFB Bancorp               TN     ####               13.9    14.5%    1.0%   20.7%     5.1%      10.00
Rocky Ford Financial      CO     ####               14.6    17.7%    1.2%   26.1%     4.6%      10.00

                                       Averages:    18.9    15.2%    0.8%   21.2%     4.0% $    12.00
                                        Medians:    18.1    15.2%    0.8%   19.3%     3.9%      10.00

                       Averages, Excluding 2nd S    18.4    15.1%    0.8%   21.5%     4.0% $    12.22
                       Medians, Excluding 2nd St    17.3    14.5%    0.9%   20.7%     4.2%      10.00


                                                                     Post-IPO Pricing Trends
                                                                          Closing Price:
                                                      First              After              After
                                                     Trading    %        First       %       First      %
                                                       Day     Chg.      Week(6)    Chg.   Month(7)   Chg.
                                                        ($)     (%)        ($)      (%)       ($)      (%)
Bayonne Bancshares (8)    NJ     ####              $   11.75    17.5%     11.75     17.5%     NA
FirstSpartan Fin. Corp.   SC  *  ####                  36.69    83.4%     36.62     83.1%     35.63    78.1%
GSB Financial Corp.       NY     ####                  14.63    46.3%     14.75     47.5%     14.38    43.8%
FirstBank Corp.           ID  *  ####                  15.81    58.1%     15.56     55.6%     17.88    78.8%
Montgomery Fin. Corp.(8)  IN     ####                  11.13    11.2%     11.25     12.5%     11.75    17.5%
Community First Bankg. Co GA     ####                  31.88    59.4%     33.00     65.0%     34.25    71.3%
First Robinson Fin. Corp. IL     ####                  14.50    45.0%     14.38     43.8%     16.50    65.0%
Security Bancorp          TN     ####                  14.50    45.0%     15.00     50.0%     15.25    52.5%
Sistersville Bancorp      WV     ####                  13.75    37.5%     13.88     38.8%     14.00    40.0%
SFB Bancorp               TN     ####                  13.81    38.1%     13.38     33.8%     14.00    40.0%
Rocky Ford Financial      CO     ####                  13.00    30.0%     13.13     31.3%     13.50    35.0%

                                       Averages:   $   17.97    45.4% $   18.09     46.1% $   18.71    52.2%
                                        Medians:       14.50    45.0%     14.56     45.6%     14.81    48.1%

                       Averages, Excluding 2nd S   $   18.73    49.2% $   18.85     49.9% $   17.99    52.5%
                       Medians, Excluding 2nd St       14.50    45.0%     14.75     47.5%     15.25    52.5%




Note: * - Appraisal performed by RP Financial; "NT" - Not Traded; "NA" - Not Applicable, Not Available.

(1) Non-OTS regulated thrifts.
(2) As reported in summary pages of prospectus.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Excludes impact of special SAIF assessment on earnings
(6) Latest price if offering less than one week old.
(7) Latest price if offering more than one week but less than one month old.
(8) Second-step conversions.
(9) Simultaneously converted to commercial bank charter.

RP Financial, LC.
Page 4.29



     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                   Table 4.3
                           Market Pricing Comparatives
                          Prices As of August 22, 1997


                                                       Per Share Data
                                          Market      _______________
                                      Capitalization   Core    Book              Pricing Ratios(3)                  Dividends(4)
                                      ---------------                 --------------------------------------- ----------------------
                                      Price/   Market  12-Mth  Value/                                         Amount/         Payout

                                     Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE  Share   Yield Ratio(5)
                                      ------- ------- ------- ------- ------- ------- ------- ------- -------- ------- ------ ------
Financial Institution
---------------------
                                         ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)     ($)     (%)     (%)


SAIF-Insured Thrifts                   21.85   147.90   1.15   15.77   20.97  138.46   17.42  143.17   18.43     0.38   1.76   29.09



Converted Last 3 Mths (no MHC)         22.75    65.39   0.66   18.86   28.37  118.20   24.96  118.20   28.26     0.00   0.00    0.00


Comparable Group
----------------


Converted Last 3 Mths (no MHC)
------------------------------
CFBC  Community First Bnkg Co. of GA   33.75    81.47   0.82   27.66      NM  122.02   20.03  122.02      NM     0.00   0.00    0.00
FBNW  FirstBank Corp of Clarkston WA   17.87    35.45   0.44   14.00      NM  127.64   23.02  127.64      NM     0.00   0.00    0.00
FSPT  FirstSpartan Fin. Corp. of SC    35.50   157.27   1.16   27.63      NM  128.48   33.82  128.48      NM     0.00   0.00    0.00
GOSB  GSB Financial Corp. of NY        14.75    33.16   0.44   13.78   28.37  107.04   28.97  107.04      NM     0.00   0.00    0.00
MONT  Montgomery Fin. Corp. of IN      11.87    19.62   0.42   11.22      NM  105.79   18.95  105.79   28.26     0.00   0.00    0.00



                                                 Financial Characteristics(6)
                                     - -------------------------------------------------------
                                        Total  Equity/  NPAs/     Reported         Core
                                                               ---------------- ---------------
                                       Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                     - ------  ------- ------- ------- ------- ------- -------
Financial Institution
---------------------
                                        ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)

SAIF-Insured Thrifts                    1,148   12.92    0.79    0.54    5.50    0.75    7.54



Converted Last 3 Mths (no MHC)            249   21.15    2.03    0.67    3.02    0.74    3.45


Comparable Group
----------------


Converted Last 3 Mths (no MHC)
------------------------------
CFBC  Community First Bnkg Co. of GA      407   16.42    1.99    0.25    1.52    0.49    2.96
FBNW  FirstBank Corp of Clarkston WA      154   18.04    2.07    0.70    3.86    0.57    3.14
FSPT  FirstSpartan Fin. Corp. of SC       465   26.32      NA    0.95    3.62    1.11    4.20
GOSB  GSB Financial Corp. of NY           114   27.06      NA    1.02    3.77    0.86    3.19
MONT  Montgomery Fin. Corp. of IN         104   17.91      NA    0.42    2.32    0.67    3.74


(1)  Average of High/Low or Bid/Ask price per share.

(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.

(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.

(4)  Indicated twelve month dividend, based on last quarterly dividend declared.

(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.

(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.

(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source:  Corporate  reports,   offering   circulars,   and  RP  Financial,   LC.
     calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.30



measures) recently  converted thrifts suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.


          In determining  our valuation  adjustment for marketing

of the  issue, we  considered trends  in both  the overall thrift market and  the new  issue market.  The overall market for thrift stocks  is  considered  to  be  healthy,  as  thrift  stocks  are

currently  exhibiting   pricing  ratios   that  are   approaching

historically high  levels.   Investor interest  in the  new issue

market has  been favorable,  as most  of the  recently  completed offerings have  been oversubscribed  and  have  recorded  healthy price increases in initial post-conversion trading activity.


     C.   The Acquisition Market


          Also considered  in the  valuation  was  the  potential

impact on  Union Federal's  stock price of recently completed and

pending  acquisitions   of  other   thrifts  operating  in  Union

Federal's market area.  As shown in Exhibit IV-4, there were nine

Indiana thrifts acquired in 1995, 1996 and year-to-date 1997, and there are  currently no  acquisitions pending of Indiana thrifts.

In light  of the  Association's extremely  high pro forma capital

position,  which   would  tend  to  make  Union  Federal  a  less

attractive acquisition  candidate, acquisition speculation is not expected to  have  a  material  influence  on  the  Association's

RP Financial, LC.
Page 4.31



initial  trading   price.     However,  at  the  same  time,  the

acquisition market for Indiana thrifts, as well as for thrifts in general, may  imply a  certain degree  of acquisition speculation

for the  Association's stock.   To  the extent  that  acquisition

speculation  may  impact  the  Association's  offering,  we  have largely taken  this into  account in  selecting Indiana and other

Midwest based  companies, which  operate  in  markets  that  have experienced a  comparable degree  of acquisition  activity as the

Association's market area and, thus, are subject to the same type of acquisition  speculation that  may influence  Union  Federal's trading price.


          Taking these factors and trends into account, primarily

recent trends in the new issue market, market conditions overall,

and  recent  trends  in  the  acquisition  market,  RP  Financial concluded that  no adjustment  was appropriate  in the  valuation analysis for purposes of marketing of the issue.



8.   Management


     Union Federal's management team has experience and expertise in all of the key areas of the Association's operations.  Exhibit

IV-5  provides  summary  resumes  of  Union  Federal's  Board  of

Directors and  executive management.   While the Association does

not have  the resources  to develop  a great  deal of  management depth, given  its asset  size and  the impact  it would  have  on

RP Financial, LC.
Page 4.32



operating expenses,  management and the Board have been effective in implementing an operating strategy that can be well managed by the Association's  present management  structure as  indicated by

Union  Federal's   strong  core   earnings  and  healthy  capital

position.


     Similarly,  the   returns,  capital   positions,  and  other

operating measures  of the Peer Group companies are indicative of

well-managed  financial   institutions,  which  have  Boards  and

management  teams   that  have  been  effective  in  implementing

conservative and competitive operating strategies.  Therefore, on balance, we  concluded no  valuation adjustment  relative to  the

Peer Group was appropriate for this factor.



9.   Effect of Government Regulation and Regulatory Reform


     The Association  and the Peer Group companies were similarly impacted by  the enacted SAIF rescue legislation, as they are all

SAIF-insured institutions subject to the same one time assessment and their  deposits will  be assessed  at  the  same  rate  going

forward.   In summary,  as a fully-converted SAIF-insured savings

and loan association, Union Federal will operate in substantially the same  regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating

with  no  apparent  restrictions.    Exhibit  IV-6  reflects  the

Association's pro  forma regulatory  capital ratios.  On balance,

RP Financial, LC.
Page 4.33



RP Financial  concluded that  no adjustment  to the Association's value was warranted for this factor.



Summary of Adjustments


     Overall, we believe the Association's pro forma market value should be discounted relative to the Peer Group as follows:


     Key Valuation Parameters:                 Valuation
     Adjustment

     Financial Condition                       No Adjustment
     Profitability, Growth and
         Viability of Earnings                 Slight Downward
     Asset Growth                              Moderate Downward
     Primary Market Area                       No Adjustment
     Dividends                                 No Adjustment
     Liquidity of the Shares                   No Adjustment
     Marketing of the Issue                    No Adjustment
     Management                                No Adjustment
     Effect of Government Regulations and
          Regulatory Reform                    No Adjustment

RP Financial, LC.
Page 4.34



Valuation Approaches


     In applying  the accepted  valuation methodology promulgated by the  OTS and  adopted by  the FDIC, i.e., the pro forma market value approach,  we considered  the three  key pricing  ratios in valuing Union  Federal's  to-be-issued  stock  --  price/earnings

("P/E"), price/book  ("P/B"), and price/assets ("P/A") approaches

-- all  performed on  a pro  forma basis including the effects of

the conversion  proceeds.   In computing  the pro forma impact of

the  conversion   and  the   related  pricing   ratios,  we  have

incorporated  the   valuation  parameters   disclosed  in   Union

Federal's prospectus  for offering  expenses, the  effective  tax

rate,  and   stock  benefit   plan  assumptions   (summarized  in

Exhibits IV-7 and IV-8).  A reinvestment rate of 6.71 percent was utilized, equal  to the  arithmetic average  of the Association's average yield  on interest-earnings  assets and  cost of deposits for the  six months  ended June  30, 1997  (the reinvestment rate

calculation specified  by OTS  conversion guidelines).   The 6.71

percent reinvestment rate is believed to be representative of the blended  rate  reflecting  the  Association's  business  plan  as converted and  incorporating the impact of deposit withdrawals to

fund a  portion of  the stock  issued  in  conversion.    In  our

estimate of  value, we assessed the relationship of the pro forma pricing  ratios  relative  to  the  Peer  Group  and  the  recent conversions.


     RP Financial's valuation placed emphasis on the following:

RP Financial, LC.
Page 4.35


     o P/E Approach. The P/E approach is generally the best indicator of long-term value for a stock. Given the similarities between the Association's and the Peer Group's earnings and overall financial condition, the P/E approach was carefully considered in this valuation. At the same time, since reported earnings for both the Association and the Peer Group included certain unusual items, we also made adjustments to earnings to arrive at a core earnings estimate and the resulting price/core earnings ratio.

     o P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings. Recognizing that the pro forma P/B ratio will result in a below market ratio, RP Financial considered the P/B approach to be a reliable indicator in the context of pro forma value and the P/B ratio must also take into account the pricing ratios under the P/E and P/A approaches.

     o P/A Approach. P/A ratios are generally a less reliable indicator of market value, as investors do not place significant weight on total assets as a determinant of market value. Investors place greater weight on book value and earnings. Furthermore, this approach as set forth in the regulatory valuation guidelines does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, the high P/A ratios may limit the investment community's willingness to pay market multiples for earnings or book value when ROE is expected to be low.


     The Association  has adopted  Statement of  Position ("SOP")

93-6, which  will cause  earnings per  share computations  to  be based on  shares issued and outstanding excluding unreleased ESOP

shares.    For  purposes  of  preparing  the  pro  forma  pricing

analyses, we  have reflected  all shares  issued in the offering,

including all  ESOP shares,  to capture the full dilutive impact,

particularly since  the ESOP  shares are  economically  dilutive,

RP Financial, LC.
Page 4.36



receive dividends and can be voted.  However, we did consider the impact of the adoption of SOP 93-6 in the valuation.


     Based on  the application of the three valuation approaches,

taking into  consideration the  valuation  adjustments  discussed above, and  placing the  greatest  weight  on  the  P/E  and  P/B approaches, RP  Financial concluded  that the  pro  forma  market value of the Association's conversion stock is $20,000,000 at the midpoint at this time.



     1.   Price-to-Earnings ("P/E").   The application of the P/E

valuation method requires calculating the Association's pro forma market value  by applying  a valuation P/E multiple times the pro

forma earnings  base.   Ideally, the  pro forma  earnings base is

composed principally  of  the  Association's  recurring  earnings base, that  is, earnings  adjusted to  exclude any  one-time non-

operating items, plus the estimated after-tax earnings benefit of

the reinvestment  of net  conversion proceeds.   Union  Federal's

reported earnings  equaled $913,000  for the  twelve months ended

June 30,  1997.   In deriving  Union Federal's core earnings, the

only adjustment  made to reported earnings was to account for the

one time  expense of  the special  SAIF assessment.   The special

SAIF assessment recorded by the Association amounted to $362,000.

On a  tax effected basis, assuming an effective marginal tax rate of 40.0  percent, the elimination of the SAIF assessment resulted in a  $217,000 increase  to the  Association's reported earnings.

RP Financial, LC.
Page 4.37



As  shown   below,  after  factoring  in  the  adjustment,  Union

Federal's core  earnings were  determined to equal $1.130 million for the  twelve months  ended June 30, 1997.  (Note:  see Exhibit

IV-9 for  the adjustments applied to the Peer Group's earnings in the calculation of core earnings).


                                                   Amount
                                                    ($000)

     Net income                                      $913
     Adjustment for SAIF assessment(1)                217
       Core earnings estimate                      $1,130

     (1)  Tax effected at 39.6 percent.



     Based on Union Federal's trailing twelve month earnings, and incorporating the  impact of  the pro forma assumptions discussed previously, the  Association's pro forma core P/E multiple at the

$20,000,000 midpoint  value equaled  11.98 times,  resulting in a discount of  29.8 percent  from the  Peer Group  average of 17.06

times  core  earnings.    The  discounted  earnings  multiple  is

consistent  with  the  valuation  adjustments  outlined  earlier.

Additionally, the  P/E discount  is significantly  reduced in the upper portion of the range.


     2.   Price-to-Book  ("P/B").  The  application  of  the  P/B

valuation method requires calculating the Association's pro forma market value by applying a valuation P/B ratio to Union Federal's

pro forma  book value.   Based  on  the  $20.0  million  midpoint

RP Financial, LC.
Page 4.38



valuation, Union  Federal's pro  forma P/B  ratio  equaled  63.60

percent.   In comparison  to the  average P/B  ratio for the Peer

Group of  114.70 percent,  Union Federal's  valuation reflected a

44.6 percent  discount relative  to the Peer Group.  RP Financial considered the  discount under the P/B approach to be reasonable,

in light  of the  previously  referenced  valuation  adjustments.

Additionally, the  discounted P/B  ratio is also warranted by the

Association's low  pro forma  ROE (5.31  percent, based  on  core earnings, versus 6.65 percent for the Peer Group).


     As  indicated   at  the   beginning  of   this  chapter,  RP

Financial's analysis of recent conversion pricing characteristics at conversion  (excluding second  step conversions)  and  in  the aftermarket has been limited to a "technical" analysis and, thus,

the pricing  characteristics of  recent conversions  is  not  the primary determinate of value herein.  Particular focus was placed on the  P/B approach  in this analysis since the P/E multiples do not reflect  the actual  impact of reinvestment and the source of

the  conversion   funds  (i.e.,   external  funds   vs.   deposit

withdrawals).   At  the  midpoint  value  of  $20,000,000,  Union

Federal's pro  forma P/B ratio of 63.60 percent was discounted by approximately 9.9  percent and  46.2 percent  from the average of the recently  completed stock  conversions  of  70.6  percent  at closing (see  Table 4.2)  and 118.20  percent  currently  in  the

after-market (see  Table 4.3).   The Association's pricing in the

upper portion  of the  range approximates the average closing P/B

RP Financial, LC.
Page 4.39



ratio for  the recent  conversions.    The  comparability of  the

Association's pro  forma pricing to the aftermarket P/B ratios of the recent  conversion is  viewed as being diminished somewhat by the dynamics of pro forma pricing, in that the Association's pre-

conversion capital and the increase in capital resulting from the valuation necessarily precludes a pro forma P/B ratio approaching

100 percent of book value.



     3.   Price-to-Assets ("P/A").  The P/A valuation methodology

determines market  value by applying a valuation P/A ratio to the

Association's pro  forma asset  base, conservatively  assuming no

deposit withdrawals  are made  to fund  stock purchases.   In all

likelihood there  will be  deposit withdrawals,  which results in understating the  pro forma  P/A ratio  which is computed herein.

At the  midpoint of  the valuation  range, Union  Federal's value equaled 19.75  percent of  pro forma  assets.  Comparatively, the

Peer Group  companies exhibited  an average  P/A ratio  of  20.76 percent, which  implies a  4.9 percent  discount being applied to

the  Association's   pro  forma   P/A  ratio.    While  generally

emphasized less than the P/E and P/B approaches, the P/A ratio is an indicator  of franchise value and, thus, was considered in the valuation conclusion.

RP Financial, LC.
Page 4.40



Valuation Conclusion


     Based on the foregoing, it is our opinion that, as of August

22, 1997, the aggregate pro forma market value of the Association was $20,000,000  at  the  midpoint,  equal  to  2,000,000  shares

offered  at  $10.00  per  share.    Pursuant  to  the  conversion

guidelines, the  15 percent  offering range includes a minimum of

$17,000,000 and  a maximum  of $23,000,000.   Based on the $10.00

per share  offering price,  this valuation  range equates  to  an offering of  1,700,000 shares  at the minimum to 2,300,000 shares

at the  maximum.   The Holding Company's offering also includes a

provision for  a super  maximum, which if exercised, would result in an  offering size of $26,450,000, equal to 2,645,500 shares at the $10.00  per share  offering price.  The comparative pro forma valuation  ratios  relative  to  the  Peer  Group  are  shown  in

Table 4.4, and  the key  valuation assumptions  are  detailed  in

Exhibit IV-7.   The pro  forma calculations  for  the  range  are

detailed in Exhibit IV-8.

RP FINANCIAL, LC.
Financial Srivces Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700




                                   Table 4.4
                             Public Market Pricing
               Union Federal Savings and Loan and the Comparables
                             As of August 22, 1997


                                                  Market                Per Share Data
                                             Capitalization          Core          Book                     Pricing Ratios(3)
                                             Price/    Market        12-Mth       Value/
                                             Share(1)  Value         EPS(2)       Share     P/E       P/B     P/A       P/TB  P/CORE
                                               ($)     ($Mil)         ($)          ($)      (X)       (%)     (%)       (%)     (X)

Union Federal Savings and Loan

  Superrange                                  10.00    26.45          0.71         14.20    15.87    70.45    24.64    70.45   14.04
  Range Maximum                               10.00    23.00          0.77         14.91    14.82    67.09    22.09    67.09   13.00
  Range Midpoint                              10.00    20.00          0.83         15.72    13.77    63.60    19.75    63.60   11.98
  Range Minimum                               10.00    17.00          0.93         16.97    12.41    58.93    17.23    58.93   10.72

SAIF-Insured Thrifts(?)

  Averages                                    21.85   147.90          1.15         15.77    20.97   138.46    17.42   143.17   18.43
  Medians                                     --       --            --            --       20.77   131.53    15.37   134.29   17.61

All Non-MHC State of IN(?)

  Averages                                    19.23    38.42          1.02         16.29    20.28   120.66    14.53   121.86   19.43
  Medians                                     --       --            --            --       18.53   112.47    14.80   114.07   17.90

Comparable Group Averages

  Averages                                    18.87    41.57          1.12         16.45    21.12   114.70    20.76   114.70   17.06
  Medians                                     --       --            --            --       18.85   110.27    20.66   110.27   16.01

State of IN

FBCV 1st Bancorp of Vincennes, IN             35.75    24.95          0.50         32.00      NM    111.72     9.23   114.07     NM
AMFC ANB Financial Corp. of IN                15.00    14.46          0.73         14.61    22.73   102.67    15.35   102.67   15.35
ATSB AmTrust Capital Corp. of IN              12.62     6.64          0.26         13.73      NM     91.92     9.35    92.93     NM
ASBI Ameriana Bancorp of IN                   18.50    59.76          1.05         13.49    24.67   137.14    15.02   137.24   17.62
FFWC FFW Corporation of Wabash, IN            29.25    20.80          2.36         24.11    15.48   121.32    11.55   134.67   12.39
FFED Fidelity Fed. Bancorp of IN               8.50    21.17          0.30          5.17      NM    164.41     8.46   164.41   18.33
FISB First Indiana Corp. of IN                20.50   216.50          1.43         13.77    17.52   148.87    14.24   150.74   14.34
HFGI Harrington Fin. Group of IN              12.12    39.47          0.51          7.67    19.87   158.02     8.84   158.02   23.76
HBFW Home Bancorp of Fort Wayne IN            21.37    53.96          1.15         17.62    29.68   121.28    16.11   121.28   18.58
HBBI Home Building Bancorp of IN              20.50     6.40          0.74         18.5       NM    110.75    14.19   110.75   14.19
HOMF Home Fed Bancorp of Seymour IN           29.75   101.03          2.35         17.05    14.73   174.49    14.80   179.98   12.66
HOEN Home Financial Bancorp of IN             14.87     6.99          0.68         15.31    27.54    97.13    16.44    97.13   21.87
INCB Indiana Comm. Bank, SB of IN             15.25    14.06          0.50         12.27      NM    124.29    15.39   124.29     NM
ISBI ISB Fin. Corp. of Lafayette IN           20.62    19.22          1.33         18.44    13.66   111.82     9.90   111.82   15.50
LOGN Logansport Fin. Corp. of IN              14.25    17.96          0.96         12.67    19.26   112.47    21.59   112.47   14.84
MFBC MFB Corp. of Mishawaka IN                21.00    35.49          1.16         20.05    27.27   104.74    14.30   104.74   18.10
MARN Marion Capital Holdings of IN            23.00    40.66          1.65         22.10    16.67   104.07    23.46   104.07   13.94
MONT Montgomery Fin. Corp. of IN              11.87    19.62          0.42         11.22      NM    105.79    18.95   105.79   28.26
NEIB Northeast Indiana Bncrp of IN            16.75    29.53          1.15         15.19    17.09   110.27    16.75   110.27   14.57
PFDC Peoples Bancorp of Auburn IN             24.75    56.28          1.82         19.23    17.81   128.71    19.57   128.71   13.60
PERM Permanent Bancorp of IN                  23.00    46.25          1.30         19.74      NM    116.51    10.69   118.25   17.69
RIVR River Valley Bancorp of IN               16.87    20.08          0.62         14.63      NM    115.31    14.69   117.07   27.21
SOBI Sobieski Bancorp of S. Bend IN           16.25    12.35          0.60         16.03      NM    101.37    15.62   101.37   27.08

Comparable Group

AMFC AMB Financial Corp. of IN                15.00    14.46          0.73         14.61    22.73   102.67    15.35   102.67   20.55
FFDF FFD Financial Corp. of OH                15.00    21.83          0.61         14.50      NM    103.45    25.59   103.45   24.59
HBFW Home Bancorp of Fort Wayne IN            21.37    53.96          1.15         17.62    29.68   121.28    16.11   121.28   18.58
INBI Industrial Bancorp of OH                 15.12    79.79          0.88         11.63      NM    130.01    23.02   130.01   17.18
LOGN Logansport Fin. Corp. of IN              14.25    17.96          0.96         12.67    19.26   112.47    21.59   112.47   14.84
MFBC MFB Corp. of Mishawaka IN                21.00    35.49          1.16         20.05    27.27   104.74    14.30   104.74   18.10
MARN Marion Capital Holdings of IN            23.00    40.66          1.65         22.10    16.67   104.07    23.46   104.07   13.94
NEIB Northeast Indiana Bncrp of IN            16.75    29.53          1.15         15.19    17.09   110.27    16.75   110.27   14.57
PFDC Peoples Bancorp of Auburn IN             24.74    56.28          1.82         19.23    17.81   128.71    19.57   128.71   13.60
WCBI WestCo Bancorp of IL                     26.00    64.38          1.78         19.18    18.44   135.56    20.66   135.56   14.61
WEHO Westwood Hmstd Fin Corp of OH            15.37    42.96          0.45         14.17      NM    108.47    31.90   108.47     NM





                                                  Dividends(4)                         Financial Characteristics(6)
                                        ----------------------------  --------------------------------------------------------------
                                        Amount/             Payout    Total     Equity/   NPAs/       Reported               Core
                                        Share     Yield     Ratio(5)  Assets    Assets    Assets    ROA       ROE       ROA      ROE
                                        -------   -----     --------  ------    -------   ------    ---       ---       ---      --
                                         ($)       (%)       (%)      ($Mil)     (%)       (%)      (%)       (%)       (%)      (%)


Union Federal Savings and Loan

  Superrange                             0.30     3.00      42.12     107      34.97      0.19      1.55      4.44      1.75    5.02
  Range Maximum                          0.30     3.00      39.00     104      32.93      0.20      1.49      4.53      1.70    5.16
  Range Midpoint                         0.30     3.00      35.94     101      31.05      0.20      1.43      4.62      1.65    5.31
  Range Minimum                          0.30     3.00      32.15      99      29.24      0.21      1.39      4.75      1.61    5.50

SAIF-Insured Thrifts(?)

  Averages                               0.38     1.76      29.09   1,148      12.92      0.79      0.54      5.50      0.75    7.54
  Medians                                  --       --         --      --          --       --        --        --        --      --

All Non-MHC State of IN(?)

  Averages                               0.37     1.94      33.85     276      12.50      0.71      0.62      5.11      0.80    6.40
  Medians                                  --       --         --      --         --        --        --         --       --      --

Comparable Group Averages

  Averages                               0.42     2.21      39.39     207      18.28      0.41      0.90      4.92      1.22    6.65
  Medians                                  --       --         --      --         --        --        --        --        --      --

State of IN

FBCV 1st Bancorp of Vincennes, IN        0.40     1.12       NM       270       8.26      0.94      0.31      3.80      0.13    1.61
AMFC ANB Financial Corp. of IN           0.24     1.60      32.88      94      14.95      0.81      0.73      4.14      0.81    4.57
ATSB AmTrust Capital Corp. of IN         0.20     1.58       NM        71      10.17      2.84      0.29      2.88      0.19    1.87
ASBI Ameriana Bancorp of IN              0.60     3.24      57.14     398      10.96      0.40      0.61      5.52      0.82    7.73
FFWC FFW Corporation of Wabash, IN       0.72     2.46      30.51     180       9.52      0.16      0.84      8.39      1.05   10.48
FFED Fidelity Fed. Bancorp of IN         0.40     4.71       NM       250       5.14      0.16      0.16      3.18      0.28    5.62
FISB First Indiana Corp. of IN           0.48     2.34      33.57   1,521       9.56      1.50      0.83      8.86      1.01   10.83
HFGI Harrington Fin. Group of IN         0.12     0.99      23.53     447       5.59      0.25      0.39      8.22      0.33    6.87
HBFW Home Bancorp of Fort Wayne IN       0.20     0.94      17.39     335      13.29      0.05      0.56      3.93      0.89    6.27
HBBI Home Building Bancorp of IN         0.30     1.46      40.54      45      12.82      0.38      0.20      1.59      0.52    4.05
HOMF Home Fed Bancorp of Seymour IN      0.50     1.68      21.28     683       8.48      0.46      1.05     12.64      1.22   14.72
HOEN Home Financial Bancorp of IN        0.20     1.34      29.41      43      16.93      1.74      0.64      3.78      0.80    4.76
INCB Indiana Comm. Bank, SB of IN        0.36     2.36      72.00      91      12.39       NA       0.16      1.24      0.51    3.88
ISBI ISB Fin. Corp. of Lafayette IN      0.34     1.65      25.56     194       8.85      1.17      0.77      8.34      0.68    7.35
LOGN Logansport Fin. Corp. of IN         0.40     2.81      41.67      83      19.20      0.61      1.17      5.64      1.52    7.31
MFBC MFB Corp. of Mishawaka IN           0.32     1.52      27.59     248      13.64      0.08      0.57      3.66      0.86    5.52
MARN Marion Capital Holdings of IN       0.88     3.83      53.33     173      22.55      0.81      1.39      6.09      1.67    7.28
MONT Montgomery Fin. Corp. of IN         0.00     0.00       0.00     104      17.91       NA       0.42      2.32      0.67    3.74
NEIB Northeast Indiana Bncrp of IN       0.32     1.91      27.83     176      15.19      0.40      1.04      6.33      1.22    7.42
PFDC Peoples Bancorp of Auburn IN        0.60     2.42      32.97     288      15.21      0.36      1.12      7.33      1.47    9.59
PERM Permanent Bancorp of IN             0.40     1.74      30.77     433       9.16      1.09      0.34      3.64      0.62    6.57
RIVR River Valley Bancorp of IN          0.16     0.95      25.81     140      12.40      0.49      0.46      4.24      0.62    5.72
SOBI Sobieski Bancorp of S. Bend IN      0.32     1.97      53.33      79      15.41      0.25      0.29      1.67      0.58    3.35


Comparable Group

AMFC AMB Financial Corp. of IN           0.24     1.60      32.88      94      14.95      0.81      0.73      4.14      0.81    4.57
FFDF FFD Financial Corp. of OH           0.30     2.00      49.18      85      24.7        NA       0.78      3.42      1.08    4.74
HBFW Home Bancorp of Fort Wayne IN       0.20     0.94      17.39     335      13.29      0.05      0.56      3.93      0.89    6.27
INBI Industrial Bancorp of OH            0.48     3.17      54.55     347      17.17      0.30      0.72      3.87      1.42    7.57
LOGN Logansport Fin. Corp. of IN         0.40     2.81      41.67      83      19.20      0.61      1.17      5.64      1.52    7.31
MFBC MFB Corp. of Mishawaka IN           0.32     1.52      27.59     248      13.64      0.08      0.57      3.66      0.86    5.52
MARN Marion Capital Holdings of IN       0.88     3.83      53.33     173      22.55      0.81      1.39      6.09      1.67    7.28
NEIB Northeast Indiana Bncrp of IN       0.32     1.91      27.83     176      15.19      0.40      1.04      6.33      1.22    7.42
PFDC Peoples Bancorp of Auburn IN        0.60     2.42      32.97     288      15.21      0.36      1.12      7.33      1.47    9.59
WCBI WestCo Bancorp of IL                0.60     2.31      33.71     312      15.24      0.60      1.12      7.29      1.42    9.20
WEHO Westwood Hmstd Fin Corp of OH       0.28     1.82      62.22     135      29.41      0.06      0.70      2.41      1.04    3.62


(1)  Average of high/low or bid/ask price per share.

(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis, and is shown on a pro forma basis when appropriate

(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/Core = Price to Core Earnings.

(4)  Indicated  twelve  month  dividend,   based  on  last  quart4erly  dividend
     declared.

(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.

(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.

(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                    EXHIBITS

RP Financial, LC.



                        LIST OF EXHIBITS

Exhibit

Number         Description

  I-1          Map of Office Location

  I-2          Audited Financial Statements

  I-3          Key Operating Ratios

  I-4          Investment Portfolio Composition

  I-5          Yields and Costs

  I-6          Loan Loss Allowance Activity

  I-7          Fixed Rate and Adjustable Rate Loans

  I-8          NPV Analysis

  I-9          Loan Portfolio Composition

  I-10         Loan Originations, Purchases and Sales

  I-11         Contractual Maturity By Loan Type

  I-12         Non-Performing Assets

  I-13         Deposit Composition

  I-14         Time Deposit Rate/Maturity

  I-15         Borrowing Activity


  II-1         Description of Office Facility

  II-2         Historical Interest Rates


  III-1        General Characteristics of Publicly-Traded
                 Institutions

  III-2        Financial Analysis of Indiana Institutions

RP Financial, LC.

  III-3        Financial Analysis of Ohio and Illinois Peer Group
Candidates

  III-4        Peer Group Market Area Comparative Analysis


 IV-1          Stock Prices:  As of August 22, 1997

 IV-2          Historical Stock Price Indices

 IV-3          Historical Thrift Stock Indices

 IV-4          Market Area Acquisition Activity

 IV-5          Director and Senior Management Summary Resumes

 IV-6          Pro Forma Regulatory Capital Ratios

 IV-7          Pro Forma Analysis Sheet

 IV-8          Pro Forma Effect of Conversion Proceeds

 IV-9          Peer Group Core Earnings Analysis


  V-1          Firm Qualifications Statement

EXHIBIT I-1
Union Federal Savings and Loan Association







                            [Map of Office Location]

MAP OF UNION FEDERAL SAVINGS AND LOAN ASSOCIATION MARKET AREA WITH CRAWFORDSVILLE AS CENTER POINT AND SURROUNDING CITIES AND COUNTIES NOTED

EXHIBIT I-2
Union Federal Savings and Loan Association
Audited Financial Statements


[Incorporated by Reference}

                                                          SIX MONTHS
                                                        ENDED JUNE 30,                            YEAR ENDED DECEMBER 31,
                                                     1997           1996      1996        1995        1994        1993      1992
                                                     ----           ----      ----        ----        ----        ----      ----

Supplemental Data:
Interest rate spread during period.................   2.62%          2.54%     2.54%       2.69%       3.25%       3.45%     3.22%
Net yield on interest-earning assets (1) (2).......   3.56           3.55      3.53        3.67        4.01        4.23      4.08
Return on assets (2) (3)...........................   1.35           1.43      1.13        1.36        1.63        1.77      1.94
Return on equity (2) (4)...........................   7.90           8.04      6.54        7.84       10.02       11.19     13.08
Equity to assets (5)...............................  17.17          17.55     16.80       17.69       16.59       16.28     15.40
Average interest-earning assets to average
   interest-bearing liabilities....................   1.21x          1.23x     1.22x       1.22x       1.21x       1.19x     1.18x
Non-performing assets to total assets (5)..........    .24            .44       .59         .21         .20         .31       .50
Allowance for loan losses to total loans
   outstanding (5).................................    .27            .20       .22         .18         .15         .11       .10
Allowance for loan losses to
   non-performing loans (5)........................ 162.30          39.36     32.52       71.15       60.84       30.88     15.05
Net charge-offs to average
   total loans outstanding ........................    .1              ---       ---         ---         ---         ---       ---
Other expenses to
   average assets (2)(6)...........................   1.07x          1.18x     1.66x       1.41x       1.25x       1.28x     1.31x
Number of full service offices (5).................   1              1         1           1           1           1         1

(1) Net interest income divided by average interest-earning assets.
(2) Information for six months ended June 30, 1997 and 1996, has been annualized. Interim results are not necessarily indicative of the results of operations for an entire year.
(3) Net income divided by average total assets.
(4) Net income divided by average total equity.
(5) At end of period.
(6) Other expenses divided by average total assets.

                                           At June 30,                                  At December 31,
                                              1997                   1996                    1995                   1994
                                        Amortized   Market     Amortized   Market     Amortized    Market     Amortized   Market
                                          Cost       Value       Cost       Value       Cost        Value       Cost       Value
                                          ----       -----       ----       -----       ----        -----       ----       -----
                                           (Unaudited)                        (In thousands)
Investment securities held to maturity:
   U.S. Treasury....................... $   350     $   349    $   350    $   348       $1,050     $1,051    $  1,056     $1,023
   Federal agencies....................   3,146       3,122      2,645      2,611        2,950      2,944       2,850      2,688
   Mortgage-backed securities..........   2,424       2,597      2,752      2,933        3,423      3,668       4,079      4,138
                                          -----       -----      -----      -----        -----      -----       -----      -----
     Total investment securities
       held to maturity................  $5,920      $6,068     $5,747     $5,892       $7,423     $7,663    $  7,985     $7,849
Investment in limited partnership......   1,220          (1)     1,334         (1)       1,506         (1)      1,756         (1)
FHLB stock (2).........................     708         708        580        580          563        563         562        562
                                         ------                 ------                  ------                -------
Total investments......................  $7,848                 $7,661                  $9,492                $10,303
                                         ======                 ======                  ======                =======

(1)      Market values are not available

(2) Market value is based on the price at which stock may be resold to the FHLB of Indianapolis.


                                                                     Six Months Ended
                                                  At June 30,            June 30,                   Year Ended December 31,
                                                     1997            1997         1996        1996           1995         1994
                                                     -------------------------------------------------------------------------
Weighted average interest rate earned on:
   Interest-earning deposits....................      5.60%          4.52%        6.63%       6.99%         6.52%         4.33%
   Mortgage-backed securities held to maturity..      8.41           8.59         8.58        8.59          8.50          8.57
   Other investment securities held to maturity.      5.76           5.63         5.59        5.52          5.79          6.12
   Loans receivable.............................      8.17           8.23         8.14        8.14          8.31          7.80
   FHLB stock...................................      7.76           7.76         7.71        7.81          7.83          5.85
     Total interest-earning assets..............      8.00           8.03         8.02        8.03          8.15          7.67
Weighted average interest rate cost of:
   Savings deposits.............................      4.00           3.98         3.97        3.94          4.00          3.44
   Interest-bearing demand......................      4.29           3.76         3.67        4.07          4.48          3.60
   Certificates of deposit......................      5.84           5.84         5.97        5.90          5.75          4.73
   FHLB advances................................      5.76           5.67         4.72        5.36          6.03          4.68
     Total interest-bearing liabilities.........      5.49           5.41         5.48        5.49          5.46          4.42
Interest rate spread (1)........................      2.51           2.62         2.54        2.54          2.69          3.25
Net yield on weighted average
   interest-earning assets (2)..................       N/A           3.56         3.55        3.53          3.67          4.01

(1) Interest rate spread is calculated by subtracting combined weighted average interest rate cost from combined weighted average interest rate earned for the period indicated. Interest rate spread figures must be considered in light of the relationship between the amounts of interest-earning assets and interest-bearing liabilities.

(2) The net yield on weighted average interest-earning assets is calculated by dividing net interest income by weighted average interest-earning assets for the period indicated. No net yield figure is presented at June 30, 1997 because the computation of net yield is applicable only over a period rather than at a specific date.


                                                 Six Months Ended
                                                     June 30,             Year Ended December 31,
                                                1997         1996      1996         1995        1994
                                                ----         ----      ----         ----        ----
                                                                            (Dollars in thousands)
Balance at beginning of period..............      $159       $ 111      $111     $    87           $63
Charge-offs - Multi-family loans............      (72)
Provision for losses on loans...............       111          24        48          24            24
                                                  ----        ----      ----        ----           ---
   Balance end of period....................      $198        $135      $159        $111           $87
                                                  ====        ====      ====        ====           ===
Allowance for loan losses as a percent of
   total loans outstanding..................       .27%        .20%      .22%        .18%          .15%
Ratio of net charge-offs to average
   loans outstanding........................       .10         ---       ---         ---           ---

                                                            Due After December 31, 1997
                                           Fixed Rates             Variable Rates                  Total
                                           -----------             --------------                  -----
                                                                    (In thousands)
Real estate mortgage loans:
   Residential loans...................       $40,914                  $15,923                    $56,837
   Multi-family loans..................         5,699                    5,221                     10,920
   Commercial loans....................         1,405                    2,183                      3,588
Construction loans.....................           993                      147                      1,140
Installment loans......................           ---                      ---                        ---
Loans secured by deposits..............           ---                      ---                        ---
Home improvement loans.................            97                      ---                         97
                                              -------                  -------                    -------
   Total...............................       $49,108                  $23,474                    $72,582
                                              =======                  =======                    =======


      Change                     Net Portfolio Value                                            NPV as % of PV of Assets
     In Rates              $ Amount              $ Change              % Change              NPV Ratio              Change
--------------------------------------------------------------------------------------------------------------------------
                                          (Dollars in thousands)
        + 400 bp *           $ 8,112            $(8,134)                (50)%                  10.62%                (821)bp
        + 300 bp              10,243             (6,003)                (37)%                  12.97%                (585)bp
        + 200 bp              12,427             (3,819)                (24)%                  15.23%                (359)bp
        + 100 bp              14,425             (1,821)                (11)%                  17.17%                (166)bp
            0 bp              16,246                ---               --- %                    18.83%              --- bp
        - 100 bp              17,611              1,365                   8%                   19.19%                (116)bp
        - 200 bp              18,299              2,053                  13%                   20.51%                 168bp
        - 300 bp              18,816              2,570                  16%                   20.86%                 204bp
        - 400 bp              19,667              3,422                  21%                   21.50%                 268bp

*  Basis points.

                                 At June 30,                                       At December 31,
                                    1997               1996            1995             1994             1993             1992
                               ----------------   ---------------  ---------------  --------------- ---------------  ---------------
                                        Percent           Percent          Percent          Percent         Percent          Percent
                               Amount  of Total   Amount of Total  Amount of Total  Amount of Total Amount of Total  Amount of Total
                               ------  --------   ------ --------  ------ --------  ------ -------- ------ --------  ------ --------
                                                                         (Dollars in thousands)

TYPE OF LOAN Real estate mortgage loans:
   One-to-four-family........ $58,664    77.90%  $57,031  77.46%  $48,295  76.64% $47,299   76.44%  $45,258  80.20% $38,819  81.38%
   Multi-family..............  10,212    13.56    10,920  14.83     9,617  15.26    8,641   13.96     6,651  11.79    4,309   9.03
   Commercial................   3,513     4.66     3,593   4.88     2,814   4.46    3,000    4.85     3,079   5.45    2,565   5.38
Real estate construction
     loans...................   2,782     3.69     1,740   2.36     2,107   3.34    2,748    4.44     1,286   2.28    1,748   3.66
Consumer loans: .............     143      .19       346    .47       191    .30      192     .31       156    .28      260    .55
                              -------   ------   ------- ------   ------- ------  -------  ------   ------- ------  ------- ------
     Gross loans receivable.. $75,314   100.00%  $73,630 100.00%  $63,024 100.00% $61,880  100.00%  $56,430 100.00% $47,701 100.00%
                              =======   ======   ======= ======   ======= ======  =======  ======   ======= ======  ======= ======
TYPE OF SECURITY
   One-to-four-
     family real estate...... $60,936    80.91%  $58,271  79.14%  $49,762  78.96% $48,225   77.93%  $45,719  81.02% $39,034  81.83%
   Multi-family real estate..  10,812    14.36    11,520  15.65    10,367  16.45   10,319   16.68     7,331  12.99    5,305  11.12
   Commercial real estate....   3,513     4.66     3,593   4.88     2,814   4.46    3,236    5.23     3,315   5.87    3,210   6.73
   Deposits..................      53      .07       246    .33        81    .13      100     .16        65    .12      152    .32
                              -------   ------   ------- ------   ------- ------  -------  ------   ------- ------  ------- ------
     Gross loans receivable.. $75,314   100.00%  $73,630 100.00%  $63,024 100.00% $61,880  100.00%  $56,430 100.00% $47,701 100.00%
Deduct:
Allowance for loan losses....     198      .26       159    .22       111    .18       87     .14        63    .11       48    .10
Deferred loan fees...........     329      .44       356    .48       379    .60      405     .65       378    .67      227    .48
Loans in process.............   1,620     2.15       418    .57     1,255   1.99    1,329    2.15       733   1.30      643   1.35
                              -------   ------   ------- ------   ------- ------  -------  ------   ------- ------  ------- ------
   Net loans receivable...... $73,167    97.15%  $72,697  98.73%  $61,279  97.23% $60,059   97.06%  $55,256  97.92% $46,783  98.07%
                              =======   ======   ======= ======   ======= ======  =======  ======   ======= ======  ======= ======
Mortgage Loans:
   Adjustable-rate........... $21,282    28.31%  $24,238  33.07%  $27,057  43.06% $26,601   43.12%  $22,220  39.49% $17,348  36.57%
   Fixed-rate................  53,889    71.69    49,046  66.93    35,776  56.94   35,087   56.88    34,054  60.51   30,093  63.43
                              -------   ------   ------- ------   ------- ------  -------  ------   ------- ------  ------- ------
     Total................... $75,171   100.00%  $73,284 100.00%  $62,833 100.00% $61,688  100.00%  $56,274 100.00% $47,441 100.00%
                              =======   ======   ======= ======   ======= ======  =======  ======   ======= ======  ======= ======

                                                      Six Months Ended
                                                           June 30,                            Year Ended December 31,
                                                     1997          1996             1996                1995             1994
                                                    -------      -------          -------             -------           -------
                                                                      (In thousands)
Gross loans receivable
   at beginning of period.......................... $73,630      $63,024          $63,024             $61,880           $56,430
                                                    -------      -------          -------             -------           -------
Loans Originated:
     Real estate mortgage loans:
       One-to-four family loans....................   8,112       10,325           19,332               9,655            12,373
       Multi-family loans..........................     304        1,532            1,532                 ---             2,889
       Commercial loans............................      13           45               45                 139               361
     Construction loans............................   1,953        1,507            2,220               2,135             2,513
     Loans secured by deposits.....................      42          116              322                  95               153
     Home improvement loans........................      50           23               36                  50                69
                                                    -------      -------          -------             -------           -------
         Total originations........................  10,474       13,548           23,487              12,074            18,358
Purchases (sales) of participation loans, net......     500        1,000            1,350                 742             1,352
Reductions:
     Principal loan repayments.....................   9,087        7,636           14,211              11,672            14,260
     Transfers from loans to real estate owned.....     203           20               20                 ---               ---
                                                    -------      -------          -------             -------           -------
         Total reductions..........................   9,290        7,656           14,231              11,672            14,260
                                                    -------      -------          -------             -------           -------
Total gross loans receivable at
   end of period................................... $75,314      $69,916          $73,630             $63,024           $61,880
                                                    =======      =======          =======             =======           =======


                                        Balance                         Due During Years Ended December 31,
                                    Outstanding at                                           2000       2002      2007       2012
                                     December 31,                                             to         to        to         and
                                         1996                 1997       1998       1999     2001       2006      2011     following
                                         ----                 ----       ----       ----     ----       ----      ----     ---------
                                                                                    (In thousands)
Real estate mortgage loans:
   Residential loans..................  $57,031             $  194       $435      $ 277   $   936    $13,554    $22,985    $18,650
Multi-family loans....................   10,920                ---          4        ---       480      3,398      6,163        875
   Commercial loans...................    3,593                  5        ---        ---        23      1,473      1,204        888
Construction loans....................    1,740                600        321        ---       ---        306         98        415
Loans secured by deposits.............      246                246        ---        ---       ---        ---        ---        ---
Home improvement loans................      100                  3         14         11        38         34        ---        ---
                                        -------             ------       ----      -----    ------    -------    -------    -------
     Total............................  $73,630             $1,048       $774      $ 288    $1,477    $18,765    $30,450    $20,828
                                        =======             ======       ====      =====    ======    =======    =======    =======

                                              At June 30,                  At December 31,
                                                 1997         1996              1995             1994
                                              -----------    ------             ----             ----
                                                                       (Dollars in thousands)
Non-performing assets:
   Non-performing loans.....................      $122        $ 489            $ 156             $ 143
   Foreclosed real estate...................        81          ---              ---               ---
     Total non-performing assets............      $203         $489            $ 156             $ 143
                                                  ====         ====            =====             =====
Non-performing loans to total loans.........       .17%         .67%             .25%              .24%
                                                   ===          ===              ===               ===

Non-performing assets to total assets.......       .24%         .59%             .21%              .20%
                                                   ===          ===              ===               ===

                                                                                                DEPOSIT ACTIVITY
                                         Balance                  Increase      Balance             Increase    Balance
                                           at                    (Decrease)       at               (Decrease)     at
                                        June 30,       % of         from     December 31, % of        from   December 31,
                                          1997       Deposits       1996         1996   Deposits      1995       1995
                                          ----       --------       ----         ----   --------      ----       ----
                                                                                               (Dollars in thousands)
Withdrawable:
   Fixed rate, passbook accounts....     $3,821         6.16%       $(46)        $3,867      6.40%     $356      $3,511
   Variable rate, money market......      9,212        14.84         597          8,615     14.25       218       8,397
   NOW accounts.....................      1,140         1.84         241            899      1.49       669         230
                                        -------       ------      ------        -------    ------    ------     -------
     Total withdrawable.............     14,173        22.84         792         13,381     22.14     1,243      12,138
Certificates (original terms):
   3 months.........................        133          .21         (16)           149       .25        19         130
   6 months.........................      4,132         6.66        (135)         4,267      7.06      (265)      4,532
   12 months........................      6,041         9.73         808          5,233      8.66      (131)      5,364
   18 months........................      7,627        12.29        (563)         8,190     13.55     1,152       7,038
   24 months........................      5,483         8.84         987          4,496      7.44       (94)      4,590
   30 months........................      6,216        10.02         734          5,482      9.07       273       5,209
   36 months .......................      4,082         6.58      (1,116)         5,198      8.60       113       5,085
   48 months........................        344          .55         (32)           376       .62       (29)        405
   60 months........................      6,297        10.15        (311)         6,608     10.93        79       6,529
Other certificates..................
Jumbo certificates..................      7,527        12.13         471          7,056     11.68       669       6,387
                                        -------       ------      ------        -------    ------    ------     -------
Total certificates..................     47,882        77.16         827         47,055     77.86     1,786      45,269
                                        -------       ------      ------        -------    ------    ------     -------
Total deposits......................    $62,055       100.00%     $1,619        $60,436    100.00%   $3,029     $57,407
                                        =======       ======      ======        =======    ======    ======     =======

                                               Increase     Balance
                                              (Decrease)      at
                                       % of      from    December 31,   % of
                                     Deposits    1994        1994     Deposits

Withdrawable:
   Fixed rate, passbook accounts....    6.11%   $(599)       $4,110      7.49%
   Variable rate, money market......   14.63     (833)        9,230     16.82
   NOW accounts.....................     .40       57           173       .31
     Total withdrawable.............   21.14   (1,375)       13,513     24.62
Certificates (original terms):
   3 months.........................     .23        1           129       .23
   6 months.........................    7.89     (895)        5,427      9.89
   12 months........................    9.34    1,953         3,411      6.21
   18 months........................   12.26   (1,855)        8,893     16.20
   24 months........................    8.00    2,380         2,210      4.03
   30 months........................    9.07      347         4,862      8.86
   36 months .......................    8.86      587         4,498      8.20
   48 months........................     .71      (43)          448       .82
   60 months........................   11.37      190         6,339     11.55
Other certificates..................              (49)           49       .09
Jumbo certificates..................   11.13    1,280         5,107      9.30
Total certificates..................   78.86    3,896        41,373     75.38
Total deposits......................  100.00%  $2,521       $54,886    100.00%


                                      Amounts at June 30, 1997 Maturing In
                              One Year                 Two                  Three             Greater Than
                               or Less                Years                 Years              Three Years
                               -------                -----                 -----              -----------
                                                  (In thousands)
3.00 to 3.99%............  $       ---            $     ---             $     ---             $     ---
4.00 to 4.99%............        4,129                  ---                   ---                   ---
5.00 to 5.99%............       10,835                7,482                 1,046                   386
6.00 to 6.99%............       10,825                8,476                 2,271                 1,855
7.00 to 7.99%............          551                   10                    16                   ---
                               -------              -------                ------                ------
   Total.................      $26,340              $15,968                $3,333                $2,241
                               =======              =======                ======                ======


                                                                 At or for the
                                                                  Six Months                         At or for the Year
                                                                Ended June 30,                       Ended December 31,
                                                            1997             1996              1996          1995        1994
                                                            -----------------------------------------------------------------
                                                                            (Dollars in thousands)
FHLB Advances:
     Outstanding at end of period....................       $5,873          $2,982             $6,482        $1,065      $3,189
     Average balance outstanding for period..........        5,956           1,483              3,566         1,857       1,261
     Maximum amount outstanding at any
       month-end during the period...................        6,373           2,982              6,482         3,065       3,189
     Weighted average interest rate
       during the period.............................         5.67  %         4.72%              5.36  %       6.03%       4.68%
     Weighted average interest rate
       at end of period..............................         5.76  %         5.57%              5.52  %       5.46%       5.74%

                                                                                                 Property,            Approximate
    Description                              Owned or           Year            Total           Furniture &             Square
    and Address                               leased           Opened         Deposits           Fixtures               Footage
                                                                       (Dollars in thousands)
221 East Main Street                           Owned            1913           $62,055             $365                 19,065
Crawfordsville, Indiana 47933

EXHIBIT II-2
Historical Interest Rates

                         Historical Interest Rates(1)



                             Prime         90 Day        One Year       30 Year
 Year/Qtr. Ended              Rate         T-Bill         T-Bill         T-Bond

 1991:  Quarter 1               8.75         5.92          6.24%          8.26%
            Quarter 2           8.50         5.72          6.35%          8.43%
            Quarter 3           8.00         5.22          5.38%          7.80%
            Quarter 4           6.50         3.95          4.10%          7.47%

 1992:  Quarter 1               6.50         4.15          4.53%          7.97%
            Quarter 2           6.50         3.65          4.06%          7.79%
            Quarter 3           6.00         2.75          3.06%          7.38%
            Quarter 4           6.00         3.15          3.59%          7.40%

 1993:  Quarter 1               6.00         2.95          3.18%          6.93%
            Quarter 2           6.00         3.09          3.45%          6.67%
            Quarter 3           6.00         2.97          3.36%          6.03%
            Quarter 4           6.00         3.06          3.59%          6.34%

 1994:  Quarter 1               6.25         3.56          4.44%          7.09%
            Quarter 2           7.25         4.22          5.49%          7.61%
            Quarter 3           7.75         4.79          5.94%          7.82%
            Quarter 4           8.50         5.71          7.21%          7.88%

 1995:  Quarter 1               9.00         5.86          6.47%          7.43%
            Quarter 2           9.00         5.57          5.63%          6.63%
            Quarter 3           8.75         5.42          5.68%          6.51%
            Quarter 4           8.50         5.09          5.14%          5.96%

 1996:  Quarter 1               8.25         5.14          5.38%          6.67%
            Quarter 2           8.25         5.16          5.68%          6.87%
            Quarter 3           8.25         5.03          5.69%          6.92%
            Quarter 4           8.25         5.18          5.49%          6.64%

 1997:  Quarter 1               8.50         5.32          6.00%          7.10%
            Quarter 2           8.50         5.17          5.66%          6.78%
 August 22, 1997                8.50         5.23          5.56%          6.65%


 (1)   End of period data.

 Source:   SNL Securities.

EXHIBIT III-1
General Characteristics of Publicly-Traded Institutions

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                                      Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                  August 28, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)



 California Companies
 --------------------

 AHM    Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.    47,532 J    391   12-31   10/72  50.75  4,940
 GDW    Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.    39,095 J    246   12-31   05/59  82.25  4,667
 GSB    Glendale Fed. Bk, FSB of CA         NYSE   CA                 Div.    16,218 J    154   06-30   10/83  28.37  1,428
 CSA    Coast Savings Financial of CA       NYSE   California         R.E.     9,103 J     92   12-31   12/85  44.44    827
 DSL    Downey Financial Corp. of CA        NYSE   Southern CA        Thrift   5,886 J     82   12-31   01/71  21.50    575
 FED    FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.     4,193 J     25   12-31   12/83  32.56    344
 WES    Westcorp Inc. of Orange CA          NYSE   California         Div.     3,678 J     26   12-31   05/86  19.31    506
 BPLS   Bank Plus Corp. of CA               OTC    Los Angeles CA     R.E.     3,534 J     33   12-31     /    10.87    210
 BVCC   Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.     3,096 J     45   12-31   05/86  25.62    333
 PFFB   PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift   2,631 J     23   03-31   03/96  19.37    363
 CENF   CENFED Financial Corp. of CA        OTC    Los Angeles CA     Thrift   2,295 J     18   12-31   10/91  33.12    190
 FRC    First Republic Bancorp of CA (3)    NYSE   CA,NV              M.B.     2,238 J     13   12-31     /    23.56    228
 AFFFZ  America First Fin. Fund of CA       OTC    San Francisco CA   Div.     2,191 J     36   12-31     /    39.25    236
 HEMT   HF Bancorp of Hemet CA              OTC    Southern CA        Thrift     984 M     19   06-30   06/95  14.75     93
 REDF   RedFed Bancorp of Redlands CA       OTC    Southern CA        Thrift     912 J     14   12-31   04/94  16.75    120
 HTHR   Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift     863 J      6   12-31     /    16.44     50
 ITLA   Imperial Thrift & Loan of CA (3)    OTC    Los Angeles CA     R.E.       810 M      9   12-31     /    17.87    140
 QCBC   Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.       801 J      8   06-30   12/93  20.75     98
 PROV   Provident Fin. Holdings of CA       OTC    Southern CA        M.B.       615 J      9   06-30   06/96  19.50     96
 HBNK   Highland Federal Bank of CA         OTC    Los Angeles CA     R.E.       504 J      8   12-31     /    26.50     61
 MBBC   Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift     422 M      7   12-31   02/95  16.62     54
 SGVB   SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift     409 J      8   06-30   06/95  15.63     37
 PCCI   Pacific Crest Capital of CA (3)     OTC    Southern CA        R.E.       371 J      3   12-31     /    15.25     45
 BYFC   Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift     119 M      3   12-31   01/96  11.00      9
 PAMM   PacificAmerica Money Ctr of CA (3)  OTC    Los Angeles CA     Div.       112 M      1   12-31   06/96  23.50     45


 Florida Companies
 -----------------

 OCN    Ocwen Financial Corp. of FL         OTC    Southeast FL       Div.     2,787 J      1   12-31     /    43.25  1,159
 BANC   BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.     2,730 J     56   12-31   11/83  12.75    229

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                               August 28, 1997(1)



                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Florida Companies (continued)
 -----------------------------

 BKUNA  BankUnited SA of FL                 OTC    Miami FL           Thrift   1,807 J     14   09-30   12/85  11.50    102
 FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift   1,666 J     40   09-30   09/93  32.25    162
 HARB   Harbor FSB, MHC of FL (46.6)        OTC    Eastern FL         Thrift   1,117 J     23   09-30   01/94  46.50    231
 FFFL   Fidelity FSB, MHC of FL (47.7)      OTC    Southeast FL       Thrift     999 J     20   12-31   01/94  24.87    168
 CMSV   Commty. Svgs, MHC of FL (48.5)      OTC    Southeast FL       Thrift     700 J     19   12-31   10/94  27.25    139
 FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift     387 J      9   12-31   01/94  28.25     65
 FFFG   F.F.O. Financial Group of FL        OTC    Central FL         R.E.       320 M     11   12-31   10/88   5.81     49


 Mid-Atlantic Companies
 ----------------------

 DME    Dime Bancorp, Inc. of NY (3)        NYSE   NY,NJ,FL           M.B.    20,087 J     86   12-31   08/86  19.19  1,990
 GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift  13,300 J     74   12-31   01/94  63.00  2,838
 SVRN   Sovereign Bancorp of PA             OTC    PA,NJ,DE           M.B.    10,898 J    120   12-31   08/86  14.69  1,028
 ASFC   Astoria Financial Corp. of NY       OTC    NY                 Thrift   7,665 J     45   12-31   11/93  46.75    981
 LISB   Long Island Bancorp, Inc of NY      OTC    Long Island NY     M.B.     5,909 J     36   09-30   04/94  38.87    932
 RCSB   RCSB Financial, Inc. of NY (3)      OTC    NY                 M.B.     4,032 M     36   11-30   04/86  48.06    701
 ALBK   ALBANK Fin. Corp. of Albany NY      OTC    Upstate NY,MA,VT   Thrift   3,602 J     70   12-30   04/92  38.00    487
 ROSE   T R Financial Corp. of NY (3)       OTC    New York City NY   Thrift   3,552 J     15   12-31   06/93  27.37    482
 NYB    New York Bancorp, Inc. of NY        NYSE   Southeastern NY    Thrift   3,284 J     29   09-30   01/88  30.75    664
 RSLN   Roslyn Bancorp, Inc. of NY (3)      OTC    Long Island NY     M.B.     3,159 J      6   12-31   01/97  23.87  1,042
 GRTR   The Greater New York SB of NY (3)   OTC    New York NY        Div.     2,571 M     14   12-31   06/87  22.25    305
 BKCO   Bankers Corp. of NJ (3)             OTC    Central NJ         Thrift   2,567 J     15   12-31   03/90  26.87    333
 CMSB   Cmnwealth Bancorp of PA             OTC    Philadelphia PA    M.B.     2,289 J     39   06-30   06/96  17.12    293
 NWSB   Northwest SB, MHC of PA (30.7)      OTC    Pennsylvania       Thrift   2,091 J     53   06-30   11/94  20.87    488
 MLBC   ML Bancorp of Villanova PA          OTC    Philadelphia PA    M.B.     2,071 J     18   03-31   08/94  21.00    222
 HARS   Harris SB, MHC of PA (24.3)         OTC    Southeast PA       Thrift   2,044 J     31   12-31   01/94  36.00    404
 RELY   Reliance Bancorp, Inc. of NY        OTC    New York City NY   Thrift   1,977 J     28   06-30   03/94  30.00    263
 HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift   1,782 J     20   12-31   09/93  37.12    162
 JSB    JSB Financial, Inc. of NY           AMEX   New York City NY   Thrift   1,531 M     13   12-31   06/90  44.69    440
 WSFS   WSFS Financial Corp. of DE (3)      OTC    DE                 Div.     1,509 J     16   12-31   11/86  14.50    180
 QCSB   Queens County Bancorp of NY (3)     OTC    New York City NY   Thrift   1,467 J     13   12-31   11/93  52.00    529
 OCFC   Ocean Fin. Corp. of NJ              OTC    Eastern NJ         Thrift   1,448 J     10   12-31   07/96  33.50    288


 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                               August 28, 1997(1)



                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-Atlantic Companies (continued)
 ----------------------------------

 PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift   1,322 J     17   06-30   07/94  29.00    140
 DIME   Dime Community Bancorp of NY        OTC    New York City NY   Thrift   1,315 J     15   06-30   06/96  18.87    247
 YFED   York Financial Corp. of PA          OTC    PA,MD              Thrift   1,162 J     22   06-30   02/84  24.00    168
 MFSL   Maryland Fed. Bancorp of MD         OTC    MD                 Thrift   1,157 J     25   02-28   06/87  43.56    140
 FSLA   First SB SLA MHC of NJ (47.5)       OTC    Eastern NJ         Thrift   1,033 J     16   12-31   07/92  28.50    207
 PVSA   Parkvale Financial Corp of PA       OTC    Southwestern PA    Thrift     991 J     28   06-30   07/87  29.25    119
 PKPS   Poughkeepsie Fin. Corp. of NY       OTC    Southeast NY       Thrift     880 J     13   12-31   11/85   7.44     94
 PSBK   Progressive Bank, Inc. of NY (3)    OTC    Southeast NY       Thrift     879 J     17   12-31   08/84  29.75    114
 FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York City NY   Thrift     860 J      7   12-31   11/95  20.25    162
 PWBC   PennFirst Bancorp of PA             OTC    Western PA         Thrift     817 J      9   12-31   06/90  16.37     87
 MBB    MSB Bancorp of Middletown NY (3)    AMEX   Southeastern NY    Thrift     814 J     16   12-31   09/92  23.37     66
 GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift     750 J     13   12-31   03/96  17.56    140
 IBSF   IBS Financial Corp. of NJ           OTC    Southwest NJ       Thrift     733 J     10   09-30   10/94  17.25    190
 FBBC   First Bell Bancorp of PA            OTC    Pittsburgh PA      Thrift     714 J      7   12-31   06/95  16.50    107
 FCIT   First Cit. Fin. Corp of MD          OTC    DC Metro Area      Thrift     692 J     15   12-31   12/86  33.25     98
 SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift     673 J     16   12-31   10/95  18.75     88
 THRD   TF Financial Corp. of PA            OTC    Philadelphia PA    Thrift     641 J     14   06-30   07/94  19.62     80
 TSBS   Trenton SB,FSB MHC of NJ(35.9)      OTC    Central NJ         Thrift     631 J     14   12-31   08/95  28.50    258
 FSNJ   Bayonne Banchsares of NJ            OTC    Northern NJ        Thrift     577 M      4   03-31   01/95  11.75     36
 FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift     555 J     18   12-31   12/88  27.25     65
 FSPG   First Home Bancorp of NJ            OTC    NJ,DE              Thrift     522 J     10   12-31   04/87  20.00     54
 PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift     520 J      4   09-30   09/86  20.50     63
 ANBK   American Nat'l Bancorp of MD        OTC    Baltimore MD       R.E.       505 M     10   07-31   10/95  19.69     71
 LVSB   Lakeview SB of Paterson NJ          OTC    Northern NJ        Thrift     482 M      8   07-31   12/93  32.25     74
 AHCI   Ambanc Holding Co., Inc. of NY (3)  OTC    East-Central NY    Thrift     478 M      9   12-31   12/95  15.63     69
 PFNC   Progress Financial Corp. of PA      OTC    Southeastern PA    M.B.       419 J      9   12-31   07/83  14.25     54
 CNY    Carver Bancorp, Inc. of NY          AMEX   New York, NY       Thrift     414 J      7   03-31   10/94  12.75     30
 SHEN   First Shenango Bancorp of PA        OTC    Western PA         Thrift     411 J      4   12-31   04/93  28.50     59
 RARB   Raritan Bancorp. of Raritan NJ (3)  OTC    Central NJ         Thrift     379 J      6   12-31   03/87  22.25     54
 PBCI   Pamrapo Bancorp, Inc. of NJ         OTC    Northern NJ        Thrift     371 J      8   12-31   11/89  20.75     59
 FSBI   Fidelity Bancorp, Inc. of PA        OTC    Southwestern PA    Thrift     363 J      8   09-30   06/88  21.25     33
 FOBC   Fed One Bancorp of Wheeling WV      OTC    Northern WV,OH     Thrift     357 J      9   12-31   01/95  20.75     49
 HARL   Harleysville SA of PA               OTC    Southeastern PA    Thrift     337 J      4   09-30   08/87  27.25     45

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                               August 28, 1997(1)



                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-Atlantic Companies (continued)
 ----------------------------------

 FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift     321 J      5   09-30   01/95  27.50     34
 EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift     308 J      4   09-30   09/93  37.50     23
 CVAL   Chester Valley Bancorp of PA        OTC    Southeastern PA    Thrift     305 M      6   06-30   03/87  24.00     49
 LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift     300 J      6   12-31   01/96  17.37     48
 WVFC   WVS Financial Corp. of PA (3)       OTC    Pittsburgh PA      Thrift     295 J      5   06-30   11/93  27.37     48
 YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift     288 J      4   09-30   04/96  17.25     52
 FBER   First Bergen Bancorp of NJ          OTC    Northern NJ        Thrift     285 J      4   09-30   04/96  17.75     53
 CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift     284 J      4   09-30   04/96  16.50     78
 FIBC   Financial Bancorp, Inc. of NY       OTC    New York, NY       Thrift     282 J      5   09-30   08/94  19.50     34
 LFED   Leeds FSB, MHC of MD (36.3)         OTC    Baltimore MD       Thrift     282 M      1   06-30   05/94  24.50     85
 IFSB   Independence FSB of DC              OTC    Washington DC      Ret.       263 M      2   12-31   06/85  13.16     17
 WYNE   Wayne Bancorp of NJ                 OTC    Northern NJ        Thrift     261 J      0   12-31   06/96  24.00     51
 WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift     258 M      4   07-31     /     6.75     29
 PHFC   Pittsburgh Home Fin. of PA          OTC    Pittsburgh PA      Thrift     256 J      6   09-30   04/96  19.37     38
 GDVS   Greater DV SB,MHC of PA (19.9) (3)  OTC    Southeast PA       Thrift     244 J      7   12-31   03/95  16.75     55
 PHSB   Ppls Home SB, MHC of PA (45.0)      OTC    Western PA         Thrift     229 P      9   12-31   07/97  16.12     44
 ESBK   The Elmira SB FSB of Elmira NY (3)  OTC    NY,PA              Thrift     228 J      6   12-31   03/85  23.25     16
 SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift     217 J      4   04-30   11/94  19.50     35
 HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift     216 J      9   03-31   08/94  19.12     32
 LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift     209 M      6   06-30   02/87  21.50     31
 PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift     183 J      3   06-30   12/95  16.25     52
 PLSK   Pulaski SB, MHC of NJ (46.0)        OTC    New Jersey         Thrift     177 J      6   12-31   04/97  16.62     34
 SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift     173 J      3   12-31   06/95  19.47     24
 AFED   AFSALA Bancorp, Inc. of NY          OTC    Central NY         Thrift     152 M      4   09-30   10/96  15.87     23
 SKBO   First Carnegie,MHC of PA(45.0)      OTC    Western PA         Thrift     150 P      3   03-31   04/97  14.75     34
 PRBC   Prestige Bancorp of PA              OTC                       Thrift     136 J      0   12-31   06/96  17.50     16
 TPNZ   Tappan Zee Fin., Inc. of NY         OTC    Southeast NY       Thrift     120 S      1   03-31   10/95  17.44     26
 GOSB   GSB Financial Corp. of NY           OTC    Southeast NY       Thrift     114 P      2   09-30   07/97  14.75     33
 WWFC   Westwood Fin. Corp. of NJ           OTC    Northern NJ        Thrift     111 J      2   03-31   06/96  21.25     14
 AFBC   Advance Fin. Bancorp of WV          OTC    Northern Neck WV   Thrift     104 M      2   06-30   01/97  16.00     17
 WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift     100 J      5   09-30   04/96  15.25     22
 ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY         Thrift      66 M      2   09-30   07/93  23.25      6
 PWBK   Pennwood SB of PA (3)               OTC    Pittsburgh PA      Thrift      48 M      3   12-31   07/96  15.75     10

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                               August 28, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 COFI   Charter One Financial of OH         OTC    OH,MI              Div.    14,565 J    155   12-31   01/88  52.87  2,442
 CFB    Commercial Federal Corp. of NE      NYSE   NE,CO,KS,OK,IA     M.B.     7,097 J    107   06-30   12/84  40.37    870
 FFHC   First Financial Corp. of WI         OTC    WI,IL              Div.     5,931 J    129   12-31   12/80  31.44  1,138
 SPBC   St. Paul Bancorp, Inc. of IL        OTC    Chicago IL         Div.     4,611 J     52   12-31   05/87  22.50    765
 SECP   Security Capital Corp. of WI        OTC    Wisconsin          Div.     3,673 J     42   06-30   01/94 100.87    929
 MAFB   MAF Bancorp of IL                   OTC    Chicago IL         Thrift   3,236 M     20   12-31   01/90  31.00    477
 CTZN   CitFed Bancorp of Dayton OH         OTC    Dayton OH          M.B.     3,098 J     33   03-31   01/92  43.12    372
 GTFN   Great Financial Corp. of KY         OTC    Kentucky           M.B.     3,046 J     45   12-31   03/94  33.87    467
 STND   Standard Fin. of Chicago IL         OTC    Chicago IL         Thrift   2,575 J     14   12-31   08/94  25.50    413
 ABCW   Anchor Bancorp Wisconsin of WI      OTC    Wisconsin          M.B.     1,926 J     33   03-31   07/92  27.00    122
 STFR   St. Francis Cap. Corp. of WI        OTC    Milwaukee WI       Thrift   1,646 J     13   09-30   06/93  35.50    188
 DNFC   D&N Financial Corp. of MI           OTC    MI                 Ret.     1,609 J     37   12-31   02/85  19.00    156
 FTFC   First Fed. Capital Corp. of WI      OTC    Southern WI        M.B.     1,530 M     44   12-31   11/89  24.50    224
 FISB   First Indiana Corp. of IN           OTC    Central IN         M.B.     1,521 J     28   12-31   08/83  20.50    217
 FLGS   Flagstar Bancorp, Inc of MI         OTC    MI                 Thrift   1,519 M     15   12/31     /    18.75    256
 ABCL   Allied Bancorp of IL                OTC    Chicago IL         M.B.     1,404 J     14   09-30   07/92  31.62    169
 JSBA   Jefferson Svgs Bancorp of MO        OTC    St. Louis MO,TX    Thrift   1,297 M     32   12-31   04/93  32.50    163
 AADV   Advantage Bancorp of WI             OTC    WI,IL              Thrift   1,020 J     15   09-30   03/92  44.25    143
 OFCP   Ottawa Financial Corp. of MI        OTC    Western MI         Thrift     861 J     26   12-31   08/94  25.25    124
 CFSB   CFSB Bancorp of Lansing MI          OTC    Central MI         Thrift     845 J     17   12-31   06/90  26.50    135
 GSBC   Great Southern Bancorp of MO        OTC    Southwest MO       Thrift     708 J     25   06-30   12/89  16.87    137
 NASB   North American SB of MO             OTC    KS,MO              M.B.       689 M      7   09-30   09/85  51.75    117
 HOMF   Home Fed Bancorp of Seymour IN      OTC    Southern IN        Thrift     683 J     16   06-30   01/88  29.75    101
 MSBK   Mutual SB, FSB of Bay City MI       OTC    Michigan           M.B.       673 J     22   12-31   07/92  10.50     45
 SFSL   Security First Corp. of OH          OTC    Northeastern OH    R.E.       653 J     13   03-31   01/88  19.25    146
 FNGB   First Northern Cap. Corp of WI      OTC    Northeast WI       Thrift     638 J     20   12-31   12/83  12.75     56
 AVND   Avondale Fin. Corp. of IL           OTC    Chicago IL         Ret.       607 J      5   12-31   04/95  14.25     50
 EMLD   Emerald Financial Corp of OH        OTC    Cleveland OH       Thrift     603 J     13   12-31     /    14.00     71
 FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift     599 J     10   06-30   06/93  27.37    113
 HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift     567 J      7   12-31   06/94  24.50    103
 HFFC   HF Financial Corp. of SD            OTC    South Dakota       Thrift     562 J     19   06-30   04/92  22.50     67
 FDEF   First Defiance Fin.Corp. of OH      OTC    Northwest OH       Thrift     552 J      9   06-30   10/95  15.00    140
 FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift     535 J     12   12-31   05/96  21.00    103
 FFOH   Fidelity Financial of OH            OTC    Cincinnati OH      Thrift     525 J      4   12-31   03/96  16.00     89
 CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift     497 J      5   06-30   02/92  41.75     88

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                               August 28, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ------------------------------

 FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift     490 J      5   09-30   12/93  21.37     60
 CAFI   Camco Fin. Corp. of OH              OTC    Eastern OH         M.B.       490 J      7   12-31     /    18.25     59
 FFSX   First FS&LA. MHC of IA (46.1)       OTC    Western IA         Thrift     469 J     13   06-30   07/92  25.00     71
 HFGI   Harrington Fin. Group of IN         OTC    Eastern IN         Thrift     447 J      3   06-30     /    12.12     39
 PERM   Permanent Bancorp of IN             OTC    Southwest IN       Thrift     433 J     12   03-31   04/94  23.00     46
 SFSB   SuburbFed Fin. Corp. of IL          OTC    IL,IN              Thrift     427 J     12   12-31   03/92  27.50     35
 FMBD   First Mutual Bancorp of IL          OTC    Central IL         Thrift     418 J     12   12-31   07/95  15.50     54
 HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift     410 J      3   06-30   01/94  21.50     31
 MCBS   Mid Continent Bancshares of KS      OTC    Central KS         M.B.       409 J      9   09-30   06/94  30.00     59
 WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift     400 M      6   12-31   07/94  23.37     55
 ASBI   Ameriana Bancorp of IN              OTC    Eastern IN,OH      Thrift     398 J      8   12-31   03/87  18.50     60
 PMFI   Perpetual Midwest Fin. of IA        OTC    EastCentral IA     Thrift     397 J      5   12-31   03/94  20.12     38
 CBSB   Charter Financial Inc. of IL        OTC    Southern IL        Thrift     393 J      8   09-30   12/95  21.00     87
 PFSL   Pocahnts Fed, MHC of AR (47.0)      OTC    Northeast AR       Thrift     379 J      6   09-30   04/94  26.00     42
 SWBI   Southwest Bancshares of IL          OTC    Chicago IL         Thrift     378 J      6   12-31   06/92  20.87     55
 FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     378 J     11   09-30   10/94  18.12     55
 FFKY   First Fed. Fin. Corp. of KY         OTC    Central KY         Thrift     377 J      8   06-30   07/87  20.75     87
 CASH   First Midwest Fin. Corp. of IA      OTC    IA,SD              R.E.       370 M     12   09-30   09/93  18.00     49
 PVFC   PVF Capital Corp. of OH             OTC    Cleveland OH       R.E.       356 M      9   06-30   12/92  21.37     55
 HBEI   Home Bancorp of Elgin IL            OTC    Northern IL        Thrift     353 J      5   12-31   09/96  17.50    120
 INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift     347 J     10   12-31   08/95  15.12     80
 HVFD   Haverfield Corp. of OH              OTC    Cleveland OH       Thrift     346 J     10   12-31   03/85  26.25     50
 KNK    Kankakee Bancorp of IL              AMEX   Illinois           Thrift     342 J      9   12-31   01/93  29.50     42
 HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift     335 J      9   09-30   03/95  21.37     54
 HMCI   Homecorp, Inc. of Rockford IL       OTC    Northern IL        Thrift     332 J      9   12-31   06/90  15.75     27
 SMFC   Sho-Me Fin. Corp. of MO             OTC    Southwest MO       Thrift     329 J      8   12-31   07/94  36.75     55
 WFI    Winton Financial Corp. of OH        OTC    Cincinnati OH      R.E.       317 J      4   09-30   08/88  15.75     31
 WCBI   WestCo Bancorp of IL                OTC    Chicago IL         Thrift     312 J      1   12-31   06/92  26.00     64
 PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift     288 J      6   09-30   07/87  24.75     56
 GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift     287 J      6   06-30   11/90  26.00     30
 CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift     272 J      6   12-31   05/96  16.50     43
 FCBF   FCB Fin. Corp. of Neenah WI         OTC    Eastern WI         Thrift     271 M      6   03-31   09/93  27.37    111
 FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.       270 J      1   06-30   04/87  35.75     25

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                               August 28, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ------------------------------

 EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     257 M      5   09-30   10/94  20.12     40
 WAYN   Wayne S&L Co. MHC of OH (47.8)      OTC    Central OH         Thrift     254 J      6   03-31   06/93  19.25     43
 FFED   Fidelity Fed. Bancorp of IN         OTC    Southwestern IN    Thrift     250 M      4   06-30   08/87   8.50     21
 MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     248 J      4   09-30   03/94  21.00     35
 CAPS   Capital Savings Bancorp of MO       OTC    Central MO         Thrift     243 J      7   06-30   12/93  15.87     30
 MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift     235 J      2   06-30   06/93  23.50     31
 OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift     230 J      4   12-31   02/93  23.25     28
 LARK   Landmark Bancshares of KS           OTC    Central KS         Thrift     228 J      5   09-30   03/94  21.50     37
 FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift     227 J      7   12-31   01/88  20.00     24
 FFFD   North Central Bancshares of IA      OTC    Central IA         Thrift     213 J      4   12-31   03/96  17.00     55
 BFFC   Big Foot Fin. Corp. of IL           OTC    Chicago IL         Thrift     212 M      3   07-31   12/96  17.12     43
 CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     208 J      3   09-30   04/95  17.62     46
 MWFD   Midwest Fed. Fin. Corp of WI        OTC    Central WI         Thrift     207 J      9   12-31   07/92  21.00     34
 WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift     202 J      7   12-31   04/95  16.12     32
 FFBZ   First Federal Bancorp of OH         OTC    Eastern OH         Thrift     201 J      6   09-30   06/92  18.50     29
 MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     200 J      2   09-30   10/94  13.62     31
 GFED   Guarnty FS&LA,MHC of MO (31.0)      OTC    Southwest MO       Thrift     200 J      4   06-30   04/95  19.00     59
 HCBB   HCB Bancshares of AR                OTC    Southern AR        Thrift     199 P      6   06-30   05/97  13.50     36
 LSBI   LSB Fin. Corp. of Lafayette IN      OTC    Central IN         Thrift     194 J      4   12-31   02/95  20.62     19
 FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift     180 J      3   06-30   04/93  29.25     21
 PULB   Pulaski SB, MHC of MO (29.8)        OTC    St. Louis MO       Thrift     178 M      5   09-30   05/94  23.00     48
 NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     176 J      3   12-31   06/95  16.75     30
 PFED   Park Bancorp of Chicago IL          OTC    Chicago IL         Thrift     176 J      3   12-31   08/96  16.37     40
 EGLB   Eagle BancGroup of IL               OTC    Central IL         Thrift     174 J      3   12-31   07/96  16.62     21
 MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift     173 J      2   06-30   03/93  23.00     41
 SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift     166 M      8   06-30   04/94  17.25     28
 HMLK   Hemlock Fed. Fin. Corp. of IL       OTC    Chicago IL         Thrift     165 J      3   12-31   04/97  15.37     32
 FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift     164 J      6   06-30   08/93  16.50     35
 JXSB   Jcksnville SB,MHC of IL (45.6)      OTC    Central IL         Thrift     163 J      4   12-31   04/95  19.50     25
 FBSI   First Bancshares of MO              OTC    Southcentral MO    Thrift     160 M      6   06-30   12/93  24.25     28
 BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     156 J      3   06-30   03/95  16.25     28
 QCFB   QCF Bancorp of Virginia MN          OTC    Northeast MN       Thrift     150 M      2   06-30   04/95  25.50     36
 MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift     147 J      4   12-31   11/92  33.87     12

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                               August 28, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ------------------------------

 RIVR   River Valley Bancorp of IN          OTC    Southeast IN       Thrift     140 J      3   12-31   12/96  16.87     20
 GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift     137 J      3   12-31   06/95  17.62     31
 WEHO   Westwood Hmstd Fin Corp of OH       OTC    Cincinnati OH      Thrift     135 J      2   12-31   09/96  15.37     43
 CLAS   Classic Bancshares of KY            OTC    Eastern KY         Thrift     132 M      3   03-31   12/95  14.00     18
 FKKY   Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift     128 M      3   06-30   07/95   9.75     33
 MFCX   Marshalltown Fin. Corp. of IA       OTC    Central IA         Thrift     128 J      3   09-30   03/94  16.75     24
 MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift     126 J      6   09-30   10/92   9.62     16
 PTRS   Potters Financial Corp of OH        OTC    Northeast OH       Thrift     121 J      4   12-31   12/93  24.00     12
 NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     120 J      2   12-31   12/93  22.75     23
 FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift     111 J      2   09-30   10/93  12.87     13
 ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     109 M      1   06-30   04/95  12.50     22
 HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift     109 J      2   09-30   10/95  15.25     31
 PSFC   Peoples Sidney Fin. Corp of OH      OTC    WestCentral OH     Thrift     108 P      2   06-30   04/97  16.00     29
 HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift     108 J      3   03-31   09/95  16.50     14
 BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     108 M      5   09-30   04/95  21.25     15
 DCBI   Delphos Citizens Bancorp of OH      OTC    Northwest OH       Thrift     107 J      1   09-30   11/96  16.62     34
 MONT   Montgomery Fin. Corp. of IN         OTC    Westcentral IN     Thrift     104 P      4   06-30   07/97  11.87     20
 FTNB   Fulton Bancorp of MO                OTC    Central MO         Thrift      99 M      2   06-30   10/96  20.75     36
 CNSB   CNS Bancorp of MO                   OTC    Central MO         Thrift      98 J      5   12-31   06/96  16.81     28
 CIBI   Community Inv. Bancorp of OH        OTC    NorthCentral OH    Thrift      97 M      3   06-30   02/95  15.37     15
 FTSB   Fort Thomas Fin. Corp. of KY        OTC    Northern KY        Thrift      97 J      2   09-30   06/95  10.69     16
 NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift      97 J      3   03-31   10/94  16.50     14
 CBES   CBES Bancorp of MO                  OTC    Western MO         Thrift      95 M      2   06-30   09/96  17.87     18
 WCFB   Wbstr Cty FSB MHC of IA (45.2)      OTC    Central IA         Thrift      95 J      1   12-31   08/94  17.50     37
 AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift      94 J      4   12-31   04/96  15.00     14
 INCB   Indiana Comm. Bank, SB of IN        OTC    Central IN         Ret.        91 M      3   06-30   12/94  15.25     14
 THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      91 M      4   06-30   08/95  16.37     13
 PFFC   Peoples Fin. Corp. of OH            OTC    Northeast OH       Thrift      90 M      2   09-30   09/96  17.37     26
 KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift      89 J      2   06-30   08/95  12.37     16
 GFSB   GFS Bancorp of Grinnell IA          OTC    Central IA         Thrift      88 M      1   06-30   01/94  14.50     14
 HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      86 J      3   06-30   06/94  18.87      8
 SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift      86 J      2   06-30   01/94  22.00     17
 FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift      85 M      1   06-30   04/96  15.00     22

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                               August 28, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ------------------------------

 FFBI   First Financial Bancorp of IL       OTC    Northern IL        M.B.        85 J      2   12-31   10/93  19.25      8
 LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      83 J      1   12-31   06/95  14.25     18
 HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      83 M      3   09-30   10/94  11.75     11
 PSFI   PS Financial of Chicago IL          OTC    Chicago IL         Thrift      83 J      1   12-31   11/96  15.00     33
 PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift      80 M      1   09-30   02/95  20.50     17
 SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift      79 M      3   06-30   03/95  16.25     12
 MSBF   MSB Financial Corp. of MI           OTC    Southcentral MI    Thrift      75 J      2   06-30   02/95  13.50     17
 ATSB   AmTrust Capital Corp. of IN         OTC    Northcentral IN    Thrift      71 M      2   06-30   03/95  12.62      7
 MIVI   Miss. View Hold. Co. of MN          OTC    Central MN         Thrift      70 J      1   09-30   03/95  15.50     13
 HCFC   Home City Fin. Corp. of OH          OTC    Southwest OH       Thrift      68 M      1   06-30   12/96  15.75     15
 GWBC   Gateway Bancorp of KY               OTC    Eastern KY         Thrift      64 J      2   12-31   01/95  17.62     19
 CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift      61 J      1   12-31   01/95  19.25     18
 NSLB   NS&L Bancorp of Neosho MO           OTC    Southwest MO       Thrift      60 J      2   09-30   06/95  18.62     13
 LXMO   Lexington B&L Fin. Corp. of MO      OTC    West Central MO    Thrift      59 J      1   09-30   06/96  15.87     18
 MRKF   Market Fin. Corp. of OH             OTC    Cincinnati OH      Thrift      57 J      2   09-30   03/97  14.12     19
 CSBF   CSB Financial Group Inc of IL (3)   OTC    Centralia IL       Thrift      48 M      2   09-30   10/95  12.00     11
 RELI   Reliance Bancshares Inc of WI (3)   OTC    Milwaukee WI       Thrift      47 M      1   June    04/96   8.62     22
 HBBI   Home Building Bancorp of IN         OTC    Southwest IN       Thrift      45 J      2   09-30   02/95  20.50      6
 HWEN   Home Financial Bancorp of IN        OTC    Central IN         Thrift      43 J      1   06-30   07/96  14.87      7
 FLKY   First Lancaster Bncshrs of KY       OTC    Central KY         Thrift      40 M      1   06-30   07/96  15.25     15
 LONF   London Financial Corp. of OH        OTC    Central OH         Thrift      38 J      1   09-30   04/96  15.00      8
 JOAC   Joachim Bancorp of MO               OTC    Eastern MO         Thrift      35 J      1   03-31   12/95  14.37     10


 New England Companies
 ---------------------

 PBCT   Peoples Bank, MHC of CT (40.1) (3)  OTC    Southwestern CT    Div.     7,870 J     97   12-31   07/88  27.75  1,694
 WBST   Webster Financial Corp. of CT       OTC    Central CT         Thrift   5,944 J     77   12-31   12/86  50.00    599
 PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH,MA           Div.     5,591 J    132   12-31   12/86  37.37  1,023
 EGFC   Eagle Financial Corp. of CT         OTC    Western CT         Thrift   2,013 J     19   09-30   02/87  33.75    212
 CFX    CFX Corp of NH (3)                  AMEX   NH,MA              M.B.     1,859 J     43   12-31   02/87  18.87    248
 SISB   SIS Bancorp Inc of MA (3)           OTC    Central MA         Div.     1,435 J     24   12-31   02/95  30.00    167
 ANDB   Andover Bancorp, Inc. of MA (3)     OTC    MA,NH              M.B.     1,251 J     12   12-31   05/86  29.75    153

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                               August 28, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 New England Companies (continued)
 ---------------------------------

 FESX   First Essex Bancorp of MA (3)       OTC    MA,NH              Div.     1,245 J     15   12-31   08/87  17.00    128
 AFCB   Affiliated Comm BC, Inc of MA       OTC    MA                 Thrift   1,090 J     11   12-31   10/95  26.87    174
 MDBK   Medford Bank of Medford, MA (3)     OTC    Eastern MA         Thrift   1,073 J     16   12-31   03/86  30.25    137
 FAB    FirstFed America Bancorp of MA      AMEX   MA,RI              M.B.     1,021 J     12   03-31   01/97  19.12    166
 FFES   First FS&LA of E. Hartford CT       OTC    Central CT         Thrift     984 J     12   12-31   06/87  31.75     85
 BFD    BostonFed Bancorp of MA             AMEX   Boston MA          M.B.       976 J     10   12-31   10/95  19.50    116
 MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA         Thrift     905 J     14   12-31   05/86  51.50    138
 DIBK   Dime Financial Corp. of CT (3)      OTC    Central CT         Thrift     874 J     11   12-31   07/86  28.00    144
 MECH   Mechanics SB of Hartford CT (3)     OTC    Hartford CT        Thrift     824 J     14   12-31   06/96  22.75    120
 NSSB   Norwich Financial Corp. of CT (3)   OTC    Southeastern CT    Thrift     713 J     19   12-31   11/86  25.00    135
 NSSY   Norwalk Savings Society of CT (3)   OTC    Southwest CT       Thrift     617 M      7   12-31   06/94  34.25     83
 CBNH   Community Bankshares Inc of NH (3)  OTC    Southcentral NH    M.B.       616 J     11   12-31   05/86  38.81     97
 BKC    American Bank of Waterbury CT (3)   AMEX   Western CT         Thrift     606 J     15   12-31   12/81  37.00     85
 MWBX   MetroWest Bank of MA (3)            OTC    Eastern MA         Thrift     566 J     11   12-31   10/86   6.25     87
 PBKB   People's SB of Brockton MA (3)      OTC    Southeastern MA    Thrift     549 M     14   12-31   10/86  16.25     58
 SOSA   Somerset Savings Bank of MA (3)     OTC    Eastern MA         R.E.       515 J      5   12-31   07/86   3.62     60
 SWCB   Sandwich Co-Op. Bank of MA (3)      OTC    Southeastern MA    Thrift     502 J     11   12-31   07/86  32.75     63
 ABBK   Abington Savings Bank of MA (3)     OTC    Southeastern MA    M.B.       501 J      7   12-31   06/86  29.25     54
 PETE   Primary Bank of NH (3)              OTC    Southern NH        Thrift     432 J      9   12-31   10/93  26.25     55
 BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT         Thrift     428 J      3   12-31   07/86  30.50     77
 EIRE   Emerald Island Bancorp, MA (3)      OTC    Eastern MA         R.E.       425 J      8   12-31   09/86  21.50     48
 LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift     366 J      5   12-31   05/86  11.37     49
 WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA         R.E.       358 J      6   12-31   07/86  17.50     66
 NMSB   Newmil Bancorp. of CT (3)           OTC    Eastern CT         Thrift     323 J     13   06-30   02/86  12.75     49
 CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift     321 M      8   03-31   10/86  19.25     38
 NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift     313 M     10   12-31   05/86  16.62     34
 POBS   Portsmouth Bank Shrs Inc of NH (3)  OTC    Southeastern NH    Thrift     259 J      3   12-31   02/88  17.25    102
 NBN    Northeast Bancorp of ME (3)         OTC    Eastern ME         Thrift     248 M      8   06-30   08/87  14.62     19
 TBK    Tolland Bank of CT (3)              AMEX   Northern CT        Thrift     238 J      7   12-31   12/86  17.62     27
 HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift     218 J      5   12-31   12/88  23.62     31
 HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift     199 J      2   12-31   08/88  19.50     36
 IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift     189 J      5   12-31   05/93  26.00     31
 BSBC   Branford SB of CT (3)               OTC    New Haven CT       R.E.       187 J      5   12-31   11/86   4.94     32

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                               August 28, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 New England Companies (continued)
 ---------------------------------

 FCME   First Coastal Corp. of ME (3)       OTC    Southern ME        Thrift     152 J      7   12-31     /    10.75     15
 KSBK   KSB Bancorp of Kingfield ME (3)     OTC    Western ME         M.B.       140 M      8   12-31   06/93  12.75     16
 MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift     125 M      4   04-30   12/87  18.00     16
 FCB    Falmouth Co-Op Bank of MA (3)       AMEX   Southeast MA       Thrift      94 J      2   09-30   03/96  17.12     25
 NTMG   Nutmeg FS&LA of CT                  OTC    CT                 M.B.        94 M      3   12-31     /    11.00      8
 MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift      60 J      2   03-31   11/89  25.75      6


 North-West Companies
 --------------------

 WAMU   Washington Mutual Inc. of WA (3)    OTC    WA,OR,ID,UT,MT     Div.    48,764 J    290   12-31   03/83  62.56  7,905
 WFSL   Washington FS&LA of Seattle WA      OTC    Western US         Thrift   5,760 J     89   09-30   11/82  26.37  1,252
 IWBK   Interwest SB of Oak Harbor WA       OTC    Western WA         Div.     1,833 J     31   12-31     /    39.50    317
 STSA   Sterling Financial Corp. of WA      OTC    WA,OR              M.B.     1,686 J     41   06-30     /    17.87     99
 FWWB   First Savings Bancorp of WA (3)     OTC    Central WA         Thrift   1,008 M     16   03-31   11/95  24.12    254
 KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift     728 J      7   09-30   10/95  19.00    190
 HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift     519 J     12   03-31   08/86  15.00    111
 FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.       432 J      6   12-31   12/85  20.37     55
 CASB   Cascade SB of Everett WA            OTC    Seattle WA         Thrift     352 M      6   06-30   08/92  13.25     34
 RVSB   Rvrview SB,FSB MHC of WA(41.7)      OTC    Southwest WA       M.B.       230 J      9   03-31   10/93  27.50     67
 FBNW   FirstBank Corp of Clarkston WA      OTC    West. WA/East ID   Thrift     154 P      5   03-31   07/97  17.87     35
 EFBC   Empire Federal Bancorp of MT        OTC    Southern MT        Thrift     110 P      3   12-31   01/97  15.50     40


 South-East Companies
 --------------------

 FFCH   First Fin. Holdings Inc. of SC      OTC    CHARLESTON SC      Div.     1,667 J     32   09-30   11/83  31.00    197
 LIFB   Life Bancorp of Norfolk VA          OTC    Southeast VA       Thrift   1,488 J     20   12-31   10/94  24.62    242
 MGNL   Magna Bancorp of MS                 OTC    MS,AL              M.B.     1,353 J     63   06-30   03/91  25.00    344
 FLFC   First Liberty Fin. Corp. of GA      OTC    Georgia            M.B.     1,248 M     31    9-30   12/83  22.75    176
 ISBF   ISB Financial Corp. of LA           OTC    SouthCentral LA    Thrift     939 M     25   12-31   04/95  24.75    171
 HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift     895 J      8   06-30   12/95  15.37    264
 EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift     848 J     10   03-31   04/86  16.12     91

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                               August 28, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 South-East Companies (continued)
 --------------------------------

 VFFC   Virginia First Savings of VA        OTC    Petersburg VA      M.B.       817 M     23   06-30   01/78  23.87    139
 CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift     710 J     15   12-31   08/92  50.75     84
 PALM   Palfed, Inc. of Aiken SC            OTC    Southwest SC       Thrift     665 J     19   12-31   12/85  15.87     84
 VABF   Va. Beach Fed. Fin. Corp of VA      OTC    Southeast VA       M.B.       618 J     12   12-31   11/80  14.00     70
 FFFC   FFVA Financial Corp. of VA          OTC    Southern VA        Thrift     559 J     11   12-31   10/94  29.37    133
 CFCP   Coastal Fin. Corp. of SC            OTC    SC                 Thrift     503 J      9   09-30   09/90  24.75    115
 FSPT   FirstSpartan Fin. Corp. of SC       OTC    Northwestern SC    Thrift     465 P      5   06-30   07/97  35.50    157
 CFBC   Community First Bnkg Co. of GA      OTC    Westcentral GA     Thrift     407 P     12   12-31   07/97  33.75     81
 TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     406 J      9   09-30   04/95  18.25     63
 COOP   Cooperative Bk.for Svgs. of NC      OTC    Eastern NC         Thrift     352 J     17   03-31   08/91  26.50     40
 FSFC   First So.east Fin. Corp. of SC      OTC    Northwest SC       Thrift     335 M     11   06-30   10/93  14.69     64
 FSTC   First Citizens Corp of GA           OTC    Western GA         M.B.       326 M      9   03-31   03/86  31.50     58
 SOPN   First SB, SSB, Moore Co. of NC      OTC    Central NC         Thrift     294 J      5   06-30   01/94  20.37     75
 UFRM   United FS&LA of Rocky Mount NC      OTC    Eastern NC         M.B.       276 J      9   12-31   07/80  11.50     35
 ANA    Acadiana Bancshares of LA (3)       AMEX   Southern LA        Thrift     262 M      4   12-31   07/96  21.50     59
 SSFC   South Street Fin. Corp. of NC (3)   OTC    South Central NC   Thrift     242 J      2   09-30   10/96  18.00     81
 MERI   Meritrust FSB of Thibodaux LA       OTC    Southeast LA       Thrift     228 J      8   12-31     /    40.50     31
 PERT   Perpetual of SC, MHC (46.8)         OTC    Northwest SC       Thrift     223 D      5   09-30   10/96  39.00     59
 FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.       222 M      4   12-31   12/86  14.50     30
 CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     206 M      1   09-30   03/96  17.75     82
 ESX    Essex Bancorp of VA                 AMEX   VA,NC              M.B.       190 J     12   12-31     /     1.88      2
 CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     175 J      3   03-31   03/88  21.75     28
 GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift     175 J      3   09-30   04/96  17.25     74
 FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     171 J      5   09-30   07/95  22.31     40
 FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift     156 J      9   09-30   02/87   7.50     23
 BFSB   Bedford Bancshares of VA            OTC    Southern VA        Thrift     135 J      3   09-30   08/94  25.25     29
 FFBS   FFBS Bancorp of Columbus MS         OTC    Columbus MS        Thrift     129 M      3   06-30   07/93  21.00     33
 GSLA   GS Financial Corp. of LA            OTC    New Orleans LA     Thrift     123 J      3   12-31   04/97  15.25     52
 PDB    Piedmont Bancorp of NC              AMEX   Central NC         Thrift     123 J      2   06-30   12/95  10.87     30
 CFNC   Carolina Fincorp of NC (3)          OTC    Southcentral NC    Thrift     109 M      4   06-30   11/96  17.37     32
 TWIN   Twin City Bancorp of TN             OTC    Northeast TN       Thrift     107 J      3   12-31   01/95  19.75     17
 KSAV   KS Bancorp of Kenly NC              OTC    Central NC         Thrift     106 J      3   12-31   12/93  18.50     16
 SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     106 J      2   12-31   04/96  21.50     41

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                               August 28, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 South-East Companies (continued)
 --------------------------------
 SRN    Southern Banc Company of AL         AMEX   Northeast AL       Thrift     105 M      4   06-30   10/95  15.50     19
 CCFH   CCF Holding Company of GA           OTC    Atlanta GA         Thrift     101 J      4   12-31   07/95  16.78     14
 CENB   Century Bancshares of NC (3)        OTC    Charlotte NC       Thrift     100 M      1   06-30   12/96  77.50     32
 SZB    SouthFirst Bancshares of AL         AMEX   Central AL         Thrift      93 M      2   09-30   02/95  16.37     13
 SFNB   Security First Netwrk Bk of GA      OTC    GA (Internet)      Div.        79 J      1   12-31     /    13.87    120
 SCBS   Southern Commun. Bncshrs of AL      OTC    NorthCentral AL    Thrift      70 M      1   09-30   12/96  15.87     18
 SSB    Scotland Bancorp of NC              AMEX   S. Central NC      Thrift      69 J      2   09-30   04/96  19.12     37
 SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      46 M      1   06-30   07/94  21.31     15
 MBSP   Mitchell Bancorp of NC (3)          OTC    Western NC         Thrift      33 J      1   12-31   07/96  16.75     16


 South-West Companies
 --------------------

 CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX         M.B.     2,964 J     40   12-31     /    29.87    149
 FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX     M.B.       319 J      5   03-31   06/93  32.00     26
 JXVL   Jacksonville Bancorp of TX          OTC    East Central TX    Thrift     226 J      6   09-30   04/96  16.62     41
 FFDB   FirstFed Bancorp of AL              OTC    Central AL         Thrift     177 J      7   03-31   11/91  16.53     19
 ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX       Thrift     113 J      2   09-30   01/95  18.75     19
 AABC   Access Anytime Bancorp of NM        OTC    Eastern NM         Thrift     105 J      3   12-31   08/86   6.75      8
 GUPB   GFSB Bancorp of Gallup NM           OTC    Northwest NM       Thrift      87 M      1   06-30   06/95  18.75     16


 Western Companies (Excl CA)
 ---------------------------

 FFBA   First Colorado Bancorp of Co        OTC    Denver CO          Thrift   1,510 M     26   12-31   01/96  17.81    295
 WSTR   WesterFed Fin. Corp. of MT          OTC    MT                 Thrift     956 J     35   06-30   01/94  21.75    121
 GBCI   Glacier Bancorp of MT               OTC    Western MT         Div.       568 J     16   12-31   03/84  18.50    126
 UBMT   United Fin. Corp. of MT             OTC    Central MT         Thrift     108 M      4   12-31   09/86  23.50     29
 TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift      89 J      2   12-31   09/93  22.75     14
 CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY       Thrift      54 J      1   09-30   03/96  14.37     14


 Other Areas
 -----------



NOTES:

(1) Or most recent date available (M=March, S=September, D=December, J=June, E=Estimated, and P=Pro Forma)

(2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                               August 28, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

        (3) FDIC savings bank.

Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

 Date of Last Update: 08/28/97

EXHIBIT III-2
Financial Analysis of Indiana Institutions

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                           Market Pricing Comparatives
                          Prices As of August 22, 1997


                                                         Per Share Data
                                          Market      _______________
                                      Capitalization   Core    Book              Pricing Ratios(3)                  Dividends(4)
                                      ---------------                 --------------------------------------- ---------------------
                                      Price/   Market  12-Mth  Value/                                         Amount/         Payout

                                     Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE  Share   Yield Ratio(5)
                                      ------- ------- ------- ------- ------- ------- ------- ------- -------- ------- ------ ------
Financial Institution
---------------------
                                         ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)     ($)     (%)     (%)


SAIF-Insured Thrifts                   21.85   147.90   1.15   15.77   20.97  138.46   17.42  143.17   18.43     0.38   1.76   29.09
State of IN                            19.23    38.42   1.02   16.29   20.28  120.66   14.53  121.86   19.43     0.37   1.94   33.85


Comparable Group
----------------


State of IN
-----------
FBCV  1st Bancorp of Vincennes IN      35.75    24.95   0.50   32.00      NM  111.72    9.23  114.07      NM     0.40   1.12      NM
AMFC  AMB Financial Corp. of IN        15.00    14.46   0.73   14.61   22.73  102.67   15.35  102.67   20.55     0.24   1.60   32.88
ATSB  AmTrust Capital Corp. of IN      12.62     6.64   0.26   13.73      NM   91.92    9.35   92.93      NM     0.20   1.58      NM
ASBI  Ameriana Bancorp of IN           18.50    59.76   1.05   13.49   24.67  137.14   15.02  137.24   17.62     0.60   3.24   57.14
FFWC  FFW Corporation of Wabash IN     29.25    20.80   2.36   24.11   15.48  121.32   11.55  134.67   12.39     0.72   2.46   30.51
FFED  Fidelity Fed. Bancorp of IN       8.50    21.17   0.30    5.17      NM  164.41    8.46  164.41   28.33     0.40   4.71      NM
FISB  First Indiana Corp. of IN        20.50   216.50   1.43   13.77   17.52  148.87   14.24  150.74   14.34     0.48   2.34   33.57
HFGI  Harrington Fin. Group of IN      12.12    39.47   0.51    7.67   19.87  158.02    8.84  158.02   23.76     0.12   0.99   23.53
HBFW  Home Bancorp of Fort Wayne IN    21.37    53.96   1.15   17.62   29.68  121.28   16.11  121.28   18.58     0.20   0.94   17.39
HBBI  Home Building Bancorp of IN      20.50     6.40   0.74   18.51      NM  110.75   14.19  110.75   27.70     0.30   1.46   40.54
HOMF  Home Fed Bancorp of Seymour IN   29.75   101.03   2.35   17.05   14.73  174.49   14.80  179.98   12.66     0.50   1.68   21.28
HWEN  Home Financial Bancorp of IN     14.87     6.99   0.68   15.31   27.54   97.13   16.44   97.13   21.87     0.20   1.34   29.41
INCB  Indiana Comm. Bank, SB of IN     15.25    14.06   0.50   12.27      NM  124.29   15.39  124.29      NM     0.36   2.36   72.00
LSBI  LSB Fin. Corp. of Lafayette IN   20.62    19.22   1.33   18.44   13.66  111.82    9.90  111.82   15.50     0.34   1.65   25.56
LOGN  Logansport Fin. Corp. of IN      14.25    17.96   0.96   12.67   19.26  112.47   21.59  112.47   14.84     0.40   2.81   41.67
MFBC  MFB Corp. of Mishawaka IN        21.00    35.49   1.16   20.05   27.27  104.74   14.30  104.74   18.10     0.32   1.52   27.59
MARN  Marion Capital Holdings of IN    23.00    40.66   1.65   22.10   16.67  104.07   23.46  104.07   13.94     0.88   3.83   53.33
MONT  Montgomery Fin. Corp. of IN      11.87    19.62   0.42   11.22      NM  105.79   18.95  105.79   28.26     0.00   0.00    0.00
NEIB  Northeast Indiana Bncrp of IN    16.75    29.53   1.15   15.19   17.09  110.27   16.75  110.27   14.57     0.32   1.91   27.83
PFDC  Peoples Bancorp of Auburn IN     24.75    56.28   1.82   19.23   17.81  128.71   19.57  128.71   13.60     0.60   2.42   32.97
PERM  Permanent Bancorp of IN          23.00    46.25   1.30   19.74      NM  116.51   10.68  118.25   17.69     0.40   1.74   30.77
RIVR  River Valley Bancorp of IN       16.87    20.08   0.62   14.63      NM  115.31   14.29  117.07   27.21     0.16   0.95   25.81
SOBI  Sobieski Bancorp of S. Bend IN   16.25    12.35   0.60   16.03      NM  101.37   15.62  101.37   27.08     0.32   1.97   53.33



                                               Financial Characteristics(6)
                                     -------------------------------------------------------
                                      Total  Equity/  NPAs/     Reported         Core
                                                             ---------------- ---------------
                                     Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                     ------  ------- ------- ------- ------- ------- -------
Financial Institution
---------------------
                                      ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                  1,148   12.92    0.79    0.54    5.50    0.75    7.54
State of IN                             276   12.50    0.71    0.62    5.11    0.80    6.40


Comparable Group
----------------


State of IN
-----------
FBCV  1st Bancorp of Vincennes IN       270    8.26    0.94    0.31    3.80    0.13    1.61
AMFC  AMB Financial Corp. of IN          94   14.95    0.81    0.73    4.14    0.81    4.57
ATSB  AmTrust Capital Corp. of IN        71   10.17    2.84    0.29    2.88    0.19    1.87
ASBI  Ameriana Bancorp of IN            398   10.96    0.40    0.61    5.52    0.85    7.73
FFWC  FFW Corporation of Wabash IN      180    9.52    0.16    0.84    8.39    1.05   10.48
FFED  Fidelity Fed. Bancorp of IN       250    5.14    0.16    0.16    3.18    0.28    5.62
FISB  First Indiana Corp. of IN       1,521    9.56    1.50    0.83    8.86    1.01   10.83
HFGI  Harrington Fin. Group of IN       447    5.59    0.25    0.39    8.22    0.33    6.87
HBFW  Home Bancorp of Fort Wayne IN     335   13.29    0.05    0.56    3.93    0.89    6.27
HBBI  Home Building Bancorp of IN        45   12.82    0.38    0.20    1.59    0.52    4.05
HOMF  Home Fed Bancorp of Seymour IN    683    8.48    0.46    1.05   12.65    1.22   14.72
HWEN  Home Financial Bancorp of IN       43   16.93    1.74    0.64    3.78    0.80    4.76
INCB  Indiana Comm. Bank, SB of IN       91   12.39      NA    0.16    1.24    0.51    3.88
LSBI  LSB Fin. Corp. of Lafayette IN    194    8.85    1.17    0.77    8.34    0.68    7.35
LOGN  Logansport Fin. Corp. of IN        83   19.20    0.61    1.17    5.64    1.52    7.31
MFBC  MFB Corp. of Mishawaka IN         248   13.65    0.08    0.57    3.66    0.86    5.52
MARN  Marion Capital Holdings of IN     173   22.55    0.81    1.39    6.09    1.67    7.28
MONT  Montgomery Fin. Corp. of IN       104   17.91      NA    0.42    2.32    0.67    3.74
NEIB  Northeast Indiana Bncrp of IN     176   15.19    0.40    1.04    6.33    1.22    7.42
PFDC  Peoples Bancorp of Auburn IN      288   15.21    0.36    1.12    7.33    1.47    9.59
PERM  Permanent Bancorp of IN           433    9.16    1.09    0.34    3.64    0.62    6.57
RIVR  River Valley Bancorp of IN        140   12.40    0.49    0.46    4.24    0.62    5.72
SOBI  Sobieski Bancorp of S. Bend IN     79   15.41    0.25    0.29    1.67    0.58    3.35


(1)      Average of High/Low or Bid/Ask price per share.

(2)      EPS  (estimate  core basis) is based on actual  trailing  twelve  month
         data,   adjusted  to  omit  non-operating  items  (including  the  SAIF assessment) on a tax effected basis.

(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.

(4) Indicated twelve month dividend, based on last quarterly dividend declared.

(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.

(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.

(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

EXHIBIT III-3
Financial Analysis of Ohio and Illinois Peer Group Candidates

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                           Market Pricing Comparatives
                          Prices As of August 22, 1997



                                                         Per Share Data
                                          Market      _______________
                                      Capitalization   Core    Book              Pricing Ratios(3)                  Dividends(4)
                                      ---------------                 --------------------------------------- ----------------------
                                      Price/   Market  12-Mth  Value/                                         Amount/         Payout

                                     Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE  Share   Yield Ratio(5)
                                      ------- ------- ------- ------- ------- ------- ------- ------- -------- ------- ------ ------
Financial Institution
---------------------
                                         ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)     ($)     (%)     (%)
SAIF-Insured Thrifts                   21.85   147.90   1.15   15.77   20.97  138.46   17.42  143.17   18.43     0.38   1.76   29.09
Comparable Group Average               16.78    40.06   0.83   14.07   23.34  120.98   25.29  121.00   20.31     0.36   2.12   38.49
  Mid-West Companies                   16.78    40.06   0.83   14.07   23.34  120.98   25.29  121.00   20.31     0.36   2.12   38.49


Comparable Group
----------------

Mid-West Companies
------------------
ASBP  ASB Financial Corp. of OH        12.50    21.51   0.57   10.00      NM  125.00   19.66  125.00   21.93     0.40   3.20   70.18
DCBI  Delphos Citizens Bancorp of OH   16.62    33.89   0.72   14.93   23.08  111.32   31.62  111.32   23.08     0.00   0.00    0.00
EFBI  Enterprise Fed. Bancorp of OH    20.12    40.26   0.91   15.82   24.54  127.18   15.68  127.34   22.11     1.00   4.97      NM
FFDF  FFD Financial Corp. of OH        15.00    21.83   0.61   14.50      NM  103.45   25.59  103.45   24.59     0.30   2.00   49.18
INBI  Industrial Bancorp of OH         15.12    79.79   0.88   11.63      NM  130.01   23.02  130.01   17.18     0.48   3.17   54.55
PSFI  PS Financial of Chicago IL       15.00    32.73   0.71   14.66   21.43  102.32   39.60  102.32   21.13     0.32   2.13   45.07
PFED  Park Bancorp of Chicago IL       16.37    39.80   0.86   16.27   26.40  100.61   22.67  100.61   19.03     0.00   0.00    0.00
PSFC  Peoples Sidney Fin. Corp of OH   16.00    28.56   0.73   14.09   28.57  113.56   26.42  113.56   21.92     0.20   1.25   27.40
WCBI  WestCo Bancorp of IL             26.00    64.38   1.78   19.18   18.44  135.56   20.66  135.56   14.61     0.60   2.31   33.71
WEHO  Westwood Hmstd Fin Corp of OH    15.37    42.96   0.45   14.17      NM  108.47   31.90  108.47      NM     0.28   1.82   62.22
FFWD  Wood Bancorp of OH               16.50    34.96   0.94    9.52   20.89  173.32   21.33  173.32   17.55     0.40   2.42   42.55


                                               Financial Characteristics(6)
                                     -------------------------------------------------------
                                      Total  Equity/  NPAs/     Reported         Core
                                                             ---------------- --------------
                                     Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                     ------  ------- ------- ------- ------- ------- -------
Financial Institution
---------------------
                                      ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)

SAIF-Insured Thrifts                  1,148   12.92    0.79    0.54    5.50    0.75    7.54
Comparable Group Average                171   21.85    0.52    0.99    4.80    1.25    6.12
  Mid-West Companies                    171   21.85    0.52    0.99    4.80    1.25    6.12


Comparable Group
----------------

Mid-West Companies
------------------
ASBP  ASB Financial Corp. of OH         109   15.73    1.58    0.60    3.01    0.88    4.40
DCBI  Delphos Citizens Bancorp of OH    107   28.41    0.35    1.45    6.45    1.45    6.45
EFBI  Enterprise Fed. Bancorp of OH     257   12.33    0.03    0.71    5.16    0.79    5.73
FFDF  FFD Financial Corp. of OH          85   24.74      NA    0.78    3.42    1.08    4.74
INBI  Industrial Bancorp of OH          347   17.71    0.30    0.72    3.87    1.42    7.57
PSFI  PS Financial of Chicago IL         83   38.70    0.79    1.94    4.74    1.96    4.81
PFED  Park Bancorp of Chicago IL        176   22.53    0.21    0.87    4.19    1.21    5.81
PSFC  Peoples Sidney Fin. Corp of OH    108   23.26    1.00    0.92    3.97    1.21    5.18
WCBI  WestCo Bancorp of IL              312   15.24    0.60    1.12    7.29    1.42    9.20
WEHO  Westwood Hmstd Fin Corp of OH     135   29.41    0.06    0.70    2.41    1.04    3.62
FFWD  Wood Bancorp of OH                164   12.31    0.24    1.07    8.25    1.27    9.81



(1)      Average of High/Low or Bid/Ask price per share.

(2)      EPS  (estimate  core basis) is based on actual  trailing  twelve  month
         data,   adjusted  to  omit  non-operating  items  (including  the  SAIF assessment) on a tax effected basis.

(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.

(4) Indicated twelve month dividend, based on last quarterly dividend declared.

(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.

(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.

(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

EXHIBIT III-4
Peer Group Market Area Comparative Analysis

                                  Exhibit III-4
                   Peer Group Market Area Comparative Analysis


                                                                 Proj.                                  Per Capita Income   Deposit
                                                  Population     Pop.   1990-97   1997-2002                       % State   Market
Institution                        County       1990      1997   2002  % Change  % Change   Median Age  Amount    Average   Share(1)
                                                (000)     (000)


AMB Financial Corp. of IN          Lake         476       480    483     0.9%      0.6%       35.0        16,097     90.9%     1.2%
FFD Financial Corp. of OH          Tuscarawas   84        88     91      5.1%      3.4%       37.1        14,242     82.6%     5.3%
Home Bancorp of Fort Wayne IN      Allen        301       313    321     3.9%      2.6%       33.9        19,149     108.1%    6.5%
Industrial Bancorp of OH           Sandusky     62        63     63      1.3%      0.9%       35.0        15,310     88.8%     4.5%
Logansport Fin. Corp. of IN        Cass         38        39     39      1.4%      1.0%       37.2        15,147     85.5%     11.5%
MFB Corp. of Mishawaka IN          St. Joseph   247       259    267     4.8%      3.2%       34.5        17,324     97.8%     6.0%
Marion Capital Holdings of IN      Grant        74        73     73      -1.2%     -0.8%      36.9        16,040     90.6%     18.1%
Northeast Indiana Bancorp of IN    Huntington   35        37     39      5.3%      3.4%       34.8        17,522     98.9%     18.2%
Peoples Bancorp of Auburn IN       DeKalb       35        39     41      9.5%      6.0%       34.3        17,222     97.2%     33.9%
Westco Bancorp of IL               Cook         5.105     5.089  5.078   -0.3%     -0.2%      34.7        20,791     105.4%    0.2%
Westwood Hmstd Fin. Corp. of OH    Hamilton     866       854    846     -1.4%     -0.9%      34.5        19,841     115.1%    0.5%

                                   Averages:    666       667    667     2.7%      1.7%       35.3        17,153     96.4%     9.6%
                                   Medians:     84        88     91      1.4%      1.0%       34.8        17,222     97.2%     6.0%

Union Federal Savings and Loan     Montgomery   34        37     38      6.3%      4.1%       36.0        17,885     101.0%    12.3%


(1) Total institution deposits in headquarters county as percent of total county deposits. Excludes credit unions. Sources: CACI, Inc; FDIC;OTS

EXHIBIT IV-1 Stock Prices:
As of August 22, 1997

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                  Exhibit IV-1
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 22, 1997



                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     Market Averages. SAIF-Insured Thrifts(no MHC)
     ---------------------------------------------

     SAIF-Insured Thrifts(305)                     21.65   5,479   154.4        22.91   14.94   21.61    0.32  191.59    26.42
     NYSE Traded Companies(9)                      38.92  36,632 1,646.8        41.49   23.93   38.82   -0.52  270.50    29.56
     AMEX Traded Companies(17)                     18.55   3,579    77.4        20.19   13.20   18.47    0.32  256.90    22.42
     NASDAQ Listed OTC Companies(279)              21.25   4,532   108.2        22.44   14.74   21.21    0.34  180.55    26.55
     California Companies(21)                      26.31  18,905   749.9        28.00   16.32   26.21    0.28  125.83    30.63
     Florida Companies(6)                          25.60  12,199   343.6        27.55   16.02   25.79   -0.76  159.14    28.00
     Mid-Atlantic Companies(60)                    22.58   6,281   149.8        23.67   14.72   22.49    0.67  176.13    34.74
     Mid-West Companies(147)                       20.35   3,401    86.8        21.42   14.45   20.33    0.14  214.96    23.28
     New England Companies(9)                      26.04   5,006   155.6        26.57   16.76   25.65    1.48  342.91    36.00
     North-West Companies(7)                       22.69  12,610   322.4        23.92   16.85   22.82   -0.49  157.44    19.78
     South-East Companies(42)                      21.50   3,657    75.2        23.67   15.82   21.44    0.53  161.28    23.49
     South-West Companies(7)                       19.90   1,785    39.8        20.61   13.09   19.99   -0.43    0.00    22.49
     Western Companies (Excl CA)(6)                19.78   5,288    99.7        21.08   15.03   19.69    0.59  282.18    17.57
     Thrift Strategy(241)                          20.65   3,595    81.7        21.78   14.55   20.63    0.20  168.71    25.24
     Mortgage Banker Strategy(37)                  26.67  13,181   484.7        27.91   17.21   26.42    0.82  253.25    33.02
     Real Estate Strategy(11)                      23.28   7,817   202.3        24.54   14.55   23.23    0.92  206.70    35.47
     Diversified Strategy(12)                      29.91  23,705   784.4        33.82   18.46   29.85    1.34  181.91    27.81
     Retail Banking Strategy(4)                    15.42   3,472    59.1        17.94   11.38   15.56   -1.06  337.57    13.75
     Companies Issuing Dividends(256)              21.79   5,327   154.1        23.05   15.09   21.75    0.24  202.39    25.65
     Companies Without Dividends(49)               20.89   6,350   156.0        22.13   14.08   20.79    0.74  118.45    31.55
     Equity/Assets (less than)6%(23)               24.65  17,411   526.4        26.37   15.46   24.70   -0.21  151.75    31.34
     Equity/Assets 6-12%(148)                      23.85   5,742   180.0        25.02   15.77   23.73    0.64  205.49    30.37
     Equity/Assets (greater than) 12%(134)         18.87   3,202    65.3        20.14   13.99   18.88    0.07  159.49    21.04
     Converted Last 3 Mths (no MHC)(5)             22.75   2,546    65.4        23.95   21.52   22.92   -0.49    0.00    -8.69
     Actively Traded Companies(42)                 29.55  17,223   632.0        31.48   19.27   29.52    0.05  208.61    31.87
     Market Value Below $20 Million(61)            16.74     889    14.0        17.65   12.37   16.74    0.21  219.82    21.84
     Holding Company Structure(270)                21.71   5,293   154.3        22.92   15.10   21.66    0.32  174.06    25.38
     Assets Over $1 Billion(62)                    30.75  17,249   586.0        32.69   19.97   30.75   -0.17  220.93    28.47
     Assets $500 Million-$1 Billion(50)            20.97   5,478   103.6        22.18   13.75   20.88    0.67  211.82    32.90
     Assets $250-$500 Million(68)                  21.93   2,538    52.6        22.89   15.11   21.88    0.15  174.91    29.34
     Assets less than $250 Million(125)            17.52   1,499    25.0        18.64   12.96   17.47    0.50  123.90    21.16
     Goodwill Companies(123)                       24.79   8,937   260.7        26.26   16.26   24.77    0.25  214.72    29.25
     Non-Goodwill Companies(180)                   19.55   3,139    82.7        20.68   14.06   19.49    0.36  159.10    24.35
     Acquirors of FSLIC Cases(10)                  33.32  33,589 1,472.9        35.48   21.35   33.11   -0.40  257.09    30.23


                                                         Current Per Share Financials
                                                    ----------------------------------------
                                                                             Tangible

                                                    Trailing  12 Mo.   Book    Book

     Financial Institution                           12 Mo.   Core    Value/  Value/  Assets/
     ---------------------                           EPS(3)   EPS(3)  Share  Share(4) Share
                                                    -------- ------- ------- ------- -------
                                                        ($)     ($)     ($)     ($)     ($)
     Market Averages. SAIF-Insured Thrifts(no MHC
     --------------------------------------------

     SAIF-Insured Thrifts(305)                        0.84    1.17   15.94   15.47   156.97
     NYSE Traded Companies(9)                         1.96    2.77   20.08   19.19   358.54
     AMEX Traded Companies(17)                        0.55    0.84   15.49   15.30   109.15
     NASDAQ Listed OTC Companies(279)                 0.82    1.13   15.83   15.36   153.00
     California Companies(21)                         0.95    1.42   17.07   16.47   261.94
     Florida Companies(6)                             1.03    0.92   13.90   13.12   191.57
     Mid-Atlantic Companies(60)                       0.97    1.38   16.26   15.60   172.14
     Mid-West Companies(147)                          0.84    1.12   15.94   15.61   138.88
     New England Companies(9)                         0.81    1.38   17.40   16.20   241.45
     North-West Companies(7)                          0.91    1.21   14.25   13.72   140.82
     South-East Companies(42)                         0.60    0.87   14.98   14.67   119.91
     South-West Companies(7)                          0.66    1.19   16.36   15.47   218.19
     Western Companies (Excl CA)(6)                   0.90    1.06   15.93   15.27   106.33
     Thrift Strategy(241)                             0.79    1.11   16.07   15.68   141.18
     Mortgage Banker Strategy(37)                     1.23    1.59   16.65   15.64   241.65
     Real Estate Strategy(11)                         0.90    1.39   14.31   14.01   219.90
     Diversified Strategy(12)                         1.06    1.28   12.79   12.29   177.81
     Retail Banking Strategy(4)                       0.18   -0.01   13.12   12.68   168.63
     Companies Issuing Dividends(256)                 0.92    1.25   16.06   15.54   154.39
     Companies Without Dividends(49)                  0.39    0.71   15.27   15.06   171.71
     Equity/Assets (less than)6%(23)                  0.98    1.58   13.86   12.97   287.53
     Equity/Assets 6-12%(148)                         1.03    1.40   16.44   15.73   197.65
     Equity/Assets (greater than) 12%(134)            0.63    0.85   15.78   15.63    92.81
     Converted Last 3 Mths (no MHC)(5)                0.55    0.66   18.86   18.86    92.92
     Actively Traded Companies(42)                    1.46    2.01   17.55   16.90   236.26
     Market Value Below $20 Million(61)               0.53    0.84   15.32   15.19   118.43
     Holding Company Structure(270)                   0.83    1.16   16.22   15.77   154.79
     Assets Over $1 Billion(62)                       1.36    1.87   18.16   16.87   257.29
     Assets $500 Million-$1 Billion(50)               0.88    1.12   14.30   13.83   156.60
     Assets $250-$500 Million(68)                     0.85    1.20   16.64   16.14   167.32
     Assets less than $250 Million(125)               0.58    0.83   15.19   15.11   104.90
     Goodwill Companies(123)                          1.06    1.40   16.47   15.30   204.55
     Non-Goodwill Companies(180)                      0.70    1.01   15.60   15.60   125.35
     Acquirors of FSLIC Cases(10)                     1.66    2.43   18.85   17.79   305.76


(1)      Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)      Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

(6)      Annualized, based on last regular quarterly cash dividend announcement.

(7)      Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics. (9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 22, 1997



                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     Market Averages. BIF-Insured Thrifts(no MHC)
     --------------------------------------------

     BIF-Insured Thrifts(69)                       24.19   7,820   209.2        25.33   15.34   24.24   -0.05  193.62    32.80
     NYSE Traded Companies(3)                      35.25  52,819 1,685.5        37.21   20.44   36.04   -2.43  257.16    34.46
     AMEX Traded Companies(6)                      22.58   4,007    85.2        23.59   14.34   22.49    1.41  108.16    40.64
     NASDAQ Listed OTC Companies(60)               23.71   5,532   134.1        24.82   15.15   23.73   -0.08  201.57    31.71
     California Companies(4)                       20.05   5,592   114.5        21.11   10.96   20.66   -2.37  423.56    38.62
     Mid-Atlantic Companies(18)                    26.27  17,456   511.8        27.54   16.01   26.27    0.06  125.71    31.36
     Mid-West Companies(2)                         12.00     942    11.3        12.50    9.12   12.50   -4.00    0.00    18.58
     New England Companies(36)                     23.54   4,578   111.7        24.67   14.83   23.38    0.90  209.05    34.34
     North-West Companies(4)                       19.83   6,879   140.0        21.21   13.14   20.42   -2.63   97.09    29.03
     South-East Companies(5)                       30.22   2,083    43.8        31.10   22.47   30.80   -1.79    0.00    27.97
     Thrift Strategy(46)                           24.85   4,812   155.3        25.94   15.99   24.82    0.28  186.64    32.89
     Mortgage Banker Strategy(10)                  23.55  25,700   538.7        25.12   14.71   23.96   -1.78  209.05    31.11
     Real Estate Strategy(6)                       18.03   4,200    74.8        18.53   11.18   17.94    0.41  300.72    25.70
     Diversified Strategy(7)                       24.47  10,955   308.5        26.00   14.12   24.79   -0.67  142.47    39.72
     Companies Issuing Dividends(57)               25.54   8,304   230.7        26.74   16.41   25.57    0.01  187.84    31.90
     Companies Without Dividends(12)               16.84   5,184    92.5        17.66    9.53   16.97   -0.34  251.36    37.59
     Equity/Assets (less than)6%(5)                18.99  30,231   564.9        19.75   10.09   18.34    2.87  121.44    60.52
     Equity/Assets 6-12%(47)                       25.45   6,119   201.3        26.66   15.84   25.44    0.16  206.68    31.64
     Equity/Assets (greater than)12%(17)           22.32   6,266   134.9        23.37   15.45   22.68   -1.35   31.35    28.08
     Actively Traded Companies(23)                 25.12  11,723   271.0        26.59   15.93   25.18    0.10  237.29    29.79
     Market Value Below $20 Million(8)             15.87     959    14.6        16.47   11.28   16.03   -0.92  115.41    18.15
     Holding Company Structure(46)                 24.11   6,634   166.3        25.27   15.58   24.27   -0.59  192.98    30.96
     Assets Over $1 Billion(18)                    29.35  22,580   671.4        30.74   17.62   29.38    0.09  188.65    34.26
     Assets $500 Million-$1 Billion(17)            25.95   4,964   104.1        27.23   16.62   25.90    0.23  179.40    32.40
     Assets $250-$500 Million(15)                  19.36   3,098    56.4        20.34   12.40   19.49   -0.66  231.96    29.54
     Assets less than $250 Million(19)             21.96   1,420    27.6        22.88   14.54   22.03    0.07  175.16    34.62
     Goodwill Companies(32)                        24.90  12,018   340.4        26.23   15.83   24.94    0.07  186.03    32.13
     Non-Goodwill Companies(37)                    23.58   4,164    95.0        24.55   14.92   23.62   -0.15  206.89    33.35

                                                         Current Per Share Financials
                                                    ----------------------------------------
                                                                             Tangible

                                                    Trailing  12 Mo.   Book    Book

                                                     12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                          -------- ------- ------- ------- -------
                                                        ($)     ($)     ($)     ($)     ($)

     Market Averages. BIF-Insured Thrifts(no MHC)
     --------------------------------------------

     BIF-Insured Thrifts(69)                          1.64    1.62   15.87   15.06   157.01
     NYSE Traded Companies(3)                         1.93    1.92   19.07   14.47   239.94
     AMEX Traded Companies(6)                         1.14    1.11   16.02   13.92   167.23
     NASDAQ Listed OTC Companies(60)                  1.68    1.67   15.65   15.24   150.68
     California Companies(4)                          1.92    1.84   12.63   12.62   129.94
     Mid-Atlantic Companies(18)                       1.26    1.34   16.30   14.44   169.93
     Mid-West Companies(2)                            0.21    0.32   12.77   12.04    50.95
     New England Companies(36)                        1.94    1.88   14.78   14.21   172.40
     North-West Companies(4)                          1.17    1.14   11.98   11.61   108.54
     South-East Companies(5)                          1.28    1.32   26.62   26.62    97.87
     Thrift Strategy(46)                              1.58    1.56   16.90   15.96   154.12
     Mortgage Banker Strategy(10)                     1.51    1.57   14.44   14.00   187.42
     Real Estate Strategy(6)                          1.50    1.43   10.98   10.97   128.42
     Diversified Strategy(7)                          2.42    2.39   13.09   12.28   161.61
     Companies Issuing Dividends(57)                  1.57    1.56   16.67   15.73   164.51
     Companies Without Dividends(12)                  2.00    1.96   11.48   11.39   116.19
     Equity/Assets (less than)6%(5)                   1.34    1.21    8.55    8.33   156.80
     Equity/Assets 6-12%(47)                          1.92    1.89   15.66   14.54   185.18
     Equity/Assets (greater than)12%(17)              0.99    1.05   18.34   18.21    83.83
     Actively Traded Companies(23)                    1.93    1.86   15.82   15.06   184.62
     Market Value Below $20 Million(8)                1.30    1.32   14.40   13.89   133.44
     Holding Company Structure(46)                    1.60    1.59   16.18   15.51   142.13
     Assets Over $1 Billion(18)                       1.84    1.85   15.65   14.13   185.95
     Assets $500 Million-$1 Billion(17)               1.90    1.83   16.92   15.62   189.14
     Assets $250-$500 Million(15)                     1.21    1.21   13.09   12.93   127.95
     Assets less than $250 Million(19)                1.56    1.56   17.33   17.08   125.17
     Goodwill Companies(32)                           1.60    1.58   15.65   13.92   187.55
     Non-Goodwill Companies(37)                       1.67    1.66   16.05   16.05   130.41



(1)      Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)      Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

(6)      Annualized, based on last regular quarterly cash dividend announcement.

(7)      Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

*        All thrifts are SAIF insured unless  otherwise  noted with an asterisk.
         Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 22, 1997


                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     Market Averages. MHC Institutions
     ---------------------------------

     SAIF-Insured Thrifts(21)                      24.91   4,936    48.9        25.72   14.47   23.13    8.51  229.91    48.26
     BIF-Insured Thrifts(2)                        22.25  32,163   344.7        22.94   11.63   21.50    3.41  252.60    52.84
     NASDAQ Listed OTC Companies(23)               24.65   7,529    77.1        25.45   14.20   22.98    8.03  237.47    48.77
     Florida Companies(3)                          32.87   5,610    85.1        33.04   18.04   31.79    3.88    0.00    34.37
     Mid-Atlantic Companies(10)                    22.21   6,654    54.2        22.51   12.54   20.00   10.78  185.00    63.14
     Mid-West Companies(7)                         21.71   2,029    19.3        23.38   14.07   20.23    7.56  274.81    37.95
     New England Companies(1)                      27.75  61,053   678.6        29.00   14.00   26.75    3.74  252.60    44.16
     South-East Companies(1)                       39.00   1,505    27.5        41.00   20.25   39.00    0.00    0.00    60.82
     Thrift Strategy(21)                           24.50   4,853    47.0        25.27   14.21   22.79    8.24  229.91    49.04
     Diversified Strategy(1)                       27.75  61,053   678.6        29.00   14.00   26.75    3.74  252.60    44.16
     Companies Issuing Dividends(22)               25.08   7,767    79.9        25.92   14.23   23.39    7.96  237.47    48.77
     Companies Without Dividends(1)                16.12   2,760    20.0        16.12   13.62   14.75    9.29    0.00     0.00
     Equity/Assets 6-12%(15)                       25.31   9,632   100.1        26.33   14.34   23.40    8.70  237.47    46.14
     Equity/Assets >12%(8)                         23.34   3,322    31.0        23.69   13.93   22.13    6.69    0.00    55.59
     Actively Traded Companies(1)                  28.50   7,264    97.0        29.50   14.32   27.75    2.70  185.00    54.05
     Holding Company Structure(1)                  28.50   7,264    97.0        29.50   14.32   27.75    2.70  185.00    54.05
     Assets Over $1 Billion(5)                     31.92  21,577   226.2        32.68   15.94   29.00   11.57  218.80    56.33
     Assets $500 Million-$1 Billion(3)             26.87   6,966    80.0        26.91   14.04   25.92    3.77    0.00    50.39
     Assets $250-$500 Million(4)                   23.69   2,541    26.0        26.19   15.17   22.06    7.61  274.81    36.95
     Assets less than $250 Million(11)             20.30   2,129    15.9        20.62   12.86   19.05    7.66    0.00    49.54
     Goodwill Companies(9)                         29.75  15,815   167.0        31.48   15.82   27.77    7.85  237.47    53.51
     Non-Goodwill Companies(14)                    21.52   2,429    21.7        21.74   13.20   20.03    8.14    0.00    44.97
     MHC Institutions(23)                          24.65   7,529    77.1        25.45   14.20   22.98    8.03  237.47    48.77
     MHC Converted Last 3 Months(1)                16.12   2,760    20.0        16.12   13.62   14.75    9.29    0.00     0.00


                                                         Current Per Share Financials
                                                     ----------------------------------------
                                                                              Tangible

                                                     Trailing  12 Mo.   Book    Book

                                                      12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                           -------- ------- ------- ------- -------
                                                         ($)     ($)     ($)     ($)     ($)

     Market Averages. MHC Institutions
     ---------------------------------

     SAIF-Insured Thrifts(21)                          0.67    0.99   13.06   12.77   123.54
     BIF-Insured Thrifts(2)                            0.81    0.73    9.79    9.78   101.80
     NASDAQ Listed OTC Companies(23)                   0.68    0.96   12.75   12.48   121.47
     Florida Companies(3)                              1.09    1.51   15.56   15.32   169.92
     Mid-Atlantic Companies(10)                        0.48    0.71   11.65   11.18    99.52
     Mid-West Companies(7)                             0.64    1.02   12.33   12.31   128.13
     New England Companies(1)                          1.39    1.03   10.93   10.92   128.90
     South-East Companies(1)                           1.00    1.41   19.69   19.69   148.17
     Thrift Strategy(21)                               0.65    0.96   12.84   12.56   121.09
     Diversified Strategy(1)                           1.39    1.03   10.93   10.92   128.90
     Companies Issuing Dividends(22)                   0.70    0.98   12.67   12.39   123.39
     Companies Without Dividends(1)                    0.32    0.67   14.36   14.36    82.97
     Equity/Assets 6-12%(15)                           0.73    1.05   12.64   12.31   140.93
     Equity/Assets >12%(8)                             0.59    0.79   12.97   12.83    82.54
     Actively Traded Companies(1)                      0.80    1.25   13.39   11.94   142.18
     Holding Company Structure(1)                      0.80    1.25   13.39   11.94   142.18
     Assets Over $1 Billion(5)                         1.12    1.35   13.25   12.37   153.48
     Assets $500 Million-$1 Billion(3)                 0.70    0.87   13.20   12.85   118.29
     Assets $250-$500 Million(4)                       0.76    1.19   13.04   13.01   148.11
     Assets less than $250 Million(11)                 0.40    0.68   12.19   12.19    92.90
     Goodwill Companies(9)                             0.96    1.18   13.02   12.32   143.81
     Non-Goodwill Companies(14)                        0.51    0.83   12.59   12.59   107.72
     MHC Institutions(23)                              0.68    0.96   12.75   12.48   121.47
     MHC Converted Last 3 Months(1)                    0.32    0.67   14.36   14.36    82.97


(1)      Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)      Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

(6)      Annualized, based on last regular quarterly cash dividend announcement.

(7)      Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

*        All thrifts are SAIF insured unless  otherwise  noted with an asterisk.
         Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 22, 1997




                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA             50.75  97,336 4,939.8        54.12   25.00   49.87    1.76  170.67    56.15
     CSA   Coast Savings Financial of CA           44.44  18,616   827.3        48.75   30.25   45.19   -1.66  284.43    21.35
     CFB   Commercial Federal Corp. of NE          40.37  21,553   870.1        41.12   25.75   40.56   -0.47  994.04    26.16
     DME   Dime Bancorp, Inc. of NY*               19.19 103,719 1,990.4        20.25   12.87   19.37   -0.93   90.76    30.10
     DSL   Downey Financial Corp. of CA            21.50  26,733   574.8        23.75   15.40   21.69   -0.88   97.97    15.03
     FRC   First Republic Bancorp of CA*           23.56   9,693   228.4        24.81   12.94   24.75   -4.81  423.56    40.66
     FED   FirstFed Fin. Corp. of CA               32.56  10,575   344.3        34.62   18.12   33.75   -3.53  101.61    48.00
     GSB   Glendale Fed. Bk, FSB of CA             28.37  50,349 1,428.4        30.56   17.50   28.63   -0.91   74.58    22.02
     GDW   Golden West Fin. Corp. of CA            82.25  56,739 4,666.8        84.62   55.00   78.94    4.19  214.05    30.31
     GPT   GreenPoint Fin. Corp. of NY*            63.00  45,044 2,837.8        66.56   35.50   64.00   -1.56    N.A.    32.63
     NYB   New York Bancorp, Inc. of NY            30.75  21,591   663.9        32.00   15.12   30.87   -0.39  333.71    58.75
     WES   Westcorp Inc. of Orange CA              19.31  26,195   505.8        23.87   13.25   19.87   -2.82  163.44   -11.75


     AMEX Traded Companies
     ---------------------
     ANA   Acadiana Bancshares of LA*              21.50   2,731    58.7        22.25   13.12   21.62   -0.56    N.A.    44.59
     BKC   American Bank of Waterbury CT*          37.00   2,306    85.3        39.00   25.87   37.75   -1.99   97.33    32.14
     BFD   BostonFed Bancorp of MA                 19.50   5,947   116.0        19.94   12.37   19.50    0.00    N.A.    32.20
     CFX   CFX Corp of NH*                         18.87  13,144   248.0        21.00   12.86   18.87    0.00   58.57    21.74
     CNY   Carver Bancorp, Inc. of NY              12.75   2,314    29.5        13.37    7.37   12.62    1.03  104.00    54.55
     CBK   Citizens First Fin.Corp. of IL          16.50   2,594    42.8        16.87   10.50   16.75   -1.49    N.A.    14.82
     ESX   Essex Bancorp of VA(8)                   1.88   1,057     2.0         2.37    1.00    2.00   -6.00  -88.78   -14.16
     FCB   Falmouth Co-Op Bank of MA*              17.12   1,455    24.9        17.50   11.12   17.00    0.71    N.A.    30.49
     FAB   FirstFed America Bancorp of MA          19.12   8,707   166.5        19.12   13.62   18.94    0.95    N.A.     N.A.
     GAF   GA Financial Corp. of PA                17.56   7,985   140.2        19.50   11.87   17.25    1.80    N.A.    16.14
     JSB   JSB Financial, Inc. of NY               44.69   9,845   440.0        46.50   33.12   44.56    0.29  288.61    17.61
     KNK   Kankakee Bancorp of IL                  29.50   1,425    42.0        30.75   19.12   29.87   -1.24  195.00    19.19
     KYF   Kentucky First Bancorp of KY            12.37   1,319    16.3        15.12   10.56   12.62   -1.98    N.A.    13.80
     MBB   MSB Bancorp of Middletown NY*           23.37   2,844    66.5        24.19   15.50   24.19   -3.39  133.70    19.11
     PDB   Piedmont Bancorp of NC                  10.87   2,751    29.9        19.12    9.25   11.00   -1.18    N.A.     3.52
     SSB   Scotland Bancorp of NC                  19.12   1,914    36.6        19.12   12.00   17.00   12.47    N.A.    35.41
     SZB   SouthFirst Bancshares of AL             16.37     821    13.4        17.25   12.25   16.37    0.00    N.A.    23.55
     SRN   Southern Banc Company of AL             15.50   1,230    19.1        15.75   12.25   15.50    0.00    N.A.    18.14
     SSM   Stone Street Bancorp of NC              21.50   1,898    40.8        27.25   17.00   21.50    0.00    N.A.     4.88
     TSH   Teche Holding Company of LA             18.25   3,438    62.7        19.37   12.87   18.75   -2.67    N.A.    27.00
     FTF   Texarkana Fst. Fin. Corp of AR          22.31   1,790    39.9        23.00   13.62   22.50   -0.84    N.A.    42.74
     THR   Three Rivers Fin. Corp. of MI           16.37     824    13.5        16.62   12.62   16.25    0.74    N.A.    16.93
     TBK   Tolland Bank of CT*                     17.62   1,560    27.5        17.62    7.59   15.50   13.68  143.03    95.78
     WSB   Washington SB, FSB of MD                 6.75   4,247    28.7         7.37    4.38    7.00   -3.57  440.00    38.60


     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN             35.75     698    25.0        36.25   26.19   36.00   -0.69    N.A.    25.44
     AFED  AFSALA Bancorp, Inc. of NY              15.87   1,455    23.1        16.25   11.31   15.87    0.00    N.A.    32.25
     ALBK  ALBANK Fin. Corp. of Albany NY          38.00  12,825   487.4        41.00   27.37   37.12    2.37   63.44    21.13
     AMFC  AMB Financial Corp. of IN               15.00     964    14.5        15.00   10.25   15.00    0.00    N.A.    13.21
     ASBP  ASB Financial Corp. of OH               12.50   1,721    21.5        18.25   11.50   12.37    1.05    N.A.    -3.85
     ABBK  Abington Savings Bank of MA*            29.25   1,852    54.2        31.00   16.75   29.25    0.00  341.84    50.00
     AABC  Access Anytime Bancorp of NM             6.75   1,193     8.1         6.88    5.25    6.62    1.96    0.00    22.73
     AFBC  Advance Fin. Bancorp of WV              16.00   1,084    17.3        16.00   12.75   15.37    4.10    N.A.     N.A.
     AADV  Advantage Bancorp of WI                 44.25   3,234   143.1        44.75   31.25   44.25    0.00  380.98    37.21
     AFCB  Affiliated Comm BC, Inc of MA           26.87   6,465   173.7        27.12   15.70   25.00    7.48    N.A.    57.13
     ALBC  Albion Banc Corp. of Albion NY          23.25     250     5.8        24.25   16.50   24.25   -4.12   78.85    38.81


                                                        Current Per Share Financials
                                                   ----------------------------------------
                                                                            Tangible

                                                   Trailing  12 Mo.   Book    Book

                                                    12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                         -------- ------- ------- ------- -------
                                                       ($)     ($)     ($)     ($)     ($)

     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA               1.98    3.16   20.35   17.34   488.33
     CSA   Coast Savings Financial of CA             0.99    2.48   24.06   23.76   488.97
     CFB   Commercial Federal Corp. of NE            2.05    2.89   19.77   17.53   329.27
     DME   Dime Bancorp, Inc. of NY*                 1.05    1.33   10.21    9.74   193.67
     DSL   Downey Financial Corp. of CA              0.86    1.43   15.26   15.05   220.16
     FRC   First Republic Bancorp of CA*             1.56    1.33   16.56   16.55   230.89
     FED   FirstFed Fin. Corp. of CA                 1.13    2.07   19.14   18.93   396.52
     GSB   Glendale Fed. Bk, FSB of CA               0.79    1.85   17.81   15.83   322.12
     GDW   Golden West Fin. Corp. of CA              6.74    8.22   43.90   43.90   689.03
     GPT   GreenPoint Fin. Corp. of NY*              3.17    3.09   30.44   17.11   295.27
     NYB   New York Bancorp, Inc. of NY              1.98    2.32    7.73    7.73   152.08
     WES   Westcorp Inc. of Orange CA                1.11    0.55   12.71   12.67   140.42


     AMEX Traded Companies
     ---------------------
     ANA   Acadiana Bancshares of LA*                0.47    0.47   16.70   16.70    95.82
     BKC   American Bank of Waterbury CT*            3.13    2.69   21.77   20.90   262.73
     BFD   BostonFed Bancorp of MA                   0.74    0.96   14.42   13.94   164.10
     CFX   CFX Corp of NH*                           1.10    1.31   10.52    9.84   141.44
     CNY   Carver Bancorp, Inc. of NY               -0.74    0.01   14.93   14.32   178.81
     CBK   Citizens First Fin.Corp. of IL            0.30    0.59   14.74   14.74   104.69
     ESX   Essex Bancorp of VA(8)                   -0.05    0.05    0.49    0.31   179.83
     FCB   Falmouth Co-Op Bank of MA*                0.52    0.49   15.40   15.40    64.49
     FAB   FirstFed America Bancorp of MA           -0.21    0.50   14.26   14.26   117.25
     GAF   GA Financial Corp. of PA                  0.80    1.02   14.25   14.10    93.89
     JSB   JSB Financial, Inc. of NY                 2.75    2.61   34.47   34.47   155.50
     KNK   Kankakee Bancorp of IL                    1.62    2.02   26.59   24.99   239.77
     KYF   Kentucky First Bancorp of KY              0.58    0.75   11.17   11.17    67.44
     MBB   MSB Bancorp of Middletown NY*             0.49    0.51   21.15   10.38   286.18
     PDB   Piedmont Bancorp of NC                   -0.19    0.30    7.42    7.42    44.62
     SSB   Scotland Bancorp of NC                    0.51    0.62   13.44   13.44    36.30
     SZB   SouthFirst Bancshares of AL               0.05    0.30   15.82   15.82   113.17
     SRN   Southern Banc Company of AL               0.13    0.44   14.42   14.27    85.35
     SSM   Stone Street Bancorp of NC                0.80    0.96   16.13   16.13    55.91
     TSH   Teche Holding Company of LA               0.78    1.08   15.53   15.53   118.17
     FTF   Texarkana Fst. Fin. Corp of AR            1.31    1.62   15.03   15.03    95.73
     THR   Three Rivers Fin. Corp. of MI             0.61    0.88   15.22   15.22   110.64
     TBK   Tolland Bank of CT*                       1.11    1.16   10.60   10.30   152.71
     WSB   Washington SB, FSB of MD                  0.30    0.44    5.05    5.05    60.83


     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN               1.18    0.50   32.00   31.34   387.52
     AFED  AFSALA Bancorp, Inc. of NY                0.78    0.78   14.49   14.46   104.64
     ALBK  ALBANK Fin. Corp. of Albany NY            2.29    2.82   25.85   22.59   280.88
     AMFC  AMB Financial Corp. of IN                 0.66    0.73   14.61   14.61    97.70
     ASBP  ASB Financial Corp. of OH                 0.39    0.57   10.00   10.00    63.58
     ABBK  Abington Savings Bank of MA*              2.16    1.92   18.73   16.87   270.66
     AABC  Access Anytime Bancorp of NM             -0.45   -0.11    6.53    6.53    87.72
     AFBC  Advance Fin. Bancorp of WV                0.35    0.71   14.76   14.76    95.55
     AADV  Advantage Bancorp of WI                   1.27    2.81   29.05   27.16   315.25
     AFCB  Affiliated Comm BC, Inc of MA             1.53    1.74   16.49   16.40   168.67
     ALBC  Albion Banc Corp. of Albion NY            0.22    0.93   23.62   23.62   265.26

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 22, 1997


                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     ABCL  Allied Bancorp of IL                    31.62   5,345   169.0        31.87   23.25   31.37    0.80  216.20    26.48
     ATSB  AmTrust Capital Corp. of IN             12.62     526     6.6        12.75    8.75   12.62    0.00    N.A.    26.20
     AHCI  Ambanc Holding Co., Inc. of NY*         15.63   4,392    68.6        16.62    9.75   15.75   -0.76    N.A.    38.93
     ASBI  Ameriana Bancorp of IN                  18.50   3,230    59.8        19.75   13.25   18.37    0.71  100.43    15.63
     AFFFZ America First Fin. Fund of CA(8)        39.25   6,011   235.9        39.56   28.00   39.31   -0.15  109.33    29.75
     ANBK  American Nat'l Bancorp of MD(8)         19.69   3,613    71.1        19.87   10.50   19.87   -0.91    N.A.    62.46
     ABCW  Anchor Bancorp Wisconsin of WI          27.00   4,524   122.1        27.37   16.50   26.50    1.89   83.80    51.09
     ANDB  Andover Bancorp, Inc. of MA*            29.75   5,148   153.2        32.25   20.31   29.87   -0.40  176.74    16.12
     ASFC  Astoria Financial Corp. of NY           46.75  20,978   980.7        48.75   26.75   46.50    0.54   78.10    26.80
     AVND  Avondale Fin. Corp. of IL               14.25   3,495    49.8        18.50   12.75   14.50   -1.72    N.A.   -16.76
     BKCT  Bancorp Connecticut of CT*              30.50   2,534    77.3        30.50   21.25   30.00    1.67  248.57    35.56
     BPLS  Bank Plus Corp. of CA                   10.87  19,308   209.9        13.75    9.62   11.50   -5.48    N.A.    -5.48
     BWFC  Bank West Fin. Corp. of MI              16.25   1,753    28.5        16.25   10.25   15.00    8.33    N.A.    53.01
     BANC  BankAtlantic Bancorp of FL              12.75  17,978   229.2        17.12   12.12   12.69    0.47  206.49    -4.64
     BKUNA BankUnited SA of FL                     11.50   8,869   102.0        12.12    7.50   11.62   -1.03  111.79    15.00
     BKCO  Bankers Corp. of NJ(8)*                 26.87  12,392   333.0        30.12   18.00   27.25   -1.39  329.92    33.55
     BVCC  Bay View Capital Corp. of CA            25.62  12,979   332.5        28.62   17.50   25.50    0.47   29.72    20.91
     FSNJ  Bayonne Banchsares of NJ                11.75   3,064    16.5        12.27    4.86   10.00   17.50    N.A.    49.87
     BFSB  Bedford Bancshares of VA                25.25   1,142    28.8        25.25   16.50   24.75    2.02  140.48    43.30
     BFFC  Big Foot Fin. Corp. of IL               17.12   2,513    43.0        17.50   12.31   16.75    2.21    N.A.    31.69
     BSBC  Branford SB of CT(8)*                    4.94   6,559    32.4         5.00    3.00    4.94    0.00  133.02    27.65
     BYFC  Broadway Fin. Corp. of CA               11.00     835     9.2        11.25    9.00   10.50    4.76    N.A.    18.92
     CBES  CBES Bancorp of MO                      17.87   1,025    18.3        17.87   12.62   17.87    0.00    N.A.    25.40
     CCFH  CCF Holding Company of GA               16.78     820    13.8        17.12   12.25   16.50    1.70    N.A.    13.76
     CENF  CENFED Financial Corp. of CA            33.12   5,729   189.7        35.00   20.34   34.00   -2.59  111.22    24.56
     CFSB  CFSB Bancorp of Lansing MI              26.50   5,096   135.0        27.00   16.36   26.00    1.92  194.44    49.46
     CKFB  CKF Bancorp of Danville KY              19.25     925    17.8        20.75   17.50   20.00   -3.75    N.A.    -4.94
     CNSB  CNS Bancorp of MO                       16.81   1,653    27.8        17.50   12.00   17.12   -1.81    N.A.    11.18
     CSBF  CSB Financial Group Inc of IL*          12.00     942    11.3        12.50    9.12   12.50   -4.00    N.A.    18.58
     CBCI  Calumet Bancorp of Chicago IL           41.75   2,111    88.1        41.75   27.75   40.50    3.09  106.17    25.56
     CAFI  Camco Fin. Corp. of OH                  18.25   3,214    58.7        19.25   14.05   18.50   -1.35    N.A.    20.70
     CMRN  Cameron Fin. Corp. of MO                17.62   2,627    46.3        18.00   14.12   17.25    2.14    N.A.    10.13
     CAPS  Capital Savings Bancorp of MO           15.87   1,892    30.0        18.25    9.62   16.00   -0.81   19.77    22.08
     CFNC  Carolina Fincorp of NC*                 17.37   1,851    32.2        17.87   13.00   17.37    0.00    N.A.    29.92
     CASB  Cascade SB of Everett WA(8)             13.25   2,571    34.1        16.80   10.40   14.75  -10.17    3.52     2.71
     CATB  Catskill Fin. Corp. of NY*              16.50   4,720    77.9        17.00   10.62   16.31    1.16    N.A.    17.86
     CNIT  Cenit Bancorp of Norfolk VA             50.75   1,650    83.7        51.50   35.00   50.75    0.00  219.58    22.29
     CEBK  Central Co-Op. Bank of MA*              19.25   1,965    37.8        20.69   14.75   19.50   -1.28  266.67    10.00
     CENB  Century Bancshares of NC*               77.50     407    31.5        79.00   62.00   79.00   -1.90    N.A.    19.23
     CBSB  Charter Financial Inc. of IL            21.00   4,150    87.2        21.50   11.00   21.25   -1.18    N.A.    68.00
     COFI  Charter One Financial of OH             52.87  46,186 2,441.9        57.94   35.83   53.06   -0.36  202.11    25.88
     CVAL  Chester Valley Bancorp of PA            24.00   2,054    49.3        24.00   14.10   21.75   10.34  111.83    62.16
     CTZN  CitFed Bancorp of Dayton OH             43.12   8,638   372.5        45.25   25.00   45.00   -4.18  379.11    30.67
     CLAS  Classic Bancshares of KY                14.00   1,305    18.3        15.00   11.25   14.50   -3.45    N.A.    20.48
     CMSB  Cmnwealth Bancorp of PA                 17.12  17,096   292.7        17.50   10.62   17.50   -2.17    N.A.    14.13
     CBSA  Coastal Bancorp of Houston TX           29.87   4,972   148.5        30.87   18.00   29.75    0.40    N.A.    30.61
     CFCP  Coastal Fin. Corp. of SC                24.75   4,641   114.9        27.75   14.25   24.87   -0.48  147.50    57.14
     CMSV  Commty. Svgs, MHC of FL (48.5)          27.25   5,090    67.3        27.25   16.00   25.62    6.36    N.A.    32.93
     CBNH  Community Bankshares Inc of NH(8)*      38.81   2,489    96.6        40.25   18.50   39.37   -1.42  934.93    89.32
     CFTP  Community Fed. Bancorp of MS            17.75   4,629    82.2        20.00   13.12   18.37   -3.38    N.A.     4.41
     CFFC  Community Fin. Corp. of VA              21.75   1,275    27.7        23.50   20.50   21.75    0.00  210.71     4.82
     CFBC  Community First Bnkg Co. of GA          33.75   2,414    81.5        34.87   31.87   34.19   -1.29    N.A.     N.A.
     CIBI  Community Inv. Bancorp of OH            15.37     949    14.6        15.37   10.17   15.00    2.47    N.A.    35.66
     COOP  Cooperative Bk.for Svgs. of NC          26.50   1,492    39.5        27.00   17.50   24.50    8.16  165.00    30.86
     CRZY  Crazy Woman Creek Bncorp of WY          14.37     955    13.7        14.37   10.62   14.12    1.77    N.A.    19.75



                                                     Current Per Share Financials
                                                 ----------------------------------------
                                                                          Tangible

                                                 Trailing  12 Mo.   Book    Book

                                                  12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                       -------- ------- ------- ------- -------
                                                     ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     ABCL  Allied Bancorp of IL                    0.91    1.33   23.40   23.11   262.72
     ATSB  AmTrust Capital Corp. of IN             0.40    0.26   13.73   13.58   135.04
     AHCI  Ambanc Holding Co., Inc. of NY*        -0.65   -0.65   13.85   13.85   108.86
     ASBI  Ameriana Bancorp of IN                  0.75    1.05   13.49   13.48   123.14
     AFFFZ America First Fin. Fund of CA(8)        5.51    6.76   30.76   30.38   364.44
     ANBK  American Nat'l Bancorp of MD(8)         0.37    0.86   12.54   12.54   139.86
     ABCW  Anchor Bancorp Wisconsin of WI          3.10    3.99   26.49   25.99   425.70
     ANDB  Andover Bancorp, Inc. of MA*            2.57    2.65   19.59   19.59   243.00
     ASFC  Astoria Financial Corp. of NY           1.96    2.80   28.59   24.01   365.36
     AVND  Avondale Fin. Corp. of IL              -0.85   -2.63   15.85   15.85   173.75
     BKCT  Bancorp Connecticut of CT*              2.15    2.03   17.32   17.32   169.05
     BPLS  Bank Plus Corp. of CA                  -0.46    0.04    9.27    9.26   183.03
     BWFC  Bank West Fin. Corp. of MI              0.53    0.47   12.89   12.89    88.80
     BANC  BankAtlantic Bancorp of FL              1.22    0.89    8.54    7.02   151.88
     BKUNA BankUnited SA of FL                     0.29    0.48    7.59    6.15   203.77
     BKCO  Bankers Corp. of NJ(8)*                 2.12    2.27   16.42   16.18   207.14
     BVCC  Bay View Capital Corp. of CA            0.97    1.58   15.12   12.69   238.56
     FSNJ  Bayonne Banchsares of NJ               -1.05    0.58   15.69   15.69   188.32
     BFSB  Bedford Bancshares of VA                1.14    1.46   16.80   16.80   118.61
     BFFC  Big Foot Fin. Corp. of IL               0.04    0.35   14.34   14.34    84.46
     BSBC  Branford SB of CT(8)*                   0.32    0.32    2.64    2.64    28.44
     BYFC  Broadway Fin. Corp. of CA              -0.39    0.10   16.35   16.35   142.23
     CBES  CBES Bancorp of MO                      0.69    0.86   17.08   17.08    92.90
     CCFH  CCF Holding Company of GA               0.05    0.07   14.36   14.36   122.93
     CENF  CENFED Financial Corp. of CA            1.98    2.82   20.85   20.81   400.68
     CFSB  CFSB Bancorp of Lansing MI              1.37    1.73   12.65   12.65   165.90
     CKFB  CKF Bancorp of Danville KY              1.17    0.86   15.75   15.75    65.74
     CNSB  CNS Bancorp of MO                       0.25    0.46   14.84   14.84    59.50
     CSBF  CSB Financial Group Inc of IL*          0.21    0.32   12.77   12.04    50.95
     CBCI  Calumet Bancorp of Chicago IL           2.72    3.45   36.46   36.46   235.23
     CAFI  Camco Fin. Corp. of OH                  1.11    1.24   14.58   13.45   152.41
     CMRN  Cameron Fin. Corp. of MO                0.78    0.97   17.18   17.18    79.22
     CAPS  Capital Savings Bancorp of MO           0.82    1.15   11.28   11.28   128.18
     CFNC  Carolina Fincorp of NC*                 0.65    0.61   13.92   13.92    58.71
     CASB  Cascade SB of Everett WA(8)             0.61    0.77    8.46    8.46   137.04
     CATB  Catskill Fin. Corp. of NY*              0.85    0.86   15.08   15.08    60.22
     CNIT  Cenit Bancorp of Norfolk VA             3.75    3.44   31.12   28.58   430.03
     CEBK  Central Co-Op. Bank of MA*              1.44    1.46   17.07   15.20   163.33
     CENB  Century Bancshares of NC*               4.31    4.36   73.51   73.51   245.57
     CBSB  Charter Financial Inc. of IL            1.05    1.47   13.71   12.13    94.76
     COFI  Charter One Financial of OH             2.98    3.73   21.15   19.80   315.35
     CVAL  Chester Valley Bancorp of PA            0.87    1.28   12.72   12.72   148.58
     CTZN  CitFed Bancorp of Dayton OH             1.94    2.73   22.83   20.57   358.59
     CLAS  Classic Bancshares of KY                0.45    0.63   14.84   12.52   100.81
     CMSB  Cmnwealth Bancorp of PA                 0.69    0.88   12.89   10.08   133.89
     CBSA  Coastal Bancorp of Houston TX           1.45    2.52   19.85   16.50   596.15
     CFCP  Coastal Fin. Corp. of SC                0.95    1.04    6.68    6.68   108.33
     CMSV  Commty. Svgs, MHC of FL (48.5)          0.73    1.09   15.46   15.46   137.48
     CBNH  Community Bankshares Inc of NH(8)*      2.17    1.73   17.31   17.31   247.44
     CFTP  Community Fed. Bancorp of MS            0.63    0.75   14.92   14.92    44.51
     CFFC  Community Fin. Corp. of VA              1.32    1.67   18.86   18.86   137.58
     CFBC  Community First Bnkg Co. of GA          0.42    0.82   27.66   27.66   168.47
     CIBI  Community Inv. Bancorp of OH            0.66    0.98   11.82   11.82   102.68
     COOP  Cooperative Bk.for Svgs. of NC         -1.80    0.45   18.03   18.03   236.22
     CRZY  Crazy Woman Creek Bncorp of WY          0.58    0.71   14.67   14.67    56.83


     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 22, 1997


                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     DNFC  D&N Financial Corp. of MI               19.00   8,191   155.6        19.50   12.75   19.00    0.00  117.14    13.43
     DCBI  Delphos Citizens Bancorp of OH          16.62   2,039    33.9        16.62   11.75   15.87    4.73    N.A.    38.50
     DIME  Dime Community Bancorp of NY            18.87  13,093   247.1        20.00   12.87   19.06   -1.00    N.A.    27.93
     DIBK  Dime Financial Corp. of CT*             28.00   5,147   144.1        28.00   15.12   26.50    5.66  166.67    62.32
     EGLB  Eagle BancGroup of IL                   16.62   1,238    20.6        16.87   11.50   16.62    0.00    N.A.    11.77
     EBSI  Eagle Bancshares of Tucker GA           16.12   5,660    91.2        18.50   13.62   16.87   -4.45  122.34     4.00
     EGFC  Eagle Financial Corp. of CT             33.75   6,279   211.9        34.50   24.25   32.75    3.05  285.71    10.66
     ETFS  East Texas Fin. Serv. of TX             18.75   1,025    19.2        19.25   14.50   19.25   -2.60    N.A.    14.54
     EMLD  Emerald Financial Corp of OH            14.00   5,062    70.9        15.00   10.50   14.00    0.00    N.A.    24.44
     EIRE  Emerald Island Bancorp, MA*             21.50   2,246    48.3        21.50   11.60   21.00    2.38  182.15    34.38
     EFBC  Empire Federal Bancorp of MT            15.50   2,592    40.2        15.75   12.50   15.25    1.64    N.A.     N.A.
     EFBI  Enterprise Fed. Bancorp of OH           20.12   2,001    40.3        20.50   12.75   19.50    3.18    N.A.    38.76
     EQSB  Equitable FSB of Wheaton MD             37.50     602    22.6        39.25   24.50   37.50    0.00    N.A.    32.74
     FFFG  F.F.O. Financial Group of FL(8)          5.81   8,446    49.1         6.00    2.62    5.44    6.80  -30.08    72.40
     FCBF  FCB Fin. Corp. of Neenah WI             27.37   4,073   111.5        28.00   17.00   27.00    1.37    N.A.    47.95
     FFBS  FFBS Bancorp of Columbus MS             21.00   1,557    32.7        26.00   21.00   24.00  -12.50    N.A.    -8.70
     FFDF  FFD Financial Corp. of OH               15.00   1,455    21.8        15.63   10.12   15.50   -3.23    N.A.    13.21
     FFLC  FFLC Bancorp of Leesburg FL             28.25   2,318    65.5        29.75   18.25   29.00   -2.59    N.A.    31.40
     FFFC  FFVA Financial Corp. of VA              29.37   4,521   132.8        31.00   17.00   29.25    0.41    N.A.    43.27
     FFWC  FFW Corporation of Wabash IN            29.25     711    20.8        29.25   19.50   28.00    4.46    N.A.    33.68
     FFYF  FFY Financial Corp. of OH               27.37   4,145   113.4        28.25   24.00   28.13   -2.70    N.A.     8.14
     FMCO  FMS Financial Corp. of NJ               27.25   2,388    65.1        31.50   15.50   26.00    4.81  202.78    49.32
     FFHH  FSF Financial Corp. of MN               18.12   3,033    55.0        18.50   11.50   18.12    0.00    N.A.    19.84
     FOBC  Fed One Bancorp of Wheeling WV          20.75   2,373    49.2        22.00   14.50   21.25   -2.35  107.50    31.75
     FBCI  Fidelity Bancorp of Chicago IL          21.37   2,792    59.7        21.50   16.25   21.50   -0.60    N.A.    25.71
     FSBI  Fidelity Bancorp, Inc. of PA            21.25   1,550    32.9        21.70   15.23   21.25    0.00  174.90    16.89
     FFFL  Fidelity FSB, MHC of FL (47.7)          24.87   6,771    80.2        24.87   12.37   24.00    3.63    N.A.    40.11
     FFED  Fidelity Fed. Bancorp of IN              8.50   2,490    21.2        11.75    7.50    9.25   -8.11   20.57   -12.82
     FFOH  Fidelity Financial of OH                16.00   5,579    89.3        16.37    9.62   16.12   -0.74    N.A.    39.13
     FIBC  Financial Bancorp, Inc. of NY           19.50   1,722    33.6        21.00   14.00   20.62   -5.43    N.A.    30.00
     FBSI  First Bancshares of MO                  24.25   1,160    28.1        25.25   15.00   24.00    1.04   90.20    45.91
     FBBC  First Bell Bancorp of PA                16.50   6,511   107.4        17.37   13.12   16.37    0.79    N.A.    24.53
     FBER  First Bergen Bancorp of NJ              17.75   3,000    53.3        19.50   10.00   19.25   -7.79    N.A.    54.35
     SKBO  First Carnegie,MHC of PA(45.0)          14.75   2,300    15.3        15.12   11.62   13.50    9.26    N.A.     N.A.
     FCIT  First Cit. Fin. Corp of MD(8)           33.25   2,951    98.1        36.50   16.12   34.00   -2.21  282.62    82.19
     FSTC  First Citizens Corp of GA               31.50   1,833    57.7        31.50   20.75   30.00    5.00  152.00    24.75
     FCME  First Coastal Corp. of ME*              10.75   1,359    14.6        11.25    6.00   10.62    1.22    N.A.    38.71
     FFBA  First Colorado Bancorp of Co            17.81  16,561   295.0        20.12   13.50   17.50    1.77  439.70     4.76
     FDEF  First Defiance Fin.Corp. of OH          15.00   9,341   140.1        15.50   10.50   15.12   -0.79    N.A.    21.26
     FESX  First Essex Bancorp of MA*              17.00   7,504   127.6        18.25   11.00   16.50    3.03  183.33    29.57
     FFES  First FS&LA of E. Hartford CT           31.75   2,676    85.0        33.00   18.00   31.87   -0.38  388.46    38.04
     FFSX  First FS&LA. MHC of IA (46.1)           25.00   2,828    32.6        35.00   20.75   25.00    0.00  274.81    28.21
     BDJI  First Fed. Bancorp. of MN               21.25     683    14.5        21.75   13.75   21.75   -2.30    N.A.    14.86
     FFBH  First Fed. Bancshares of AR             21.00   4,896   102.8        21.62   14.00   21.12   -0.57    N.A.    32.33
     FTFC  First Fed. Capital Corp. of WI          24.50   9,141   224.0        26.50   13.00   24.25    1.03  226.67    56.35
     FFKY  First Fed. Fin. Corp. of KY             20.75   4,170    86.5        23.00   17.75   22.25   -6.74   31.75     2.47
     FFBZ  First Federal Bancorp of OH             18.50   1,572    29.1        19.75   11.75   18.25    1.37   85.00    15.63
     FFCH  First Fin. Holdings Inc. of SC          31.00   6,357   197.1        34.50   18.75   31.25   -0.80  153.06    37.78
     FFBI  First Financial Bancorp of IL           19.25     415     8.0        19.25   15.50   18.25    5.48    N.A.    21.30
     FFHC  First Financial Corp. of WI(8)          31.44  36,209 1,138.4        32.12   18.40   31.37    0.22   99.62    28.33
     FFHS  First Franklin Corp. of OH              20.00   1,192    23.8        21.00   14.25   20.00    0.00   52.44    21.21
     FGHC  First Georgia Hold. Corp of GA           7.50   3,052    22.9         8.25    4.17    7.25    3.45   95.82    32.28
     FSPG  First Home Bancorp of NJ                20.00   2,708    54.2        20.12   13.50   20.00    0.00  233.33    44.20
     FFSL  First Independence Corp. of KS          12.87     997    12.8        13.12    9.25   12.75    0.94    N.A.    24.11
     FISB  First Indiana Corp. of IN               20.50  10,561   216.5        24.30   17.37   20.75   -1.20   51.85    -4.21


                                                       Current Per Share Financials
                                                   ----------------------------------------
                                                                            Tangible

                                                   Trailing  12 Mo.   Book    Book

                                                    12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                         -------- ------- ------- ------- -------
                                                       ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     DNFC  D&N Financial Corp. of MI                 1.10    1.45   10.95   10.84   196.42
     DCBI  Delphos Citizens Bancorp of OH            0.72    0.72   14.93   14.93    52.56
     DIME  Dime Community Bancorp of NY              0.94    1.01   14.58   12.56   100.44
     DIBK  Dime Financial Corp. of CT*               2.82    2.83   13.52   13.08   169.78
     EGLB  Eagle BancGroup of IL                    -0.12    0.27   16.69   16.69   140.80
     EBSI  Eagle Bancshares of Tucker GA             0.64    0.87   12.45   12.45   149.91
     EGFC  Eagle Financial Corp. of CT               0.19    1.13   22.02   17.19   320.65
     ETFS  East Texas Fin. Serv. of TX               0.34    0.70   19.97   19.97   109.95
     EMLD  Emerald Financial Corp of OH              0.81    1.00    9.03    8.89   119.14
     EIRE  Emerald Island Bancorp, MA*               1.52    1.60   13.39   13.39   189.23
     EFBC  Empire Federal Bancorp of MT              0.35    0.46   14.76   14.76    42.30
     EFBI  Enterprise Fed. Bancorp of OH             0.82    0.91   15.82   15.80   128.29
     EQSB  Equitable FSB of Wheaton MD               2.20    3.51   25.80   25.80   511.96
     FFFG  F.F.O. Financial Group of FL(8)           0.25    0.36    2.46    2.46    37.89
     FCBF  FCB Fin. Corp. of Neenah WI               0.60    0.71   11.65   11.65    66.58
     FFBS  FFBS Bancorp of Columbus MS               0.96    1.21   16.05   16.05    82.64
     FFDF  FFD Financial Corp. of OH                 0.44    0.61   14.50   14.50    58.62
     FFLC  FFLC Bancorp of Leesburg FL               1.06    1.53   22.51   22.51   167.00
     FFFC  FFVA Financial Corp. of VA                1.32    1.60   16.29   15.95   123.62
     FFWC  FFW Corporation of Wabash IN              1.89    2.36   24.11   21.72   253.24
     FFYF  FFY Financial Corp. of OH                 1.28    1.82   19.82   19.82   144.57
     FMCO  FMS Financial Corp. of NJ                 1.56    2.29   15.24   14.97   232.38
     FFHH  FSF Financial Corp. of MN                 0.78    0.99   14.16   14.16   124.71
     FOBC  Fed One Bancorp of Wheeling WV            0.99    1.41   16.63   15.86   150.32
     FBCI  Fidelity Bancorp of Chicago IL            0.95    1.33   18.22   18.18   175.45
     FSBI  Fidelity Bancorp, Inc. of PA              1.08    1.72   15.83   15.83   234.39
     FFFL  Fidelity FSB, MHC of FL (47.7)            0.50    0.79   12.36   12.27   147.58
     FFED  Fidelity Fed. Bancorp of IN               0.17    0.30    5.17    5.17   100.52
     FFOH  Fidelity Financial of OH                  0.51    0.75   12.17   10.74    94.06
     FIBC  Financial Bancorp, Inc. of NY             0.87    1.55   15.35   15.28   164.04
     FBSI  First Bancshares of MO                    1.18    1.45   19.80   19.77   137.97
     FBBC  First Bell Bancorp of PA                  1.06    1.23   10.78   10.78   109.72
     FBER  First Bergen Bancorp of NJ                0.38    0.66   13.47   13.47    94.92
     SKBO  First Carnegie,MHC of PA(45.0)            0.24    0.35   10.21   10.21    65.23
     FCIT  First Cit. Fin. Corp of MD(8)             1.20    1.78   14.95   14.95   234.41
     FSTC  First Citizens Corp of GA                 1.45    1.43   16.26   12.20   178.05
     FCME  First Coastal Corp. of ME*                4.50    4.36   10.35   10.35   112.13
     FFBA  First Colorado Bancorp of Co              0.84    0.82   11.60   11.60    91.15
     FDEF  First Defiance Fin.Corp. of OH            0.43    0.59   12.60   12.60    59.12
     FESX  First Essex Bancorp of MA*                1.32    1.15   11.57   10.05   165.97
     FFES  First FS&LA of E. Hartford CT             1.52    2.50   23.63   23.63   367.56
     FFSX  First FS&LA. MHC of IA (46.1)             0.69    1.19   13.74   13.63   165.69
     BDJI  First Fed. Bancorp. of MN                 0.49    1.02   17.62   17.62   157.71
     FFBH  First Fed. Bancshares of AR               0.81    1.11   16.36   16.36   109.31
     FTFC  First Fed. Capital Corp. of WI            1.18    1.37   10.64    9.97   167.40
     FFKY  First Fed. Fin. Corp. of KY               1.14    1.36   12.40   11.68    90.50
     FFBZ  First Federal Bancorp of OH               0.88    1.23    9.66    9.65   128.03
     FFCH  First Fin. Holdings Inc. of SC            1.43    2.10   16.03   16.03   262.26
     FFBI  First Financial Bancorp of IL            -0.85    0.94   17.63   17.63   203.69
     FFHC  First Financial Corp. of WI(8)            1.51    2.03   11.67   11.37   163.81
     FFHS  First Franklin Corp. of OH                0.36    1.21   17.17   17.06   190.39
     FGHC  First Georgia Hold. Corp of GA            0.32    0.25    4.21    3.86    51.24
     FSPG  First Home Bancorp of NJ                  1.64    2.14   12.85   12.64   192.91
     FFSL  First Independence Corp. of KS            0.47    0.75   11.60   11.60   111.21
     FISB  First Indiana Corp. of IN                 1.17    1.43   13.77   13.60   144.00


     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 22, 1997



                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     FKFS  First Keystone Fin. Corp of PA          27.50   1,228    33.8        27.50   17.25   27.12    1.40    N.A.    42.86
     FLKY  First Lancaster Bncshrs of KY           15.25     959    14.6        16.25   13.87   15.25    0.00    N.A.     4.31
     FLFC  First Liberty Fin. Corp. of GA          22.75   7,725   175.7        23.75   14.00   22.50    1.11  347.83    23.84
     CASH  First Midwest Fin. Corp. of IA          18.00   2,734    49.2        18.00   15.00   17.37    3.63    N.A.    17.42
     FMBD  First Mutual Bancorp of IL              15.50   3,507    54.4        16.12   12.87   16.12   -3.85    N.A.     3.33
     FMSB  First Mutual SB of Bellevue WA*         20.37   2,702    55.0        22.25   12.27   21.75   -6.34  162.84    28.03
     FNGB  First Northern Cap. Corp of WI          12.75   4,417    56.3        13.50    7.62   13.44   -5.13   75.62    56.83
     FFPB  First Palm Beach Bancorp of FL          32.25   5,031   162.2        34.00   22.00   32.75   -1.53    N.A.    36.54
     FSLA  First SB SLA MHC of NJ (47.5)           28.50   7,264    97.0        29.50   14.32   27.75    2.70  185.00    54.05
     SOPN  First SB, SSB, Moore Co. of NC          20.37   3,679    74.9        24.00   16.75   20.50   -0.63    N.A.     8.64
     FWWB  First Savings Bancorp of WA*            24.12  10,519   253.7        24.87   16.50   24.50   -1.55    N.A.    31.30
     SHEN  First Shenango Bancorp of PA            28.50   2,072    59.1        29.25   20.25   27.75    2.70    N.A.    26.67
     FSFC  First So.east Fin. Corp. of SC(8)       14.69   4,388    64.5        14.87    9.12   14.00    4.93    N.A.    56.61
     FBNW  FirstBank Corp of Clarkston WA          17.87   1,984    35.5        19.00   15.50   18.25   -2.08    N.A.     N.A.
     FFDB  FirstFed Bancorp of AL                  16.53   1,148    19.0        18.50   12.50   16.53    0.00    N.A.    32.24
     FSPT  FirstSpartan Fin. Corp. of SC           35.50   4,430   157.3        37.00   35.00   35.75   -0.70    N.A.     N.A.
     FLAG  Flag Financial Corp of GA               14.50   2,037    29.5        14.87    9.75   14.25    1.75   47.96    34.88
     FLGS  Flagstar Bancorp, Inc of MI             18.75  13,670   256.3        20.00   13.00   19.25   -2.60    N.A.     N.A.
     FFIC  Flushing Fin. Corp. of NY*              20.25   7,979   161.6        23.50   17.37   20.75   -2.41    N.A.    11.75
     FBHC  Fort Bend Holding Corp. of TX           32.00     827    26.5        32.00   16.87   31.75    0.79    N.A.    25.49
     FTSB  Fort Thomas Fin. Corp. of KY            10.69   1,495    16.0        14.75    9.25   10.50    1.81    N.A.   -26.88
     FKKY  Frankfort First Bancorp of KY            9.75   3,385    33.0        12.25    8.00    9.38    3.94    N.A.   -14.25
     FTNB  Fulton Bancorp of MO                    20.75   1,719    35.7        20.75   12.50   20.00    3.75    N.A.    35.00
     GFSB  GFS Bancorp of Grinnell IA              14.50     988    14.3        14.50   10.12   13.37    8.45    N.A.    36.53
     GUPB  GFSB Bancorp of Gallup NM               18.75     839    15.7        19.75   13.50   19.00   -1.32    N.A.    18.15
     GSLA  GS Financial Corp. of LA                15.25   3,438    52.4        16.12   13.37   15.75   -3.17    N.A.     N.A.
     GOSB  GSB Financial Corp. of NY               14.75   2,248    33.2        14.87   14.25   14.66    0.61    N.A.     N.A.
     GWBC  Gateway Bancorp of KY(8)                17.62   1,076    19.0        18.25   13.25   17.62    0.00    N.A.    23.65
     GBCI  Glacier Bancorp of MT                   18.50   6,812   126.0        20.25   15.33   18.50    0.00  283.02    13.29
     GFCO  Glenway Financial Corp. of OH           26.00   1,140    29.6        27.00   18.25   24.50    6.12    N.A.    26.83
     GTPS  Great American Bancorp of IL            17.62   1,760    31.0        17.62   13.31   17.37    1.44    N.A.    18.97
     GTFN  Great Financial Corp. of KY             33.87  13,791   467.1        35.12   27.62   33.25    1.86    N.A.    16.31
     GSBC  Great Southern Bancorp of MO            16.87   8,105   136.7        18.00   14.00   16.87    0.00  477.74    -5.28
     GDVS  Greater DV SB,MHC of PA (19.9)*         16.75   3,272    10.9        16.87    9.25   16.25    3.08    N.A.    61.52
     GSFC  Green Street Fin. Corp. of NC           17.25   4,298    74.1        18.87   13.62   17.50   -1.43    N.A.    11.29
     GFED  Guarnty FS&LA,MHC of MO (31.0)(8)       19.00   3,125    18.4        20.50    9.75   18.75    1.33    N.A.    57.55
     HCBB  HCB Bancshares of AR                    13.50   2,645    35.7        14.12   12.62   14.00   -3.57    N.A.     N.A.
     HEMT  HF Bancorp of Hemet CA                  14.75   6,282    92.7        15.87    9.25   14.87   -0.81    N.A.    32.64
     HFFC  HF Financial Corp. of SD                22.50   2,979    67.0        22.50   14.75   22.37    0.58  350.00    29.98
     HFNC  HFNC Financial Corp. of NC              15.37  17,192   264.2        22.06   14.87   16.00   -3.94    N.A.   -13.99
     HMNF  HMN Financial, Inc. of MN               24.50   4,212   103.2        25.75   15.50   24.87   -1.49    N.A.    35.21
     HALL  Hallmark Capital Corp. of WI            21.50   1,443    31.0        23.75   14.75   22.50   -4.44    N.A.    21.13
     HARB  Harbor FSB, MHC of FL (46.6)            46.50   4,970   107.7        47.00   25.75   45.75    1.64    N.A.    30.07
     HRBF  Harbor Federal Bancorp of MD            19.12   1,693    32.4        20.00   13.00   19.12    0.00   91.20    21.40
     HFSA  Hardin Bancorp of Hardin MO             16.50     859    14.2        16.75   11.25   16.50    0.00    N.A.    32.00
     HARL  Harleysville SA of PA                   27.25   1,652    45.0        27.25   14.00   25.00    9.00   53.52    72.47
     HFGI  Harrington Fin. Group of IN             12.12   3,257    39.5        13.00    9.75   11.50    5.39    N.A.    12.74
     HARS  Harris SB, MHC of PA (24.3)             36.00  11,223    98.0        36.00   14.75   26.00   38.46    N.A.    97.26
     HFFB  Harrodsburg 1st Fin Bcrp of KY          15.25   2,025    30.9        19.00   14.75   15.00    1.67    N.A.   -19.18
     HHFC  Harvest Home Fin. Corp. of OH           11.75     915    10.8        13.75    9.25   11.75    0.00    N.A.    20.51
     HAVN  Haven Bancorp of Woodhaven NY           37.12   4,377   162.5        38.37   25.56   36.62    1.37    N.A.    29.70
     HVFD  Haverfield Corp. of OH(8)               26.25   1,906    50.0        27.37   17.00   26.50   -0.94   69.35    37.29
     HTHR  Hawthorne Fin. Corp. of CA              16.44   3,035    49.9        16.50    6.62   15.63    5.18  -40.22   102.21
     HMLK  Hemlock Fed. Fin. Corp. of IL           15.37   2,076    31.9        15.50   12.50   15.50   -0.84    N.A.     N.A.
     HBNK  Highland Federal Bank of CA             26.50   2,300    61.0        27.25   14.25   27.25   -2.75    N.A.    55.88


                                                        Current Per Share Financials
                                                    ----------------------------------------
                                                                             Tangible

                                                    Trailing  12 Mo.   Book    Book

                                                     12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                          -------- ------- ------- ------- -------
                                                        ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     FKFS  First Keystone Fin. Corp of PA             1.35    1.93   19.09   19.09   261.24
     FLKY  First Lancaster Bncshrs of KY              0.46    0.56   14.44   14.44    42.18
     FLFC  First Liberty Fin. Corp. of GA             1.20    0.93   11.87   10.62   161.56
     CASH  First Midwest Fin. Corp. of IA             0.99    1.29   15.70   13.89   135.40
     FMBD  First Mutual Bancorp of IL                 0.10    0.32   15.30   11.59   119.10
     FMSB  First Mutual SB of Bellevue WA*            1.56    1.52   10.91   10.91   159.89
     FNGB  First Northern Cap. Corp of WI             0.87    1.26   16.28   16.28   144.38
     FFPB  First Palm Beach Bancorp of FL            -0.09    0.08   21.76   21.23   331.23
     FSLA  First SB SLA MHC of NJ (47.5)              0.80    1.25   13.39   11.94   142.18
     SOPN  First SB, SSB, Moore Co. of NC             1.06    1.27   18.26   18.26    79.97
     FWWB  First Savings Bancorp of WA*               0.89    0.84   14.13   13.00    95.79
     SHEN  First Shenango Bancorp of PA               1.69    2.20   21.75   21.75   198.56
     FSFC  First So.east Fin. Corp. of SC(8)          0.01    0.70    7.80    7.80    76.29
     FBNW  FirstBank Corp of Clarkston WA             0.54    0.44   14.00   14.00    77.62
     FFDB  FirstFed Bancorp of AL                     0.95    1.45   14.48   13.20   153.77
     FSPT  FirstSpartan Fin. Corp. of SC              1.00    1.16   27.63   27.63   104.97
     FLAG  Flag Financial Corp of GA                 -0.07    0.15   10.25   10.25   109.02
     FLGS  Flagstar Bancorp, Inc of MI                0.00    0.00    6.07    6.07   111.13
     FFIC  Flushing Fin. Corp. of NY*                 0.93    0.97   16.68   16.68   107.79
     FBHC  Fort Bend Holding Corp. of TX              0.74    1.71   23.24   21.64   385.33
     FTSB  Fort Thomas Fin. Corp. of KY               0.33    0.50   10.40   10.40    64.84
     FKKY  Frankfort First Bancorp of KY              0.24    0.36    9.93    9.93    37.91
     FTNB  Fulton Bancorp of MO                       0.41    0.58   14.47   14.47    57.86
     GFSB  GFS Bancorp of Grinnell IA                 0.85    1.09   10.32   10.32    89.22
     GUPB  GFSB Bancorp of Gallup NM                  0.69    0.87   16.88   16.88   103.59
     GSLA  GS Financial Corp. of LA                   0.34    0.34   16.36   16.36    35.85
     GOSB  GSB Financial Corp. of NY                  0.52    0.44   13.78   13.78    50.92
     GWBC  Gateway Bancorp of KY(8)                   0.52    0.72   16.04   16.04    59.32
     GBCI  Glacier Bancorp of MT                      1.10    1.23    8.12    7.90    83.33
     GFCO  Glenway Financial Corp. of OH              1.06    1.78   23.89   23.57   251.83
     GTPS  Great American Bancorp of IL               0.19    0.24   16.68   16.68    77.83
     GTFN  Great Financial Corp. of KY                1.59    1.51   20.40   19.53   220.89
     GSBC  Great Southern Bancorp of MO               1.15    1.30    7.45    7.45    87.33
     GDVS  Greater DV SB,MHC of PA (19.9)*            0.23    0.42    8.64    8.64    74.69
     GSFC  Green Street Fin. Corp. of NC              0.56    0.68   14.73   14.73    40.62
     GFED  Guarnty FS&LA,MHC of MO (31.0)(8)          0.37    0.56    8.80    8.80    63.86
     HCBB  HCB Bancshares of AR                      -0.08    0.29   13.73   13.16    75.24
     HEMT  HF Bancorp of Hemet CA                    -0.40   -2.74   12.87   10.53   156.71
     HFFC  HF Financial Corp. of SD                   1.23    1.67   17.78   17.78   188.54
     HFNC  HFNC Financial Corp. of NC                 0.43    0.59    9.37    9.37    52.08
     HMNF  HMN Financial, Inc. of MN                  0.94    1.17   19.42   19.42   134.58
     HALL  Hallmark Capital Corp. of WI               1.33    1.68   20.56   20.56   284.01
     HARB  Harbor FSB, MHC of FL (46.6)               2.05    2.64   18.85   18.23   224.69
     HRBF  Harbor Federal Bancorp of MD               0.58    0.90   16.48   16.48   127.80
     HFSA  Hardin Bancorp of Hardin MO                0.58    0.89   15.69   15.69   125.75
     HARL  Harleysville SA of PA                      1.46    2.00   13.31   13.31   203.79
     HFGI  Harrington Fin. Group of IN                0.61    0.51    7.67    7.67   137.18
     HARS  Harris SB, MHC of PA (24.3)                0.79    0.99   14.59   12.76   182.15
     HFFB  Harrodsburg 1st Fin Bcrp of KY             0.55    0.73   14.49   14.49    53.80
     HHFC  Harvest Home Fin. Corp. of OH              0.23    0.50   11.35   11.35    90.82
     HAVN  Haven Bancorp of Woodhaven NY              2.09    3.11   24.20   24.12   407.02
     HVFD  Haverfield Corp. of OH(8)                  1.02    1.94   15.52   15.52   181.61
     HTHR  Hawthorne Fin. Corp. of CA                 0.64    1.38   13.07   13.07   284.38
     HMLK  Hemlock Fed. Fin. Corp. of IL              0.10    0.55   14.57   14.57    79.44
     HBNK  Highland Federal Bank of CA                0.96    1.41   16.39   16.39   219.30


     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 22, 1997


                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     HIFS  Hingham Inst. for Sav. of MA*           23.62   1,303    30.8        25.25   14.25   23.06    2.43  417.98    25.97
     HBEI  Home Bancorp of Elgin IL                17.50   6,856   120.0        19.31   11.81   17.50    0.00    N.A.    29.63
     HBFW  Home Bancorp of Fort Wayne IN           21.37   2,525    54.0        21.75   15.87   21.37    0.00    N.A.    12.47
     HBBI  Home Building Bancorp of IN             20.50     312     6.4        22.00   17.00   21.00   -2.38    N.A.     3.80
     HCFC  Home City Fin. Corp. of OH              15.75     952    15.0        15.75   12.00   15.12    4.17    N.A.    18.87
     HOMF  Home Fed Bancorp of Seymour IN          29.75   3,396   101.0        31.00   17.33   31.00   -4.03  196.02    15.53
     HWEN  Home Financial Bancorp of IN            14.87     470     7.0        15.75   12.00   15.12   -1.65    N.A.    16.63
     HPBC  Home Port Bancorp, Inc. of MA*          19.50   1,842    35.9        21.75   14.12   20.62   -5.43  143.75    18.18
     HMCI  Homecorp, Inc. of Rockford IL           15.75   1,693    26.7        16.00   11.83   16.00   -1.56   57.50    23.53
     HZFS  Horizon Fin'l. Services of IA           18.87     426     8.0        19.75   14.12   18.87    0.00    N.A.    24.80
     HRZB  Horizon Financial Corp. of WA*          15.00   7,417   111.3        16.50   10.65   15.00    0.00   31.35    27.77
     IBSF  IBS Financial Corp. of NJ               17.25  11,012   190.0        18.75   12.50   16.87    2.25    N.A.    26.93
     ISBF  ISB Financial Corp. of LA               24.75   6,901   170.8        26.25   14.75   24.50    1.02    N.A.    37.50
     ITLA  Imperial Thrift & Loan of CA*           17.87   7,836   140.0        18.25   13.00   17.50    2.11    N.A.    19.13
     IFSB  Independence FSB of DC                  13.16   1,280    16.8        14.75    6.75   13.50   -2.52  558.00    64.50
     INCB  Indiana Comm. Bank, SB of IN            15.25     922    14.1        19.00   13.25   15.25    0.00    N.A.    -6.15
     INBI  Industrial Bancorp of OH                15.12   5,277    79.8        15.12   10.37   14.50    4.28    N.A.    18.59
     IWBK  Interwest SB of Oak Harbor WA           39.50   8,036   317.4        40.12   26.25   39.75   -0.63  295.00    22.48
     IPSW  Ipswich SB of Ipswich MA*               26.00   1,188    30.9        26.25    9.75   23.50   10.64    N.A.   116.67
     JXVL  Jacksonville Bancorp of TX              16.62   2,490    41.4        17.00   11.00   17.00   -2.24    N.A.    13.68
     JXSB  Jcksnville SB,MHC of IL (45.6)          19.50   1,272    11.3        19.50   11.50   17.62   10.67    N.A.    47.17
     JSBA  Jefferson Svgs Bancorp of MO            32.50   5,005   162.7        32.75   22.25   30.75    5.69    N.A.    25.00
     JOAC  Joachim Bancorp of MO                   14.37     722    10.4        15.25   12.50   15.00   -4.20    N.A.    -0.90
     KSAV  KS Bancorp of Kenly NC                  18.50     885    16.4        19.12   13.59   18.50    0.00    N.A.    24.08
     KSBK  KSB Bancorp of Kingfield ME(8)*         12.75   1,238    15.8        16.00    7.00   13.00   -1.92    N.A.    66.23
     KFBI  Klamath First Bancorp of OR             19.00  10,019   190.4        20.12   13.94   19.31   -1.61    N.A.    20.63
     LSBI  LSB Fin. Corp. of Lafayette IN          20.62     932    19.2        21.25   15.24   20.50    0.59    N.A.    11.04
     LVSB  Lakeview SB of Paterson NJ              32.25   2,302    74.2        33.87   20.11   33.00   -2.27    N.A.    29.67
     LARK  Landmark Bancshares of KS               21.50   1,711    36.8        22.12   15.50   21.50    0.00    N.A.    19.44
     LARL  Laurel Capital Group of PA              21.50   1,443    31.0        22.50   14.75   21.50    0.00   67.97    30.30
     LSBX  Lawrence Savings Bank of MA*            11.37   4,274    48.6        12.87    6.00   11.12    2.25  230.52    39.85
     LFED  Leeds FSB, MHC of MD (36.3)             24.50   3,455    30.7        24.50   13.00   22.00   11.36    N.A.    53.13
     LXMO  Lexington B&L Fin. Corp. of MO          15.87   1,138    18.1        16.62   10.00   16.62   -4.51    N.A.    17.56
     LIFB  Life Bancorp of Norfolk VA              24.62   9,847   242.4        26.62   15.25   24.75   -0.53    N.A.    36.78
     LFBI  Little Falls Bancorp of NJ              17.37   2,745    47.7        17.50   10.37   17.37    0.00    N.A.    36.24
     LOGN  Logansport Fin. Corp. of IN             14.25   1,260    18.0        15.00   11.12   14.00    1.79    N.A.    26.67
     LONF  London Financial Corp. of OH            15.00     515     7.7        17.50   10.25   15.25   -1.64    N.A.     6.23
     LISB  Long Island Bancorp, Inc of NY          38.87  23,968   931.6        41.00   27.75   38.59    0.73    N.A.    11.06
     MAFB  MAF Bancorp of IL                       31.00  15,393   477.2        34.75   17.00   31.50   -1.59  264.71    33.79
     MBLF  MBLA Financial Corp. of MO              23.50   1,298    30.5        24.75   19.00   23.50    0.00    N.A.    23.68
     MFBC  MFB Corp. of Mishawaka IN               21.00   1,690    35.5        21.00   15.50   20.75    1.20    N.A.    26.35
     MLBC  ML Bancorp of Villanova PA              21.00  10,566   221.9        21.00   12.69   20.25    3.70    N.A.    48.73
     MSBF  MSB Financial Corp. of MI               13.50   1,249    16.9        16.50    8.62   13.50    0.00    N.A.    42.11
     MGNL  Magna Bancorp of MS(8)                  25.00  13,754   343.9        27.37   16.75   25.25   -0.99  400.00    42.86
     MARN  Marion Capital Holdings of IN           23.00   1,768    40.7        23.75   19.25   23.50   -2.13    N.A.    19.48
     MRKF  Market Fin. Corp. of OH                 14.12   1,336    18.9        14.75   12.25   14.12    0.00    N.A.     N.A.
     MFCX  Marshalltown Fin. Corp. of IA(8)        16.75   1,411    23.6        16.87   14.25   16.75    0.00    N.A.    12.64
     MFSL  Maryland Fed. Bancorp of MD             43.56   3,210   139.8        50.50   28.09   45.87   -5.04  314.86    25.35
     MASB  MassBank Corp. of Reading MA*           51.50   2,681   138.1        53.00   32.50   52.75   -2.37  317.68    35.10
     MFLR  Mayflower Co-Op. Bank of MA*            18.00     890    16.0        19.75   14.75   18.62   -3.33  260.00     5.88
     MECH  Mechanics SB of Hartford CT*            22.75   5,290   120.3        22.75   13.12   21.62    5.23    N.A.    44.44
     MDBK  Medford Bank of Medford, MA*            30.25   4,541   137.4        32.00   22.25   30.00    0.83  332.14    17.48
     MERI  Meritrust FSB of Thibodaux LA           40.50     774    31.3        41.50   30.75   40.50    0.00    N.A.    28.08
     MWBX  MetroWest Bank of MA*                    6.25  13,953    87.2         6.81    3.75    6.50   -3.85   51.70    16.39
     MCBS  Mid Continent Bancshares of KS          30.00   1,958    58.7        31.75   18.50   30.25   -0.83    N.A.    28.37


                                                       Current Per Share Financials
                                                     ----------------------------------------
                                                                              Tangible

                                                     Trailing  12 Mo.   Book    Book

                                                      12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                           -------- ------- ------- ------- -------
                                                         ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     HIFS  Hingham Inst. for Sav. of MA*               1.86    1.86   15.62   15.62   166.99
     HBEI  Home Bancorp of Elgin IL                    0.25    0.43   13.73   13.73    51.43
     HBFW  Home Bancorp of Fort Wayne IN               0.72    1.15   17.62   17.62   132.62
     HBBI  Home Building Bancorp of IN                 0.29    0.74   18.51   18.51   144.44
     HCFC  Home City Fin. Corp. of OH                  0.51    0.77   14.77   14.77    71.68
     HOMF  Home Fed Bancorp of Seymour IN              2.02    2.35   17.05   16.53   201.06
     HWEN  Home Financial Bancorp of IN                0.54    0.68   15.31   15.31    90.44
     HPBC  Home Port Bancorp, Inc. of MA*              1.72    1.71   11.39   11.39   107.90
     HMCI  Homecorp, Inc. of Rockford IL               0.27    0.85   12.81   12.81   195.87
     HZFS  Horizon Fin'l. Services of IA               0.65    1.04   19.75   19.75   201.81
     HRZB  Horizon Financial Corp. of WA*              1.07    1.05   10.91   10.91    69.93
     IBSF  IBS Financial Corp. of NJ                   0.33    0.58   11.59   11.59    66.59
     ISBF  ISB Financial Corp. of LA                   0.77    1.04   16.58   14.06   136.06
     ITLA  Imperial Thrift & Loan of CA*               1.36    1.36   11.76   11.71   103.43
     IFSB  Independence FSB of DC                      0.29    0.66   13.39   11.74   205.28
     INCB  Indiana Comm. Bank, SB of IN                0.16    0.50   12.27   12.27    99.06
     INBI  Industrial Bancorp of OH                    0.45    0.88   11.63   11.63    65.68
     IWBK  Interwest SB of Oak Harbor WA               1.82    2.47   15.46   15.12   228.05
     IPSW  Ipswich SB of Ipswich MA*                   1.68    1.32    9.11    9.11   159.41
     JXVL  Jacksonville Bancorp of TX                  0.90    1.18   13.55   13.55    90.84
     JXSB  Jcksnville SB,MHC of IL (45.6)              0.36    0.79   13.43   13.43   127.94
     JSBA  Jefferson Svgs Bancorp of MO                0.69    1.63   21.24   16.18   259.13
     JOAC  Joachim Bancorp of MO                       0.23    0.38   13.63   13.63    48.39
     KSAV  KS Bancorp of Kenly NC                      1.08    1.40   16.22   16.21   119.91
     KSBK  KSB Bancorp of Kingfield ME(8)*             1.04    1.08    8.10    7.62   113.08
     KFBI  Klamath First Bancorp of OR                 0.55    0.83   14.20   14.20    72.65
     LSBI  LSB Fin. Corp. of Lafayette IN              1.51    1.33   18.44   18.44   208.28
     LVSB  Lakeview SB of Paterson NJ                  2.78    1.93   19.91   15.92   209.23
     LARK  Landmark Bancshares of KS                   1.13    1.33   18.38   18.38   133.31
     LARL  Laurel Capital Group of PA                  1.56    2.00   15.06   15.06   144.54
     LSBX  Lawrence Savings Bank of MA*                1.40    1.38    7.45    7.45    85.71
     LFED  Leeds FSB, MHC of MD (36.3)                 0.63    0.90   13.20   13.20    81.59
     LXMO  Lexington B&L Fin. Corp. of MO              0.55    0.71   14.74   14.74    52.05
     LIFB  Life Bancorp of Norfolk VA                  1.01    1.23   15.94   15.49   151.14
     LFBI  Little Falls Bancorp of NJ                  0.29    0.51   14.51   13.40   109.29
     LOGN  Logansport Fin. Corp. of IN                 0.74    0.96   12.67   12.67    65.99
     LONF  London Financial Corp. of OH                0.48    0.73   14.60   14.60    74.25
     LISB  Long Island Bancorp, Inc of NY              1.44    1.67   22.17   21.95   246.53
     MAFB  MAF Bancorp of IL                           1.51    2.10   16.57   14.39   210.25
     MBLF  MBLA Financial Corp. of MO                  1.11    1.42   21.98   21.98   180.91
     MFBC  MFB Corp. of Mishawaka IN                   0.77    1.16   20.05   20.05   146.89
     MLBC  ML Bancorp of Villanova PA                  1.36    1.23   13.68   13.44   196.03
     MSBF  MSB Financial Corp. of MI                   0.65    0.80   10.16   10.16    59.81
     MGNL  Magna Bancorp of MS(8)                      1.35    1.49   10.06    9.79    98.39
     MARN  Marion Capital Holdings of IN               1.38    1.65   22.10   22.10    98.02
     MRKF  Market Fin. Corp. of OH                     0.32    0.32   14.82   14.82    42.35
     MFCX  Marshalltown Fin. Corp. of IA(8)            0.30    0.65   14.23   14.23    90.38
     MFSL  Maryland Fed. Bancorp of MD                 2.17    3.14   30.22   29.84   360.57
     MASB  MassBank Corp. of Reading MA*               3.64    3.45   35.92   35.92   337.72
     MFLR  Mayflower Co-Op. Bank of MA*                1.33    1.30   13.21   12.98   140.10
     MECH  Mechanics SB of Hartford CT*                2.76    2.76   15.93   15.93   155.69
     MDBK  Medford Bank of Medford, MA*                2.45    2.29   21.24   19.79   236.19
     MERI  Meritrust FSB of Thibodaux LA               1.99    3.10   24.22   24.22   295.20
     MWBX  MetroWest Bank of MA*                       0.52    0.52    3.02    3.02    40.60
     MCBS  Mid Continent Bancshares of KS              1.87    2.12   19.59   19.59   208.68


     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 22, 1997




                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     MIFC  Mid Iowa Financial Corp. of IA           9.62   1,676    16.1        10.00    6.00    9.62    0.00   92.40    51.02
     MCBN  Mid-Coast Bancorp of ME                 25.75     233     6.0        25.75   18.00   25.00    3.00  350.96    35.53
     MWBI  Midwest Bancshares, Inc. of IA          33.87     348    11.8        35.00   24.50   34.50   -1.83  238.70    27.81
     MWFD  Midwest Fed. Fin. Corp of WI            21.00   1,628    34.2        24.50   16.00   22.25   -5.62  320.00    13.51
     MFFC  Milton Fed. Fin. Corp. of OH            13.62   2,310    31.5        16.00   12.75   13.87   -1.80    N.A.    -6.07
     MIVI  Miss. View Hold. Co. of MN              15.50     819    12.7        15.75   11.75   15.63   -0.83    N.A.    29.17
     MBSP  Mitchell Bancorp of NC*                 16.75     931    15.6        16.87   12.12   16.75    0.00    N.A.    17.54
     MBBC  Monterey Bay Bancorp of CA              16.62   3,242    53.9        18.25   13.25   16.37    1.53    N.A.    12.68
     MONT  Montgomery Fin. Corp. of IN             11.87   1,653    19.6        14.00   11.00   11.75    1.02    N.A.    -8.69
     MSBK  Mutual SB, FSB of Bay City MI           10.50   4,274    44.9        11.25    5.12   10.50    0.00   20.00    90.91
     NHTB  NH Thrift Bancshares of NH              16.62   2,041    33.9        16.87    9.87   16.75   -0.78  259.74    31.70
     NSLB  NS&L Bancorp of Neosho MO               18.62     707    13.2        18.75   12.00   18.50    0.65    N.A.    36.71
     NMSB  Newmil Bancorp. of CT*                  12.75   3,834    48.9        13.12    7.00   13.00   -1.92  100.16    30.77
     NASB  North American SB of MO                 51.75   2,257   116.8        55.00   30.75   51.00    1.47  ***.**    51.09
     NBSI  North Bancshares of Chicago IL          22.75     997    22.7        22.75   15.75   22.00    3.41    N.A.    37.88
     FFFD  North Central Bancshares of IA          17.00   3,258    55.4        17.00   11.50   16.50    3.03    N.A.    25.37
     NBN   Northeast Bancorp of ME*                14.62   1,275    18.6        14.94   12.75   14.75   -0.88   24.43     4.43
     NEIB  Northeast Indiana Bncrp of IN           16.75   1,763    29.5        18.00   12.00   16.75    0.00    N.A.    22.98
     NWEQ  Northwest Equity Corp. of WI            16.50     839    13.8        16.50   10.25   15.75    4.76    N.A.    36.14
     NWSB  Northwest SB, MHC of PA (30.7)          20.87  23,376   149.8        21.88   10.87   18.75   11.31    N.A.    56.10
     NSSY  Norwalk Savings Society of CT*          34.25   2,410    82.5        36.50   20.87   33.25    3.01    N.A.    46.56
     NSSB  Norwich Financial Corp. of CT*          25.00   5,413   135.3        25.12   15.00   24.50    2.04  257.14    27.42
     NTMG  Nutmeg FS&LA of CT                      11.00     725     8.0        11.00    7.00   11.00    0.00    N.A.    46.67
     OHSL  OHSL Financial Corp. of OH              23.25   1,196    27.8        25.25   19.50   23.25    0.00    N.A.     8.80
     OCFC  Ocean Fin. Corp. of NJ                  33.50   8,606   288.3        35.75   22.12   33.75   -0.74    N.A.    31.37
     OCN   Ocwen Financial Corp. of FL             43.25  26,800 1,159.1        44.75   20.25   42.87    0.89    N.A.    61.68
     OFCP  Ottawa Financial Corp. of MI            25.25   4,911   124.0        25.62   16.00   25.50   -0.98    N.A.    50.21
     PFFB  PFF Bancorp of Pomona CA                19.37  18,716   362.5        19.75   11.25   19.62   -1.27    N.A.    30.26
     PSFI  PS Financial of Chicago IL              15.00   2,182    32.7        15.25   11.62   14.62    2.60    N.A.    27.66
     PVFC  PVF Capital Corp. of OH                 21.37   2,556    54.6        21.75   12.27   21.00    1.76  385.68    49.23
     PCCI  Pacific Crest Capital of CA*            15.25   2,938    44.8        15.37    8.13   15.37   -0.78    N.A.    32.61
     PAMM  PacificAmerica Money Ctr of CA*         23.50   1,900    44.7        26.00    9.75   25.00   -6.00    N.A.    62.07
     PALM  Palfed, Inc. of Aiken SC                15.87   5,284    83.9        17.50   13.00   15.87    0.00    3.25    13.36
     PBCI  Pamrapo Bancorp, Inc. of NJ             20.75   2,843    59.0        23.75   18.50   21.75   -4.60  268.56     3.75
     PFED  Park Bancorp of Chicago IL              16.37   2,431    39.8        16.87   10.31   16.75   -2.27    N.A.    25.92
     PVSA  Parkvale Financial Corp of PA           29.25   4,055   118.6        29.75   21.00   29.25    0.00  253.26    12.50
     PEEK  Peekskill Fin. Corp. of NY              16.25   3,193    51.9        17.00   12.50   16.25    0.00    N.A.    14.04
     PFSB  PennFed Fin. Services of NJ             29.00   4,822   139.8        30.50   17.50   29.50   -1.69    N.A.    43.21
     PWBC  PennFirst Bancorp of PA                 16.37   5,306    86.9        16.59   12.27   16.00    2.31  105.14    32.12
     PWBK  Pennwood SB of PA*                      15.75     610     9.6        16.25    9.50   15.50    1.61    N.A.    14.55
     PBKB  People's SB of Brockton MA*             16.25   3,595    58.4        17.37   10.00   16.25    0.00  173.57    53.01
     PFDC  Peoples Bancorp of Auburn IN            24.75   2,274    56.3        27.00   19.25   25.87   -4.33   41.43    22.22
     PBCT  Peoples Bank, MHC of CT (40.1)*         27.75  61,053   678.6        29.00   14.00   26.75    3.74  252.60    44.16
     PFFC  Peoples Fin. Corp. of OH                17.37   1,491    25.9        17.37   10.87   17.25    0.70    N.A.    28.67
     PHBK  Peoples Heritage Fin Grp of ME*         37.37  27,371 1,022.9        40.25   21.37   38.19   -2.15  144.09    33.46
     PSFC  Peoples Sidney Fin. Corp of OH          16.00   1,785    28.6        16.50   12.56   16.50   -3.03    N.A.     N.A.
     PERM  Permanent Bancorp of IN                 23.00   2,011    46.3        26.50   16.00   24.75   -7.07    N.A.    13.58
     PMFI  Perpetual Midwest Fin. of IA            20.12   1,883    37.9        22.00   17.00   20.25   -0.64    N.A.     4.52
     PERT  Perpetual of SC, MHC (46.8)             39.00   1,505    27.5        41.00   20.25   39.00    0.00    N.A.    60.82
     PCBC  Perry Co. Fin. Corp. of MO              20.50     828    17.0        22.25   17.00   20.50    0.00    N.A.    20.59
     PHFC  Pittsburgh Home Fin. of PA              19.37   1,969    38.1        19.37   10.25   18.37    5.44    N.A.    44.88
     PFSL  Pocahnts Fed, MHC of AR (47.0)          26.00   1,632    20.0        26.00   14.25   23.50   10.64    N.A.    48.57
     POBS  Portsmouth Bank Shrs Inc of NH(8)*      17.25   5,907   101.9        18.50   12.38   17.19    0.35   65.71    25.73
     PTRS  Potters Financial Corp of OH            24.00     487    11.7        24.75   15.50   24.25   -1.03    N.A.    20.00
     PKPS  Poughkeepsie Fin. Corp. of NY            7.44  12,595    93.7         8.13    4.75    7.69   -3.25   -4.00    41.71



                                                         Current Per Share Financials
                                                     ----------------------------------------
                                                                              Tangible

                                                     Trailing  12 Mo.   Book    Book

                                                      12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                           -------- ------- ------- ------- -------
                                                         ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     MIFC  Mid Iowa Financial Corp. of IA              0.71    1.00    7.00    7.00    74.91
     MCBN  Mid-Coast Bancorp of ME                     1.06    1.66   22.06   22.06   256.39
     MWBI  Midwest Bancshares, Inc. of IA              1.81    3.01   29.09   29.09   421.10
     MWFD  Midwest Fed. Fin. Corp of WI                1.79    1.37   11.21   10.81   127.18
     MFFC  Milton Fed. Fin. Corp. of OH                0.39    0.54   11.37   11.37    86.53
     MIVI  Miss. View Hold. Co. of MN                  0.59    0.88   16.08   16.08    85.20
     MBSP  Mitchell Bancorp of NC*                     0.51    0.60   15.39   15.39    35.49
     MBBC  Monterey Bay Bancorp of CA                  0.31    0.57   14.00   12.83   130.28
     MONT  Montgomery Fin. Corp. of IN                 0.26    0.42   11.22   11.22    62.63
     MSBK  Mutual SB, FSB of Bay City MI               0.18    0.07    9.57    9.57   157.56
     NHTB  NH Thrift Bancshares of NH                  0.44    0.65   11.47    9.72   153.37
     NSLB  NS&L Bancorp of Neosho MO                   0.41    0.64   16.52   16.52    84.46
     NMSB  Newmil Bancorp. of CT*                      0.68    0.65    8.27    8.27    84.26
     NASB  North American SB of MO                     3.85    3.74   24.35   23.56   305.38
     NBSI  North Bancshares of Chicago IL              0.58    0.81   16.95   16.95   119.95
     FFFD  North Central Bancshares of IA              1.02    1.18   14.81   14.81    65.34
     NBN   Northeast Bancorp of ME*                    0.93    0.86   13.49   11.66   194.14
     NEIB  Northeast Indiana Bncrp of IN               0.98    1.15   15.19   15.19   100.01
     NWEQ  Northwest Equity Corp. of WI                0.88    1.11   13.22   13.22   115.48
     NWSB  Northwest SB, MHC of PA (30.7)              0.58    0.82    8.49    8.00    89.47
     NSSY  Norwalk Savings Society of CT*              2.42    2.76   20.64   19.90   256.17
     NSSB  Norwich Financial Corp. of CT*              1.42    1.35   14.70   13.27   131.66
     NTMG  Nutmeg FS&LA of CT                          0.39    0.44    7.35    7.35   129.17
     OHSL  OHSL Financial Corp. of OH                  1.12    1.57   21.21   21.21   192.34
     OCFC  Ocean Fin. Corp. of NJ                      0.06    1.49   27.35   27.35   168.27
     OCN   Ocwen Financial Corp. of FL                 2.65    1.60    9.10    8.69   103.99
     OFCP  Ottawa Financial Corp. of MI                0.82    1.32   15.31   12.29   175.39
     PFFB  PFF Bancorp of Pomona CA                    0.21    0.61   14.51   14.36   140.60
     PSFI  PS Financial of Chicago IL                  0.70    0.71   14.66   14.66    37.88
     PVFC  PVF Capital Corp. of OH                     1.40    1.80    9.79    9.79   139.38
     PCCI  Pacific Crest Capital of CA*                1.11    1.04    8.95    8.95   126.32
     PAMM  PacificAmerica Money Ctr of CA*             3.64    3.64   13.26   13.26    59.13
     PALM  Palfed, Inc. of Aiken SC                    0.13    0.76   10.37   10.37   125.83
     PBCI  Pamrapo Bancorp, Inc. of NJ                 1.16    1.60   16.62   16.49   130.49
     PFED  Park Bancorp of Chicago IL                  0.62    0.86   16.27   16.27    72.22
     PVSA  Parkvale Financial Corp of PA               1.72    2.54   18.54   18.40   244.45
     PEEK  Peekskill Fin. Corp. of NY                  0.57    0.75   14.71   14.71    57.18
     PFSB  PennFed Fin. Services of NJ                 1.43    2.09   20.17   16.87   274.11
     PWBC  PennFirst Bancorp of PA                     0.63    0.91   12.44   11.63   153.97
     PWBK  Pennwood SB of PA*                          0.46    0.73   15.30   15.30    78.57
     PBKB  People's SB of Brockton MA*                 1.16    0.69    8.56    8.20   152.65
     PFDC  Peoples Bancorp of Auburn IN                1.39    1.82   19.23   19.23   126.46
     PBCT  Peoples Bank, MHC of CT (40.1)*             1.39    1.03   10.93   10.92   128.90
     PFFC  Peoples Fin. Corp. of OH                    0.52    0.52   16.18   16.18    60.15
     PHBK  Peoples Heritage Fin Grp of ME*             2.36    2.39   15.77   13.29   204.27
     PSFC  Peoples Sidney Fin. Corp of OH              0.56    0.73   14.09   14.09    60.57
     PERM  Permanent Bancorp of IN                     0.72    1.30   19.74   19.45   215.43
     PMFI  Perpetual Midwest Fin. of IA                0.25    0.61   18.00   18.00   210.96
     PERT  Perpetual of SC, MHC (46.8)                 1.00    1.41   19.69   19.69   148.17
     PCBC  Perry Co. Fin. Corp. of MO                  0.76    1.00   17.64   17.64    96.27
     PHFC  Pittsburgh Home Fin. of PA                  0.69    0.88   14.21   14.06   130.15
     PFSL  Pocahnts Fed, MHC of AR (47.0)              1.39    1.93   14.76   14.76   232.05
     POBS  Portsmouth Bank Shrs Inc of NH(8)*          1.03    0.91   11.39   11.39    43.92
     PTRS  Potters Financial Corp of OH                1.16    2.06   21.97   21.97   248.85
     PKPS  Poughkeepsie Fin. Corp. of NY               0.24    0.37    5.85    5.85    69.88


     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 22, 1997




                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     PHSB  Ppls Home SB, MHC of PA (45.0)          16.12   2,760    20.0        16.12   13.62   14.75    9.29    N.A.     N.A.
     PRBC  Prestige Bancorp of PA                  17.50     915    16.0        17.50   10.25   16.50    6.06    N.A.    29.63
     PETE  Primary Bank of NH(8)*                  26.25   2,089    54.8        26.75   11.31   25.75    1.94    N.A.    72.24
     PFNC  Progress Financial Corp. of PA          14.25   3,814    54.3        14.25    6.00   13.25    7.55   29.43    70.25
     PSBK  Progressive Bank, Inc. of NY*           29.75   3,821   113.7        32.00   19.33   29.25    1.71  122.51    30.77
     PROV  Provident Fin. Holdings of CA           19.50   4,920    95.9        20.12   10.94   19.62   -0.61    N.A.    39.29
     PULB  Pulaski SB, MHC of MO (29.8)            23.00   2,094    14.4        23.00   12.75   21.00    9.52    N.A.    58.62
     PLSK  Pulaski SB, MHC of NJ (46.0)            16.62   2,070    15.8        17.00   11.50   14.37   15.66    N.A.     N.A.
     PULS  Pulse Bancorp of S. River NJ            20.50   3,071    63.0        21.00   15.50   20.62   -0.58   65.72    30.16
     QCFB  QCF Bancorp of Virginia MN              25.50   1,426    36.4        25.50   15.00   23.50    8.51    N.A.    39.73
     QCBC  Quaker City Bancorp of CA               20.75   4,703    97.6        20.75   11.40   20.50    1.22  176.67    36.51
     QCSB  Queens County Bancorp of NY*            52.00  10,181   529.4        52.00   23.54   51.12    1.72    N.A.    64.66
     RCSB  RCSB Financial, Inc. of NY(8)*          48.06  14,591   701.2        51.75   26.12   47.75    0.65  290.41    65.72
     RARB  Raritan Bancorp. of Raritan NJ*         22.25   2,412    53.7        25.50   13.67   22.87   -2.71  245.50    43.55
     REDF  RedFed Bancorp of Redlands CA           16.75   7,174   120.2        16.87    9.87   15.75    6.35    N.A.    24.07
     RELY  Reliance Bancorp, Inc. of NY            30.00   8,776   263.3        30.25   17.12   29.87    0.44    N.A.    53.85
     RELI  Reliance Bancshares Inc of WI(8)*        8.62   2,528    21.8        10.12    6.50    8.50    1.41    N.A.    27.70
     RIVR  River Valley Bancorp of IN              16.87   1,190    20.1        16.87   13.25   16.75    0.72    N.A.    22.69
     RSLN  Roslyn Bancorp, Inc. of NY*             23.87  43,642 1,041.7        24.31   15.00   23.87    0.00    N.A.     N.A.
     RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)       27.50   2,419    25.2        27.50   13.18   27.00    1.85    N.A.    72.85
     SCCB  S. Carolina Comm. Bnshrs of SC          21.31     704    15.0        25.25   15.00   21.06    1.19    N.A.    42.07
     SBFL  SB Fngr Lakes MHC of NY (33.1)          19.50   1,785    11.5        19.50   12.75   18.50    5.41    N.A.    41.82
     SFED  SFS Bancorp of Schenectady NY           19.47   1,236    24.1        19.47   12.50   19.25    1.14    N.A.    32.00
     SGVB  SGV Bancorp of W. Covina CA             15.63   2,342    36.6        15.75    8.56   15.12    3.37    N.A.    38.93
     SISB  SIS Bancorp Inc of MA*                  30.00   5,577   167.3        30.37   20.75   30.00    0.00    N.A.    31.18
     SWCB  Sandwich Co-Op. Bank of MA*             32.75   1,915    62.7        34.50   20.50   33.50   -2.24  279.93    10.08
     SECP  Security Capital Corp. of WI(8)        100.87   9,208   928.8       101.44   60.50  100.25    0.62    N.A.    36.77
     SFSL  Security First Corp. of OH              19.25   7,574   145.8        19.25    8.83   16.50   16.67   85.10    59.35
     SFNB  Security First Netwrk Bk of GA          13.87   8,620   119.6        28.00    5.50   11.62   19.36    N.A.    35.32
     SMFC  Sho-Me Fin. Corp. of MO(8)              36.75   1,499    55.1        40.25   17.25   38.00   -3.29    N.A.    68.97
     SOBI  Sobieski Bancorp of S. Bend IN          16.25     760    12.4        16.50   12.00   16.25    0.00    N.A.    12.07
     SOSA  Somerset Savings Bank of MA(8)*          3.62  16,652    60.3         4.00    1.50    4.00   -9.50  -29.30    83.76
     SSFC  South Street Fin. Corp. of NC*          18.00   4,496    80.9        19.50   12.12   19.25   -6.49    N.A.    28.57
     SCBS  Southern Commun. Bncshrs of AL          15.87   1,137    18.0        15.87   13.00   15.50    2.39    N.A.    19.77
     SMBC  Southern Missouri Bncrp of MO           17.25   1,638    28.3        18.00   13.50   17.25    0.00    N.A.    15.00
     SWBI  Southwest Bancshares of IL              20.87   2,652    55.3        21.75   17.83   20.87    0.00  108.70    14.36
     SVRN  Sovereign Bancorp of PA                 14.69  70,010 1,028.4        16.50    8.85   14.87   -1.21  228.64    34.28
     STFR  St. Francis Cap. Corp. of WI            35.50   5,308   188.4        38.75   25.00   34.75    2.16    N.A.    36.54
     SPBC  St. Paul Bancorp, Inc. of IL            22.50  33,988   764.7        24.37   13.47   23.12   -2.68  102.16    43.59
     STND  Standard Fin. of Chicago IL(8)          25.50  16,210   413.4        25.87   16.25   25.25    0.99    N.A.    29.97
     SFFC  StateFed Financial Corp. of IA          22.00     784    17.2        22.75   16.00   21.50    2.33    N.A.    33.33
     SFIN  Statewide Fin. Corp. of NJ              18.75   4,710    88.3        19.12   12.37   18.87   -0.64    N.A.    30.48
     STSA  Sterling Financial Corp. of WA          17.87   5,567    99.5        19.25   13.00   17.75    0.68   96.59    26.56
     SFSB  SuburbFed Fin. Corp. of IL              27.50   1,262    34.7        27.50   16.25   27.00    1.85  312.29    44.74
     ROSE  T R Financial Corp. of NY*              27.37  17,609   482.0        28.25   14.06   26.00    5.27    N.A.    54.20
     THRD  TF Financial Corp. of PA                19.62   4,083    80.1        20.50   14.50   19.25    1.92    N.A.    20.74
     TPNZ  Tappan Zee Fin., Inc. of NY             17.44   1,497    26.1        17.62   12.00   17.50   -0.34    N.A.    28.05
     ESBK  The Elmira SB FSB of Elmira NY*         23.25     706    16.4        23.75   14.75   23.50   -1.06   61.80    27.40
     GRTR  The Greater New York SB of NY(8)*       22.25  13,717   305.2        22.94   11.37   21.94    1.41  138.99    63.36
     TSBS  Trenton SB,FSB MHC of NJ(35.9)          28.50   9,037    92.5        28.62   13.75   28.13    1.32    N.A.    78.13
     TRIC  Tri-County Bancorp of WY                22.75     609    13.9        24.25   18.00   22.75    0.00    N.A.    26.39
     TWIN  Twin City Bancorp of TN                 19.75     853    16.8        20.50   16.25   20.00   -1.25    N.A.    14.49
     UFRM  United FS&LA of Rocky Mount NC          11.50   3,074    35.4        12.50    7.00   12.00   -4.17  253.85    35.29
     UBMT  United Fin. Corp. of MT                 23.50   1,223    28.7        24.00   18.00   23.50    0.00  123.81    22.08
     VABF  Va. Beach Fed. Fin. Corp of VA          14.00   4,976    69.7        15.00    7.75   13.62    2.79  198.51    48.31

                                                         Current Per Share Financials
                                                     ----------------------------------------
                                                                              Tangible

                                                     Trailing  12 Mo.   Book    Book

                                                      12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                           -------- ------- ------- ------- -------
                                                         ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     PHSB  Ppls Home SB, MHC of PA (45.0)              0.32    0.67   14.36   14.36    82.97
     PRBC  Prestige Bancorp of PA                      0.47    0.83   16.51   16.51   148.33
     PETE  Primary Bank of NH(8)*                      1.24    1.47   14.33   14.31   206.65
     PFNC  Progress Financial Corp. of PA              0.54    0.65    5.78    5.10   109.77
     PSBK  Progressive Bank, Inc. of NY*               2.30    2.26   19.67   17.57   230.00
     PROV  Provident Fin. Holdings of CA               0.39    0.34   17.37   17.37   125.10
     PULB  Pulaski SB, MHC of MO (29.8)                0.59    0.82   11.04   11.04    84.92
     PLSK  Pulaski SB, MHC of NJ (46.0)                0.21    0.51   10.20   10.20    85.68
     PULS  Pulse Bancorp of S. River NJ                1.20    1.80   13.63   13.63   169.39
     QCFB  QCF Bancorp of Virginia MN                  1.41    1.41   18.98   18.98   104.93
     QCBC  Quaker City Bancorp of CA                   0.60    0.98   14.94   14.93   170.40
     QCSB  Queens County Bancorp of NY*                2.15    2.18   17.08   17.08   144.08
     RCSB  RCSB Financial, Inc. of NY(8)*              2.64    2.61   21.69   21.14   276.36
     RARB  Raritan Bancorp. of Raritan NJ*             1.46    1.55   12.48   12.27   157.31
     REDF  RedFed Bancorp of Redlands CA               0.31    0.80   10.75   10.71   127.16
     RELY  Reliance Bancorp, Inc. of NY                1.25    1.85   18.54   13.36   225.25
     RELI  Reliance Bancshares Inc of WI(8)*           0.28    0.28    8.89    8.89    18.53
     RIVR  River Valley Bancorp of IN                  0.46    0.62   14.63   14.41   118.02
     RSLN  Roslyn Bancorp, Inc. of NY*                 0.59    0.93   14.58   14.51    72.39
     RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)           0.88    1.10   10.67    9.74    94.94
     SCCB  S. Carolina Comm. Bnshrs of SC              0.52    0.70   17.11   17.11    65.93
     SBFL  SB Fngr Lakes MHC of NY (33.1)              0.15    0.51   11.63   11.63   121.40
     SFED  SFS Bancorp of Schenectady NY               0.60    1.07   17.44   17.44   139.85
     SGVB  SGV Bancorp of W. Covina CA                 0.31    0.75   12.77   12.56   174.78
     SISB  SIS Bancorp Inc of MA*                      3.31    3.29   18.52   18.52   257.23
     SWCB  Sandwich Co-Op. Bank of MA*                 2.34    2.39   20.83   19.94   262.09
     SECP  Security Capital Corp. of WI(8)             4.88    5.82   64.62   64.62   398.94
     SFSL  Security First Corp. of OH                  0.88    1.10    8.13    7.99    86.25
     SFNB  Security First Netwrk Bk of GA             -3.30   -3.38    3.02    2.97     9.12
     SMFC  Sho-Me Fin. Corp. of MO(8)                  2.08    2.35   19.81   19.81   219.35
     SOBI  Sobieski Bancorp of S. Bend IN              0.30    0.60   16.03   16.03   104.05
     SOSA  Somerset Savings Bank of MA(8)*             0.25    0.24    1.96    1.96    30.90
     SSFC  South Street Fin. Corp. of NC*              0.45    0.57   13.58   13.58    53.77
     SCBS  Southern Commun. Bncshrs of AL              0.19    0.47   13.54   13.54    61.66
     SMBC  Southern Missouri Bncrp of MO               0.70    0.69   15.85   15.85   101.15
     SWBI  Southwest Bancshares of IL                  1.05    1.44   15.69   15.69   142.66
     SVRN  Sovereign Bancorp of PA                     0.62    0.96    6.25    4.71   155.67
     STFR  St. Francis Cap. Corp. of WI                1.77    1.95   24.43   21.59   310.01
     SPBC  St. Paul Bancorp, Inc. of IL                0.93    1.34   11.67   11.64   135.68
     STND  Standard Fin. of Chicago IL(8)              0.74    1.07   17.11   17.08   158.83
     SFFC  StateFed Financial Corp. of IA              1.17    1.42   19.43   19.43   109.28
     SFIN  Statewide Fin. Corp. of NJ                  0.76    1.29   13.90   13.88   142.93
     STSA  Sterling Financial Corp. of WA              0.28    0.90   12.41   10.82   302.93
     SFSB  SuburbFed Fin. Corp. of IL                  1.23    1.79   21.92   21.84   338.12
     ROSE  T R Financial Corp. of NY*                  1.83    1.65   12.51   12.51   201.70
     THRD  TF Financial Corp. of PA                    0.84    1.13   17.44   15.30   156.93
     TPNZ  Tappan Zee Fin., Inc. of NY                 0.53    0.49   14.35   14.35    80.07
     ESBK  The Elmira SB FSB of Elmira NY*             1.13    1.10   20.32   19.48   322.70
     GRTR  The Greater New York SB of NY(8)*           1.38    0.74   11.75   11.75   187.40
     TSBS  Trenton SB,FSB MHC of NJ(35.9)              0.86    0.73   11.79   10.81    69.82
     TRIC  Tri-County Bancorp of WY                    1.10    1.40   22.50   22.50   146.89
     TWIN  Twin City Bancorp of TN                     0.66    0.93   16.18   16.18   125.84
     UFRM  United FS&LA of Rocky Mount NC              0.19    0.33    6.70    6.70    89.63
     UBMT  United Fin. Corp. of MT                     0.94    1.16   19.95   19.95    88.08
     VABF  Va. Beach Fed. Fin. Corp of VA              0.26    0.58    8.50    8.50   124.16


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 22, 1997


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                     Shares  Market          52 Week (1)              % Change From
                                                                         ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
VFFC  Virginia First Savings of VA(8)         23.87   5,805   138.6        24.00   12.00   24.00   -0.54  ***.**    87.22
WHGB  WHG Bancshares of MD                    15.25   1,462    22.3        15.50   11.25   15.12    0.86    N.A.    16.23
WSFS  WSFS Financial Corp. of DE*             14.50  12,421   180.1        15.12    7.75   14.25    1.75  100.00    42.30
WVFC  WVS Financial Corp. of PA*              27.37   1,747    47.8        27.75   21.00   27.25    0.44    N.A.    11.17
WRNB  Warren Bancorp of Peabody MA*           17.50   3,781    66.2        19.00   12.00   17.87   -2.07  419.29    16.67
WFSL  Washington FS&LA of Seattle WA          26.37  47,462 1,251.6        29.25   19.89   26.62   -0.94   80.74     9.46
WAMU  Washington Mutual Inc. of WA(8)*        62.56 126,357 7,904.9        69.12   35.00   62.37    0.30  237.07    44.45
WYNE  Wayne Bancorp of NJ                     24.00   2,120    50.9        24.25   12.81   22.00    9.09    N.A.    57.38
WAYN  Wayne S&L Co. MHC of OH (47.8)          19.25   2,248    20.7        19.25   12.67   17.75    8.45    N.A.    17.88
WCFB  Wbstr Cty FSB MHC of IA (45.2)          17.50   2,100    16.6        17.50   12.50   16.50    6.06    N.A.    27.27
WBST  Webster Financial Corp. of CT           50.00  11,985   599.3        51.87   32.00   50.00    0.00  429.66    36.05
WEFC  Wells Fin. Corp. of Wells MN            16.12   1,959    31.6        16.50   12.00   16.50   -2.30    N.A.    22.87
WCBI  WestCo Bancorp of IL                    26.00   2,476    64.4        26.75   20.00   26.25   -0.95  160.00    20.93
WSTR  WesterFed Fin. Corp. of MT              21.75   5,565   121.0        23.50   14.75   21.75    0.00    N.A.    19.18
WOFC  Western Ohio Fin. Corp. of OH           23.37   2,339    54.7        24.50   19.62   24.00   -2.63    N.A.     7.45
WWFC  Westwood Fin. Corp. of NJ               21.25     645    13.7        23.25   10.37   23.25   -8.60    N.A.    28.79
WEHO  Westwood Hmstd Fin Corp of OH           15.37   2,795    43.0        16.00   10.37   15.37    0.00    N.A.    26.82
WFI   Winton Financial Corp. of OH            15.75   1,986    31.3        16.75   11.25   16.00   -1.56    N.A.    36.96
FFWD  Wood Bancorp of OH                      16.50   2,119    35.0        17.00    9.00   16.50    0.00    N.A.    45.63
YFCB  Yonkers Fin. Corp. of NY                17.25   3,036    52.4        17.62   10.25   16.75    2.99    N.A.    34.03
YFED  York Financial Corp. of PA              24.00   7,008   168.2        26.75   14.54   25.50   -5.88  153.97    47.69


                                                      Current Per Share Financials
                                               ----------------------------------------
                                                                        Tangible

                                               Trailing  12 Mo.   Book    Book

                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                          -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
VFFC  Virginia First Savings of VA(8)            1.81    1.66   11.35   10.96   140.79
WHGB  WHG Bancshares of MD                       0.34    0.34   14.16   14.16    68.56
WSFS  WSFS Financial Corp. of DE*                1.47    1.48    6.32    6.27   121.45
WVFC  WVS Financial Corp. of PA*                 1.69    2.11   18.83   18.83   168.69
WRNB  Warren Bancorp of Peabody MA*              2.01    1.71    9.82    9.82    94.69
WFSL  Washington FS&LA of Seattle WA             1.94    2.14   14.66   13.39   121.37
WAMU  Washington Mutual Inc. of WA(8)*           1.14    2.42   19.30   18.32   385.92
WYNE  Wayne Bancorp of NJ                        0.50    0.50   16.44   16.44   123.13
WAYN  Wayne S&L Co. MHC of OH (47.8)             0.35    0.74   10.46   10.46   113.09
WCFB  Wbstr Cty FSB MHC of IA (45.2)             0.48    0.64   10.53   10.53    45.09
WBST  Webster Financial Corp. of CT              1.60    2.86   24.91   21.28   495.93
WEFC  Wells Fin. Corp. of Wells MN               0.73    1.08   14.64   14.64   103.13
WCBI  WestCo Bancorp of IL                       1.41    1.78   19.18   19.18   125.85
WSTR  WesterFed Fin. Corp. of MT                 0.81    1.02   18.73   14.99   171.72
WOFC  Western Ohio Fin. Corp. of OH              0.48    0.68   22.94   21.62   171.04
WWFC  Westwood Fin. Corp. of NJ                  0.78    1.34   15.76   14.04   172.70
WEHO  Westwood Hmstd Fin Corp of OH              0.30    0.45   14.17   14.17    48.18
WFI   Winton Financial Corp. of OH               1.60    1.34   11.36   11.12   159.81
FFWD  Wood Bancorp of OH                         0.79    0.94    9.52    9.52    77.36
YFCB  Yonkers Fin. Corp. of NY                   0.76    1.02   14.14   14.14    94.89
YFED  York Financial Corp. of PA                 1.01    1.29   14.28   14.28   165.87

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  Exhibit IV-1
                      Weekly Thrift Market Line - Part Two
                          Prices As Of August 22, 1997




                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------
SAIF-Insured Thrifts(305)                    12.99    12.75    0.53    5.52    3.54       0.75    7.53       0.80  127.45    0.82
NYSE Traded Companies(9)                      5.88     5.64    0.61   10.41    4.65       0.80   14.37       1.25   74.44    1.28
AMEX Traded Companies(17)                    16.06    15.96    0.55    2.89    2.36       0.87    5.21       0.61  159.47    0.72
NASDAQ Listed OTC Companies(279)             13.05    12.79    0.53    5.51    3.57       0.74    7.44       0.79  127.84    0.81
California Companies(21)                      7.48     7.23    0.29    4.43    2.44       0.42    6.93       2.06   66.53    1.33
Florida Companies(6)                          7.63     7.18    0.92   11.44    4.34       0.74    9.13       0.62   87.78    0.80
Mid-Atlantic Companies(60)                   10.84    10.49    0.62    6.32    3.93       0.86    8.94       0.85   96.03    0.94
Mid-West Companies(147)                      14.08    13.89    0.69    5.43    3.90       0.90    7.16       0.65  150.74    0.70
New England Companies(9)                      7.87     7.45    0.36    4.82    3.03       0.62    8.44       0.60  121.61    1.01
North-West Companies(7)                      15.91    15.62    0.83    6.61    3.62       1.04    8.85       0.70  128.29    0.61
South-East Companies(42)                     16.53    16.33   -0.12    4.67    2.19       0.11    6.59       0.91  127.30    0.87
South-West Companies(7)                      10.80    10.54    0.38    2.90    2.45       0.66    6.39       0.65  100.15    0.71
Western Companies (Excl CA)(6)               16.19    15.79    0.99    6.65    4.54       1.16    7.70       0.31  139.06    0.72
Thrift Strategy(241)                         14.19    13.97    0.66    5.00    3.57       0.89    7.01       0.73  132.54    0.74
Mortgage Banker Strategy(37)                  7.47     7.03    0.51    7.22    4.03       0.65    9.44       1.03  100.48    1.01
Real Estate Strategy(11)                      7.36     7.16    0.55    7.02    3.86       0.77   10.34       1.42   97.48    1.35
Diversified Strategy(12)                     10.49    10.22   -2.32   13.44    1.76      -2.38   14.25       0.77  135.26    1.14
Retail Banking Strategy(4)                    8.40     8.19    0.11    2.23    0.77       0.03    1.72       1.85  101.41    1.83
Companies Issuing Dividends(256)             13.21    12.95    0.69    5.93    3.97       0.91    7.94       0.70  131.23    0.78
Companies Without Dividends(49)              11.72    11.60   -0.34    3.11    1.06      -0.21    5.12       1.49  101.56    1.07
Equity/Assets (less than) 6%(23)              4.95     4.65    0.38    7.57    3.73       0.56   11.39       1.50   84.97    1.04
Equity/Assets 6-12%(148)                      8.65     8.31    0.56    6.53    3.88       0.75    8.78       0.89  120.88    0.93
Equity/Assets  (greater than) 12%(134)       18.84    18.70    0.53    4.10    3.14       0.78    5.57       0.56  142.99    0.67
Converted Last 3 Mths (no MHC)(5)            21.15    21.15    0.67    3.02    2.56       0.74    3.45       2.03   28.84    0.58
Actively Traded Companies(42)                 8.64     8.40    0.72    8.66    4.64       0.95   11.95       1.20   98.27    0.96
Market Value Below $20 Million(61)           15.26    15.17    0.55    3.55    3.03       0.81    5.59       0.79  102.83    0.66
Holding Company Structure(270)               13.40    13.17    0.64    5.28    3.54       0.86    7.30       0.80  122.93    0.81
Assets Over $1 Billion(62)                    7.82     7.30    0.62    8.14    4.21       0.80   10.86       0.93   96.52    0.99
Assets $500 Million-$1 Billion(50)           10.12     9.83    0.61    6.25    3.67       0.79    8.10       1.02  167.95    1.07
Assets $250-$500 Million(68)                 11.09    10.77    0.58    5.35    3.71       0.81    7.52       0.73  131.60    0.73
Assets less than $250 Million(125)           17.49    17.43    0.44    4.08    3.08       0.67    5.75       0.69  123.83    0.69
Goodwill Companies(123)                       9.18     8.58    0.36    7.11    3.97       0.52    9.17       0.81  115.72    0.91
Non-Goodwill Companies(180)                  15.45    15.45    0.65    4.45    3.25       0.90    6.46       0.79  134.96    0.76
Acquirors of FSLIC Cases(10)                  7.19     6.79    0.57    7.79    4.30       0.82   11.71       1.54   51.86    0.89


                                                           Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------      -----------------------
                                                                       Price/  Price/        Ind.   Divi-

                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHC
--------------------------------------------
SAIF-Insured Thrifts(305)                       20.97  135.03   17.11  139.66   18.13         0.36    1.71   34.77
NYSE Traded Companies(9)                        20.61  180.98   11.60  192.98   14.66         0.32    0.94   18.69
AMEX Traded Companies(17)                       22.63  120.81   19.91  121.93   18.70         0.40    2.12   45.65
NASDAQ Listed OTC Companies(279)                20.89  134.49   17.13  139.11   18.23         0.36    1.72   34.95
California Companies(21)                        22.83  147.01   10.42  154.17   17.20         0.15    0.54   12.59
Florida Companies(6)                            17.81  143.63   16.46  161.51   20.94         0.24    0.90   13.78
Mid-Atlantic Companies(60)                      20.84  138.41   14.55  143.26   17.03         0.38    1.67   36.67
Mid-West Companies(147)                         20.50  129.09   17.28  132.22   18.10         0.36    1.83   35.51
New England Companies(9)                        23.46  147.99   11.42  160.09   20.24         0.46    1.63   34.62
North-West Companies(7)                         17.65  157.64   21.79  164.97   17.77         0.35    1.42   26.99
South-East Companies(42)                        22.25  140.99   25.04  145.27   20.05         0.41    1.99   40.78
South-West Companies(7)                         20.91  119.05   12.17  126.45   17.40         0.35    1.73   52.02
Western Companies (Excl CA)(6)                  22.56  135.73   20.31  141.61   19.14         0.56    2.78   54.77
Thrift Strategy(241)                            21.24  127.95   17.58  131.81   18.32         0.37    1.84   37.44
Mortgage Banker Strategy(37)                    20.17  162.41   11.75  173.28   17.79         0.33    1.23   27.03
Real Estate Strategy(11)                        20.26  164.56   12.03  167.50   16.09         0.13    0.73   12.68
Diversified Strategy(12)                        19.41  204.39   33.44  211.54   17.02         0.40    1.35   29.94
Retail Banking Strategy(4)                      17.27  121.50    9.92  125.39   16.52         0.20    1.27   18.18
Companies Issuing Dividends(256)                20.86  136.05   16.97  140.97   17.99         0.42    2.01   40.78
Companies Without Dividends(49)                 22.32  128.84   17.91  131.71   19.33         0.00    0.00    0.00
Equity/Assets (less than) 6%(23)                20.98  169.37    9.23  179.42   16.97         0.22    0.85   15.13
Equity/Assets 6-12%(148)                        19.96  144.63   12.61  151.81   16.64         0.37    1.59   32.92
Equity/Assets  (greater than) 12%(134)          22.46  119.85   23.11  121.33   20.20         0.37    1.98   41.42
Converted Last 3 Mths (no MHC)(5)               28.37  118.20   24.96  118.20   28.26         0.00    0.00    0.00
Actively Traded Companies(42)                   19.92  168.37   14.05  174.19   15.81         0.49    1.75   31.70
Market Value Below $20 Million(61)              22.87  110.26   16.66  111.30   19.55         0.33    1.99   42.15
Holding Company Structure(270)                  21.40  133.08   17.06  137.19   18.40         0.37    1.76   36.30
Assets Over $1 Billion(62)                      19.95  165.46   13.37  178.56   16.98         0.43    1.38   29.52
Assets $500 Million-$1 Billion(50)              20.47  146.44   14.88  151.27   17.69         0.33    1.56   34.73
Assets $250-$500 Million(68)                    20.38  136.56   14.87  141.87   17.29         0.36    1.77   31.06
Assets less than $250 Million(125)              22.20  116.31   20.88  117.07   19.43         0.34    1.91   40.27
Goodwill Companies(123)                         19.97  150.07   14.42  161.70   17.15         0.39    1.57   32.01
Non-Goodwill Companies(180)                     21.82  124.94   18.83  124.94   18.89         0.34    1.81   36.99
Acquirors of FSLIC Cases(10)                    20.13  166.83   11.61  179.29   15.83         0.38    1.42   23.87



(1)      Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)      Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.

(6)      Annualized, based on last regular quarterly cash dividend announcement.

(7)      Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of August 22, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------

BIF-Insured Thrifts(69)                      11.94    11.57    1.19   11.57    7.09       1.19   11.41       0.92  141.80    1.46
NYSE Traded Companies(3)                      7.58     6.00    0.77   10.55    5.71       0.78   10.86       1.88   43.17    1.03
AMEX Traded Companies(6)                     11.89    11.10    0.74    7.96    4.65       0.74    8.04       0.99  209.73    1.25
NASDAQ Listed OTC Companies(60)              12.21    11.96    1.27   12.09    7.47       1.27   11.87       0.85  139.26    1.51
California Companies(4)                      12.01    12.00    2.20   19.75    9.25       2.16   19.13       2.23   65.22    1.58
Mid-Atlantic Companies(18)                   11.54    10.87    0.82    8.44    4.66       0.90    9.04       0.86  130.79    1.39
Mid-West Companies(2)                        25.06    23.63    0.43    1.59    1.75       0.66    2.42       0.56   57.14    0.57
New England Companies(36)                     8.98     8.68    1.27   13.75    8.90       1.22   13.17       0.87  165.35    1.66
North-West Companies(4)                      12.39    12.00    1.21   10.53    6.16       1.18   10.22       0.16  215.39    1.03
South-East Companies(5)                      27.94    27.94    1.14    4.39    3.41       1.23    4.70       0.70  111.13    0.76
Thrift Strategy(46)                          12.98    12.55    1.12    9.94    6.73       1.12    9.73       0.84  148.65    1.39
Mortgage Banker Strategy(10)                  8.83     8.62    0.86   11.23    6.30       0.95   11.87       0.71  135.17    1.41
Real Estate Strategy(6)                       8.98     8.96    1.37   15.17    8.36       1.28   14.30       1.08  103.33    1.46
Diversified Strategy(7)                       9.90     9.47    2.11   22.57   10.15       2.09   22.29       1.72  128.49    2.09
Companies Issuing Dividends(57)              11.96    11.55    1.03   10.51    6.04       1.04   10.36       0.78  148.50    1.38
Companies Without Dividends(12)              11.83    11.66    2.05   18.08   12.80       2.04   17.86       1.62  109.06    1.88
Equity/Assets (less than) 6%(5)               5.45     5.32    0.97   17.28    7.30       0.87   15.47       1.40   69.21    1.56
Equity/Assets 6-12%(47)                       8.62     8.15    1.20   12.92    8.28       1.18   12.70       0.89  135.78    1.54
Equity/Assets (greater than) 12%(17)         22.28    22.10    1.23    6.63    3.94       1.32    7.07       0.87  177.60    1.22
Actively Traded Companies(23)                 8.85     8.44    1.18   13.70    7.88       1.13   13.05       0.79  147.98    1.51
Market Value Below $20 Million(8)            17.12    16.72    1.22    5.30    9.74       1.31    5.76       1.26   70.19    1.26
Holding Company Structure(46)                13.47    13.11    1.29   11.09    7.12       1.30   11.02       0.86  140.59    1.51
Assets Over $1 Billion(18)                    9.09     8.43    1.06   12.66    6.57       1.09   12.80       0.94  129.97    1.51
Assets $500 Million-$1 Billion(17)            9.51     8.98    1.15   12.73    7.31       1.12   12.17       0.84  146.98    1.54
Assets $250-$500 Million(15)                 11.14    11.04    1.01   10.72    6.28       1.00   10.55       0.65  165.99    1.62
Assets less than $250 Million(19)            17.35    17.16    1.48   10.14    8.00       1.51   10.11       1.18  129.34    1.21
Goodwill Companies(32)                        9.27     8.47    0.93   11.19    6.39       0.94   11.06       1.00  126.91    1.50
Non-Goodwill Companies(37)                   14.26    14.26    1.41   11.91    7.70       1.42   11.73       0.85  155.09    1.42

                                                           Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------      -----------------------
                                                                       Price/  Price/        Ind.   Divi-

                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHCs)
--------------------------------------------

BIF-Insured Thrifts(69)                         14.56  155.81   17.53  161.55   15.56         0.47    1.80   27.32
NYSE Traded Companies(3)                        17.75  179.06   13.82  169.69   17.51         0.39    0.81   15.59
AMEX Traded Companies(6)                        14.95  144.33   16.02  167.49   14.45         0.61    2.52   34.16
NASDAQ Listed OTC Companies(60)                 14.31  155.80   17.95  160.47   15.51         0.45    1.77   27.64
California Companies(4)                         12.11  160.46   19.82  160.64   12.99         0.00    0.00    0.00
Mid-Atlantic Companies(18)                      17.57  153.80   17.67  161.44   18.00         0.48    1.76   35.50
Mid-West Companies(2)                            0.00   93.97   23.55   99.67    0.00         0.00    0.00    0.00
New England Companies(36)                       12.85  163.24   14.18  169.85   13.54         0.52    2.10   27.39
North-West Companies(4)                         18.06  164.97   19.79  169.91   18.80         0.29    1.60   27.22
South-East Companies(5)                         22.35  120.07   32.85  120.07   24.72         0.68    2.05   41.66
Thrift Strategy(46)                             15.31  148.77   18.18  153.91   16.38         0.52    1.96   31.82
Mortgage Banker Strategy(10)                    14.78  166.86   14.60  172.52   16.01         0.37    1.59   18.95
Real Estate Strategy(6)                         12.43  165.28   14.80  165.44   12.87         0.20    1.07   11.07
Diversified Strategy(7)                         10.82  190.51   18.38  204.16   11.16         0.36    1.34   17.10
Companies Issuing Dividends(57)                 15.52  156.60   17.65  163.27   16.56         0.55    2.13   33.04
Companies Without Dividends(12)                  9.63  151.62   16.92  152.53   10.09         0.00    0.00    0.00
Equity/Assets (less than) 6%(5)                 14.41  223.16   12.20  227.96   16.87         0.21    1.12   16.86
Equity/Assets 6-12%(47)                         13.74  160.20   14.20  167.90   13.97         0.53    1.99   26.86
Equity/Assets (greater than) 12%(17)            19.07  126.75   27.62  128.17   21.09         0.37    1.50   32.69
Actively Traded Companies(23)                   13.27  162.33   14.10  171.66   14.08         0.53    2.03   26.97
Market Value Below $20 Million(8)               13.05  109.81   18.28  114.10   17.32         0.33    1.81   34.29
Holding Company Structure(46)                   14.88  151.56   19.48  159.63   15.91         0.48    1.84   27.18
Assets Over $1 Billion(18)                      16.02  179.95   17.13  187.36   16.82         0.53    1.77   26.12
Assets $500 Million-$1 Billion(17)              13.67  158.80   14.72  172.43   14.55         0.54    1.97   26.78
Assets $250-$500 Million(15)                    14.08  151.24   15.96  152.55   14.03         0.36    1.68   24.94
Assets less than $250 Million(19)               14.43  137.12   21.81  139.30   16.59         0.43    1.77   30.87
Goodwill Companies(32)                          15.16  161.00   14.45  173.55   16.11         0.49    1.89   27.18
Non-Goodwill Companies(37)                      13.97  151.15   20.22  151.15   15.05         0.45    1.72   27.45

(1)      Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)      Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.

(6)      Annualized, based on last regular quarterly cash dividend announcement.

(7)      Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of August 22, 1997



                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(21)                     11.92    11.69    0.58    5.18    2.51       0.85    7.75       0.50  177.37    0.79
BIF-Insured Thrifts(2)                       10.02    10.02    0.72    8.22    3.19       0.71    7.56       1.85   82.27    1.77
NASDAQ Listed OTC Companies(23)              11.74    11.53    0.60    5.47    2.58       0.84    7.73       0.66  166.18    0.89
Florida Companies(3)                          9.34     9.22    0.63    6.85    3.03       0.89    9.56       0.45  117.55    0.76
Mid-Atlantic Companies(10)                   12.60    12.20    0.54    4.31    2.04       0.78    6.51       0.85  166.27    0.98
Mid-West Companies(7)                        11.79    11.78    0.57    5.19    2.85       0.88    8.23       0.31  213.65    0.62
New England Companies(1)                      8.48     8.47    1.12   13.72    5.01       0.83   10.17       0.90  121.39    1.60
South-East Companies(1)                      13.29    13.29    0.75    6.48    2.56       1.06    9.13       0.00    0.00    0.87
Thrift Strategy(21)                          11.90    11.68    0.57    5.06    2.46       0.84    7.61       0.64  168.98    0.85
Diversified Strategy(1)                       8.48     8.47    1.12   13.72    5.01       0.83   10.17       0.90  121.39    1.60
Companies Issuing Dividends(22)              11.46    11.24    0.61    5.64    2.61       0.84    7.89       0.66  166.18    0.86
Companies Without Dividends(1)               17.31    17.31    0.39    2.23    1.99       0.81    4.67       0.00    0.00    1.40
Equity/Assets 6-12%(15)                       9.35     9.13    0.51    5.82    2.65       0.75    8.44       0.72  123.49    0.98
Equity/Assets >12%(8)                        16.52    16.32    0.77    4.79    2.44       1.01    6.33       0.44  304.92    0.70
Actively Traded Companies(1)                  9.42     8.40    0.58    6.23    2.81       0.91    9.74       0.68   83.02    1.06
Holding Company Structure(1)                  9.42     8.40    0.58    6.23    2.81       0.91    9.74       0.68   83.02    1.06
Assets Over $1 Billion(5)                     8.76     8.19    0.77    8.86    3.44       0.91   10.39       0.68  116.42    1.18
Assets $500 Million-$1 Billion(3)            12.17    11.68    0.76    5.52    2.57       0.86    6.74       0.54   61.96    0.53
Assets $250-$500 Million(4)                  10.02    10.00    0.53    5.82    3.12       0.84    9.19       0.25  419.78    0.60
Assets less than $250 Million(11)            14.02    14.02    0.47    3.42    1.86       0.79    5.95       1.03   75.58    0.98
Goodwill Companies(9)                         9.67     9.12    0.75    7.65    3.12       0.88    9.24       0.57  130.37    0.92
Non-Goodwill Companies(14)                   13.01    13.01    0.50    4.13    2.24       0.81    6.81       0.73  198.01    0.86
MHC Institutions(23)                         11.74    11.53    0.60    5.47    2.58       0.84    7.73       0.66  166.18    0.89
MHC Converted Last 3 Months(1)               17.31    17.31    0.39    2.23    1.99       0.81    4.67       0.00    0.00    1.40


                                                           Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------      -----------------------
                                                                       Price/  Price/        Ind.   Divi-

                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(21)                        20.69  189.69   22.09  195.46   23.88         0.65    2.53   53.99
BIF-Insured Thrifts(2)                          19.96  223.88   21.98  223.99   26.94         0.52    2.30   48.92
NASDAQ Listed OTC Companies(23)                 20.45  192.95   22.08  198.18   24.09         0.63    2.51   53.42
Florida Companies(3)                            22.68  208.05   19.12  211.34   21.31         1.07    3.31   68.29
Mid-Atlantic Companies(10)                       0.00  191.39   23.39  201.22   24.88         0.39    1.72   45.86
Mid-West Companies(7)                           18.71  176.98   20.74  177.22   23.43         0.70    3.26   67.16
New England Companies(1)                        19.96  253.89   21.53  254.12   26.94         0.68    2.45   48.92
South-East Companies(1)                          0.00  198.07   26.32  198.07   27.66         1.40    3.59    0.00
Thrift Strategy(21)                             20.69  189.90   22.10  195.38   23.88         0.63    2.51   53.99
Diversified Strategy(1)                         19.96  253.89   21.53  254.12   26.94         0.68    2.45   48.92
Companies Issuing Dividends(22)                 20.45  196.98   22.21  202.47   24.10         0.67    2.64   60.10
Companies Without Dividends(1)                   0.00  112.26   19.43  112.26   24.06         0.00    0.00    0.00
Equity/Assets 6-12%(15)                         20.45  199.66   18.46  205.94   22.55         0.62    2.42   62.87
Equity/Assets >12%(8)                            0.00  179.52   29.30  182.65   26.87         0.66    2.70   20.35
Actively Traded Companies(1)                     0.00  212.85   20.05  238.69   22.80         0.48    1.68   60.00
Holding Company Structure(1)                     0.00  212.85   20.05  238.69   22.80         0.48    1.68   60.00
Assets Over $1 Billion(5)                       21.32  241.20   21.07  258.18   23.20         0.69    2.06   61.16
Assets $500 Million-$1 Billion(3)                0.00  206.40   25.83  214.20   25.00         0.72    2.72   40.70
Assets $250-$500 Million(4)                     18.71  181.94   18.34  182.30   21.93         0.69    2.93   67.16
Assets less than $250 Million(11)                0.00  166.55   23.04  166.55   26.36         0.55    2.51    0.00
Goodwill Companies(9)                           21.32  228.86   22.26  242.58   22.76         0.65    2.13   59.44
Non-Goodwill Companies(14)                      18.71  170.85   21.96  170.85   24.83         0.63    2.75   32.37
MHC Institutions(23)                            20.45  192.95   22.08  198.18   24.09         0.63    2.51   53.42
MHC Converted Last 3 Months(1)                   0.00  112.26   19.43  112.26   24.06         0.00    0.00    0.00

(1)      Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)      Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.

(6)      Annualized, based on last regular quarterly cash dividend announcement.

(7)      Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of August 22, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)



NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             4.17     3.55    0.39    9.68    3.90       0.62   15.44       1.90   42.90    1.25
CSA   Coast Savings Financial of CA           4.92     4.86    0.21    4.28    2.23       0.53   10.73       1.40   65.70    1.37
CFB   Commercial Federal Corp. of NE          6.00     5.32    0.65   11.03    5.08       0.91   15.55       0.89   76.36    0.91
DME   Dime Bancorp, Inc. of NY*               5.27     5.03    0.56   10.57    5.47       0.71   13.39       1.57   31.98    0.85
DSL   Downey Financial Corp. of CA            6.93     6.84    0.44    5.82    4.00       0.73    9.68       0.95   55.76    0.58
FRC   First Republic Bancorp of CA*           7.17     7.17    0.70   11.10    6.62       0.60    9.46       1.19   69.68    0.94
FED   FirstFed Fin. Corp. of CA               4.83     4.77    0.29    6.19    3.47       0.53   11.34       1.39  134.39    2.46
GSB   Glendale Fed. Bk, FSB of CA             5.53     4.91    0.26    4.71    2.78       0.61   11.03       1.46   69.38    1.36
GDW   Golden West Fin. Corp. of CA            6.37     6.37    1.02   16.09    8.19       1.24   19.62       1.31   42.43    0.68
GPT   GreenPoint Fin. Corp. of NY*           10.31     5.79    1.06    9.99    5.03       1.03    9.74       2.89   27.84    1.30
NYB   New York Bancorp, Inc. of NY            5.08     5.08    1.38   26.83    6.44       1.62   31.44       1.22   48.76    0.97
WES   Westcorp Inc. of Orange CA              9.05     9.02    0.87    9.10    5.75       0.43    4.51       0.74  134.25    1.95


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*             17.43    17.43    0.50    3.67    2.19       0.50    3.67       0.52  190.96    1.35
BKC   American Bank of Waterbury CT*          8.29     7.95    1.27   15.35    8.46       1.10   13.19       1.81   48.13    1.45
BFD   BostonFed Bancorp of MA                 8.79     8.49    0.51    5.08    3.79       0.66    6.58       0.52  114.29    0.74
CFX   CFX Corp of NH*                         7.44     6.96    0.94   11.53    5.83       1.12   13.73       0.72  120.07    1.23
CNY   Carver Bancorp, Inc. of NY              8.35     8.01   -0.44   -4.95   -5.80       0.01    0.07       1.37   42.60    1.02
CBK   Citizens First Fin.Corp. of IL         14.08    14.08    0.29    1.95    1.82       0.58    3.84       0.59   37.65    0.26
ESX   Essex Bancorp of VA(8)                  0.27     0.17   -0.03  -16.67   -2.66       0.03   16.67       2.63   42.63    1.34
FCB   Falmouth Co-Op Bank of MA*             23.88    23.88    0.84    3.43    3.04       0.79    3.23       0.07  806.45    0.98
FAB   FirstFed America Bancorp of MA         12.16    12.16   -0.20   -2.35   -1.10       0.47    5.61       0.40  235.98    1.10
GAF   GA Financial Corp. of PA               15.18    15.02    1.00    5.26    4.56       1.27    6.71       0.12  132.49    0.43
JSB   JSB Financial, Inc. of NY              22.17    22.17    1.77    8.09    6.15       1.68    7.68        NA      NA     0.62
KNK   Kankakee Bancorp of IL                 11.09    10.42    0.66    6.35    5.49       0.82    7.92       0.94   67.06    0.92
KYF   Kentucky First Bancorp of KY           16.56    16.56    0.87    4.64    4.69       1.12    6.00       0.07  630.51    0.75
MBB   MSB Bancorp of Middletown NY*           7.39     3.63    0.17    2.40    2.10       0.18    2.50       0.71   38.66    0.63
PDB   Piedmont Bancorp of NC                 16.63    16.63   -0.42   -1.94   -1.75       0.66    3.07       0.91   71.58    0.79
SSB   Scotland Bancorp of NC                 37.02    37.02    1.41    3.88    2.67       1.72    4.72        NA      NA     0.50
SZB   SouthFirst Bancshares of AL            13.98    13.98    0.05    0.31    0.31       0.27    1.89       0.64   44.97    0.40
SRN   Southern Banc Company of AL            16.90    16.72    0.15    0.82    0.84       0.51    2.77        NA      NA      NA
SSM   Stone Street Bancorp of NC             28.85    28.85    1.43    4.18    3.72       1.71    5.02       0.27  187.50    0.62
TSH   Teche Holding Company of LA            13.14    13.14    0.69    5.03    4.27       0.96    6.96       0.27  304.97    0.96
FTF   Texarkana Fst. Fin. Corp of AR         15.70    15.70    1.41    8.40    5.87       1.74   10.38       0.46  145.12    0.79
THR   Three Rivers Fin. Corp. of MI          13.76    13.76    0.57    3.94    3.73       0.82    5.68       1.21   44.02    0.80
TBK   Tolland Bank of CT*                     6.94     6.74    0.75   11.37    6.30       0.78   11.89       2.13   54.09    1.87
WSB   Washington SB, FSB of MD                8.30     8.30    0.50    6.00    4.44       0.73    8.80        NA      NA     0.92


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             8.26     8.09    0.31    3.80    3.30       0.13    1.61       0.94   45.77    0.66
AFED  AFSALA Bancorp, Inc. of NY             13.85    13.82    0.78    7.17    4.91       0.78    7.17       0.45  150.77    1.43
ALBK  ALBANK Fin. Corp. of Albany NY          9.20     8.04    0.84    9.16    6.03       1.04   11.28       0.91   78.77    0.99
AMFC  AMB Financial Corp. of IN              14.95    14.95    0.73    4.14    4.40       0.81    4.57       0.81   49.41    0.53
ASBP  ASB Financial Corp. of OH              15.73    15.73    0.60    3.01    3.12       0.88    4.40       1.58   50.98    1.22
ABBK  Abington Savings Bank of MA*            6.92     6.23    0.82   12.05    7.38       0.73   10.71       0.20  211.97    0.69
AABC  Access Anytime Bancorp of NM            7.44     7.44   -0.50   -8.75   -6.67      -0.12   -2.14       1.60   29.31    0.92
AFBC  Advance Fin. Bancorp of WV             15.45    15.45    0.39    4.31    2.19       0.79    8.74       0.37   89.84    0.40
AADV  Advantage Bancorp of WI                 9.21     8.62    0.40    4.49    2.87       0.89    9.94       0.44  128.03    1.01
AFCB  Affiliated Comm BC, Inc of MA           9.78     9.72    0.96    9.78    5.69       1.09   11.12       0.39  191.75    1.20
ALBC  Albion Banc Corp. of Albion NY          8.90     8.90    0.09    0.93    0.95       0.38    3.93       0.60   79.55    0.65
ABCL  Allied Bancorp of IL                    8.91     8.80    0.52    5.86    2.88       0.76    8.56       0.15  257.09    0.53


                                                            Pricing Ratios                      Dividend Data(6)
                                                -----------------------------------------      -----------------------
                                                                        Price/  Price/        Ind.   Divi-

                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)



NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA                25.63  249.39   10.39  292.68   16.06         0.88    1.73   44.44
CSA   Coast Savings Financial of CA                NM   184.70    9.09  187.04   17.92         0.00    0.00    0.00
CFB   Commercial Federal Corp. of NE             19.69  204.20   12.26  230.29   13.97         0.28    0.69   13.66
DME   Dime Bancorp, Inc. of NY*                  18.28  187.95    9.91  197.02   14.43         0.16    0.83   15.24
DSL   Downey Financial Corp. of CA               25.00  140.89    9.77  142.86   15.03         0.32    1.49   37.21
FRC   First Republic Bancorp of CA*              15.10  142.27   10.20  142.36   17.71         0.00    0.00    0.00
FED   FirstFed Fin. Corp. of CA                  28.81  170.11    8.21  172.00   15.73         0.00    0.00    0.00
GSB   Glendale Fed. Bk, FSB of CA                  NM   159.29    8.81  179.22   15.34         0.00    0.00    0.00
GDW   Golden West Fin. Corp. of CA               12.20  187.36   11.94  187.36   10.01         0.44    0.53    6.53
GPT   GreenPoint Fin. Corp. of NY*               19.87  206.96   21.34     NM    20.39         1.00    1.59   31.55
NYB   New York Bancorp, Inc. of NY               15.53     NM    20.22     NM    13.25         0.60    1.95   30.30
WES   Westcorp Inc. of Orange CA                 17.40  151.93   13.75  152.41     NM          0.40    2.07   36.04


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*                   NM   128.74   22.44  128.74     NM          0.36    1.67     NM
BKC   American Bank of Waterbury CT*             11.82  169.96   14.08  177.03   13.75         1.44    3.89   46.01
BFD   BostonFed Bancorp of MA                    26.35  135.23   11.88  139.89   20.31         0.28    1.44   37.84
CFX   CFX Corp of NH*                            17.15  179.37   13.34  191.77   14.40         0.88    4.66     NM
CNY   Carver Bancorp, Inc. of NY                   NM    85.40    7.13   89.04     NM          0.20    1.57     NM
CBK   Citizens First Fin.Corp. of IL               NM   111.94   15.76  111.94   27.97         0.00    0.00    0.00
ESX   Essex Bancorp of VA(8)                       NM      NM     1.05     NM      NM          0.00    0.00     NM
FCB   Falmouth Co-Op Bank of MA*                   NM   111.17   26.55  111.17     NM          0.20    1.17   38.46
FAB   FirstFed America Bancorp of MA               NM   134.08   16.31  134.08     NM          0.00    0.00     NM
GAF   GA Financial Corp. of PA                   21.95  123.23   18.70  124.54   17.22         0.48    2.73   60.00
JSB   JSB Financial, Inc. of NY                  16.25  129.65   28.74  129.65   17.12         1.40    3.13   50.91
KNK   Kankakee Bancorp of IL                     18.21  110.94   12.30  118.05   14.60         0.48    1.63   29.63
KYF   Kentucky First Bancorp of KY               21.33  110.74   18.34  110.74   16.49         0.50    4.04     NM
MBB   MSB Bancorp of Middletown NY*                NM   110.50    8.17  225.14     NM          0.60    2.57     NM
PDB   Piedmont Bancorp of NC                       NM   146.50   24.36  146.50     NM          0.40    3.68     NM
SSB   Scotland Bancorp of NC                       NM   142.26   52.67  142.26     NM          0.30    1.57   58.82
SZB   SouthFirst Bancshares of AL                  NM   103.48   14.46  103.48     NM          0.50    3.05     NM
SRN   Southern Banc Company of AL                  NM   107.49   18.16  108.62     NM          0.35    2.26     NM
SSM   Stone Street Bancorp of NC                 26.88  133.29   38.45  133.29   22.40         0.45    2.09   56.25
TSH   Teche Holding Company of LA                23.40  117.51   15.44  117.51   16.90         0.50    2.74   64.10
FTF   Texarkana Fst. Fin. Corp of AR             17.03  148.44   23.31  148.44   13.77         0.56    2.51   42.75
THR   Three Rivers Fin. Corp. of MI              26.84  107.56   14.80  107.56   18.60         0.40    2.44   65.57
TBK   Tolland Bank of CT*                        15.87  166.23   11.54  171.07   15.19         0.20    1.14   18.02
WSB   Washington SB, FSB of MD                   22.50  133.66   11.10  133.66   15.34         0.10    1.48   33.33


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN                  NM   111.72    9.23  114.07     NM          0.40    1.12   33.90
AFED  AFSALA Bancorp, Inc. of NY                 20.35  109.52   15.17  109.75   20.35         0.16    1.01   20.51
ALBK  ALBANK Fin. Corp. of Albany NY             16.59  147.00   13.53  168.22   13.48         0.60    1.58   26.20
AMFC  AMB Financial Corp. of IN                  22.73  102.67   15.35  102.67   20.55         0.24    1.60   36.36
ASBP  ASB Financial Corp. of OH                    NM   125.00   19.66  125.00   21.93         0.40    3.20     NM
ABBK  Abington Savings Bank of MA*               13.54  156.17   10.81  173.38   15.23         0.40    1.37   18.52
AABC  Access Anytime Bancorp of NM                 NM   103.37    7.69  103.37     NM          0.00    0.00     NM
AFBC  Advance Fin. Bancorp of WV                   NM   108.40   16.75  108.40   22.54         0.32    2.00     NM
AADV  Advantage Bancorp of WI                      NM   152.32   14.04  162.92   15.75         0.40    0.90   31.50
AFCB  Affiliated Comm BC, Inc of MA              17.56  162.95   15.93  163.84   15.44         0.48    1.79   31.37
ALBC  Albion Banc Corp. of Albion NY               NM    98.43    8.76   98.43   25.00         0.32    1.38     NM
ABCL  Allied Bancorp of IL                         NM   135.13   12.04  136.82   23.77         0.66    2.09   72.53

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of August 22, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
ATSB  AmTrust Capital Corp. of IN            10.17    10.06    0.29    2.88    3.17       0.19    1.87       2.84   23.48    0.93
AHCI  Ambanc Holding Co., Inc. of NY*        12.72    12.72   -0.62   -4.16   -4.16      -0.62   -4.16       0.63  124.04    1.40
ASBI  Ameriana Bancorp of IN                 10.96    10.95    0.61    5.52    4.05       0.85    7.73       0.40   71.19    0.38
AFFFZ America First Fin. Fund of CA(8)        8.44     8.34    1.49   19.31   14.04       1.83   23.69       0.40   81.55    0.49
ANBK  American Nat'l Bancorp of MD(8)         8.97     8.97    0.28    2.90    1.88       0.65    6.74       0.74  102.82    1.17
ABCW  Anchor Bancorp Wisconsin of WI          6.22     6.11    0.75   12.06   11.48       0.96   15.53       0.92  126.05    1.48
ANDB  Andover Bancorp, Inc. of MA*            8.06     8.06    1.10   13.91    8.64       1.13   14.34       1.01   99.08    1.41
ASFC  Astoria Financial Corp. of NY           7.83     6.57    0.56    7.09    4.19       0.79   10.12       0.51   37.96    0.48
AVND  Avondale Fin. Corp. of IL               9.12     9.12   -0.49   -5.19   -5.96      -1.51  -16.06       3.18   96.19    5.33
BKCT  Bancorp Connecticut of CT*             10.25    10.25    1.32   12.60    7.05       1.24   11.90       1.19  100.82    1.98
BPLS  Bank Plus Corp. of CA                   5.06     5.06   -0.26   -5.31   -4.23       0.02    0.46       2.88   58.99    2.11
BWFC  Bank West Fin. Corp. of MI             14.52    14.52    0.64    3.91    3.26       0.57    3.47       0.28   51.72    0.20
BANC  BankAtlantic Bancorp of FL              5.62     4.62    0.89   14.91    9.57       0.65   10.88       0.97  102.98    1.39
BKUNA BankUnited SA of FL                     3.72     3.02    0.21    4.55    2.52       0.34    7.54       0.60   28.73    0.21
BKCO  Bankers Corp. of NJ(8)*                 7.93     7.81    1.08   13.59    7.89       1.16   14.55       1.14   26.36    0.50
BVCC  Bay View Capital Corp. of CA            6.34     5.32    0.39    6.37    3.79       0.63   10.37        NA      NA     1.51
FSNJ  Bayonne Banchsares of NJ                8.33     8.33   -0.52   -6.60   -8.94       0.29    3.65       1.04   52.87    1.32
BFSB  Bedford Bancshares of VA               14.16    14.16    1.01    6.98    4.51       1.29    8.94       0.60   79.85    0.56
BFFC  Big Foot Fin. Corp. of IL              16.98    16.98    0.05    0.28    0.23       0.42    2.45       0.09  151.52    0.34
BSBC  Branford SB of CT(8)*                   9.28     9.28    1.16   12.75    6.48       1.16   12.75       1.42  141.26    3.06
BYFC  Broadway Fin. Corp. of CA              11.50    11.50   -0.28   -2.50   -3.55       0.07    0.64       2.06   39.74    1.01
CBES  CBES Bancorp of MO                     18.39    18.39    0.77    5.22    3.86       0.96    6.51       0.77   54.05    0.46
CCFH  CCF Holding Company of GA              11.68    11.68    0.05    0.30    0.30       0.07    0.42       0.18  325.68    0.72
CENF  CENFED Financial Corp. of CA            5.20     5.19    0.51   10.04    5.98       0.73   14.30       1.28   58.93    1.10
CFSB  CFSB Bancorp of Lansing MI              7.63     7.63    0.85   10.96    5.17       1.07   13.84       0.17  308.01    0.61
CKFB  CKF Bancorp of Danville KY             23.96    23.96    1.81    7.25    6.08       1.33    5.33       1.26   14.79    0.20
CNSB  CNS Bancorp of MO                      24.94    24.94    0.42    1.70    1.49       0.77    3.13       0.53   72.14    0.58
CSBF  CSB Financial Group Inc of IL*         25.06    23.63    0.43    1.59    1.75       0.66    2.42       0.56   57.14    0.57
CBCI  Calumet Bancorp of Chicago IL          15.50    15.50    1.15    7.22    6.51       1.46    9.16       1.16  102.51    1.57
CAFI  Camco Fin. Corp. of OH                  9.57     8.82    0.82    9.11    6.08       0.92   10.18       0.49   54.74    0.32
CMRN  Cameron Fin. Corp. of MO               21.69    21.69    1.07    4.43    4.43       1.33    5.51       0.73  111.82    0.97
CAPS  Capital Savings Bancorp of MO           8.80     8.80    0.67    7.61    5.17       0.93   10.68       0.31   97.24    0.39
CFNC  Carolina Fincorp of NC*                23.71    23.71    1.11    4.65    3.74       1.05    4.36       0.28  133.67    0.54
CASB  Cascade SB of Everett WA(8)             6.17     6.17    0.46    7.49    4.60       0.58    9.46       0.39  203.69    0.95
CATB  Catskill Fin. Corp. of NY*             25.04    25.04    1.43    5.21    5.15       1.45    5.27       0.47  140.85    1.48
CNIT  Cenit Bancorp of Norfolk VA             7.24     6.65    0.87   12.05    7.39       0.80   11.05       0.51  103.23    0.76
CEBK  Central Co-Op. Bank of MA*             10.45     9.31    0.88    8.78    7.48       0.90    8.90       0.85   97.49    1.21
CENB  Century Bancshares of NC*              29.93    29.93    1.76    5.86    5.56       1.78    5.93       0.39  139.39    0.91
CBSB  Charter Financial Inc. of IL           14.47    12.80    1.13    7.49    5.00       1.59   10.49       0.56  104.84    0.79
COFI  Charter One Financial of OH             6.71     6.28    0.98   14.64    5.64       1.23   18.32       0.27  164.80    0.73
CVAL  Chester Valley Bancorp of PA            8.56     8.56    0.63    7.00    3.63       0.92   10.30       0.47  187.15    1.10
CTZN  CitFed Bancorp of Dayton OH             6.37     5.74    0.58    9.12    4.50       0.82   12.83       0.41  143.79    0.95
CLAS  Classic Bancshares of KY               14.72    12.42    0.55    3.05    3.21       0.77    4.27       0.94   65.45    0.93
CMSB  Cmnwealth Bancorp of PA                 9.63     7.53    0.55    5.26    4.03       0.70    6.71       0.50   86.54    0.79
CBSA  Coastal Bancorp of Houston TX           3.33     2.77    0.25    7.57    4.85       0.44   13.16       0.58   39.81    0.51
CFCP  Coastal Fin. Corp. of SC                6.17     6.17    0.94   15.22    3.84       1.03   16.67       0.21  436.85    1.15
CMSV  Commty. Svgs, MHC of FL (48.5)         11.25    11.25    0.56    4.87    2.68       0.84    7.27       0.55   67.15    0.63
CBNH  Community Bankshares Inc of NH(8)*      7.00     7.00    0.95   13.33    5.59       0.76   10.63       0.49  141.22    1.01
CFTP  Community Fed. Bancorp of MS           33.52    33.52    1.43    4.32    3.55       1.70    5.14       0.35   79.45    0.47
CFFC  Community Fin. Corp. of VA             13.71    13.71    1.01    7.32    6.07       1.28    9.26       0.39  148.67    0.65
CFBC  Community First Bnkg Co. of GA         16.42    16.42    0.25    1.52    1.24       0.49    2.96       1.99   26.55    0.83
CIBI  Community Inv. Bancorp of OH           11.51    11.51    0.67    5.51    4.29       1.00    8.19       0.72   65.53    0.62
COOP  Cooperative Bk.for Svgs. of NC          7.63     7.63   -0.80  -10.08   -6.79       0.20    2.52       0.46   50.09    0.29
CRZY  Crazy Woman Creek Bncorp of WY         25.81    25.81    1.06    3.69    4.04       1.30    4.52       0.39  136.15    1.04
DNFC  D&N Financial Corp. of MI               5.57     5.52    0.61   10.68    5.79       0.80   14.08       0.34  198.09    0.93
DCBI  Delphos Citizens Bancorp of OH         28.41    28.41    1.45    6.45    4.33       1.45    6.45       0.35   27.76    0.13

                                                          Pricing Ratios                      Dividend Data(6)
                                              -----------------------------------------      -----------------------
                                                                      Price/  Price/        Ind.   Divi-

                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
ATSB  AmTrust Capital Corp. of IN                NM    91.92    9.35   92.93     NM          0.20    1.58   50.00
AHCI  Ambanc Holding Co., Inc. of NY*            NM   112.85   14.36  112.85     NM          0.20    1.28     NM
ASBI  Ameriana Bancorp of IN                   24.67  137.14   15.02  137.24   17.62         0.60    3.24     NM
AFFFZ America First Fin. Fund of CA(8)          7.12  127.60   10.77  129.20    5.81         1.60    4.08   29.04
ANBK  American Nat'l Bancorp of MD(8)            NM   157.02   14.08  157.02   22.90         0.12    0.61   32.43
ABCW  Anchor Bancorp Wisconsin of WI            8.71  101.93    6.34  103.89    6.77         0.32    1.19   10.32
ANDB  Andover Bancorp, Inc. of MA*             11.58  151.86   12.24  151.86   11.23         0.68    2.29   26.46
ASFC  Astoria Financial Corp. of NY            23.85  163.52   12.80  194.71   16.70         0.60    1.28   30.61
AVND  Avondale Fin. Corp. of IL                  NM    89.91    8.20   89.91     NM          0.00    0.00     NM
BKCT  Bancorp Connecticut of CT*               14.19  176.10   18.04  176.10   15.02         1.00    3.28   46.51
BPLS  Bank Plus Corp. of CA                      NM   117.26    5.94  117.39     NM          0.00    0.00     NM
BWFC  Bank West Fin. Corp. of MI                 NM   126.07   18.30  126.07     NM          0.28    1.72   52.83
BANC  BankAtlantic Bancorp of FL               10.45  149.30    8.39  181.62   14.33         0.12    0.94    9.84
BKUNA BankUnited SA of FL                        NM   151.52    5.64  186.99   23.96         0.00    0.00    0.00
BKCO  Bankers Corp. of NJ(8)*                  12.67  163.64   12.97  166.07   11.84         0.64    2.38   30.19
BVCC  Bay View Capital Corp. of CA             26.41  169.44   10.74  201.89   16.22         0.32    1.25   32.99
FSNJ  Bayonne Banchsares of NJ                   NM    74.89    6.24   74.89   20.26         0.17    1.45     NM
BFSB  Bedford Bancshares of VA                 22.15  150.30   21.29  150.30   17.29         0.56    2.22   49.12
BFFC  Big Foot Fin. Corp. of IL                  NM   119.39   20.27  119.39     NM          0.00    0.00    0.00
BSBC  Branford SB of CT(8)*                    15.44  187.12   17.37  187.12   15.44         0.08    1.62   25.00
BYFC  Broadway Fin. Corp. of CA                  NM    67.28    7.73   67.28     NM          0.20    1.82     NM
CBES  CBES Bancorp of MO                       25.90  104.63   19.24  104.63   20.78         0.40    2.24   57.97
CCFH  CCF Holding Company of GA                  NM   116.85   13.65  116.85     NM          0.55    3.28     NM
CENF  CENFED Financial Corp. of CA             16.73  158.85    8.27  159.15   11.74         0.36    1.09   18.18
CFSB  CFSB Bancorp of Lansing MI               19.34  209.49   15.97  209.49   15.32         0.60    2.26   43.80
CKFB  CKF Bancorp of Danville KY               16.45  122.22   29.28  122.22   22.38         0.50    2.60   42.74
CNSB  CNS Bancorp of MO                          NM   113.27   28.25  113.27     NM          0.24    1.43     NM
CSBF  CSB Financial Group Inc of IL*             NM    93.97   23.55   99.67     NM          0.00    0.00    0.00
CBCI  Calumet Bancorp of Chicago IL            15.35  114.51   17.75  114.51   12.10         0.00    0.00    0.00
CAFI  Camco Fin. Corp. of OH                   16.44  125.17   11.97  135.69   14.72         0.49    2.68   44.14
CMRN  Cameron Fin. Corp. of MO                 22.59  102.56   22.24  102.56   18.16         0.28    1.59   35.90
CAPS  Capital Savings Bancorp of MO            19.35  140.69   12.38  140.69   13.80         0.24    1.51   29.27
CFNC  Carolina Fincorp of NC*                  26.72  124.78   29.59  124.78   28.48         0.24    1.38   36.92
CASB  Cascade SB of Everett WA(8)              21.72  156.62    9.67  156.62   17.21         0.00    0.00    0.00
CATB  Catskill Fin. Corp. of NY*               19.41  109.42   27.40  109.42   19.19         0.28    1.70   32.94
CNIT  Cenit Bancorp of Norfolk VA              13.53  163.08   11.80  177.57   14.75         1.00    1.97   26.67
CEBK  Central Co-Op. Bank of MA*               13.37  112.77   11.79  126.64   13.18         0.32    1.66   22.22
CENB  Century Bancshares of NC*                17.98  105.43   31.56  105.43   17.78         2.00    2.58   46.40
CBSB  Charter Financial Inc. of IL             20.00  153.17   22.16  173.12   14.29         0.32    1.52   30.48
COFI  Charter One Financial of OH              17.74  249.98   16.77  267.02   14.17         1.00    1.89   33.56
CVAL  Chester Valley Bancorp of PA             27.59  188.68   16.15  188.68   18.75         0.44    1.83   50.57
CTZN  CitFed Bancorp of Dayton OH              22.23  188.87   12.02  209.63   15.79         0.36    0.83   18.56
CLAS  Classic Bancshares of KY                   NM    94.34   13.89  111.82   22.22         0.28    2.00   62.22
CMSB  Cmnwealth Bancorp of PA                  24.81  132.82   12.79  169.84   19.45         0.28    1.64   40.58
CBSA  Coastal Bancorp of Houston TX            20.60  150.48    5.01  181.03   11.85         0.48    1.61   33.10
CFCP  Coastal Fin. Corp. of SC                 26.05     NM    22.85     NM    23.80         0.36    1.45   37.89
CMSV  Commty. Svgs, MHC of FL (48.5)             NM   176.26   19.82  176.26   25.00         0.90    3.30     NM
CBNH  Community Bankshares Inc of NH(8)*       17.88  224.21   15.68  224.21   22.43         0.64    1.65   29.49
CFTP  Community Fed. Bancorp of MS             28.17  118.97   39.88  118.97   23.67         0.30    1.69   47.62
CFFC  Community Fin. Corp. of VA               16.48  115.32   15.81  115.32   13.02         0.56    2.57   42.42
CFBC  Community First Bnkg Co. of GA             NM   122.02   20.03  122.02     NM          0.00    0.00    0.00
CIBI  Community Inv. Bancorp of OH             23.29  130.03   14.97  130.03   15.68         0.32    2.08   48.48
COOP  Cooperative Bk.for Svgs. of NC             NM   146.98   11.22  146.98     NM          0.00    0.00     NM
CRZY  Crazy Woman Creek Bncorp of WY           24.78   97.96   25.29   97.96   20.24         0.40    2.78   68.97
DNFC  D&N Financial Corp. of MI                17.27  173.52    9.67  175.28   13.10         0.20    1.05   18.18
DCBI  Delphos Citizens Bancorp of OH           23.08  111.32   31.62  111.32   23.08         0.00    0.00    0.00

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of August 22, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
DIME  Dime Community Bancorp of NY           14.52    12.50    0.96    5.96    4.98       1.04    6.41       0.73  112.22    1.43
DIBK  Dime Financial Corp. of CT*             7.96     7.70    1.90   23.27   10.07       1.91   23.35       0.40  355.33    3.17
EGLB  Eagle BancGroup of IL                  11.85    11.85   -0.09   -0.77   -0.72       0.20    1.73       1.48   35.83    0.76
EBSI  Eagle Bancshares of Tucker GA           8.30     8.30    0.43    5.14    3.97       0.58    6.99       1.07   63.66    0.95
EGFC  Eagle Financial Corp. of CT             6.87     5.36    0.08    1.08    0.56       0.46    6.44       0.52   94.68    0.86
ETFS  East Texas Fin. Serv. of TX            18.16    18.16    0.31    1.65    1.81       0.63    3.40       0.17  141.97    0.50
EMLD  Emerald Financial Corp of OH            7.58     7.46    0.72    9.43    5.79       0.89   11.64       0.24  106.84    0.35
EIRE  Emerald Island Bancorp, MA*             7.08     7.08    0.85   12.35    7.07       0.89   13.00       0.40  151.40    0.89
EFBC  Empire Federal Bancorp of MT           34.89    34.89    0.83    2.37    2.26       1.09    3.12       0.06  312.50    0.46
EFBI  Enterprise Fed. Bancorp of OH          12.33    12.32    0.71    5.16    4.08       0.79    5.73       0.03  576.09    0.29
EQSB  Equitable FSB of Wheaton MD             5.04     5.04    0.46    9.09    5.87       0.74   14.50       0.49   36.72    0.26
FFFG  F.F.O. Financial Group of FL(8)         6.49     6.49    0.68   10.82    4.30       0.97   15.58       3.28   52.54    2.40
FCBF  FCB Fin. Corp. of Neenah WI            17.50    17.50    0.92    5.20    2.19       1.09    6.16       0.15  412.16    0.82
FFBS  FFBS Bancorp of Columbus MS            19.42    19.42    1.19    6.07    4.57       1.49    7.65       0.42  109.44    0.66
FFDF  FFD Financial Corp. of OH              24.74    24.74    0.78    3.42    2.93       1.08    4.74        NA      NA     0.27
FFLC  FFLC Bancorp of Leesburg FL            13.48    13.48    0.70    4.57    3.75       1.01    6.60       0.19  163.65    0.44
FFFC  FFVA Financial Corp. of VA             13.18    12.90    1.11    7.86    4.49       1.34    9.52       0.18  318.63    0.98
FFWC  FFW Corporation of Wabash IN            9.52     8.58    0.84    8.39    6.46       1.05   10.48       0.16  203.56    0.50
FFYF  FFY Financial Corp. of OH              13.71    13.71    0.90    5.84    4.68       1.27    8.31       0.67   74.18    0.64
FMCO  FMS Financial Corp. of NJ               6.56     6.44    0.69   10.76    5.72       1.02   15.79       1.06   48.60    0.92
FFHH  FSF Financial Corp. of MN              11.35    11.35    0.66    5.22    4.30       0.84    6.63       0.03  636.64    0.34
FOBC  Fed One Bancorp of Wheeling WV         11.06    10.55    0.68    5.85    4.77       0.97    8.33       0.40  101.18    0.93
FBCI  Fidelity Bancorp of Chicago IL         10.38    10.36    0.55    5.34    4.45       0.78    7.48       0.80   21.76    0.22
FSBI  Fidelity Bancorp, Inc. of PA            6.75     6.75    0.51    7.35    5.08       0.81   11.71       0.44  112.57    1.01
FFFL  Fidelity FSB, MHC of FL (47.7)          8.38     8.31    0.38    4.15    2.01       0.60    6.56       0.34   62.82    0.29
FFED  Fidelity Fed. Bancorp of IN             5.14     5.14    0.16    3.18    2.00       0.28    5.62       0.16  455.75    0.85
FFOH  Fidelity Financial of OH               12.94    11.42    0.70    4.68    3.19       1.02    6.89       0.08  381.04    0.37
FIBC  Financial Bancorp, Inc. of NY           9.36     9.31    0.56    5.74    4.46       1.00   10.23       1.81   26.91    0.89
FBSI  First Bancshares of MO                 14.35    14.33    0.91    5.88    4.87       1.11    7.22       0.32   88.44    0.35
FBBC  First Bell Bancorp of PA                9.83     9.83    1.07    7.64    6.42       1.24    8.87       0.07  147.42    0.13
FBER  First Bergen Bancorp of NJ             14.19    14.19    0.44    2.73    2.14       0.77    4.74       0.83  129.82    2.50
SKBO  First Carnegie,MHC of PA(45.0)         15.65    15.65    0.37    2.35    1.63       0.54    3.43       0.74   33.56    0.66
FCIT  First Cit. Fin. Corp of MD(8)           6.38     6.38    0.52    8.53    3.61       0.78   12.66       0.92   97.73    1.20
FSTC  First Citizens Corp of GA               9.13     6.85    1.12   11.27    4.60       1.11   11.11        NA      NA     1.47
FCME  First Coastal Corp. of ME*              9.23     9.23    4.21     NM    41.86       4.08     NM        2.01   85.72    2.52
FFBA  First Colorado Bancorp of Co           12.73    12.73    0.92    6.21    4.72       0.90    6.07       0.23  121.82    0.38
FDEF  First Defiance Fin.Corp. of OH         21.31    21.31    0.75    3.36    2.87       1.03    4.61       0.45   96.96    0.57
FESX  First Essex Bancorp of MA*              6.97     6.06    0.96   13.00    7.76       0.83   11.33       0.56  146.94    1.43
FFES  First FS&LA of E. Hartford CT           6.43     6.43    0.42    6.80    4.79       0.70   11.19       0.37   71.33    1.42
FFSX  First FS&LA. MHC of IA (46.1)           8.29     8.23    0.43    5.21    2.76       0.73    8.99       0.11  342.10    0.52
BDJI  First Fed. Bancorp. of MN              11.17    11.17    0.32    2.57    2.31       0.66    5.34       0.27  137.04    0.76
FFBH  First Fed. Bancshares of AR            14.97    14.97    0.77    4.84    3.86       1.06    6.63       0.19  119.50    0.30
FTFC  First Fed. Capital Corp. of WI          6.36     5.96    0.74   11.34    4.82       0.86   13.16        NA      NA     0.65
FFKY  First Fed. Fin. Corp. of KY            13.70    12.91    1.30    9.44    5.49       1.55   11.27       0.64   71.13    0.52
FFBZ  First Federal Bancorp of OH             7.55     7.54    0.73    9.58    4.76       1.02   13.38       0.53  163.59    1.01
FFCH  First Fin. Holdings Inc. of SC          6.11     6.11    0.57    9.30    4.61       0.84   13.65       1.66   41.99    0.84
FFBI  First Financial Bancorp of IL           8.66     8.66   -0.38   -4.73   -4.42       0.42    5.23       0.40  147.92    0.91
FFHC  First Financial Corp. of WI(8)          7.12     6.94    0.96   13.35    4.80       1.28   17.95       0.26  148.86    0.64
FFHS  First Franklin Corp. of OH              9.02     8.96    0.19    2.14    1.80       0.65    7.20       0.52   82.31    0.62
FGHC  First Georgia Hold. Corp of GA          8.22     7.53    0.66    7.98    4.27       0.51    6.23       3.10   20.52    0.75
FSPG  First Home Bancorp of NJ                6.66     6.55    0.89   13.61    8.20       1.16   17.76       0.64  114.23    1.39
FFSL  First Independence Corp. of KS         10.43    10.43    0.43    3.84    3.65       0.69    6.12       0.87   69.37    0.91
FISB  First Indiana Corp. of IN               9.56     9.44    0.83    8.86    5.71       1.01   10.83       1.50   91.12    1.62
FKFS  First Keystone Fin. Corp of PA          7.31     7.31    0.54    7.21    4.91       0.77   10.30       1.60   30.58    0.84
FLKY  First Lancaster Bncshrs of KY          34.23    34.23    1.15    3.72    3.02       1.40    4.52       0.75   32.89    0.29
FLFC  First Liberty Fin. Corp. of GA          7.35     6.57    0.84   11.80    5.27       0.65    9.14       0.81  110.00    1.29

                                                           Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------      -----------------------
                                                                       Price/  Price/        Ind.   Divi-

                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
DIME  Dime Community Bancorp of NY              20.07  129.42   18.79  150.24   18.68         0.18    0.95   19.15
DIBK  Dime Financial Corp. of CT*                9.93  207.10   16.49  214.07    9.89         0.40    1.43   14.18
EGLB  Eagle BancGroup of IL                       NM    99.58   11.80   99.58     NM          0.00    0.00     NM
EBSI  Eagle Bancshares of Tucker GA             25.19  129.48   10.75  129.48   18.53         0.60    3.72     NM
EGFC  Eagle Financial Corp. of CT                 NM   153.27   10.53  196.34   29.87         1.00    2.96     NM
ETFS  East Texas Fin. Serv. of TX                 NM    93.89   17.05   93.89   26.79         0.20    1.07   58.82
EMLD  Emerald Financial Corp of OH              17.28  155.04   11.75  157.48   14.00         0.24    1.71   29.63
EIRE  Emerald Island Bancorp, MA*               14.14  160.57   11.36  160.57   13.44         0.28    1.30   18.42
EFBC  Empire Federal Bancorp of MT                NM   105.01   36.64  105.01     NM          0.30    1.94     NM
EFBI  Enterprise Fed. Bancorp of OH             24.54  127.18   15.68  127.34   22.11         1.00    4.97     NM
EQSB  Equitable FSB of Wheaton MD               17.05  145.35    7.32  145.35   10.68         0.00    0.00    0.00
FFFG  F.F.O. Financial Group of FL(8)           23.24  236.18   15.33  236.18   16.14         0.00    0.00    0.00
FCBF  FCB Fin. Corp. of Neenah WI                 NM   234.94   41.11  234.94     NM          0.72    2.63     NM
FFBS  FFBS Bancorp of Columbus MS               21.88  130.84   25.41  130.84   17.36         0.50    2.38   52.08
FFDF  FFD Financial Corp. of OH                   NM   103.45   25.59  103.45   24.59         0.30    2.00   68.18
FFLC  FFLC Bancorp of Leesburg FL               26.65  125.50   16.92  125.50   18.46         0.48    1.70   45.28
FFFC  FFVA Financial Corp. of VA                22.25  180.29   23.76  184.14   18.36         0.48    1.63   36.36
FFWC  FFW Corporation of Wabash IN              15.48  121.32   11.55  134.67   12.39         0.72    2.46   38.10
FFYF  FFY Financial Corp. of OH                 21.38  138.09   18.93  138.09   15.04         0.70    2.56   54.69
FMCO  FMS Financial Corp. of NJ                 17.47  178.81   11.73  182.03   11.90         0.20    0.73   12.82
FFHH  FSF Financial Corp. of MN                 23.23  127.97   14.53  127.97   18.30         0.50    2.76   64.10
FOBC  Fed One Bancorp of Wheeling WV            20.96  124.77   13.80  130.83   14.72         0.58    2.80   58.59
FBCI  Fidelity Bancorp of Chicago IL            22.49  117.29   12.18  117.55   16.07         0.32    1.50   33.68
FSBI  Fidelity Bancorp, Inc. of PA              19.68  134.24    9.07  134.24   12.35         0.36    1.69   33.33
FFFL  Fidelity FSB, MHC of FL (47.7)              NM   201.21   16.85  202.69     NM          0.90    3.62     NM
FFED  Fidelity Fed. Bancorp of IN                 NM   164.41    8.46  164.41   28.33         0.40    4.71     NM
FFOH  Fidelity Financial of OH                    NM   131.47   17.01  148.98   21.33         0.28    1.75   54.90
FIBC  Financial Bancorp, Inc. of NY             22.41  127.04   11.89  127.62   12.58         0.40    2.05   45.98
FBSI  First Bancshares of MO                    20.55  122.47   17.58  122.66   16.72         0.20    0.82   16.95
FBBC  First Bell Bancorp of PA                  15.57  153.06   15.04  153.06   13.41         0.40    2.42   37.74
FBER  First Bergen Bancorp of NJ                  NM   131.77   18.70  131.77   26.89         0.12    0.68   31.58
SKBO  First Carnegie,MHC of PA(45.0)              NM   144.47   22.61  144.47     NM          0.30    2.03     NM
FCIT  First Cit. Fin. Corp of MD(8)             27.71  222.41   14.18  222.41   18.68         0.00    0.00    0.00
FSTC  First Citizens Corp of GA                 21.72  193.73   17.69  258.20   22.03         0.44    1.40   30.34
FCME  First Coastal Corp. of ME*                 2.39  103.86    9.59  103.86    2.47         0.00    0.00    0.00
FFBA  First Colorado Bancorp of Co              21.20  153.53   19.54  153.53   21.72         0.44    2.47   52.38
FDEF  First Defiance Fin.Corp. of OH              NM   119.05   25.37  119.05   25.42         0.32    2.13   74.42
FESX  First Essex Bancorp of MA*                12.88  146.93   10.24  169.15   14.78         0.48    2.82   36.36
FFES  First FS&LA of E. Hartford CT             20.89  134.36    8.64  134.36   12.70         0.60    1.89   39.47
FFSX  First FS&LA. MHC of IA (46.1)               NM   181.95   15.09  183.42   21.01         0.48    1.92   69.57
BDJI  First Fed. Bancorp. of MN                   NM   120.60   13.47  120.60   20.83         0.00    0.00    0.00
FFBH  First Fed. Bancshares of AR               25.93  128.36   19.21  128.36   18.92         0.20    0.95   24.69
FTFC  First Fed. Capital Corp. of WI            20.76  230.26   14.64  245.74   17.88         0.48    1.96   40.68
FFKY  First Fed. Fin. Corp. of KY               18.20  167.34   22.93  177.65   15.26         0.56    2.70   49.12
FFBZ  First Federal Bancorp of OH               21.02  191.51   14.45  191.71   15.04         0.24    1.30   27.27
FFCH  First Fin. Holdings Inc. of SC            21.68  193.39   11.82  193.39   14.76         0.72    2.32   50.35
FFBI  First Financial Bancorp of IL               NM   109.19    9.45  109.19   20.48         0.00    0.00     NM
FFHC  First Financial Corp. of WI(8)            20.82  269.41   19.19  276.52   15.49         0.60    1.91   39.74
FFHS  First Franklin Corp. of OH                  NM   116.48   10.50  117.23   16.53         0.32    1.60     NM
FGHC  First Georgia Hold. Corp of GA            23.44  178.15   14.64  194.30   30.00         0.05    0.67   15.63
FSPG  First Home Bancorp of NJ                  12.20  155.64   10.37  158.23    9.35         0.40    2.00   24.39
FFSL  First Independence Corp. of KS            27.38  110.95   11.57  110.95   17.16         0.25    1.94   53.19
FISB  First Indiana Corp. of IN                 17.52  148.87   14.24  150.74   14.34         0.48    2.34   41.03
FKFS  First Keystone Fin. Corp of PA            20.37  144.05   10.53  144.05   14.25         0.20    0.73   14.81
FLKY  First Lancaster Bncshrs of KY               NM   105.61   36.15  105.61   27.23         0.50    3.28     NM
FLFC  First Liberty Fin. Corp. of GA            18.96  191.66   14.08  214.22   24.46         0.40    1.76   33.33


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of August 22, 1997




                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
CASH  First Midwest Fin. Corp. of IA         11.60    10.26    0.76    6.52    5.50       0.99    8.49       0.85   75.48    0.93
FMBD  First Mutual Bancorp of IL             12.85     9.73    0.10    0.57    0.65       0.31    1.84       0.18  187.34    0.46
FMSB  First Mutual SB of Bellevue WA*         6.82     6.82    1.02   15.34    7.66       1.00   14.95       0.01     NA     1.27
FNGB  First Northern Cap. Corp of WI         11.28    11.28    0.63    5.44    6.82       0.91    7.88       0.06  798.69    0.53
FFPB  First Palm Beach Bancorp of FL          6.57     6.41   -0.03   -0.42   -0.28       0.03    0.37       0.73   55.75    0.60
FSLA  First SB SLA MHC of NJ (47.5)           9.42     8.40    0.58    6.23    2.81       0.91    9.74       0.68   83.02    1.06
SOPN  First SB, SSB, Moore Co. of NC         22.83    22.83    1.44    5.83    5.20       1.73    6.99       0.08  241.60    0.31
FWWB  First Savings Bancorp of WA*           14.75    13.57    1.05    6.25    3.69       1.00    5.90       0.30  215.39    0.97
SHEN  First Shenango Bancorp of PA           10.95    10.95    0.89    7.82    5.93       1.16   10.18       0.54  135.75    1.15
FSFC  First So.east Fin. Corp. of SC(8)      10.22    10.22    0.01    0.11    0.07       0.92    7.48       0.11  362.15    0.50
FBNW  FirstBank Corp of Clarkston WA         18.04    18.04    0.70    3.86    3.02       0.57    3.14       2.07   31.12    0.78
FFDB  FirstFed Bancorp of AL                  9.42     8.58    0.62    6.31    5.75       0.94    9.63       0.84   49.36    0.59
FSPT  FirstSpartan Fin. Corp. of SC          26.32    26.32    0.95    3.62    2.82       1.11    4.20        NA      NA     0.49
FLAG  Flag Financial Corp of GA               9.40     9.40   -0.06   -0.68   -0.48       0.14    1.45       4.27   47.62    2.91
FLGS  Flagstar Bancorp, Inc of MI             5.46     5.46    0.00    0.00    0.00       0.00    0.00       3.41    8.26    0.32
FFIC  Flushing Fin. Corp. of NY*             15.47    15.47    0.93    5.55    4.59       0.97    5.78       0.29  223.21    1.15
FBHC  Fort Bend Holding Corp. of TX           6.03     5.62    0.19    3.18    2.31       0.44    7.36       0.37  141.08    1.03
FTSB  Fort Thomas Fin. Corp. of KY           16.04    16.04    0.54    2.94    3.09       0.81    4.45       1.48   32.73    0.54
FKKY  Frankfort First Bancorp of KY          26.19    26.19    0.62    2.19    2.46       0.93    3.29       0.06  138.89    0.08
FTNB  Fulton Bancorp of MO                   25.01    25.01    0.74    3.81    1.98       1.05    5.39       0.81  106.69    1.01
GFSB  GFS Bancorp of Grinnell IA             11.57    11.57    0.99    8.43    5.86       1.27   10.81       1.54   45.77    0.81
GUPB  GFSB Bancorp of Gallup NM              16.30    16.30    0.74    3.86    3.68       0.93    4.86       0.18  199.36    0.69
GSLA  GS Financial Corp. of LA               45.63    45.63    1.08    3.63    2.23       1.08    3.63       0.11  293.18    0.84
GOSB  GSB Financial Corp. of NY              27.06    27.06    1.02    3.77    3.53       0.86    3.19        NA      NA      NA
GWBC  Gateway Bancorp of KY(8)               27.04    27.04    0.83    3.23    2.95       1.15    4.47       0.90   14.14    0.38
GBCI  Glacier Bancorp of MT                   9.74     9.48    1.44   15.09    5.95       1.61   16.87       0.27  229.89    0.85
GFCO  Glenway Financial Corp. of OH           9.49     9.36    0.43    4.51    4.08       0.72    7.57       0.31   91.62    0.34
GTPS  Great American Bancorp of IL           21.43    21.43    0.26    1.09    1.08       0.32    1.37       0.23  140.69    0.44
GTFN  Great Financial Corp. of KY             9.24     8.84    0.75    7.89    4.69       0.71    7.50       3.06   15.68    0.72
GSBC  Great Southern Bancorp of MO            8.53     8.53    1.38   14.76    6.82       1.56   16.69       1.91  114.73    2.59
GDVS  Greater DV SB,MHC of PA (19.9)*        11.57    11.57    0.32    2.71    1.37       0.58    4.95       2.79   43.15    1.93
GSFC  Green Street Fin. Corp. of NC          36.26    36.26    1.37    3.84    3.25       1.66    4.66       0.16   83.63    0.18
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)      13.78    13.78    0.61    4.30    1.95       0.92    6.51       0.50  216.62    1.36
HCBB  HCB Bancshares of AR                   18.25    17.49   -0.11   -0.58   -0.59       0.39    2.11        NA      NA     1.47
HEMT  HF Bancorp of Hemet CA                  8.21     6.72   -0.27   -3.07   -2.71      -1.88  -21.03        NA      NA      NA
HFFC  HF Financial Corp. of SD                9.43     9.43    0.66    7.12    5.47       0.89    9.66       0.33  244.25    1.01
HFNC  HFNC Financial Corp. of NC             17.99    17.99    0.86    3.47    2.80       1.19    4.76       0.87   97.22    1.14
HMNF  HMN Financial, Inc. of MN              14.43    14.43    0.71    4.79    3.84       0.88    5.96       0.08  531.97    0.71
HALL  Hallmark Capital Corp. of WI            7.24     7.24    0.48    6.83    6.19       0.61    8.62       0.16  273.18    0.64
HARB  Harbor FSB, MHC of FL (46.6)            8.39     8.11    0.95   11.52    4.41       1.23   14.84       0.46  222.68    1.37
HRBF  Harbor Federal Bancorp of MD           12.90    12.90    0.46    3.52    3.03       0.71    5.46       0.05  379.63    0.28
HFSA  Hardin Bancorp of Hardin MO            12.48    12.48    0.52    3.53    3.52       0.79    5.41       0.09  179.21    0.32
HARL  Harleysville SA of PA                   6.53     6.53    0.75   11.71    5.36       1.03   16.04       0.03     NA     0.77
HFGI  Harrington Fin. Group of IN             5.59     5.59    0.39    8.22    5.03       0.33    6.87       0.25   18.93    0.23
HARS  Harris SB, MHC of PA (24.3)             8.01     7.01    0.49    5.78    2.19       0.62    7.24       0.65   64.15    0.97
HFFB  Harrodsburg 1st Fin Bcrp of KY         26.93    26.93    1.03    3.77    3.61       1.36    5.01       0.47   59.81    0.38
HHFC  Harvest Home Fin. Corp. of OH          12.50    12.50    0.27    1.87    1.96       0.58    4.07       0.11  117.00    0.26
HAVN  Haven Bancorp of Woodhaven NY           5.95     5.93    0.56    9.27    5.63       0.83   13.79       0.74   86.28    1.15
HVFD  Haverfield Corp. of OH(8)               8.55     8.55    0.57    6.82    3.89       1.08   12.97       1.04   82.48    0.99
HTHR  Hawthorne Fin. Corp. of CA              4.60     4.60    0.23    5.32    3.89       0.51   11.47       8.93   16.06    1.67
HMLK  Hemlock Fed. Fin. Corp. of IL          18.34    18.34    0.13    0.99    0.65       0.73    5.45        NA      NA     1.30
HBNK  Highland Federal Bank of CA             7.47     7.47    0.46    6.25    3.62       0.68    9.17       3.09   55.00    2.13
HIFS  Hingham Inst. for Sav. of MA*           9.35     9.35    1.21   12.60    7.87       1.21   12.60       0.41  165.13    0.89
HBEI  Home Bancorp of Elgin IL               26.70    26.70    0.49    1.99    1.43       0.85    3.42       0.41   69.84    0.36
HBFW  Home Bancorp of Fort Wayne IN          13.29    13.29    0.56    3.93    3.37       0.89    6.27       0.05  835.54    0.51
HBBI  Home Building Bancorp of IN            12.82    12.82    0.20    1.59    1.41       0.52    4.05       0.38   47.98    0.29


                                                           Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------      -----------------------
                                                                       Price/  Price/        Ind.   Divi-

                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
CASH  First Midwest Fin. Corp. of IA            18.18  114.65   13.29  129.59   13.95         0.36    2.00   36.36
FMBD  First Mutual Bancorp of IL                  NM   101.31   13.01  133.74     NM          0.32    2.06     NM
FMSB  First Mutual SB of Bellevue WA*           13.06  186.71   12.74  186.71   13.40         0.20    0.98   12.82
FNGB  First Northern Cap. Corp of WI            14.66   78.32    8.83   78.32   10.12         0.32    2.51   36.78
FFPB  First Palm Beach Bancorp of FL              NM   148.21    9.74  151.91     NM          0.60    1.86     NM
FSLA  First SB SLA MHC of NJ (47.5)               NM   212.85   20.05  238.69   22.80         0.48    1.68   60.00
SOPN  First SB, SSB, Moore Co. of NC            19.22  111.56   25.47  111.56   16.04         0.80    3.93     NM
FWWB  First Savings Bancorp of WA*              27.10  170.70   25.18  185.54   28.71         0.28    1.16   31.46
SHEN  First Shenango Bancorp of PA              16.86  131.03   14.35  131.03   12.95         0.60    2.11   35.50
FSFC  First So.east Fin. Corp. of SC(8)           NM   188.33   19.26  188.33   20.99         0.24    1.63     NM
FBNW  FirstBank Corp of Clarkston WA              NM   127.64   23.02  127.64     NM          0.00    0.00    0.00
FFDB  FirstFed Bancorp of AL                    17.40  114.16   10.75  125.23   11.40         0.50    3.02   52.63
FSPT  FirstSpartan Fin. Corp. of SC               NM   128.48   33.82  128.48     NM          0.00    0.00    0.00
FLAG  Flag Financial Corp of GA                   NM   141.46   13.30  141.46     NM          0.34    2.34     NM
FLGS  Flagstar Bancorp, Inc of MI                 NM      NM    16.87     NM      NM          0.00    0.00     NM
FFIC  Flushing Fin. Corp. of NY*                21.77  121.40   18.79  121.40   20.88         0.24    1.19   25.81
FBHC  Fort Bend Holding Corp. of TX               NM   137.69    8.30  147.87   18.71         0.40    1.25   54.05
FTSB  Fort Thomas Fin. Corp. of KY                NM   102.79   16.49  102.79   21.38         0.25    2.34     NM
FKKY  Frankfort First Bancorp of KY               NM    98.19   25.72   98.19   27.08         0.36    3.69     NM
FTNB  Fulton Bancorp of MO                        NM   143.40   35.86  143.40     NM          0.20    0.96   48.78
GFSB  GFS Bancorp of Grinnell IA                17.06  140.50   16.25  140.50   13.30         0.26    1.79   30.59
GUPB  GFSB Bancorp of Gallup NM                 27.17  111.08   18.10  111.08   21.55         0.40    2.13   57.97
GSLA  GS Financial Corp. of LA                    NM    93.22   42.54   93.22     NM          0.28    1.84     NM
GOSB  GSB Financial Corp. of NY                 28.37  107.04   28.97  107.04     NM          0.00    0.00    0.00
GWBC  Gateway Bancorp of KY(8)                    NM   109.85   29.70  109.85   24.47         0.40    2.27     NM
GBCI  Glacier Bancorp of MT                     16.82  227.83   22.20  234.18   15.04         0.48    2.59   43.64
GFCO  Glenway Financial Corp. of OH             24.53  108.83   10.32  110.31   14.61         0.80    3.08     NM
GTPS  Great American Bancorp of IL                NM   105.64   22.64  105.64     NM          0.40    2.27     NM
GTFN  Great Financial Corp. of KY               21.30  166.03   15.33  173.43   22.43         0.60    1.77   37.74
GSBC  Great Southern Bancorp of MO              14.67  226.44   19.32  226.44   12.98         0.40    2.37   34.78
GDVS  Greater DV SB,MHC of PA (19.9)*             NM   193.87   22.43  193.87     NM          0.36    2.15     NM
GSFC  Green Street Fin. Corp. of NC               NM   117.11   42.47  117.11   25.37         0.44    2.55     NM
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)           NM   215.91   29.75  215.91     NM          0.40    2.11     NM
HCBB  HCB Bancshares of AR                        NM    98.32   17.94  102.58     NM          0.00    0.00     NM
HEMT  HF Bancorp of Hemet CA                      NM   114.61    9.41  140.08     NM          0.00    0.00     NM
HFFC  HF Financial Corp. of SD                  18.29  126.55   11.93  126.55   13.47         0.42    1.87   34.15
HFNC  HFNC Financial Corp. of NC                  NM   164.03   29.51  164.03   26.05         0.28    1.82   65.12
HMNF  HMN Financial, Inc. of MN                 26.06  126.16   18.20  126.16   20.94         0.00    0.00    0.00
HALL  Hallmark Capital Corp. of WI              16.17  104.57    7.57  104.57   12.80         0.00    0.00    0.00
HARB  Harbor FSB, MHC of FL (46.6)              22.68  246.68   20.70  255.07   17.61         1.40    3.01   68.29
HRBF  Harbor Federal Bancorp of MD                NM   116.02   14.96  116.02   21.24         0.40    2.09   68.97
HFSA  Hardin Bancorp of Hardin MO               28.45  105.16   13.12  105.16   18.54         0.48    2.91     NM
HARL  Harleysville SA of PA                     18.66  204.73   13.37  204.73   13.63         0.40    1.47   27.40
HFGI  Harrington Fin. Group of IN               19.87  158.02    8.84  158.02   23.76         0.12    0.99   19.67
HARS  Harris SB, MHC of PA (24.3)                 NM   246.74   19.76  282.13     NM          0.58    1.61   73.42
HFFB  Harrodsburg 1st Fin Bcrp of KY            27.73  105.24   28.35  105.24   20.89         0.40    2.62   72.73
HHFC  Harvest Home Fin. Corp. of OH               NM   103.52   12.94  103.52   23.50         0.40    3.40     NM
HAVN  Haven Bancorp of Woodhaven NY             17.76  153.39    9.12  153.90   11.94         0.60    1.62   28.71
HVFD  Haverfield Corp. of OH(8)                 25.74  169.14   14.45  169.14   13.53         0.56    2.13   54.90
HTHR  Hawthorne Fin. Corp. of CA                25.69  125.78    5.78  125.78   11.91         0.00    0.00    0.00
HMLK  Hemlock Fed. Fin. Corp. of IL               NM   105.49   19.35  105.49   27.95         0.24    1.56     NM
HBNK  Highland Federal Bank of CA               27.60  161.68   12.08  161.68   18.79         0.00    0.00    0.00
HIFS  Hingham Inst. for Sav. of MA*             12.70  151.22   14.14  151.22   12.70         0.48    2.03   25.81
HBEI  Home Bancorp of Elgin IL                    NM   127.46   34.03  127.46     NM          0.40    2.29     NM
HBFW  Home Bancorp of Fort Wayne IN             29.68  121.28   16.11  121.28   18.58         0.20    0.94   27.78
HBBI  Home Building Bancorp of IN                 NM   110.75   14.19  110.75   27.70         0.30    1.46     NM


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of August 22, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
HCFC  Home City Fin. Corp. of OH             20.61    20.61    0.78    6.27    3.24       1.17    9.46       0.62  110.38    0.87
HOMF  Home Fed Bancorp of Seymour IN          8.48     8.22    1.05   12.65    6.79       1.22   14.72       0.46  117.33    0.62
HWEN  Home Financial Bancorp of IN           16.93    16.93    0.64    3.78    3.63       0.80    4.76       1.74   31.30    0.67
HPBC  Home Port Bancorp, Inc. of MA*         10.56    10.56    1.67   15.78    8.82       1.66   15.69       0.08     NA     1.56
HMCI  Homecorp, Inc. of Rockford IL           6.54     6.54    0.14    2.17    1.71       0.43    6.83       3.35   14.24    0.59
HZFS  Horizon Fin'l. Services of IA           9.79     9.79    0.36    3.35    3.44       0.57    5.36       1.22   25.93    0.52
HRZB  Horizon Financial Corp. of WA*         15.60    15.60    1.57    9.99    7.13       1.54    9.80        NA      NA     0.84
IBSF  IBS Financial Corp. of NJ              17.41    17.41    0.49    2.68    1.91       0.86    4.71       0.08  171.10    0.52
ISBF  ISB Financial Corp. of LA              12.19    10.33    0.69    4.59    3.11       0.93    6.20        NA      NA     0.80
ITLA  Imperial Thrift & Loan of CA*          11.37    11.32    1.45   12.98    7.61       1.45   12.98       1.47   84.20    1.50
IFSB  Independence FSB of DC                  6.52     5.72    0.14    2.19    2.20       0.33    4.98       2.03    9.96    0.34
INCB  Indiana Comm. Bank, SB of IN           12.39    12.39    0.16    1.24    1.05       0.51    3.88        NA      NA     0.71
INBI  Industrial Bancorp of OH               17.71    17.71    0.72    3.87    2.98       1.42    7.57       0.30  156.98    0.55
IWBK  Interwest SB of Oak Harbor WA           6.78     6.63    0.87   12.91    4.61       1.18   17.52       0.64   73.79    0.78
IPSW  Ipswich SB of Ipswich MA*               5.71     5.71    1.21   20.41    6.46       0.95   16.04       1.52   56.87    1.18
JXVL  Jacksonville Bancorp of TX             14.92    14.92    1.02    6.45    5.42       1.34    8.46       0.78     NA      NA
JXSB  Jcksnville SB,MHC of IL (45.6)         10.50    10.50    0.30    2.72    1.85       0.66    5.97        NA      NA      NA
JSBA  Jefferson Svgs Bancorp of MO            8.20     6.24    0.30    3.91    2.12       0.70    9.25       0.46  140.15    0.84
JOAC  Joachim Bancorp of MO                  28.17    28.17    0.47    1.59    1.60       0.77    2.62       0.20  109.86    0.32
KSAV  KS Bancorp of Kenly NC                 13.53    13.52    0.96    6.86    5.84       1.25    8.89       0.35   80.53    0.33
KSBK  KSB Bancorp of Kingfield ME(8)*         7.16     6.74    0.96   13.72    8.16       1.00   14.25       1.78   43.20    1.03
KFBI  Klamath First Bancorp of OR            19.55    19.55    0.81    3.67    2.89       1.23    5.54       0.08  213.23    0.23
LSBI  LSB Fin. Corp. of Lafayette IN          8.85     8.85    0.77    8.34    7.32       0.68    7.35       1.17   63.71    0.84
LVSB  Lakeview SB of Paterson NJ              9.52     7.61    1.37   13.73    8.62       0.95    9.53       0.98   66.74    1.50
LARK  Landmark Bancshares of KS              13.79    13.79    0.89    5.95    5.26       1.05    7.01       0.31  123.70    0.57
LARL  Laurel Capital Group of PA             10.42    10.42    1.12   10.61    7.26       1.44   13.60       0.43  212.35    1.31
LSBX  Lawrence Savings Bank of MA*            8.69     8.69    1.75   20.90   12.31       1.73   20.60       0.30  328.94    2.29
LFED  Leeds FSB, MHC of MD (36.3)            16.18    16.18    0.79    4.89    2.57       1.13    6.98       0.02  977.36    0.30
LXMO  Lexington B&L Fin. Corp. of MO         28.32    28.32    1.03    3.49    3.47       1.33    4.50       0.48   78.37    0.49
LIFB  Life Bancorp of Norfolk VA             10.55    10.25    0.71    6.60    4.10       0.87    8.03       0.39  166.43    1.48
LFBI  Little Falls Bancorp of NJ             13.28    12.26    0.27    1.94    1.67       0.48    3.41       1.04   33.92    0.82
LOGN  Logansport Fin. Corp. of IN            19.20    19.20    1.17    5.64    5.19       1.52    7.31       0.61   44.88    0.38
LONF  London Financial Corp. of OH           19.66    19.66    0.66    3.18    3.20       1.00    4.83       0.80   61.11    0.63
LISB  Long Island Bancorp, Inc of NY          8.99     8.90    0.61    6.58    3.70       0.71    7.63       1.03   55.02    0.92
MAFB  MAF Bancorp of IL                       7.88     6.84    0.79   10.57    4.87       1.10   14.70       0.45  120.51    0.71
MBLF  MBLA Financial Corp. of MO             12.15    12.15    0.67    5.10    4.72       0.85    6.52       0.25  109.19    0.50
MFBC  MFB Corp. of Mishawaka IN              13.65    13.65    0.57    3.66    3.67       0.86    5.52       0.08  177.07    0.19
MLBC  ML Bancorp of Villanova PA              6.98     6.86    0.74   10.26    6.48       0.67    9.28       0.46  163.34    1.71
MSBF  MSB Financial Corp. of MI              16.99    16.99    1.19    6.43    4.81       1.47    7.91       0.66   61.34    0.44
MGNL  Magna Bancorp of MS(8)                 10.22     9.95    1.39   14.23    5.40       1.53   15.70       2.92   26.42    1.11
MARN  Marion Capital Holdings of IN          22.55    22.55    1.39    6.09    6.00       1.67    7.28       0.81  144.01    1.35
MRKF  Market Fin. Corp. of OH                34.99    34.99    0.84    3.14    2.27       0.84    3.14       0.75   12.24    0.20
MFCX  Marshalltown Fin. Corp. of IA(8)       15.74    15.74    0.34    2.15    1.79       0.73    4.66        NA      NA     0.19
MFSL  Maryland Fed. Bancorp of MD             8.38     8.28    0.61    7.41    4.98       0.89   10.72       0.47   85.38    0.46
MASB  MassBank Corp. of Reading MA*          10.64    10.64    1.10   10.79    7.07       1.04   10.23       0.16  149.80    0.87
MFLR  Mayflower Co-Op. Bank of MA*            9.43     9.26    1.00   10.42    7.39       0.98   10.18       1.03   90.08    1.56
MECH  Mechanics SB of Hartford CT*           10.23    10.23    1.92   19.45   12.13       1.92   19.45       1.13  152.02    2.58
MDBK  Medford Bank of Medford, MA*            8.99     8.38    1.08   12.07    8.10       1.01   11.29       0.37  176.45    1.22
MERI  Meritrust FSB of Thibodaux LA           8.20     8.20    0.67    8.71    4.91       1.05   13.56       0.37   83.87    0.58
MWBX  MetroWest Bank of MA*                   7.44     7.44    1.38   18.37    8.32       1.38   18.37       0.91  126.64    1.48
MCBS  Mid Continent Bancshares of KS          9.39     9.39    1.02    9.79    6.23       1.16   11.10       0.15   71.76    0.19
MIFC  Mid Iowa Financial Corp. of IA          9.34     9.34    1.00   10.76    7.38       1.40   15.15       0.02     NA     0.45
MCBN  Mid-Coast Bancorp of ME                 8.60     8.60    0.43    4.92    4.12       0.67    7.71       0.73   70.32    0.62
MWBI  Midwest Bancshares, Inc. of IA          6.91     6.91    0.45    6.61    5.34       0.75   10.99       0.77   63.17    0.81
MWFD  Midwest Fed. Fin. Corp of WI            8.81     8.50    1.43   16.39    8.52       1.09   12.55       0.12  658.13    1.05
MFFC  Milton Fed. Fin. Corp. of OH           13.14    13.14    0.49    3.07    2.86       0.68    4.25       0.32   86.42    0.46

                                                         Pricing Ratios                      Dividend Data(6)
                                             -----------------------------------------      -----------------------
                                                                     Price/  Price/        Ind.   Divi-

                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
HCFC  Home City Fin. Corp. of OH                NM   106.64   21.97  106.64   20.45         0.32    2.03   62.75
HOMF  Home Fed Bancorp of Seymour IN          14.73  174.49   14.80  179.98   12.66         0.50    1.68   24.75
HWEN  Home Financial Bancorp of IN            27.54   97.13   16.44   97.13   21.87         0.20    1.34   37.04
HPBC  Home Port Bancorp, Inc. of MA*          11.34  171.20   18.07  171.20   11.40         0.80    4.10   46.51
HMCI  Homecorp, Inc. of Rockford IL             NM   122.95    8.04  122.95   18.53         0.00    0.00    0.00
HZFS  Horizon Fin'l. Services of IA           29.03   95.54    9.35   95.54   18.14         0.32    1.70   49.23
HRZB  Horizon Financial Corp. of WA*          14.02  137.49   21.45  137.49   14.29         0.40    2.67   37.38
IBSF  IBS Financial Corp. of NJ                 NM   148.84   25.90  148.84   29.74         0.40    2.32     NM
ISBF  ISB Financial Corp. of LA                 NM   149.28   18.19  176.03   23.80         0.40    1.62   51.95
ITLA  Imperial Thrift & Loan of CA*           13.14  151.96   17.28  152.60   13.14         0.00    0.00    0.00
IFSB  Independence FSB of DC                    NM    98.28    6.41  112.10   19.94         0.22    1.67     NM
INCB  Indiana Comm. Bank, SB of IN              NM   124.29   15.39  124.29     NM          0.36    2.36     NM
INBI  Industrial Bancorp of OH                  NM   130.01   23.02  130.01   17.18         0.48    3.17     NM
IWBK  Interwest SB of Oak Harbor WA           21.70  255.50   17.32  261.24   15.99         0.60    1.52   32.97
IPSW  Ipswich SB of Ipswich MA*               15.48  285.40   16.31  285.40   19.70         0.24    0.92   14.29
JXVL  Jacksonville Bancorp of TX              18.47  122.66   18.30  122.66   14.08         0.50    3.01   55.56
JXSB  Jcksnville SB,MHC of IL (45.6)            NM   145.20   15.24  145.20   24.68         0.40    2.05     NM
JSBA  Jefferson Svgs Bancorp of MO              NM   153.01   12.54  200.87   19.94         0.40    1.23   57.97
JOAC  Joachim Bancorp of MO                     NM   105.43   29.70  105.43     NM          0.50    3.48     NM
KSAV  KS Bancorp of Kenly NC                  17.13  114.06   15.43  114.13   13.21         0.60    3.24   55.56
KSBK  KSB Bancorp of Kingfield ME(8)*         12.26  157.41   11.28  167.32   11.81         0.08    0.63    7.69
KFBI  Klamath First Bancorp of OR               NM   133.80   26.15  133.80   22.89         0.30    1.58   54.55
LSBI  LSB Fin. Corp. of Lafayette IN          13.66  111.82    9.90  111.82   15.50         0.34    1.65   22.52
LVSB  Lakeview SB of Paterson NJ              11.60  161.98   15.41  202.58   16.71         0.25    0.78    8.99
LARK  Landmark Bancshares of KS               19.03  116.97   16.13  116.97   16.17         0.40    1.86   35.40
LARL  Laurel Capital Group of PA              13.78  142.76   14.87  142.76   10.75         0.52    2.42   33.33
LSBX  Lawrence Savings Bank of MA*             8.12  152.62   13.27  152.62    8.24         0.00    0.00    0.00
LFED  Leeds FSB, MHC of MD (36.3)               NM   185.61   30.03  185.61   27.22         0.76    3.10     NM
LXMO  Lexington B&L Fin. Corp. of MO          28.85  107.67   30.49  107.67   22.35         0.30    1.89   54.55
LIFB  Life Bancorp of Norfolk VA              24.38  154.45   16.29  158.94   20.02         0.48    1.95   47.52
LFBI  Little Falls Bancorp of NJ                NM   119.71   15.89  129.63     NM          0.20    1.15   68.97
LOGN  Logansport Fin. Corp. of IN             19.26  112.47   21.59  112.47   14.84         0.40    2.81   54.05
LONF  London Financial Corp. of OH              NM   102.74   20.20  102.74   20.55         0.24    1.60   50.00
LISB  Long Island Bancorp, Inc of NY          26.99  175.33   15.77  177.08   23.28         0.60    1.54   41.67
MAFB  MAF Bancorp of IL                       20.53  187.09   14.74  215.43   14.76         0.28    0.90   18.54
MBLF  MBLA Financial Corp. of MO              21.17  106.92   12.99  106.92   16.55         0.40    1.70   36.04
MFBC  MFB Corp. of Mishawaka IN               27.27  104.74   14.30  104.74   18.10         0.32    1.52   41.56
MLBC  ML Bancorp of Villanova PA              15.44  153.51   10.71  156.25   17.07         0.40    1.90   29.41
MSBF  MSB Financial Corp. of MI               20.77  132.87   22.57  132.87   16.88         0.28    2.07   43.08
MGNL  Magna Bancorp of MS(8)                  18.52  248.51   25.41  255.36   16.78         0.60    2.40   44.44
MARN  Marion Capital Holdings of IN           16.67  104.07   23.46  104.07   13.94         0.88    3.83   63.77
MRKF  Market Fin. Corp. of OH                   NM    95.28   33.34   95.28     NM          0.28    1.98     NM
MFCX  Marshalltown Fin. Corp. of IA(8)          NM   117.71   18.53  117.71   25.77         0.00    0.00    0.00
MFSL  Maryland Fed. Bancorp of MD             20.07  144.14   12.08  145.98   13.87         0.80    1.84   36.87
MASB  MassBank Corp. of Reading MA*           14.15  143.37   15.25  143.37   14.93         1.28    2.49   35.16
MFLR  Mayflower Co-Op. Bank of MA*            13.53  136.26   12.85  138.67   13.85         0.60    3.33   45.11
MECH  Mechanics SB of Hartford CT*             8.24  142.81   14.61  142.81    8.24         0.00    0.00    0.00
MDBK  Medford Bank of Medford, MA*            12.35  142.42   12.81  152.85   13.21         0.72    2.38   29.39
MERI  Meritrust FSB of Thibodaux LA           20.35  167.22   13.72  167.22   13.06         0.70    1.73   35.18
MWBX  MetroWest Bank of MA*                   12.02  206.95   15.39  206.95   12.02         0.12    1.92   23.08
MCBS  Mid Continent Bancshares of KS          16.04  153.14   14.38  153.14   14.15         0.40    1.33   21.39
MIFC  Mid Iowa Financial Corp. of IA          13.55  137.43   12.84  137.43    9.62         0.08    0.83   11.27
MCBN  Mid-Coast Bancorp of ME                 24.29  116.73   10.04  116.73   15.51         0.52    2.02   49.06
MWBI  Midwest Bancshares, Inc. of IA          18.71  116.43    8.04  116.43   11.25         0.60    1.77   33.15
MWFD  Midwest Fed. Fin. Corp of WI            11.73  187.33   16.51  194.26   15.33         0.34    1.62   18.99
MFFC  Milton Fed. Fin. Corp. of OH              NM   119.79   15.74  119.79   25.22         0.60    4.41     NM


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of August 22, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
MIVI  Miss. View Hold. Co. of MN             18.87    18.87    0.69    3.74    3.81       1.03    5.57       0.33  370.39    1.91
MBSP  Mitchell Bancorp of NC*                43.36    43.36    1.40    3.24    3.04       1.64    3.81       2.03   26.19    0.62
MBBC  Monterey Bay Bancorp of CA             10.75     9.85    0.28    2.17    1.87       0.51    3.99       0.33  111.47    0.60
MONT  Montgomery Fin. Corp. of IN            17.91    17.91    0.42    2.32    2.19       0.67    3.74        NA      NA     0.20
MSBK  Mutual SB, FSB of Bay City MI           6.07     6.07    0.11    1.93    1.71       0.04    0.75       0.11  272.91    0.67
NHTB  NH Thrift Bancshares of NH              7.48     6.34    0.33    4.46    2.65       0.49    6.59       1.03   91.05    1.14
NSLB  NS&L Bancorp of Neosho MO              19.56    19.56    0.49    2.37    2.20       0.77    3.71       0.03  210.00    0.13
NMSB  Newmil Bancorp. of CT*                  9.81     9.81    0.83    8.14    5.33       0.79    7.78       1.11  152.08    3.18
NASB  North American SB of MO                 7.97     7.71    1.23   16.83    7.44       1.19   16.35       3.34   26.40    1.00
NBSI  North Bancshares of Chicago IL         14.13    14.13    0.49    3.27    2.55       0.68    4.57        NA      NA     0.27
FFFD  North Central Bancshares of IA         22.67    22.67    1.64    6.41    6.00       1.90    7.41       0.12  823.53    1.20
NBN   Northeast Bancorp of ME*                6.95     6.01    0.51    6.99    6.36       0.47    6.47       1.37   77.15    1.32
NEIB  Northeast Indiana Bncrp of IN          15.19    15.19    1.04    6.33    5.85       1.22    7.42       0.40  159.54    0.71
NWEQ  Northwest Equity Corp. of WI           11.45    11.45    0.78    6.47    5.33       0.98    8.16       1.26   38.04    0.59
NWSB  Northwest SB, MHC of PA (30.7)          9.49     8.94    0.69    7.05    2.78       0.98    9.96       0.72   90.87    0.88
NSSY  Norwalk Savings Society of CT*          8.06     7.77    0.97   12.53    7.07       1.11   14.29        NA      NA     1.54
NSSB  Norwich Financial Corp. of CT*         11.17    10.08    1.09   10.08    5.68       1.04    9.58       1.29  151.12    2.83
NTMG  Nutmeg FS&LA of CT                      5.69     5.69    0.31    5.46    3.55       0.35    6.16        NA      NA     0.60
OHSL  OHSL Financial Corp. of OH             11.03    11.03    0.61    5.29    4.82       0.85    7.42       0.14  161.25    0.31
OCFC  Ocean Fin. Corp. of NJ                 16.25    16.25    0.04    0.24    0.18       0.98    5.97       0.55   79.68    0.87
OCN   Ocwen Financial Corp. of FL             8.75     8.36    2.81   33.59    6.13       1.69   20.28        NA      NA     1.34
OFCP  Ottawa Financial Corp. of MI            8.73     7.01    0.48    5.25    3.25       0.78    8.45       0.32  112.76    0.42
PFFB  PFF Bancorp of Pomona CA               10.32    10.21    0.16    1.41    1.08       0.46    4.09       1.76   59.73    1.46
PSFI  PS Financial of Chicago IL             38.70    38.70    1.94    4.74    4.67       1.96    4.81       0.79   28.66    0.51
PVFC  PVF Capital Corp. of OH                 7.02     7.02    1.05   15.56    6.55       1.35   20.00       1.20   61.53    0.79
PCCI  Pacific Crest Capital of CA*            7.09     7.09    1.04   13.26    7.28       0.97   12.43       1.29   79.26    1.67
PAMM  PacificAmerica Money Ctr of CA*        22.43    22.43    5.63   41.65   15.49       5.63   41.65       4.97   27.75    2.22
PALM  Palfed, Inc. of Aiken SC                8.24     8.24    0.10    1.29    0.82       0.61    7.54       2.12   51.22    1.32
PBCI  Pamrapo Bancorp, Inc. of NJ            12.74    12.64    0.90    6.37    5.59       1.24    8.78       2.77   26.10    1.29
PFED  Park Bancorp of Chicago IL             22.53    22.53    0.87    4.19    3.79       1.21    5.81       0.21  134.41    0.73
PVSA  Parkvale Financial Corp of PA           7.58     7.53    0.73    9.76    5.88       1.08   14.42       0.27  537.53    1.97
PEEK  Peekskill Fin. Corp. of NY             25.73    25.73    0.98    3.54    3.51       1.29    4.65       1.22   27.98    1.35
PFSB  PennFed Fin. Services of NJ             7.36     6.15    0.57    7.43    4.93       0.84   10.86       0.59   33.53    0.28
PWBC  PennFirst Bancorp of PA                 8.08     7.55    0.46    6.31    3.85       0.67    9.12       0.65   93.15    1.49
PWBK  Pennwood SB of PA*                     19.47    19.47    0.61    3.89    2.92       0.97    6.17       1.13   57.64    1.40
PBKB  People's SB of Brockton MA*             5.61     5.37    0.80   14.41    7.14       0.47    8.57       0.82   91.19    1.57
PFDC  Peoples Bancorp of Auburn IN           15.21    15.21    1.12    7.33    5.62       1.47    9.59       0.36   83.87    0.38
PBCT  Peoples Bank, MHC of CT (40.1)*         8.48     8.47    1.12   13.72    5.01       0.83   10.17       0.90  121.39    1.60
PFFC  Peoples Fin. Corp. of OH               26.90    26.90    0.86    3.21    2.99       0.86    3.21        NA      NA     0.39
PHBK  Peoples Heritage Fin Grp of ME*         7.72     6.51    1.28   15.68    6.32       1.29   15.88       0.91  126.66    1.66
PSFC  Peoples Sidney Fin. Corp of OH         23.26    23.26    0.92    3.97    3.50       1.21    5.18       1.00   42.00    0.45
PERM  Permanent Bancorp of IN                 9.16     9.03    0.34    3.64    3.13       0.62    6.57       1.09   45.43    0.99
PMFI  Perpetual Midwest Fin. of IA            8.53     8.53    0.12    1.38    1.24       0.29    3.36       0.40  185.58    0.95
PERT  Perpetual of SC, MHC (46.8)            13.29    13.29    0.75    6.48    2.56       1.06    9.13        NA      NA     0.87
PCBC  Perry Co. Fin. Corp. of MO             18.32    18.32    0.79    4.16    3.71       1.03    5.47        NA      NA     0.19
PHFC  Pittsburgh Home Fin. of PA             10.92    10.80    0.62    4.71    3.56       0.79    6.00       1.60   32.18    0.76
PFSL  Pocahnts Fed, MHC of AR (47.0)          6.36     6.36    0.60    9.75    5.35       0.84   13.54       0.15  308.72    1.12
POBS  Portsmouth Bank Shrs Inc of NH(8)*     25.93    25.93    2.29    9.13    5.97       2.02    8.07       0.50   53.09    0.76
PTRS  Potters Financial Corp of OH            8.83     8.83    0.48    5.37    4.83       0.85    9.54       0.50  350.66    2.78
PKPS  Poughkeepsie Fin. Corp. of NY           8.37     8.37    0.35    4.21    3.23       0.54    6.49       4.28   25.28    1.45
PHSB  Ppls Home SB, MHC of PA (45.0)         17.31    17.31    0.39    2.23    1.99       0.81    4.67        NA      NA     1.40
PRBC  Prestige Bancorp of PA                 11.13    11.13    0.37    2.84    2.69       0.65    5.01       0.30   85.33    0.38
PETE  Primary Bank of NH(8)*                  6.93     6.92    0.61    9.35    4.72       0.73   11.09       0.82   75.47    1.08
PFNC  Progress Financial Corp. of PA          5.27     4.65    0.54   10.19    3.79       0.65   12.26       1.46   51.92    1.08
PSBK  Progressive Bank, Inc. of NY*           8.55     7.64    0.99   12.02    7.73       0.98   11.81       0.85  131.46    1.65
PROV  Provident Fin. Holdings of CA          13.88    13.88    0.32    2.24    2.00       0.28    1.95        NA      NA     1.31

                                                        Pricing Ratios                      Dividend Data(6)
                                            -----------------------------------------      -----------------------
                                                                    Price/  Price/        Ind.   Divi-

                                            Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                      Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                      ------- ------- ------- ------- -------      ------- ------- -------
                                              (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
MIVI  Miss. View Hold. Co. of MN             26.27   96.39   18.19   96.39   17.61         0.16    1.03   27.12
MBSP  Mitchell Bancorp of NC*                  NM   108.84   47.20  108.84   27.92         0.40    2.39     NM
MBBC  Monterey Bay Bancorp of CA               NM   118.71   12.76  129.54   29.16         0.12    0.72   38.71
MONT  Montgomery Fin. Corp. of IN              NM   105.79   18.95  105.79   28.26         0.00    0.00    0.00
MSBK  Mutual SB, FSB of Bay City MI            NM   109.72    6.66  109.72     NM          0.00    0.00    0.00
NHTB  NH Thrift Bancshares of NH               NM   144.90   10.84  170.99   25.57         0.50    3.01     NM
NSLB  NS&L Bancorp of Neosho MO                NM   112.71   22.05  112.71   29.09         0.50    2.69     NM
NMSB  Newmil Bancorp. of CT*                 18.75  154.17   15.13  154.17   19.62         0.24    1.88   35.29
NASB  North American SB of MO                13.44  212.53   16.95  219.65   13.84         0.80    1.55   20.78
NBSI  North Bancshares of Chicago IL           NM   134.22   18.97  134.22   28.09         0.48    2.11     NM
FFFD  North Central Bancshares of IA         16.67  114.79   26.02  114.79   14.41         0.25    1.47   24.51
NBN   Northeast Bancorp of ME*               15.72  108.38    7.53  125.39   17.00         0.32    2.19   34.41
NEIB  Northeast Indiana Bncrp of IN          17.09  110.27   16.75  110.27   14.57         0.32    1.91   32.65
NWEQ  Northwest Equity Corp. of WI           18.75  124.81   14.29  124.81   14.86         0.52    3.15   59.09
NWSB  Northwest SB, MHC of PA (30.7)           NM   245.82   23.33  260.88   25.45         0.32    1.53   55.17
NSSY  Norwalk Savings Society of CT*         14.15  165.94   13.37  172.11   12.41         0.40    1.17   16.53
NSSB  Norwich Financial Corp. of CT*         17.61  170.07   18.99  188.39   18.52         0.56    2.24   39.44
NTMG  Nutmeg FS&LA of CT                     28.21  149.66    8.52  149.66   25.00         0.00    0.00    0.00
OHSL  OHSL Financial Corp. of OH             20.76  109.62   12.09  109.62   14.81         0.88    3.78     NM
OCFC  Ocean Fin. Corp. of NJ                   NM   122.49   19.91  122.49   22.48         0.80    2.39     NM
OCN   Ocwen Financial Corp. of FL            16.32     NM    41.59     NM    27.03         0.00    0.00    0.00
OFCP  Ottawa Financial Corp. of MI             NM   164.92   14.40  205.45   19.13         0.40    1.58   48.78
PFFB  PFF Bancorp of Pomona CA                 NM   133.49   13.78  134.89     NM          0.00    0.00    0.00
PSFI  PS Financial of Chicago IL             21.43  102.32   39.60  102.32   21.13         0.32    2.13   45.71
PVFC  PVF Capital Corp. of OH                15.26  218.28   15.33  218.28   11.87         0.00    0.00    0.00
PCCI  Pacific Crest Capital of CA*           13.74  170.39   12.07  170.39   14.66         0.00    0.00    0.00
PAMM  PacificAmerica Money Ctr of CA*         6.46  177.22   39.74  177.22    6.46         0.00    0.00    0.00
PALM  Palfed, Inc. of Aiken SC                 NM   153.04   12.61  153.04   20.88         0.12    0.76     NM
PBCI  Pamrapo Bancorp, Inc. of NJ            17.89  124.85   15.90  125.83   12.97         1.00    4.82     NM
PFED  Park Bancorp of Chicago IL             26.40  100.61   22.67  100.61   19.03         0.00    0.00    0.00
PVSA  Parkvale Financial Corp of PA          17.01  157.77   11.97  158.97   11.52         0.52    1.78   30.23
PEEK  Peekskill Fin. Corp. of NY             28.51  110.47   28.42  110.47   21.67         0.36    2.22   63.16
PFSB  PennFed Fin. Services of NJ            20.28  143.78   10.58  171.90   13.88         0.28    0.97   19.58
PWBC  PennFirst Bancorp of PA                25.98  131.59   10.63  140.76   17.99         0.33    2.02   52.38
PWBK  Pennwood SB of PA*                       NM   102.94   20.05  102.94   21.58         0.32    2.03   69.57
PBKB  People's SB of Brockton MA*            14.01  189.84   10.65  198.17   23.55         0.44    2.71   37.93
PFDC  Peoples Bancorp of Auburn IN           17.81  128.71   19.57  128.71   13.60         0.60    2.42   43.17
PBCT  Peoples Bank, MHC of CT (40.1)*        19.96  253.89   21.53  254.12   26.94         0.68    2.45   48.92
PFFC  Peoples Fin. Corp. of OH                 NM   107.35   28.88  107.35     NM          0.50    2.88     NM
PHBK  Peoples Heritage Fin Grp of ME*        15.83  236.97   18.29  281.19   15.64         0.76    2.03   32.20
PSFC  Peoples Sidney Fin. Corp of OH         28.57  113.56   26.42  113.56   21.92         0.20    1.25   35.71
PERM  Permanent Bancorp of IN                  NM   116.51   10.68  118.25   17.69         0.40    1.74   55.56
PMFI  Perpetual Midwest Fin. of IA             NM   111.78    9.54  111.78     NM          0.30    1.49     NM
PERT  Perpetual of SC, MHC (46.8)              NM   198.07   26.32  198.07   27.66         1.40    3.59     NM
PCBC  Perry Co. Fin. Corp. of MO             26.97  116.21   21.29  116.21   20.50         0.40    1.95   52.63
PHFC  Pittsburgh Home Fin. of PA             28.07  136.31   14.88  137.77   22.01         0.24    1.24   34.78
PFSL  Pocahnts Fed, MHC of AR (47.0)         18.71  176.15   11.20  176.15   13.47         0.90    3.46   64.75
POBS  Portsmouth Bank Shrs Inc of NH(8)*     16.75  151.45   39.28  151.45   18.96         0.60    3.48   58.25
PTRS  Potters Financial Corp of OH           20.69  109.24    9.64  109.24   11.65         0.36    1.50   31.03
PKPS  Poughkeepsie Fin. Corp. of NY            NM   127.18   10.65  127.18   20.11         0.10    1.34   41.67
PHSB  Ppls Home SB, MHC of PA (45.0)           NM   112.26   19.43  112.26   24.06         0.00    0.00    0.00
PRBC  Prestige Bancorp of PA                   NM   106.00   11.80  106.00   21.08         0.12    0.69   25.53
PETE  Primary Bank of NH(8)*                 21.17  183.18   12.70  183.44   17.86         0.00    0.00    0.00
PFNC  Progress Financial Corp. of PA         26.39  246.54   12.98  279.41   21.92         0.12    0.84   22.22
PSBK  Progressive Bank, Inc. of NY*          12.93  151.25   12.93  169.32   13.16         0.68    2.29   29.57
PROV  Provident Fin. Holdings of CA            NM   112.26   15.59  112.26     NM          0.00    0.00    0.00


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of August 22, 1997




                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
PULB  Pulaski SB, MHC of MO (29.8)           13.00    13.00    0.69    5.42    2.57       0.96    7.53        NA      NA     0.33
PLSK  Pulaski SB, MHC of NJ (46.0)           11.90    11.90    0.25    2.97    1.26       0.61    7.21       0.65   71.47    0.81
PULS  Pulse Bancorp of S. River NJ            8.05     8.05    0.72    9.24    5.85       1.08   13.86       0.69   65.20    1.93
QCFB  QCF Bancorp of Virginia MN             18.09    18.09    1.36    7.11    5.53       1.36    7.11       0.40  221.49    2.24
QCBC  Quaker City Bancorp of CA               8.77     8.76    0.37    4.12    2.89       0.60    6.74       1.31   74.10    1.19
QCSB  Queens County Bancorp of NY*           11.85    11.85    1.60   10.80    4.13       1.63   10.95       0.68   95.23    0.74
RCSB  RCSB Financial, Inc. of NY(8)*          7.85     7.65    0.95   12.54    5.49       0.94   12.40       0.76   83.90    1.18
RARB  Raritan Bancorp. of Raritan NJ*         7.93     7.80    0.96   12.55    6.56       1.02   13.33       0.29  297.45    1.29
REDF  RedFed Bancorp of Redlands CA           8.45     8.42    0.25    3.24    1.85       0.65    8.37       2.19   45.70    1.15
RELY  Reliance Bancorp, Inc. of NY            8.23     5.93    0.58    7.07    4.17       0.86   10.46       0.79   33.33    0.57
RELI  Reliance Bancshares Inc of WI(8)*      47.98    47.98    1.51    3.15    3.25       1.51    3.15        NA      NA     0.53
RIVR  River Valley Bancorp of IN             12.40    12.21    0.46    4.24    2.73       0.62    5.72       0.49  170.62    1.03
RSLN  Roslyn Bancorp, Inc. of NY*            20.14    20.04    0.86    4.12    2.47       1.35    6.49       0.27  278.21    3.46
RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)      11.24    10.26    0.96    8.70    3.20       1.20   10.87       0.14  278.46    0.56
SCCB  S. Carolina Comm. Bnshrs of SC         25.95    25.95    0.82    2.99    2.44       1.10    4.03       1.78   35.52    0.81
SBFL  SB Fngr Lakes MHC of NY (33.1)          9.58     9.58    0.13    1.32    0.77       0.44    4.49       0.69   76.89    1.16
SFED  SFS Bancorp of Schenectady NY          12.47    12.47    0.44    3.41    3.08       0.79    6.09       0.73   57.17    0.57
SGVB  SGV Bancorp of W. Covina CA             7.31     7.19    0.20    2.37    1.98       0.47    5.74        NA      NA     0.44
SISB  SIS Bancorp Inc of MA*                  7.20     7.20    1.38   18.82   11.03       1.37   18.70       0.47  244.29    2.48
SWCB  Sandwich Co-Op. Bank of MA*             7.95     7.61    0.95   11.65    7.15       0.97   11.90        NA      NA     1.09
SECP  Security Capital Corp. of WI(8)        16.20    16.20    1.25    7.87    4.84       1.50    9.38       0.12  918.65    1.44
SFSL  Security First Corp. of OH              9.43     9.26    1.07   11.49    4.57       1.34   14.36       0.28  273.91    0.85
SFNB  Security First Netwrk Bk of GA         33.11    32.57  -29.36     NM   -23.79     -30.07     NM         NA      NA     1.28
SMFC  Sho-Me Fin. Corp. of MO(8)              9.03     9.03    1.04   10.44    5.66       1.17   11.79       0.14  425.11    0.66
SOBI  Sobieski Bancorp of S. Bend IN         15.41    15.41    0.29    1.67    1.85       0.58    3.35       0.25  102.04    0.35
SOSA  Somerset Savings Bank of MA(8)*         6.34     6.34    0.81   13.81    6.91       0.78   13.26       6.28   22.01    1.81
SSFC  South Street Fin. Corp. of NC*         25.26    25.26    0.92    4.51    2.50       1.17    5.71       0.27   65.44    0.39
SCBS  Southern Commun. Bncshrs of AL         21.96    21.96    0.32    2.52    1.20       0.79    6.23       2.48   46.17    1.94
SMBC  Southern Missouri Bncrp of MO          15.67    15.67    0.71    4.42    4.06       0.70    4.35       1.10   37.60    0.64
SWBI  Southwest Bancshares of IL             11.00    11.00    0.75    6.94    5.03       1.02    9.52       0.30   67.34    0.28
SVRN  Sovereign Bancorp of PA                 4.01     3.03    0.44   11.07    4.22       0.68   17.14       0.57   78.85    0.72
STFR  St. Francis Cap. Corp. of WI            7.88     6.96    0.64    7.35    4.99       0.70    8.09       0.19  181.58    0.80
SPBC  St. Paul Bancorp, Inc. of IL            8.60     8.58    0.72    8.22    4.13       1.03   11.84       0.32  232.75    1.09
STND  Standard Fin. of Chicago IL(8)         10.77    10.75    0.50    4.46    2.90       0.72    6.44       0.22  136.61    0.50
SFFC  StateFed Financial Corp. of IA         17.78    17.78    1.11    6.16    5.32       1.35    7.47        NA      NA      NA
SFIN  Statewide Fin. Corp. of NJ              9.73     9.71    0.54    5.46    4.05       0.91    9.26       0.43   95.58    0.83
STSA  Sterling Financial Corp. of WA          4.10     3.57    0.10    2.46    1.57       0.32    7.91       0.61   79.43    0.82
SFSB  SuburbFed Fin. Corp. of IL              6.48     6.46    0.39    5.87    4.47       0.56    8.55       0.48   41.27    0.31
ROSE  T R Financial Corp. of NY*              6.20     6.20    0.98   15.72    6.69       0.88   14.18       0.46   90.99    0.80
THRD  TF Financial Corp. of PA               11.11     9.75    0.55    4.76    4.28       0.74    6.40       0.33   92.84    0.62
TPNZ  Tappan Zee Fin., Inc. of NY            17.92    17.92    0.70    4.22    3.04       0.65    3.90       1.73   31.27    1.18
ESBK  The Elmira SB FSB of Elmira NY*         6.30     6.04    0.36    5.66    4.86       0.35    5.51       0.66   97.39    0.85
GRTR  The Greater New York SB of NY(8)*       6.27     6.27    0.74   12.34    6.20       0.40    6.62        NA      NA     1.71
TSBS  Trenton SB,FSB MHC of NJ(35.9)         16.89    15.48    1.34    7.53    3.02       1.14    6.39       0.73   55.92    0.67
TRIC  Tri-County Bancorp of WY               15.32    15.32    0.80    5.14    4.84       1.02    6.55        NA      NA     1.11
TWIN  Twin City Bancorp of TN                12.86    12.86    0.53    4.13    3.34       0.75    5.82       0.16  130.95    0.29
UFRM  United FS&LA of Rocky Mount NC          7.48     7.48    0.22    2.87    1.65       0.38    4.98       0.58  135.44    0.98
UBMT  United Fin. Corp. of MT                22.65    22.65    1.09    4.70    4.00       1.34    5.80       0.42   16.41    0.21
VABF  Va. Beach Fed. Fin. Corp of VA          6.85     6.85    0.21    3.15    1.86       0.47    7.02       1.26   56.59    0.93
VFFC  Virginia First Savings of VA(8)         8.06     7.78    1.36   17.14    7.58       1.25   15.72       2.29   47.29    1.19
WHGB  WHG Bancshares of MD                   20.65    20.65    0.51    2.23    2.23       0.51    2.23       0.15  160.96    0.29
WSFS  WSFS Financial Corp. of DE*             5.20     5.16    1.31   23.71   10.14       1.32   23.87       1.70   96.79    2.65
WVFC  WVS Financial Corp. of PA*             11.16    11.16    1.07    8.59    6.17       1.34   10.72       0.30  230.13    1.25
WRNB  Warren Bancorp of Peabody MA*          10.37    10.37    2.13   22.09   11.49       1.81   18.79       1.15   98.45    1.79
WFSL  Washington FS&LA of Seattle WA         12.08    11.03    1.67   14.37    7.36       1.84   15.85       0.73   59.65    0.60
WAMU  Washington Mutual Inc. of WA(8)*        5.00     4.75    0.35    6.81    1.82       0.74   14.45       0.81   93.26    1.12

                                                          Pricing Ratios                      Dividend Data(6)
                                              -----------------------------------------      -----------------------
                                                                      Price/  Price/        Ind.   Divi-

                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
PULB  Pulaski SB, MHC of MO (29.8)               NM   208.33   27.08  208.33   28.05         1.00    4.35     NM
PLSK  Pulaski SB, MHC of NJ (46.0)               NM   162.94   19.40  162.94     NM          0.30    1.81     NM
PULS  Pulse Bancorp of S. River NJ             17.08  150.40   12.10  150.40   11.39         0.70    3.41   58.33
QCFB  QCF Bancorp of Virginia MN               18.09  134.35   24.30  134.35   18.09         0.00    0.00    0.00
QCBC  Quaker City Bancorp of CA                  NM   138.89   12.18  138.98   21.17         0.00    0.00    0.00
QCSB  Queens County Bancorp of NY*             24.19     NM    36.09     NM    23.85         1.00    1.92   46.51
RCSB  RCSB Financial, Inc. of NY(8)*           18.20  221.58   17.39  227.34   18.41         0.60    1.25   22.73
RARB  Raritan Bancorp. of Raritan NJ*          15.24  178.29   14.14  181.34   14.35         0.48    2.16   32.88
REDF  RedFed Bancorp of Redlands CA              NM   155.81   13.17  156.40   20.94         0.00    0.00    0.00
RELY  Reliance Bancorp, Inc. of NY             24.00  161.81   13.32  224.55   16.22         0.64    2.13   51.20
RELI  Reliance Bancshares Inc of WI(8)*          NM    96.96   46.52   96.96     NM          0.00    0.00    0.00
RIVR  River Valley Bancorp of IN                 NM   115.31   14.29  117.07   27.21         0.16    0.95   34.78
RSLN  Roslyn Bancorp, Inc. of NY*                NM   163.72   32.97  164.51   25.67         0.24    1.01   40.68
RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)          NM   257.73   28.97  282.34   25.00         0.24    0.87   27.27
SCCB  S. Carolina Comm. Bnshrs of SC             NM   124.55   32.32  124.55     NM          0.60    2.82     NM
SBFL  SB Fngr Lakes MHC of NY (33.1)             NM   167.67   16.06  167.67     NM          0.40    2.05     NM
SFED  SFS Bancorp of Schenectady NY              NM   111.64   13.92  111.64   18.20         0.28    1.44   46.67
SGVB  SGV Bancorp of W. Covina CA                NM   122.40    8.94  124.44   20.84         0.00    0.00    0.00
SISB  SIS Bancorp Inc of MA*                    9.06  161.99   11.66  161.99    9.12         0.56    1.87   16.92
SWCB  Sandwich Co-Op. Bank of MA*              14.00  157.23   12.50  164.24   13.70         1.20    3.66   51.28
SECP  Security Capital Corp. of WI(8)          20.67  156.10   25.28  156.10   17.33         1.20    1.19   24.59
SFSL  Security First Corp. of OH               21.88  236.78   22.32  240.93   17.50         0.32    1.66   36.36
SFNB  Security First Netwrk Bk of GA             NM      NM   152.08     NM      NM          0.00    0.00     NM
SMFC  Sho-Me Fin. Corp. of MO(8)               17.67  185.51   16.75  185.51   15.64         0.00    0.00    0.00
SOBI  Sobieski Bancorp of S. Bend IN             NM   101.37   15.62  101.37   27.08         0.32    1.97     NM
SOSA  Somerset Savings Bank of MA(8)*          14.48  184.69   11.72  184.69   15.08         0.00    0.00    0.00
SSFC  South Street Fin. Corp. of NC*             NM   132.55   33.48  132.55     NM          0.40    2.22     NM
SCBS  Southern Commun. Bncshrs of AL             NM   117.21   25.74  117.21     NM          0.30    1.89     NM
SMBC  Southern Missouri Bncrp of MO            24.64  108.83   17.05  108.83   25.00         0.50    2.90   71.43
SWBI  Southwest Bancshares of IL               19.88  133.01   14.63  133.01   14.49         0.76    3.64   72.38
SVRN  Sovereign Bancorp of PA                  23.69  235.04    9.44     NM    15.30         0.08    0.54   12.90
STFR  St. Francis Cap. Corp. of WI             20.06  145.31   11.45  164.43   18.21         0.48    1.35   27.12
SPBC  St. Paul Bancorp, Inc. of IL             24.19  192.80   16.58  193.30   16.79         0.40    1.78   43.01
STND  Standard Fin. of Chicago IL(8)             NM   149.04   16.05  149.30   23.83         0.40    1.57   54.05
SFFC  StateFed Financial Corp. of IA           18.80  113.23   20.13  113.23   15.49         0.40    1.82   34.19
SFIN  Statewide Fin. Corp. of NJ               24.67  134.89   13.12  135.09   14.53         0.44    2.35   57.89
STSA  Sterling Financial Corp. of WA             NM   144.00    5.90  165.16   19.86         0.00    0.00    0.00
SFSB  SuburbFed Fin. Corp. of IL               22.36  125.46    8.13  125.92   15.36         0.32    1.16   26.02
ROSE  T R Financial Corp. of NY*               14.96  218.78   13.57  218.78   16.59         0.60    2.19   32.79
THRD  TF Financial Corp. of PA                 23.36  112.50   12.50  128.24   17.36         0.40    2.04   47.62
TPNZ  Tappan Zee Fin., Inc. of NY                NM   121.53   21.78  121.53     NM          0.28    1.61   52.83
ESBK  The Elmira SB FSB of Elmira NY*          20.58  114.42    7.20  119.35   21.14         0.64    2.75   56.64
GRTR  The Greater New York SB of NY(8)*        16.12  189.36   11.87  189.36     NM          0.20    0.90   14.49
TSBS  Trenton SB,FSB MHC of NJ(35.9)             NM   241.73   40.82  263.64     NM          0.35    1.23   40.70
TRIC  Tri-County Bancorp of WY                 20.68  101.11   15.49  101.11   16.25         0.60    2.64   54.55
TWIN  Twin City Bancorp of TN                  29.92  122.06   15.69  122.06   21.24         0.64    3.24     NM
UFRM  United FS&LA of Rocky Mount NC             NM   171.64   12.83  171.64     NM          0.24    2.09     NM
UBMT  United Fin. Corp. of MT                  25.00  117.79   26.68  117.79   20.26         0.98    4.17     NM
VABF  Va. Beach Fed. Fin. Corp of VA             NM   164.71   11.28  164.71   24.14         0.20    1.43     NM
VFFC  Virginia First Savings of VA(8)          13.19  210.31   16.95  217.79   14.38         0.10    0.42    5.52
WHGB  WHG Bancshares of MD                       NM   107.70   22.24  107.70     NM          0.20    1.31   58.82
WSFS  WSFS Financial Corp. of DE*               9.86  229.43   11.94  231.26    9.80         0.00    0.00    0.00
WVFC  WVS Financial Corp. of PA*               16.20  145.35   16.23  145.35   12.97         0.80    2.92   47.34
WRNB  Warren Bancorp of Peabody MA*             8.71  178.21   18.48  178.21   10.23         0.52    2.97   25.87
WFSL  Washington FS&LA of Seattle WA           13.59  179.88   21.73  196.94   12.32         0.92    3.49   47.42
WAMU  Washington Mutual Inc. of WA(8)*           NM      NM    16.21     NM    25.85         1.08    1.73     NM

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of August 22, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
WYNE  Wayne Bancorp of NJ                    13.35    13.35    0.44    2.94    2.08       0.44    2.94       0.91   83.50    1.15
WAYN  Wayne S&L Co. MHC of OH (47.8)          9.25     9.25    0.31    3.42    1.82       0.66    7.23       0.73   50.94    0.45
WCFB  Wbstr Cty FSB MHC of IA (45.2)         23.35    23.35    1.06    4.61    2.74       1.42    6.15       0.26  152.85    0.69
WBST  Webster Financial Corp. of CT           5.02     4.29    0.41    8.14    3.20       0.74   14.55       0.85  103.47    1.45
WEFC  Wells Fin. Corp. of Wells MN           14.20    14.20    0.72    5.07    4.53       1.06    7.49       0.28  121.72    0.37
WCBI  WestCo Bancorp of IL                   15.24    15.24    1.12    7.29    5.42       1.42    9.20       0.60   47.07    0.38
WSTR  WesterFed Fin. Corp. of MT             10.91     8.73    0.63    5.09    3.72       0.79    6.41       0.25  191.01    0.73
WOFC  Western Ohio Fin. Corp. of OH          13.41    12.64    0.31    2.04    2.05       0.44    2.89        NA      NA     0.58
WWFC  Westwood Fin. Corp. of NJ               9.13     8.13    0.49    5.12    3.67       0.85    8.80       0.13  159.15    0.55
WEHO  Westwood Hmstd Fin Corp of OH          29.41    29.41    0.70    2.41    1.95       1.04    3.62       0.06  255.81    0.21
WFI   Winton Financial Corp. of OH            7.11     6.96    1.00   14.08   10.16       0.84   11.80       0.35   78.21    0.32
FFWD  Wood Bancorp of OH                     12.31    12.31    1.07    8.25    4.79       1.27    9.81       0.24  143.64    0.44
YFCB  Yonkers Fin. Corp. of NY               14.90    14.90    0.86    5.06    4.41       1.16    6.79       0.57   65.11    1.02
YFED  York Financial Corp. of PA              8.61     8.61    0.62    7.41    4.21       0.79    9.46       2.39   23.05    0.64

                                                          Pricing Ratios                      Dividend Data(6)
                                              -----------------------------------------      -----------------------
                                                                      Price/  Price/        Ind.   Divi-

                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
WYNE  Wayne Bancorp of NJ                        NM   145.99   19.49  145.99     NM          0.20    0.83   40.00
WAYN  Wayne S&L Co. MHC of OH (47.8)             NM   184.03   17.02  184.03   26.01         0.62    3.22     NM
WCFB  Wbstr Cty FSB MHC of IA (45.2)             NM   166.19   38.81  166.19   27.34         0.80    4.57     NM
WBST  Webster Financial Corp. of CT              NM   200.72   10.08  234.96   17.48         0.80    1.60   50.00
WEFC  Wells Fin. Corp. of Wells MN             22.08  110.11   15.63  110.11   14.93         0.48    2.98   65.75
WCBI  WestCo Bancorp of IL                     18.44  135.56   20.66  135.56   14.61         0.60    2.31   42.55
WSTR  WesterFed Fin. Corp. of MT               26.85  116.12   12.67  145.10   21.32         0.44    2.02   54.32
WOFC  Western Ohio Fin. Corp. of OH              NM   101.87   13.66  108.09     NM          1.00    4.28     NM
WWFC  Westwood Fin. Corp. of NJ                27.24  134.84   12.30  151.35   15.86         0.20    0.94   25.64
WEHO  Westwood Hmstd Fin Corp of OH              NM   108.47   31.90  108.47     NM          0.28    1.82     NM
WFI   Winton Financial Corp. of OH              9.84  138.64    9.86  141.64   11.75         0.46    2.92   28.75
FFWD  Wood Bancorp of OH                       20.89  173.32   21.33  173.32   17.55         0.40    2.42   50.63
YFCB  Yonkers Fin. Corp. of NY                 22.70  121.99   18.18  121.99   16.91         0.24    1.39   31.58
YFED  York Financial Corp. of PA               23.76  168.07   14.47  168.07   18.60         0.60    2.50   59.41


EXHIBIT IV-2
Historical Stock Price Indices

                        Historical Stock Price Indices(1)



                                                                                   SNL           SNL
                                                                   NASDAQ         Thrift         Bank
Year/Qtr. Ended               DJIA              S&P 500         Composite          Index        Index

1991:      Quarter 1         2881.1               375.2             482.3          125.5         66.0
           Quarter 2         2957.7               371.2             475.9          130.5         82.0
           Quarter 3         3018.2               387.9             526.9          141.8         90.7
           Quarter 4         3168.0               417.1             586.3          144.7        103.1

1992:      Quarter 1         3235.5               403.7             603.8          157.0        113.3
           Quarter 2         3318.5               408.1             563.6          173.3        119.7
           Quarter 3         3271.7               417.8             583.3          167.0        117.1
           Quarter 4         3301.1               435.7             677.0          201.1        136.7

1993:      Quarter 1         3435.1               451.7             690.1          228.2        151.4
           Quarter 2         3516.1               450.5             704.0          219.8        147.0
           Quarter 3         3555.1               458.9             762.8          258.4        154.3
           Quarter 4         3754.1               466.5             776.8          252.5        146.2

1994:      Quarter 1         3625.1               445.8             743.5          241.6        143.1
           Quarter 2         3625.0               444.3             706.0          269.6        152.6
           Quarter 3         3843.2               462.6             764.3          279.7        149.2
           Quarter 4         3834.4               459.3             752.0          244.7        137.6

1995:      Quarter 1         4157.7               500.7             817.2          278.4        152.1
           Quarter 2         4556.1               544.8             933.5          313.5        171.7
           Quarter 3         4789.1               584.4           1,043.5          362.3        195.3
           Quarter 4         5117.1               615.9           1,052.1          376.5        207.6

1996:      Quarter 1         5587.1               645.5           1,101.4          382.1        225.1
           Quarter 2         5654.6               670.6           1,185.0          387.2        224.7
           Quarter 3         5882.2               687.3           1,226.9          429.3        249.2
           Quarter 4         6442.5               737.0           1,280.7          483.6        280.1

1997:      Quarter 1         6583.5               757.1           1,221.7          527.7        292.5
           Quarter 2         7672.8               885.1           1,442.1          624.5        333.3
August 22, 1997              7887.9               923.6           1,598.7          663.4        358.5

(1)   End of period data.

Sources:   SNL Securities; Wall Street Journal.

EXHIBIT IV-3
Historical Thrift Stock Indices

                                  Index Values

                                          Index Values               Percent Change Since
                            -------------------------------------   -----------------------
                            07/31/97  1 Month      YTD    52 Week   1 Month   YTD   52 Week
-------------------------------------------------------------------------------------------
All Pub. Traded Thrifts       684.5     624.5     483.6     388.4     9.60   41.54   76.24
MHC Index                     751.0     683.8     538.0     416.1     9.84   39.59   80.48

Insurance Indices
------------------------------------------------------------------------------------------
SAIF Thrifts                  608.2     555.0     439.2     356.2     9.59   38.47   70.76
BIF Thrifts                   908.5     832.1     616.8     485.0     9.18   47.28   87.31

Stock Exchange Indices
------------------------------------------------------------------------------------------
AMEX Thrifts                  197.0     192.7     156.2     132.1     2.20   26.10   49.07
NYSE Thrifts                  421.4     368.3     277.3     219.7    14.41   51.96   91.75
OTC Thrifts                   779.9     721.8     569.7     462.5     8.05   38.89   68.62

Geographic Indices
------------------------------------------------------------------------------------------
Mid-Atlantic Thrifts        1,342.6   1,267.3     970.7     738.4     5.94   38.31   81.82
Midwestern Thrifts          1,455.2   1,369.4   1,159.3     951.7     6.26   25.52   52.90
New England Thrifts           592.0     553.2     428.9     330.3     7.00   38.02   79.21
Southeastern Thrifts          608.6     561.4     447.2     375.6     8.40   36.10   62.03
Southeastern Thrifts          416.4     419.8     315.9     255.8    -0.82   31.84   62.80
Western Thrifts               730.2     635.1     474.7     392.0    14.97   53.83   86.25

Asset Size Indices
------------------------------------------------------------------------------------------
Less than $250M               721.9     676.0     586.6     539.7     6.79   23.06   33.75
$250M to %500M              1,011.5     947.0     789.8     673.2     6.81   28.07   50.25
$500M to $1B                  672.1     639.2     521.8     436.0     5.15   28.82   54.15
$1B to $5B                    747.6     704.8     546.0     429.6     6.08   36.92   74.03
Over $5B                      453.3     403.6     305.8     241.6    12.32   48.23   87.66

Comparative Indices
------------------------------------------------------------------------------------------
Dow Jones Industrials       8,222.6   7,672.8   6,448.3   5,528.9     7.17   27.52   48.72
S&P 500                       954.3     885.2     740.7     640.0     7.81   28.83   49.12


All SNL indices are market-value weighted; i.e., an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201,082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and theDow Jones Industrials stood at 1164.9.

Mid-Atlantic: DE, DC, MD. NJ, NY, PA, PR; Midwest: IA, IL, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI;

New England: CT, MA, ME, NH, RI, VT; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA,WV;

Southwest: CO, LA, NM, OK, TX, UT; West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

EXHIBIT IV-4
Market Area Acquisition Activity

                                  Exhibit IV-4
           Indiana Thrift Merger and Acquisition Activity 1995-Present


                                                                        Seller Financials at Completion
                                                                        -----------------------------------------------------
                                                                            Total   TgEq/      YTD      YTD    NPAs/  Rsrvs/
 Ann'd      Comp                                                       Assets  Assets      ROA      ROE   Assets    NPLs
  Date      Date    Buyer                ST  Seller                 ST     ($000)    (%)      (%)      (%)      (%)     (%)
-------------------------------------------------------------------------------------------------------------------------------

03/03/97   08/04/97 Pinnacle Financial   MI  CB Bancorp, Inc.       IN   226,553       8.83     0.69%    7.83%   NA      NA
11/14/96   08/04/97 Pinnacle Financial   MI  Indiana Fed'l Corp.    IN   809,123       8.11     0.40%    4.58%   NA     148.72
02/12/97   04/01/97 First Fed S&L Assoc. IN  Greensburg S&L Assoc   IN    15,072       7.68     0.22%    2.85%    0.00   NA
04/08/96   10/19/96 Old National Bancorp IN  Workingmens Capital    IN   213,254      12.04     0.92%    7.64%    0.09  171.79
05/17/95   12/01/95 Pinnacle Financial   MI  MACO Bancorp           IN   443,742       6.29     0.38%    6.01%    0.38   NA
09/30/94   11/06/95 Old National Bancorp IN  First United SB        IN   133,704       7.10    -0.75%  -10.16%    0.32   NA
12/28/94   09/01/95 National City Bncs   IN  United Financial Bcp   IN   111,167      10.78     0.17%    1.58%    0.14   NA
12/13/94   08/04/95 CNB Bancshares Inc.  IN  UF Bancorp Inc         IN   537,329       8.54     0.20%    2.35%    0.22   NA
07/25/94   01/01/95 National City Corp.  OH  Central Indiana Bncp   IN   243,098      14.43     0.63%    4.36%    0.26   NA

                   Average                                               303,671       9.31     0.32%    3.00%    0.20  160.26
                   Median                                                226,553       8.54     0.38%    4.36%    0.22  160.26



                                                                        Deal Terms at Completion
                                                                        ---------------------------
                                                                         Deal      Deal
 Ann'd      Comp                                                       Value       Price Per Consider
  Date      Date    Buyer                ST  Seller                 ST  ($M)       Share ($) Type
------------------------------------------------------------------------------------------------------

03/03/97   08/04/97 Pinnacle Financial   MI  CB Bancorp, Inc.       IN    45.3      36.436  Com Stock
11/14/96   08/04/97 Pinnacle Financial   MI  Indiana Fed'l Corp.    IN   148.0      30.125  Com Stock
02/12/97   04/01/97 First Fed S&L Assoc. IN  Greensburg S&L Assoc   IN    NA        NA ND
04/08/96   10/19/96 Old National Bancorp IN  Workingmens Capital    IN    40.6      22.196  Com Stock
05/17/95   12/01/95 Pinnacle Financial   MI  MACO Bancorp           IN    42.1      NA      Mixture
09/30/94   11/06/95 Old National Bancorp IN  First United SB        IN    17.2      30.122  Com Stock
12/28/94   09/01/95 National City Bncs   IN  United Financial Bcp   IN    20.2      43.869  Com Stock
12/13/94   08/04/95 CNB Bancshares Inc.  IN  UF Bancorp Inc         IN    69.1      39.956  Com Stock
07/25/94   01/01/95 National City Corp.  OH  Central Indiana Bncp   IN    47.3      27.945  Com Stock

                   Average                                                53.7      32.950
                   Median                                                 43.7      30.125



                                                                          Deal Pricing at Completion
                                                                        ---------------------------------
                                                                        Deal Deal Pr/ Deal Pr/Deal Pr/
 Ann'd      Comp                                                         Pr/Bk    Tg Bk  Assets       4-Qtr
  Date      Date    Buyer                ST  Seller                 ST     (%)      (%)     (%) EPS (x)
---------------------------------------------------------------------------------------------------

03/03/97   08/04/97 Pinnacle Financial   MI  CB Bancorp, Inc.       IN    203.67   203.67   16.72   18.22
11/14/96   08/04/97 Pinnacle Financial   MI  Indiana Fed'l Corp.    IN     NA       NA      NA      NA
02/12/97   04/01/97 First Fed S&L Assoc. IN  Greensburg S&L Assoc   IN     NA       NA      NA      NA
04/08/96   10/19/96 Old National Bancorp IN  Workingmens Capital    IN    151.72   151.72   19.50   21.76
05/17/95   12/01/95 Pinnacle Financial   MI  MACO Bancorp           IN    148.87   148.87   10.17   20.37
09/30/94   11/06/95 Old National Bancorp IN  First United SB        IN    177.92   183.67   12.11   NA
12/28/94   09/01/95 National City Bncs   IN  United Financial Bcp   IN    164.92   164.92   18.36   41.00
12/13/94   08/04/95 CNB Bancshares Inc.  IN  UF Bancorp Inc         IN    163.42   163.42   12.49   NA
07/25/94   01/01/95 National City Corp.  OH  Central Indiana Bncp   IN    128.42   128.42   19.55   15.61

                   Average                                                162.71   163.53   15.56   23.39
                   Median                                                 163.42   163.42   16.72   20.37



Source:  SNL Securities, LC

EXHIBIT IV-5
Union Federal Savings and Loan Association
Director and Senior Management Summary Resumes

         Union Federal Savings and Loan Association
                  Summary Director Resumes


     Philip L. Boots (age 50) is the President of Boots Brothers Oil Company, Inc., a petroleum marketer that operates gasoline outlets, convenience grocery stores and car washes in the Crawfordsville area.

     Marvin L. Burkett (age 69) is a semi-retired, self-employed farmer in Montgomery County.

     Phillip E. Grush (age 66) worked as a self-employed optometrist in Crawfordsville until September, 1996 when he sold his practice. He currently works for Dr. Michael Scheidler in Crawfordsville as a full-time employee/consultant.

     Samuel H. Hildebrand, II (age 58) is the former Executive Vice President of Atapco Custom Products Division, a manufacturer of custom decorated looseleaf ring binders in Crawfordsville. He is also the President of Village Traditions, Inc., a home builder located in Crawfordsville.

     John M. Horner (age 60) is the president of Horner Pontiac Buick, Inc. in Crawfordsville.

     Harry A. Siamas (age 46) is an attorney in the firm of Collier Homann & Siamas in Crawfordsville and has served as Union Federal's attorney for 18 years.

     Joseph E. Timmons (age 62) has served as President and Chief Executive Officer of Union Federal since 1974 and of UFS Service Corp. since its inception in 1994. He has been an employee of Union Federal since 1954.

Source:  Union Federal's prospectus.

         Union Federal Savings and Loan Association
             Summary Senior Management Resumes



     Joseph E. Timmons (age 62) has served as President and Chief Executive Officer of Union Federal since 1974 and of UFS Service Corp. since its inception in 1994. He has been an employee of Union Federal since 1954.

     Ronald L. Keeling (age 46) has served as Union Federal's Vice President and Assistant Secretary since 1984 and as Senior Loan Officer since 1979. He has worked for Union Federal Since 1971.

     Denise E. Swearingen (age 38) has served as Union Federal's Secretary and Controller/Treasurer since 1995. She has worked for Union Federal since 1983.



Source:  Union Federal's prospectus.

                                  EXHIBIT IV-6
                   Union Federal Savings and Loan Association
                      Pro Forma Regulatory Capital Ratios




                                                                      At June 30, 1997
                                                                                Pro Forma Capital Based on Sale of
                                                               1,700,000 Shares 2,000,000  Shares 2,300,000  Shares2,645,000 Shares
                                               Union Federal   Sold at Price of Sold at Price of  Sold at Price of Sold at Price of
                                                Historical          $10.00           $10.00            $10.00           $10.00
                                              Amount   Ratio   Amount    Ratio   Amount    Ratio  Amount    Ratio   Amount   Ratio
                                              ------   -----   ------    -----   ------    -----  ------    -----   ------   -----
                                                                                    (Dollars in thousands)
Equity capital based upon
   generally accepted
   accounting principles..................   $14,473   17.2%   $20,641   22.8%   $21,761   23.8%  $23,119   24.9%  $24,681    26.1%
                                             =======   ====    =======   ====    =======   ====   =======   ====   =======    ====
Tangible capital :
   Historical or
     pro forma............................   $14,473   17.2%   $20,641   22.8%   $21,761   23.8%  $23,119   24.9%  $24,681    26.1%
   Required...............................     1,264    1.5      1,357    1.5      1,374    1.5     1,394    1.5     1,417     1.5
                                             -------   ----    -------   ----    -------   ----   -------   ----   -------    ----
     Excess...............................   $13,209   15.7%   $19,264   21.3%   $20,387   22.3%  $21,725   23.4%  $23,264    24.6%
                                             =======   ====    =======   ====    =======   ====   =======   ====   =======    ====
Core capital :
   Historical or
     pro forma ...........................   $14,473   17.2%   $20,641   22.8%   $21,761   23.8%  $23,119   24.9%  $24,681    26.1%
   Required...............................     2,529    3.0      2,714    3.0      2,747    3.0     2,788    3.0     2,835     3.0
                                             -------   ----    -------   ----    -------   ----   -------   ----   -------    ----
     Excess...............................   $11,944   14.2%   $17,927   19.8%   $19,014   20.8%  $20,331   21.9%  $21,846    23.1%
                                             =======   ====    =======   ====    =======   ====   =======   ====   =======    ====
Risk-based capital:
   Historical or
     pro forma ...........................   $14,671   34.6%   $20,839   47.8%   $21,959   50.1%  $23,317   52.9%  $24,879    56.0%
   Required...............................     3,390    8.0      3,489    8.0      3,507    8.0     3,529    8.0     3,554     8.0
                                             -------   ----    -------   ----    -------   ----   -------   ----   -------    ----
     Excess...............................   $11,281   26.6%   $17,350   39.8%   $18,452   42.1%  $19,788   44.9%  $21,325    48.0%
                                             =======   ====    =======   ====    =======   ====   =======   ====   =======    ====

----------------------

(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Valuation Range of up to 15% to reflect changes in market and financial conditions following commencement of the Subscription Offering and the Community Offering, if any.

(2) Tangible and core capital levels are shown as a percentage of total assets; risk-based capital levels are shown as a percentage of risk-weighted assets.

(3) Pro forma risk-based capital amounts and percentages assume net proceeds have been invested in 20% risk-weighted assets. Computations of ratios are based on historical adjusted total assets of $84,291,000 and risk-weighted assets of $42,384,000.

(4) Capital levels are reduced for charges to capital resulting from the ESOP and RRP. See notes (3) and (4) on page 20.

EXHIBIT IV-7
Union Federal Savnings and Loan Association
Pro Forma Analysis Sheet

     RP Financial, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                            Exhibit IV-3
                                 PRO FORMA ANALYSIS SHEET -- PAGE 1
                                   Union Federal Savings and Loan
                                    Prices as of August 22, 1997

                                                  Comparable       All IN         All SAIF
                                                  Companies       Companies       Companies
                                                 -------------   -------------   -------------
     Price Multiple:        Symbol   Subject(1)  Mean   Median   Mean   Median   Mean   Median
     --------------         ------   ----------  -----  ------   -----  ------   -----  ------

     Price-earnings ratio   = P/E     13.77     21.12   18.85   20.28   18.53   20.97   20.77

     Price-core earnings    = P/CORE  11.98     17.06   16.01   19.43   17.90   18.43   17.61

     Price-book ratio       = P/B     63.60    114.70  110.27  120.66  112.47  138.46  131.53

     Price-tng book ratio   = P/TB    63.60    114.70  110.27  121.86  114.07  143.17  134.29

     Price-assets ratio     = P/A     19.75     20.76   20.66   14.53   14.80   17.42   15.37


     Valuation Parameters
     --------------------

     Pre-Conv Earnings (Y)        $    913,000    Est ESOP Borrowings (E)        $ 1,600,000

     Pre-Conv Book Value (B)      $ 14,473,000    Cost of ESOP Borrowings (S)           0.00% (4)

     Pre-Conv Assets (A)        $   84,291,000    Amort of ESOP Borrowings (T)        20 Years

     Reinvestment Rate(2) (R)            4.03%    Recognition Plans Amount (M)   $   800,000

     Est Conversion Exp(3) (X)         625,000    Recognition Plans Expense (N)  $   160,000

     Proceeds Not Reinvested (Z)   $2,400,000


Calculation of Pro Forma Value After Conversion
-----------------------------------------------

1.    V = P/E (Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N))            V = $ 19,999,403
          -------------------------------------------------
           1-(P/E)R

2.    V = P/B (B-X-E-M)                                      V = $20,002,549
          -----------------------
           1-P/B

3.    V = P/A (A-X-M-E)                                     V = $ 20,000,044
          ----------------------
           1-P/A

                                    Total      Price          Total
Conclusion                         Shares    Per Share        Value
----------                        --------   ---------       --------

Appraised Value                    2,000,000   $10.00      $ 20,000,000



RANGE:
------

- Minimum                          1,700,000   $10.00      $ 17,000,000


- Maximum                          2,300,000   $10.00      $ 23,000,000


- Superrange                       2,645,000   $10.00      $ 26,450,000





(1)      Pricing ratios shown reflect the midpoint appraised value.

(2) Net return assumes a reinvestment rate of 6.71 percent, and a tax rate of 40.00 percent.

(3) Conversion expenses reflect estimated expenses as presented in offering document.

(4) Assumes a borrowings cost of 0.00 percent and a tax rate of 40.00 percent.

     RP Financial, Inc.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                            Exhibit IV-3
                                 PRO FORMA ANALYSIS SHEET -- PAGE 2
                                   Union Federal Savings and Loan
                                    Prices as of August 22, 1997


                                             Mean Pricing             Median Pricing
 Valuation Approach           Subject        Peers     (Disc)    Peers     (Disc)
                                                                              -------

 P/E    Price-earnings            13.77     21.12    -34.79          18.85    -26.94

 P/CORE Price-core earnings       11.98     17.06    -29.76          16.01    -25.18

 P/B    Price-book                63.60    114.70    -44.55         110.27    -42.33

 P/TB   Price-tang. book          63.60    114.70    -44.55         110.27    -42.33

 P/A    Price-assets              19.75     20.76     -4.85          20.66     -4.40


 Average Premium (Discount)                          -31.70%                  -28.24%

EXHIBIT IV-8
Union Federal Savings and Loan Association
Pro Forma Effect of Conversion Proceeds

RP Financial, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                  Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                         Union Federal Savings and Loan
                          At the Minimum of the Range



1.  Conversion Proceeds
     Pro-forma market value ..................................      $17,000,000
          Less: Estimated offering expenses ..................          585,000
                                                                    -----------
     Net Conversion Proceeds .................................      $16,415,000


2.  Estimated Additional Income from Conversion Proceeds

     Net Conversion Proceeds .................................      $16,415,000
          Less: Held in Non-Earning Assets (5)(1) ............        2,040,000
                                                                    -----------
     Net Proceeds Reinvested .................................      $14,375,000
     Estimated net incremental rate of return ................             4.03%
                                                                    -----------
     Earnings Increase .......................................      $   578,738
          Less: Estimated cost of ESOP borrowings(1) .........                0
          Less: Amortization of ESOP borrowings (2) ..........           40,800
          Less: Recognition Plans Expense(4) .................           81,600
                                                                    -----------
     Net Earnings Increase ...................................      $   456,338


3.   Pro-Forma Earnings (rounded)

     Period                                Before Conversion   After Conversion
     ------                                -----------------   ----------------
     12 Months ended June 30, 1997            $   913,000        $ 1,369,338
     12 Months ended June 30, 1997 (core)     $ 1,130,000        $ 1,586,338

4.   Pro-Forma Net Worth (rounded)

     Date              Before Conversion   Conversion Proceeds  After Conversion
     ----              -----------------   -------------------  ----------------
     June 30, 1997     $ 14,473,000        $ 14,375,000 (3)(4)    $ 28,848,000

5.   Pro-Forma Net Assets (rounded)

     Date              Before Conversion   Conversion Proceeds  After Conversion
     ----              -----------------   -------------------  ----------------
     June 30, 1997     $ 84,291,000          $ 14,375,000         $ 98,666,000

NOTE: Shares for calculating per share amounts:  1,700,000

(1) Estimated ESOP borrowings of $1,360,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 40.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.

(2)  ESOP borrowings are amortized over 20 years, amortization is tax-effected.

(3)  ESOP borrowings of $1,360,000 are omitted from net worth.

(4) $680,000 purchased by the Recognition plans with an estimated pre-tax expense of $136,000 and a tax rate of 40.00 percent.

(5)  Stock purchased by Recognition Plans does not generate reinvestment income.

RP Financial, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                  Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                         Union Federal Savings and Loan
                          At the Midpoint of the Range



1.  Conversion Proceeds
     Pro-forma market value ..................................      $20,000,000
          Less: Estimated offering expenses ..................          625,000
                                                                    -----------
     Net Conversion Proceeds .................................      $19,375,000


2.  Estimated Additional Income from Conversion Proceeds

     Net Conversion Proceeds .................................      $19,375,000
          Less: Held in Non-Earning Assets (5)(1) ............        2,400,000
                                                                    -----------
     Net Proceeds Reinvested .................................      $16,975,000
     Estimated net incremental rate of return ................             4.03%
                                                                    -----------
     Earnings Increase .......................................      $   683,414
          Less: Estimated cost of ESOP borrowings(1) .........                0
          Less: Amortization of ESOP borrowings (2) ..........           48,000
          Less: Recognition Plans Expense(4) .................           96,000
                                                                    -----------
     Net Earnings Increase ...................................      $   539,414


3.   Pro-Forma Earnings (rounded)

     Period                                Before Conversion   After Conversion
     ------                                -----------------   ----------------
     12 Months ended June 30, 1997            $   913,000        $ 1,452,414
     12 Months ended June 30, 1997 (core)     $ 1,130,000        $ 1,669,414

4.   Pro-Forma Net Worth (rounded)

     Date              Before Conversion   Conversion Proceeds  After Conversion
     ----              -----------------   -------------------  ----------------
     June 30, 1997     $ 14,473,000        $ 16,975,000 (3)(4)    $ 31,448,000

5.   Pro-Forma Net Assets (rounded)

     Date              Before Conversion   Conversion Proceeds  After Conversion
     ----              -----------------   -------------------  ----------------
     June 30, 1997     $ 84,291,000          $ 16,975,000        $ 101,266,000

NOTE: Shares for calculating per share amounts:  2,000,000

(1) Estimated ESOP borrowings of $1,600,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 40.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.

(2)  ESOP borrowings are amortized over 20 years, amortization is tax-effected.

(3)  ESOP borrowings of $1,600,000 are omitted from net worth.

(4) $800,000 purchased by the Recognition plans with an estimated pre-tax expense of $160,000 and a tax rate of 40.00 percent.

(5)  Stock purchased by Recognition Plans does not generate reinvestment income.

RP Financial, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                  Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                         Union Federal Savings and Loan
                          At the Maximum of the Range



1.  Conversion Proceeds
     Pro-forma market value ..................................      $23,000,000
          Less: Estimated offering expenses ..................          669,000
                                                                    -----------
     Net Conversion Proceeds .................................      $22,331,000


2.  Estimated Additional Income from Conversion Proceeds

     Net Conversion Proceeds .................................      $22,331,000
          Less: Held in Non-Earning Assets (5)(1) ............        2,520,000
                                                                    -----------
     Net Proceeds Reinvested .................................      $19,811,000
     Estimated net incremental rate of return ................             4.03%
                                                                    -----------
     Earnings Increase .......................................      $   797,591
          Less: Estimated cost of ESOP borrowings(1) .........                0
          Less: Amortization of ESOP borrowings (2) ..........           48,000
          Less: Recognition Plans Expense(4) .................          110,400
                                                                    -----------
     Net Earnings Increase ...................................      $   639,191


3.   Pro-Forma Earnings (rounded)

     Period                                Before Conversion   After Conversion
     ------                                -----------------   ----------------
     12 Months ended June 30, 1997            $   913,000        $ 1,552,191
     12 Months ended June 30, 1997 (core)     $ 1,130,000        $ 1,769,191

4.   Pro-Forma Net Worth (rounded)

     Date              Before Conversion   Conversion Proceeds  After Conversion
     ----              -----------------   -------------------  ----------------
     June 30, 1997     $ 14,473,000        $ 19,811,000 (3)(4)    $ 34,284,000

5.   Pro-Forma Net Assets (rounded)

     Date              Before Conversion   Conversion Proceeds  After Conversion
     ----              -----------------   -------------------  ----------------
     June 30, 1997     $ 84,291,000          $ 19,811,000         $ 104,102,000

NOTE: Shares for calculating per share amounts:  2,300,000

(1) Estimated ESOP borrowings of $1,600,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 40.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.

(2)  ESOP borrowings are amortized over 20 years, amortization is tax-effected.

(3)  ESOP borrowings of $1,600,000 are omitted from net worth.

(4) $920,000 purchased by the Recognition plans with an estimated pre-tax expense of $184,000 and a tax rate of 40.00 percent.

(5)  Stock purchased by Recognition Plans does not generate reinvestment income.

RP Financial, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                  Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                         Union Federal Savings and Loan
                         At the Superrange of the Range



1.  Conversion Proceeds
     Pro-forma market value ..................................      $26,450,000
          Less: Estimated offering expenses ..................          719,000
                                                                    -----------
     Net Conversion Proceeds .................................      $25,731,000


2.  Estimated Additional Income from Conversion Proceeds

     Net Conversion Proceeds .................................      $25,731,000
          Less: Held in Non-Earning Assets (5)(1) ............        2,658,000
                                                                    -----------
     Net Proceeds Reinvested .................................      $23,073,000
     Estimated net incremental rate of return ................             4.03%
                                                                    -----------
     Earnings Increase .......................................      $   928,919
          Less: Estimated cost of ESOP borrowings(1) .........                0
          Less: Amortization of ESOP borrowings (2) ..........           48,000
          Less: Recognition Plans Expense(4) .................          126,960
                                                                    -----------
     Net Earnings Increase ...................................      $   753,959


3.   Pro-Forma Earnings (rounded)

     Period                                Before Conversion   After Conversion
     ------                                -----------------   ----------------
     12 Months ended June 30, 1997            $   913,000        $ 1,666,959
     12 Months ended June 30, 1997 (core)     $ 1,130,000        $ 1,883,959

4.   Pro-Forma Net Worth (rounded)

     Date              Before Conversion   Conversion Proceeds  After Conversion
     ----              -----------------   -------------------  ----------------
     June 30, 1997     $ 14,473,000        $ 23,073,000 (3)(4)    $ 37,546,000

5.   Pro-Forma Net Assets (rounded)

     Date              Before Conversion   Conversion Proceeds  After Conversion
     ----              -----------------   -------------------  ----------------
     June 30, 1997     $ 84,291,000          $ 23,073,000         $ 107,364,000

NOTE: Shares for calculating per share amounts:  2,645,000

(1) Estimated ESOP borrowings of $1,600,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 40.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.

(2)  ESOP borrowings are amortized over 20 years, amortization is tax-effected.

(3)  ESOP borrowings of $1,600,000 are omitted from net worth.

(4) $1,058,000 purchased by the Recognition plans with an estimated pre-tax expense of $211,600 and a tax rate of 40.00 percent.

(5)  Stock purchased by Recognition Plans does not generate reinvestment income.

EXHIBIT IV-9
Peer Group Core Earnings Analysis

     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                             Core Earnings Analysis
                         Comparable Institution Analysis
                    For the Twelve Months Ended June 30, 1997


                                                                                              Estimated
                                           Net Income   Less: Net    Tax Effect   Less: Extd  Core Income                Estimated
                                           to Common   Gains(Loss)      @ 34%        Items    to Common     Shares     Core EPS
                                           __________  ___________   __________   __________   __________   __________   _______
                                              ($000)       ($000)        $000)       ($000)      ($000)       ($000)        ($)



Comparable Group
________________

AMFC  AMB Financial Corp. of IN                    640           93          -32            0           701           964      0.73
FFDF  FFD Financial Corp. of OH(1)                 636          375         -128            0           884         1,455      0.61
HBFW  Home Bancorp of Fort Wayne IN              1,824        1,647         -560            0         2,911         2,525      1.15
INBI  Industrial Bancorp of OH                   2,398        3,433       -1,167            0         4,664         5,277      0.88
LOGN  Logansport Fin. Corp. of IN                  931          431         -147            0         1,215         1,260      0.96
MFBC  MFB Corp. of Mishawaka IN                  1,309          991         -337            0         1,963         1,690      1.16
MARN  Marion Capital Holdings of IN              2,439          726         -247            0         2,918         1,768      1.65
NEIB  Northeast Indiana Bncrp of IN              1,724          453         -154            0         2,023         1,763      1.15
PFDC  Peoples Bancorp of Auburn IN               3,153        1,501         -510            0         4,144         2,274      1.82
WCBI  WestCo Bancorp of IL                       3,492        1,372         -466            0         4,398         2,476      1.78
WEHO  Westwood Hmstd Fin Corp of OH                829          650         -221            0         1,258         2,795      0.45


(1) Financial information is for the quarter ending March 31, 1997.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

EXHIBIT V-1
RP Financial, LC.
Firm Qualifications Statements

                          FIRM QUALIFICATION STATEMENT

RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING
RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES
RP  Financial's   merger  and  acquisition   (M&A)  services  include  targeting
candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post- acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES
RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES
RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial'sconsulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES
RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (Years of Relevant Experience)
  Ronald S. Riggins, Managing Director (17)
  William E. Pommerening, Managing Director (11)
  Gregory E. Dunn, Senior Vice President (15)
  James P. Hennessey, Senior Vice President (10)
  James J. Oren, Vice President (10)
  Timothy M. Biddle, Vice President (7)